                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-51771

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 10, 1998


                                $1,688,900,000
                                 (APPROXIMATE)


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   Depositor

                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
              CREDIT SUISSE FIRST BOSTON MORTGAGE FINANCE TRUST I
                             Mortgage Loan Sellers
                                ---------------
         Commercial Mortgage Pass-Through Certificates, Series 1998-C2

The trust fund will consist primarily of 217 fixed rate mortgage loans
  (including a participation in a fixed rate mortgage loan) secured by first liens on multifamily or commercial properties. The trust fund will issue fifteen classes of certificates which will represent beneficial ownership interests in the trust fund. See "Executive Summary" for a description of the offered certificates. Only the following classes are offered by this Prospectus Supplement:




                           INITIAL        APPROXIMATE
                         CERTIFICATE        INITIAL         ASSUMED            RATED                            ASSUMED
                         BALANCE OR          PASS-           FINAL             FINAL                            WEIGHTED
                          NOTIONAL          THROUGH       DISTRIBUTION     DISTRIBUTION         RATING          AVERAGE
CLASS                      BALANCE           RATE             DATE             DATE         FITCH/ MOODY'S        LIFE
-------------------   ----------------   ------------   ---------------   --------------   ----------------   -----------
Class A-1 .........      364,000,000          5.96%     December 2007     Nov. 2030        AAA/AAA             5.6 years
Class A-2 .........      979,400,000          6.30%     November 2008     Nov. 2030        AAA/AAA             9.7 years
Class A-X .........    1,919,275,079          0.99%     June 2023         Nov. 2030        AAA/AAA             9.9 years
Class B ...........      105,600,000          6.59%     November 2008     Nov. 2030        AA/Aa2             10.0 years
Class C ...........      105,600,000          6.84%     November 2008     Nov. 2030        A/A2               10.0 years
Class D ...........      105,500,000          7.13%     April 2010        Nov. 2030        BBB/Baa2           10.1 years
Class E ...........       28,800,000          7.13%     January 2012      Nov. 2030        BBB-/Baa3          12.3 years

   The underwriter has agreed to purchase the offered certificates from the depositor at a price of 108.13% of the initial principal balance thereof plus accrued interest, if any, from November 11, 1998. The underwriter proposes to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. For further information with respect to the plan of distribution and any discounts, commissions or profits on resale that may be deemed underwriting discounts or commissions, see "Underwriting" in this
                             Prospectus Supplement.


INVESTING IN THE CERTIFICATES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" ON
                                   PAGE S-28.


NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THE OFFERED CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST FUND ONLY. THEY WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY OF ITS AFFILIATES
                             OR ANY OTHER ENTITY.


THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
                                COMMISSION HAS
   APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS
      SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


Delivery of the offered certificates will be made through The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about November 24, 1998, against payment in immediately available funds.





                           CREDIT SUISSE FIRST BOSTON


                 Prospectus Supplement dated November 20, 1998

          CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          ----------------------------------------------------
     Commercial Mortgage Pass-Through Certificates, Series 1998-C2

                     [MAP OF THE UNITED STATES OF AMERICA]

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


Alaska                  1 property        $3,488,643        0.2%   of total

Washington              4 properties      $6,798,452        0.4%   of total

Idaho                   1 property        $819,232          0.0%   of total

Utah                    1 property        $3,496,226        0.2%   of total

Montana                 1 property        $1,669,441        0.1%   of total

Nebraska                3 properties      $8,767,800        0.5%   of total

Iowa                    1 property        $3,915,868        0.2%   of total

Wyoming                 1 property        $1,497,770        0.1%   of total

Missouri                4 properties      $21,435,958       1.1%   of total

Minnesota               1 property        $1,697,487        0.1%   of total

Illinois                4 properties      $47,376,944       2.5%   of total

Wisconsin               3 properties      $5,777,505        0.3%   of total

Vermont                 2 properties      $9,111,111        0.5%   of total

New Hampshire           1 property        $3,298,406        0.2%   of total

Maine                   1 property        $2,485,162        0.1%   of total

Oregon                  2 properties      $3,679,718        0.2%   of total

Michigan                6 properties      $27,948,738       1.5%   of total

Indiana                 3 properties      $5,957,968        0.3%   of total

Pennsylvania            3 properties      $7,514,854        0.4%   of total

Massachusetts           3 properties      $20,318,537       1.1%   of total

Ohio                    14 properties     $40,844,825       2.1%   of total

Connecticut             2 properties      $16,891,202       0.9%   of total

Rhode Island            2 properties      $4,922,100        0.3%   of total

Nevada                  3 properties      $39,936,117       2.1%   of total

New Jersey              25 properties     $159,423,187      8.3%   of total

New York                56 properties     $287,965,787      15.0%  of total

Delaware                2 properties      $17,571,646       0.9%   of total

Washington, DC          3 properties      $120,983,134      6.3%   of total

Maryland                16 properties     $110,531,251      5.8%   of total

Hawaii                  2 properties      $61,909,836       3.2%   of total

West Virginia           1 property        $8,156,595        0.4%   of total

Virginia                8 properties      $48,060,197       2.5%   of total

California              62 properties     $268,363,309      14.0%  of total

Tennessee               3 properties      $7,090,525        0.4%   of total

North Carolina          8 properties      $24,154,945       1.3%   of total

Colorado                3 properties      $3,788,710        0.2%   of total

Arizona                 2 properties      $7,983,390        0.4%   of total

New Mexico              4 properties      $13,048,888       0.7%   of total

Georgia                 7 properties      $20,682,023       1.1%   of total

South Carolina          8 properties      $9,122,132        0.5%   of total

Oklahoma                2 properties      $9,028,829        0.5%   of total

Texas                   29 properties     $196,389,311      10.2%  of total

Louisiana               7 properties      $27,010,399       1.4%   of total

Alabama                 4 properties      $21,516,880       1.1%   of total

Florida                 25 properties     $117,426,836      6.1%   of total

Kansas                  5 properties      $12,051,849       0.6%   of total

Mississippi             4 properties      $7,242,517        0.4%   of total

Kentucky                9 properties      $64,853,403       3.4%   of total

U.S. Virgin Islands     1 property        $5,278,249        0.3%   of total

                                  [PIE CHART]



    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]


Unanchored Retail                   2.4%

Single Tenant Retail                2.8%

Full Service Lodging                6.3%

Industrial                          7.9%

Anchored Retail                     12.1%

Credit Lease                        13.5%

Multifamily                         21.9%

Office                              28.9%

Less than 2%

Limited Service Lodging             1.8%

Extended Stay                       0.3%

Healthcare                          1.0%

Special Purpose                     0.6%

Mobile Home Park                    0.6%

Self Storage                        0.1%


                 [LEGEND]

[Less than 1.00% of Cut-Off Date Allocated Loan Amount]
[1.00-5.99% of Cut-Off Date Allocated Loan Amount]
[6.00-9.99% of Cut-Off Date Allocated Loan Amount]
[Greater than 9.99% of Cut-Off Date Allocated Loan Amount]

            [Photograph of The Prada Building, a retail property.]
                            39. THE PRADA BUILDING,
                                  Honolulu HI

            [Photograph of 1133 Connecticut, an office complex.]
                             12. 1133 CONNECTICUT
                                 Washington DC

           [Photograph of 260-261 Madison Avenue, an office complex.]
                           6. 260-261 MADISON AVENUE
                                  New York NY

            [Photograph of Wexford Townhomes, a residential complex.]
                            10G. WEXFORD TOWNHOMES
                                Duncanville TX

        [Photograph of L'Enfant Plaza-East Building, an office complex.]
                       5A. L'ENFANT PLAZA-EAST BUILDING
                                 Washington DC

            [Photograph of 180 Water Street, an office complex.]
                              2. 180 WATER STREET
                                  New York NY

            [Photograph of Trident Center, an office complex.]
                               7. TRIDENT CENTER
                                 Los Angeles CA

              [Photograph of Wyndham Greenspoint Hotel, a hotel.]
                         4B. WYNDHAM GREENSPOINT HOTEL
                                   Houston TX

              [Photograph of One Oxmoor Place, an office complex.]
                             1D. ONE OXMOOR PLACE
                                 Louisville KY

           [Photograph of Pearl Highlands Center, a shopping center.]
                          11. PEARL HIGHLANDS CENTER
                                 Pearl City HI

          [Photograph of 8484 Wilshire Boulevard, an office complex.]
                          17. 8484 WILSHIRE BOULEVARD
                               Beverly Hills CA

            [Photograph of 984 Sheridan Avenue, a residential complex.]
                           129. 984 SHERIDAN AVENUE
                                   Bronx NY

          [Photograph of Reico Distributors, an industrial property.]
                            14C. REICO DISTRIBUTORS
                                  Elkridge MD

            [Photograph of Accor-West Motel 6 #1185, a motel.]
                        35A. ACCOR-WESST MOTEL 6 #1185
                                  Phoenix AZ

      [Photograph of Courthouse Square Apartments, a residential complex.]
                       18. COURTHOUSE SQUARE APARTMENTS
                                   Towson MD

           [Photograph of Grand Union Morristown, a retail property.]
                          22B. GRAND UNION MORRISTOWN
                                 Morristown VT

             [Photograph of Agawam Stop & Shop, a retail property.]
                            50. AGAWAM STOP & SHOP
                                   Agawam MA

                [Photograph of of Nature's Edge Assisted Living
                    Facility, an assisted living facility.]
                  202. NATURE'S EDGE ASSISTED LIVING FACILITY
                               Port St. Lucie FL

               [Photograph of Patrick Center, an office complex.]
                              3B. PATRICK CENTER
                                 Frederick MD

            [Photograph of Koll Corporate Plaza, a shopping center.]
                            9. KOLL CORPORATE PLAZA
                                   Iselin NJ

          [Photograph of UA Commerce Crossing, a residential complex.]
                           19B. UA COMMERCE CROSSING
                             Commerce Township MI

                  [Photograph of Villas at Vickery, a hotel.]
                             8B. VILLAS AT VICKERY
                                   Dallas TX

      [Photograph of Town and Country Shopping Center, a shopping center.]
                     31. TOWN AND COUNTRY SHOPPING CENTER
                                Los Angeles CA

            [Photograph of Irving Market Center, a shopping center.]
                           15A. IRVING MARKET CENTER
                                   Irving TX

              [Photograph of Walgreens Plaza, a shopping center.]
                             160. WALGREENS PLAZA
                               Wilton Manors FL

          [Photograph of Sherwood Townhouses, a residential complex.]
                           212. SHERWOOD TOWNHOUSES
                                  Ossining NY

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED CERTIFICATES IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO THE OFFERED CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE OFFERED CERTIFICATES. YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE INVESTING IN ANY OF THE OFFERED CERTIFICATES.


     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of the offered certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.


     This prospectus supplement is not an offer to sell these securities, and is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.


     The photographs of the mortgaged properties included in the prospectus supplement are not representative of all the mortgaged properties or of any particular type of mortgaged property.


     The principal executive office of the depositor is Eleven Madison Avenue, New York, New York 10010 and its telephone number is (212) 325-2000.


     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.
























UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT




                                                 PAGE
                                                ------
EXECUTIVE SUMMARY ...........................   S-6
MORTGAGE LOAN EXECUTIVE SUMMARY                 S-9
REPORTING REQUIREMENTS ......................   S-10
SUMMARY OF PROSPECTUS SUPPLEMENT ............   S-11
 The Parties ................................   S-11
   Significant Dates and Periods ............   S-12
   The Certificates .........................   S-13
   Distributions ............................   S-14
   The Mortgage Loans .......................   S-19
RISK FACTORS ................................   S-28
   The Mortgage Loans .......................   S-28
   The Offered Certificates .................   S-48
DESCRIPTION OF THE MORTGAGE LOANS               S-53
   General ..................................   S-53
   Security for the Mortgage Loans ..........   S-55
   Underwriting Standards ...................   S-55
CERTAIN CHARACTERISTICS OF THE
MORTGAGE LOANS ..............................   S-60
   Credit Lease Loans .......................   S-60
   Largest Mortgage Loans ...................   S-61
   Construction Loans .......................   S-85
   Litigation ...............................   S-85
   Environmental Matters ....................   S-86
   Certain Terms and Conditions of the
      Mortgage Loans ........................   S-87
   Additional Mortgage Loan Information .....   S-98
   Changes in Mortgage Loan
      Characteristics .......................   S-114
DESCRIPTION OF THE OFFERED
CERTIFICATES ................................   S-115
   General ..................................   S-115
   Book-Entry Registration and Definitive
      Certificates ..........................   S-116
   Distributions ............................   S-119
   Assumed Final Distribution Date;
      Rated Final Distribution Date .........   S-129
   Subordination; Allocation of Collateral
      Support Deficits and Certificate
      Deferred Interest .....................   S-129
PREPAYMENT AND YIELD
CONSIDERATIONS ..............................   S-132
   Yield ....................................   S-132
   Modeling Assumptions .....................   S-134
   Yield on the Class A-X Certificates ......   S-134
   Rated Final Distribution Date ............   S-135
   Weighted Average Life of Offered
      Certificates ..........................   S-135
THE POOLING AND SERVICING
AGREEMENT ...................................   S-144
   General ..................................   S-144
   Assignment of the Mortgage Loans .........   S-144
   Representations and Warranties;
      Repurchase ............................   S-144
   Servicing of the Mortgage Loans;
      Collection of Payments ................   S-154



                                                 PAGE
                                                ------
   Advances .................................   S-156
   Appraisal Reductions .....................   S-158
   Accounts .................................   S-160
   Withdrawals from the Certificate
      Account ...............................   S-161
   Enforcement of "Due-on-Sale" and
      "Due-on-Encumbrance" Clauses ..........   S-162
   Inspections; Collection of Operating
      Information ...........................   S-163
   Insurance Policies .......................   S-163
   Evidence as to Compliance ................   S-164
   Certain Matters Regarding the
      Depositor, the Trustee, the Servicer
      and the Special Servicer ..............   S-164
   Events of Default ........................   S-165
   Rights Upon Event of Default .............   S-166
   Amendment ................................   S-166
   Voting Rights ............................   S-167
   Realization Upon Mortgage Loans ..........   S-168
   Modifications ............................   S-171
   Optional Termination .....................   S-172
   The Trustee ..............................   S-173
   Certificate Registrar and Authenticating
      Agent .................................   S-173
   Duties of the Trustee ....................   S-173
   The Servicer .............................   S-173
   Servicing Compensation and Payment of
      Expenses ..............................   S-174
   The Special Servicer .....................   S-176
   Servicer and Special Servicer Permitted
      to Buy Certificates ...................   S-176
   Reports to Certificateholders; Available
      Information ...........................   S-177
USE OF PROCEEDS .............................   S-180
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ................................   S-181
   Tax Aspects of Yield Protection
      Payments ..............................   S-183
ERISA CONSIDERATIONS ........................   S-184
   Senior Certificates ......................   S-184
   Mezzanine Certificates ...................   S-185
LEGAL INVESTMENT ............................   S-186
UNDERWRITING ................................   S-186
LEGAL MATTERS ...............................   S-187
RATING ......................................   S-187
INDEX OF SIGNIFICANT DEFINITIONS ............   S-189
ANNEX A -- LOAN CHARACTERISTICS .............   A-1
ANNEX B -- CREDIT LEASE LOAN
 CHARACTERISTICS ............................   B-1
ANNEX C -- CERTAIN CHARACTERISTICS
 OF THE MULTIFAMILY
MORTGAGED PROPERTIES ........................   C-1
ANNEX D -- SERVICER REPORTS .................   D-1
ANNEX E -- GLOBAL CLEARANCE,
 SETTLEMENT AND TAX
 DOCUMENTATION PROCEDURES ...................   E-1

                               TABLE OF CONTENTS


                                  PROSPECTUS




                                                       PAGE
                                                    ---------
PROSPECTUS SUPPLEMENT ...........................        2
ADDITIONAL INFORMATION ..........................        2
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE .....................        3
RISK FACTORS ....................................        4
   Limited Liquidity ............................        4
   Limited Assets ...............................        4
   Prepayments and Effect on Average Life
      of Certificates and Yields ................        5
   Limited Nature of Ratings ....................        5
   Risks Associated with Mortgage Loans
      and Mortgaged Properties ..................        6
   Risks Associated with Mortgage Loans
      and Leases ................................        6
   Balloon Payments .............................        7
   Junior Mortgage Loans ........................        7
   Obligor Default ..............................        7
   Mortgagor Type ...............................        8
   Enhancement Limitations ......................        8
   Enforceability ...............................        8
   Environmental Risks ..........................        9
   Delinquent and Non-Performing
      Mortgage Loans ............................        9
   ERISA Considerations .........................       10
   Certain Federal Tax Considerations
      Regarding Residual Interest
      Certificates ..............................       10
   Control ......................................       10
   Book-Entry Registration ......................       10
THE DEPOSITOR ...................................       11
USE OF PROCEEDS .................................       11
DESCRIPTION OF THE CERTIFICATES .................       11
   General ......................................       11
   Distribution on Certificates .................       12
   Accounts .....................................       13
   Amendment ....................................       15
   Termination; Repurchase of Mortgage
      Loans .....................................       16
   Reports to Certificateholders ................       16
   The Trustee ..................................       16
THE MORTGAGE POOLS ..............................       17
   General ......................................       17
   Assignment of Mortgage Loans .................       18
   Mortgage Underwriting Standards and
      Procedures ................................       19
   Representations and Warranties ...............       20



                                                       PAGE
                                                    ---------
SERVICING OF THE MORTGAGE LOANS .................       22
   General ......................................       22
   Collections and Other Servicing
      Procedures ................................       22
   Insurance ....................................       22
   Fidelity Bonds and Errors and
      Omissions Insurance .......................       24
   Servicing Compensation and Payment of
      Expenses ..................................       24
   Advances .....................................       24
   Modifications, Waivers and Amendments                24
   Evidence of Compliance .......................       25
   Certain Matters With Respect to the
      Master Servicer, the Special Servicer
      and the Trustee ...........................       25
   Events of Default ............................       26
ENHANCEMENT .....................................       27
   General ......................................       27
   Subordinate Certificates .....................       27
   Cross-Support Features .......................       28
   Letter of Credit .............................       28
   Certificate Guarantee Insurance ..............       28
   Reserve Funds ................................       28
CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS ..................................       29
   Mortgages and Deeds of Trust Generally               29
   Installment Contracts ........................       30
   Junior Mortgages; Rights of Senior
      Mortgagees or Beneficiaries ...............       30
   Foreclosure ..................................       32
   Environmental Risks ..........................       34
   Statutory Rights of Redemption ...............       35
   Anti-Deficiency Legislation ..................       36
   Bankruptcy Laws ..............................       36
   Enforceability of Certain Provisions .........       38
   Applicability of Usury Laws ..................       40
   Alternative Mortgage Instruments .............       40
   Leases and Rents .............................       40
   Secondary Financing; Due-on
      Encumbrance Provisions ....................       41
   Certain Laws and Regulations .................       41
   Type of Mortgaged Property ...................       41
   Americans with Disabilities Act ..............       42
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ....................................       43
   General ......................................       43

                                                     PAGE
                                                    -----
   Taxation of the REMIC and its Holders             43
   Taxation of Regular Interests ................    44
   REMIC Expenses ...............................    48
   Sale or Exchange of REMIC Regular
      Interest Certificates .....................    48
   Taxation of the REMIC ........................    49
   Taxation of Holders of Residual Interest
      Certificates ..............................    49
   Excess Inclusions ............................    51
   Restrictions on Ownership and Transfer
      of Residual Interest Certificates .........    51
   Administrative Matters .......................    52




                                                     PAGE
                                                    -----
   Tax Status as a Grantor Trust ................    52
   Miscellaneous Tax Aspects ....................    56
   Tax Treatment of Foreign Investors ...........    56
STATE TAX CONSIDERATIONS ........................    57
ERISA CONSIDERATIONS ............................    57
   Prohibited Transactions ......................    58
   Unrelated Business Taxable Income --
      Residual Interests ........................    59
LEGAL INVESTMENT ................................    59
PLAN OF DISTRIBUTION ............................    61
LEGAL MATTERS ...................................    62
INDEX OF DEFINED TERMS ..........................    63

                               EXECUTIVE SUMMARY



-------------------------------------------------------------
                         INITIAL           % OF
                       CERTIFICATE      AGGREGATE    APPROXI-
                        BALANCE OR       INITIAL       MATE
                         NOTIONAL      CERTIFICATE    CREDIT
 CLASS   RATING(A)      BALANCE(B)       BALANCE      SUPPORT
-------------------------------------------------------------
-------------------------------------------------------------
  OFFERED CERTIFICATES
  A-1   AAA/AAA      $  364,000,000        18.97%      30.00%
-------------------------------------------------------------
  A-2   AAA/AAA      $  979,400,000        51.03%      30.00%
-------------------------------------------------------------
  A-X   AAA/AAA      $1,919,275,079        NAP         NAP
-------------------------------------------------------------
   B    AA/AA2       $  105,600,000         5.50%      24.50%
-------------------------------------------------------------
   C    A/A2         $  105,600,000         5.50%      19.00%
-------------------------------------------------------------
   D    BBB/Baa2     $  105,500,000         5.50%      13.50%
-------------------------------------------------------------
   E    BBB-/Baa3    $   28,800,000         1.50%      12.00%
-------------------------------------------------------------
  PRIVATE CERTIFICATES (G)
-------------------------------------------------------------
   F    BB/Ba2       $  105,600,000         5.50%       6.50%
-------------------------------------------------------------
   G    BB-/Ba3      $   19,200,000         1.00%       5.50%
-------------------------------------------------------------
   H    NR/B2        $   47,900,000         2.50%       3.01%
-------------------------------------------------------------
   I    B-/B3        $   19,200,000         1.00%       2.00%
-------------------------------------------------------------
   J    NR/NR        $   38,475,079         2.00%      NAP
-------------------------------------------------------------



-----------------------------------------------------------------------------------------
                             PASS-         ASSUMED                   ASSUMED      RATED
                            THROUGH       WEIGHTED                    FINAL       FINAL
                           RATE AS OF      AVERAGE      ASSUMED     DISTRIBU-   DISTRIBU-
                            CUT-OFF         LIFE       PRINCIPAL       TION       TION
 CLASS    DESCRIPTION         DATE       (YEARS)(C)      WINDOW      DATE(D)     DATE(E)
-----------------------------------------------------------------------------------------
  OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------
                                                                       Dec.     November
  A-1   Fixed                 5.96%           5.6     12/98-12/07     2007        2030
-----------------------------------------------------------------------------------------
                                                                       Nov.     November
  A-2   Fixed                 6.30%           9.7     12/07-11/08     2008        2030
-----------------------------------------------------------------------------------------
          (Component
          Structure)                                                   June     November
  A-X   Interest Only         0.99%(f)        9.9      12/98-6/23     2023        2030
-----------------------------------------------------------------------------------------
                                                                       Nov.     November
   B    Fixed                 6.59%          10.0     11/08-11/08     2008        2030
-----------------------------------------------------------------------------------------
                                                                       Nov.     November
   C    Fixed                 6.84%          10.0     11/08-11/08     2008        2030
-----------------------------------------------------------------------------------------
                                                                      April     November
   D    Fixed                 7.13%          10.1      11/08-4/10     2010        2030
-----------------------------------------------------------------------------------------
                                                                       Jan.     November
   E    Fixed                 7.13%          12.3       4/10-1/12     2012        2030
-----------------------------------------------------------------------------------------
  PRIVATE CERTIFICATES (G)
-----------------------------------------------------------------------------------------
        Lesser of
        Fixed and
        Weighted
        Average Net
        Mortgage                                                       July     November
   F    Rate                  6.75%(h)       14.5       1/12-7/14     2014        2030
-----------------------------------------------------------------------------------------
        Lesser of
        Fixed and
        Weighted
        Average Net
        Mortgage                                                       Aug.     November
   G    Rate                  6.75%(h)       16.2       7/14-8/15     2015        2030
-----------------------------------------------------------------------------------------
        Lesser of
        Fixed and
        Weighted
        Average Net                                                    May      November
   H    Mortgage              6.75%(h)       18.1       8/15-5/18     2018        2030
-----------------------------------------------------------------------------------------
        Lesser of
        Fixed and
        Weighted
        Average Net
        Mortgage                                                      March     November
   I    Rate                  6.75%(h)       20.0       5/18-3/19     2019        2030
-----------------------------------------------------------------------------------------
        Lesser of
        Fixed and
        Weighted
        Average Net
        Mortgage                                                       June     November
   J    Rate                  6.75%(h)       20.9       3/19-6/23     2023        2030
-----------------------------------------------------------------------------------------

--------
(a) Ratings shown are those of Fitch IBCA, Inc. and Moody's Investors Service, Inc., respectively. Classes marked "NR" will not be rated by the applicable rating agency.

(b)        The principal balance of any class may be changed by up to 5%.

(c) This is the average amount of time in years between the closing date and the payment of each dollar of principal. See "Prepayment and Yield

                                              (footnotes continued on next page)

  Considerations -- Weighted Average Life of Offered Certificates." Because the Class A-X Certificates do not have a principal balance and do not receive principal distributions, the weighted average life of this class is based on its notional amount, which will decrease as the principal balances of the other classes decrease.


(d) This date was calculated assuming, among other things, that there are no prepayments. There may be some prepayments.
(e) This date was set at two years after the related assumed final distribution date.
(f) This pass-through rate will change from time to time based on the weighted average of the component rates.
(g)        Not offered hereby.
(h) This pass-through rate may change based on the weighted average net mortgage rate.

                     DIRECTED PRINCIPAL PAYMENT STRUCTURE
                 FOR THE CLASS A-1 AND CLASS A-2 CERTIFICATES1



          MORTGAGE LOANS             PRINCIPAL PAYMENTS       CERTIFICATES
          --------------             ------------------       ------------
             Group 1                 Scheduled Payments        Class A-1
   101 Commercial Loans 96.9%    Involuntary Prepayments
   4 Multifamily Loans   3.1%        Balloon Payments         $364,000,000
   $787,526,667                    Voluntary Prepayments

            Group 2                 Scheduled Payments
    43 Commercial Loans 65.1%     Involuntary Prepayments      Class A-2
    69 Multifamily Loans 34.9%
    $  1,131,748,413                                          $979,400,000
                                     Balloon Payments
                                  Voluntary Prepayments

----------
1 Applies only while the Class A-1, Class A-2 and Class B Certificates are outstanding.


   The directed payment structure illustrated above is intended to:


   o direct balloon payments and voluntary prepayments of principal from mortgage loans in loan group 2 to the Class A-2 Certificates while outstanding; and


   o distribute principal to the classes subordinate to the Class A-1 and Class A-2 Certificates only after the Class A-1 and Class A-2 Certificates have been paid in full.


     In addition, losses on the mortgage loans, irrespective of loan group, will be allocated to the classes of certificates in reverse alphabetical order and, in the event only the Class A-1 and Class A-2 Certificates remain outstanding, losses will be allocated pro rata to the Class A-1 and Class A-2 Certificates.

                        MORTGAGE LOAN EXECUTIVE SUMMARY

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



Initial Pool Balance (1) ...........................................................      $1,919,275,079
 Initial Balance of Loan Group 1 (1) ...............................................      $  787,526,667
 Initial Balance of Loan Group 2 (1) ...............................................      $1,131,748,413
Number of Mortgage Loans ...........................................................                 217
 Number of Mortgage Loans in Group 1 ...............................................                 105
 Number of Mortgage Loans in Group 2 ...............................................                 112
Number of Mortgaged Properties .....................................................                 363
Average Mortgage Loan Balance ......................................................      $    8,844,586
Maximum Mortgage Loan Principal Balance ............................................      $   86,666,578
Minimum Mortgage Loan Principal Balance ............................................      $      334,498
Weighted Average Mortgage Rate .....................................................              7.462%
Range of Mortgage Rates ............................................................     6.3447% - 9.40%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated
 Repayment Date (months) ...........................................................                 136
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date
 (months) ..........................................................................            55 - 295
Weighted Average Remaining Amortization Term (months) (2) ..........................                 327
Range of Amortization Terms (months) (2) ...........................................           180 - 360
Weighted Average DSCR (2)(3) .......................................................              1.33 x
Range of DSCRs (2)(3) ..............................................................       1.06x - 2.53x
Weighted Average LTV (2)(3) ........................................................                 73%
Range of LTVs (2)(3) ...............................................................           28% - 92%
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (2)(3)(4)                  62%
Percentage of Initial Pool Balance made up of:
 ARD Loans .........................................................................               84.9%
 Fully Amortizing Loans (other than ARD Loans) .....................................                8.6%
 Balloon Loans .....................................................................                6.6%
 Multi-Property Loans ..............................................................               42.2%
 Crossed Loans .....................................................................               13.8%
 Credit Lease Loans ................................................................               13.5%
Number of Mortgage Loans Delinquent as of Cut-off Date .............................                   0

----------
(1)   The aggregate balance may be changed by up to 5%.

(2) See "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information."

(3)   Excluding the credit lease loans.

(4)   Excluding fully amortizing loans.

                            REPORTING REQUIREMENTS


     On each distribution date, the trustee will prepare a statement to certificateholders and forward it to the following parties:


      o   each certificateholder;

      o   the depositor;

      o   the servicer;

      o   the special servicer;

      o   each rating agency;

      o   Bloomberg, L.P.;

      o   Trepp Group;

      o   Charter Research Corporation;

      o   Intex Solutions, Inc.; and

      o   if requested in writing, any potential investor.


     Prior to each distribution date, the servicer will deliver to the trustee the servicer reports described in Annex D. On each distribution date, the trustee will deliver such reports to the following parties:


      o   each certificateholder;

      o   the depositor;

      o   the underwriter;

      o   each rating agency; and

      o   if requested in writing, any potential investor.


     In addition, the trustee will also make available at its offices, upon reasonable advance written notice and during normal business hours, the following items to the extent it has received them:


      o   mortgaged property operating statements;

      o   rent rolls;

      o   retail sales information;

      o   mortgaged property inspection reports; and

      o   all modifications, waivers and amendments of a mortgage loan.


See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information." A current report on form 8-K will be filed by the depositor, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. If mortgage loans are removed from the trust fund, the removal will be noted in the form 8-K. The form 8-K will be available to purchasers and potential purchasers of the offered certificates. You can obtain a copy of the statement to certificateholders and certain other information from the trustee through its home page on the World Wide Web. The website is located at "www.globaltrustservices.com." You can obtain this information by facsimile by calling (212) 946-3471 and requesting that such information be faxed to you.

                       SUMMARY OF PROSPECTUS SUPPLEMENT


o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.


o To understand all of the terms of the offered certificates, read carefully this prospectus supplement and the accompanying prospectus.


o This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.


o Unless otherwise stated, all percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement are calculated using the aggregate cut-off date principal balance.


o References to percentages of mortgaged properties are references to the percentages of the initial pool balance represented by the aggregate cut-off date principal balance of the related mortgage loans or, in the case of multi-property loans, the amount allocated to each individual property.


o Cross-collateralized loans are treated in this prospectus supplement as one mortgage loan, except as otherwise indicated.


o All numerical information concerning the mortgage loans is provided on an approximate basis.


o References to the mortgage loans will include the mortgage loan related to the loan participation included in the trust fund.


                                  THE PARTIES


DEPOSITOR                        Credit Suisse First Boston Mortgage Securities
                                 Corp., a Delaware corporation and an affiliate of the mortgage loan sellers and of the underwriter. See "The Depositor" in the prospectus.


SERVICER First Union National Bank, a national banking association.


SPECIAL SERVICER                 Lennar Partners, Inc., a Florida corporation.
                                 The special servicer will be responsible for servicing and administering:

                                 o  mortgage loans that, in general, are in
                                    default or as to which default is imminent;
                                    and

                                 o  real estate owned by the trust.

                                 The holders of greater than 50% of the
                                 percentage interests of the controlling class, will be entitled to remove the special servicer and appoint a successor special servicer subject to written confirmation from each rating agency that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates.

                                 The controlling class will be the most
                                 subordinate class of certificates then
                                 outstanding which has a certificate balance equal to or greater than 25% of the initial certificate balance of such class (or, if no such class exists, the most subordinate class then outstanding).

                                 The special servicer will be permitted to purchase any class of certificates. See "Risk Factors -- The Offered Certificates -- If the Servicer or Special Servicer Purchases Certificates, a Conflict of Interest Could Arise Between Its Duties and Its Interest in the Certificates."


TRUSTEE The Chase Manhattan Bank, a New York banking corporation. See "The Pooling and Servicing Agreement -- The Trustee."


MORTGAGE LOAN SELLERS            The Mortgage Loan Sellers are:

                                 o  Credit Suisse First Boston Mortgage
                                    Capital LLC, a Delaware limited liability company, an affiliate of the depositor and the underwriter; and

                                 o  Credit Suisse First Boston Mortgage
                                    Finance Trust I, a trust established
                                    pursuant to a trust agreement among Credit
                                    Suisse First Boston Mortgage Depositor I
                                    Corporation, Credit Suisse First Boston
                                    Mortgage I Corporation, both affiliates of the depositor and the underwriter, and Commonwealth Trust Company, as resident trustee.


                         SIGNIFICANT DATES AND PERIODS


CUT-OFF DATE                     November 11, 1998.


CLOSING DATE                     On or about November 24, 1998.


DUE DATE The mortgage loans have the following due dates:




    NUMBER OF       % OF INITIAL
 MORTGAGE LOANS     POOL BALANCE     DUE DATE
----------------   --------------   ---------
       194               96.4%        11th
        22                2.4%         6th
         1                1.2%         1st
     -----              -----
       217              100.0%
     =====              =====


                                 See "Description of the Mortgage Loans --
                                 Certain Terms and Conditions of the Mortgage
                                 Loans -- Due Dates" and "The Pooling and
                                 Servicing Agreement -- Advances."


DETERMINATION DATE               The close of business on the 11th day of the
                                 month in which the distribution date occurs or, if such 11th day is not a business day, the business day immediately following such 11th day.


DISTRIBUTION DATE                The 4th business day following the
                                 determination date in each month, commencing in December 1998. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of New York,

                                 North Carolina or Florida are authorized or obligated by law, executive order or governmental decree to close.


RECORD DATE                      The close of business on the last business day
                                 of the month immediately preceding the month in which the distribution date occurs.


INTEREST ACCRUAL PERIOD          The period commencing on the 11th day of the
                                 calendar month preceding the month in which the distribution date occurs and ending on the 10th day of the month in which the distribution date occurs. Each interest accrual period is deemed to consist of 30 days.


ASSUMED FINAL DISTRIBUTION DATE  For each class of certificates, the date set forth on the cover page.


RATED FINAL DISTRIBUTION DATE    For each class of certificates, the date set
                                 forth on the cover page.


DUE PERIOD                       The period beginning on the day following the
                                 determination date in the month immediately preceding the month in which the distribution date occurs and ending at the close of business on the determination date of the month in which the distribution date occurs.


                                 THE CERTIFICATES


THE OFFERED CERTIFICATES         Each class of offered certificates will have
                                 the initial certificate balance or notional balance and the initial pass-through rate set forth on the cover page (subject, in the case of each such certificate balance or notional balance, to a permitted variance of plus or minus 5%).

                                 The Class A-X Certificates will not have a certificate balance and are not entitled to receive distributions of principal. The notional balance of the Class A-X Certificates will be equal to the aggregate certificate balance of the regular certificates (other than the Class A-X Certificates) immediately prior to the distribution date.


THE PRIVATE CERTIFICATES (NOT    The following certificates will also represent
beneficial OFFERED HEREBY)       interests in the trust fund, but are not
hereby)                          offered



               INITIAL CERTIFICATE
   CLASS             BALANCE          PASS-THROUGH RATE
-----------   --------------------   ------------------
  Class F         $105,600,000                (1)
  Class G           19,200,000                (1)
  Class H           47,900,000                (1)
  Class I           19,200,000                (1)
  Class J           38,475,079                (1)

----------
(1)   This pass-through rate will equal the lesser of (a) 6.75% per annum and
      (b) the weighted average net mortgage rate.

                                 DISTRIBUTIONS


INTEREST DISTRIBUTIONS           Interest on the certificates will accrue on a
                                 monthly basis. Prepayments and defaults may reduce interest distributions. See
                                 "Description of the Offered Certificates --
                                 Distributions."


PRINCIPAL DISTRIBUTIONS          Principal payments will be made on each class
                                 as described under "Description of the Offered
                                 Certificates -- Distributions."


PRIORITY OF DISTRIBUTIONS        Distributions will be made on each
                                 distribution date. Distributions of interest and principal and allocations of losses are set forth in the chart below. The priority of each class of certificates for the payment of interest and principal is illustrated in descending order. Losses on the mortgage loans will be applied to each class of certificates in ascending order.


                                  Class A-1,
                           Class A-2(1) and Class A-X(2)

                                    Class B

Distributions of                    Class C                       Losses on the
Interest and                                                      Mortgage
Principal                                                         Loans
[arrow pointing down]               Class D                 [arrow pointing up]

                                    Class E

                             Private Certificates


----------
(1) Balloon payments and voluntary prepayments of principal on the mortgage loans in loan group 2 will be directed first to the Class A-2 Certificates, and then to the Class A-1 Certificates (if then outstanding), before they are used to pay principal of other certificates. Otherwise, no principal distributions will be made on the Class A-2 Certificates until the principal balance of the Class A-1 Certificates is reduced to zero while the other certificates are outstanding.

(2) Receives only interest distributions.

                                 See "Description of the Offered Certificates
                                 -- Distributions -- Priority of
                                 Distributions."


OTHER DISTRIBUTIONS              Distributions on the Class V Certificates and
                                 the Class R Certificates are limited to the following:

                                o the Class V certificateholders will only receive distributions of certain excess interest on mortgage loans with a specified anticipated repayment date which are not paid in full as of such date (see "Summary or Prospectus Supplement -- The Mortgage Loans -- Loans with Anticipated Repayment Dates" for a description of excess interest); and

                                o the Class R certificateholders will only receive a distribution after the regular certificateholders have received all amounts payable to them.

                                In addition, the holders of 100% of the Class V Certificates may purchase any loan with an anticipated repayment date on or after its anticipated repayment date at the purchase price specified herein and under the circumstances described under "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans." The Class V Certificates may not be sold to an entity which owns an ownership interest in a borrower under any of the mortgage loans, except that Credit Suisse First Boston Mortgage Capital LLC or an affiliate thereof may own or purchase the Class V Certificates.


ADVANCES The servicer is required to advance delinquent principal and interest on the mortgage loans so long as it determines that such advance is recoverable. Such advances generally will equal (a) the delinquent portion of the monthly payment, less (i) the master servicing fee and primary servicing fee and (ii) if applicable, the related workout fee and (b) with respect to one mortgage loan with semi-annual due dates, one-month's interest in each month between due dates. If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the servicer will only advance the amount it would have advanced on a delinquent monthly payment due prior to the maturity date. In connection with mortgage loans with anticipated repayment dates, the servicer will not be permitted to make any advance in respect of excess interest. Any appraisal reduction amount will reduce the amount of such advance that will be made by the servicer. See "The Pooling and Servicing Agreement -- Advances." If the servicer fails to make a required advance, the trustee will make such advance in each case subject to a determination of recoverability. See "The Pooling and Servicing Agreement -- Advances" and "-- Appraisal Reductions."


OPTIONAL TERMINATION            The following parties will have the option to
                                purchase, at the purchase price specified under "The Pooling and Servicing Agreement --
                                Representations and Warranties; Repurchase", all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the aggregate stated principal balance of the mortgage loans is less than 2% of the initial pool balance:

                                 o  Credit Suisse First Boston Mortgage
                                    Capital LLC;

                                 o  the special servicer;

                                 o  the holders of a majority of the
                                    controlling class; and

                                 o  the servicer.

                                 At such time, the trust will terminate and all outstanding certificates will be retired, as described in more detail herein. See "The Pooling and Servicing Agreement -- Optional Termination."

DENOMINATIONS                    The offered certificates will be issuable in
                                 registered form, in the following
                                 denominations:

                                                        MULTIPLES IN
                                                      EXCESS OF INITIAL
                                  INITIAL BALANCE          BALANCE
                                 -----------------   ------------------
  Offered certificates
  (certificate balance,
  excluding Class A-X
  Certificates) ..............        $ 10,000             $ 1,000
  Class A-X Certificates
  (notional balance) .........        $100,000             $10,000

CLEARANCE AND SETTLEMENT         The offered certificates will be issued in
                                 book-entry form and will be evidenced by one or more certificates registered in the name of Cede & Co, as nominee of DTC. Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their book-entry certificate interests either through DTC in the United States or through Cedel Bank, societe anonyme or the Euroclear
                                 System, in Europe. The depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates. See
                                 "Description of the Offered Certificates --
                                 Book-Entry Registration and Definitive
                                 Certificates."


CERTAIN FEDERAL INCOME           REMIC elections will be made with respect to
TAX CONSIDERATIONS               segregated pools of assets of the trust. All
                                 classes of the certificates (other than the Class V, Class R and Class LR Certificates) will represent ownership of "regular interests" in a REMIC. Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    represent ownership of REMIC "regular
                                    interests."

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                 o The Class A-X Certificates will, and one or more other classes of offered certificates may, be issued with original issue discount.

                                 o  Although not free from doubt, it is
                                    anticipated that any prepayment premiums and yield maintenance charges allocable to the offered certificates will be ordinary income to the related certificateholders as such amounts accrue.

                                 The rights of any class of offered
                                 certificates to receive yield protection payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such class; the purchase price paid for each such class must be allocated between the right to receive yield protection payments and the REMIC regular interest represented by such class. Prepayment premiums or yield maintenance charges paid by the trust fund to any class of offered certificates represent amounts paid by the mortgagors pursuant to the prepayment provisions of their respective mortgage loan agreements, and will be treated as received from a REMIC regular interest. Yield protection payments, if applicable, will be paid by the servicer in respect of certain mortgage loans which do not provide for the payment of prepayment premiums or yield maintenance charges in respect of certain prepayments, and will not be treated as received from a REMIC regular interest.


                                 See "Certain Federal Income Tax Consequences" herein and in the prospectus.


ERISA CONSIDERATIONS             The acquisition of an offered certificate by
                                 an employee benefit plan or other plan or arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Internal Revenue Code of 1986, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of such laws. It is anticipated that only the following classes of offered certificates may be acquired by such plans or arrangements and by persons investing the assets of such plans or arrangements, provided certain conditions are met:

                                 o  Class A-l

                                 o  Class A-2

                                 o  Class A-X

                                 In addition, it is anticipated that only the following classes of offered certificates may be acquired by insurance company general accounts which contain assets of such plans or arrangements, provided certain conditions are met:

                                 o  Class B

                                 o  Class C

                                 o  Class D

                                 o  Class E

                                 Any fiduciary of such plans or arrangements considering whether to purchase offered certificates in any of these classes with assets of or on behalf of such plans or arrangements should consult with its counsel regarding the applicability of the Employee Retirement Income Security Act of 1974, as amended, or to section 4975 of the Internal Revenue Code of 1986, and the availability of any exemptions from the prohibited transaction provisions of such laws. See "ERISA Considerations" herein and in the prospectus.

RATINGS It is a condition to the issuance of the offered certificates that they receive the following credit ratings from one or both, as applicable, of the following rating agencies:



               FITCH   MOODY'S
              ------- --------
  Class A-1    AAA       Aaa
  Class A-2    AAA       Aaa
  Class A-X    AAA       Aaa
  Class B       AA       Aa2
  Class C       A        A2
  Class D      BBB      Baa2
  Class E      BBB-     Baa3

                                 The rated final distribution date for each class of offered certificates is the distribution date occurring in November 2030. FOR A DESCRIPTION OF THE LIMITATIONS OF THE RATINGS OF THE OFFERED CERTIFICATES, SEE "RATINGS."

                                 You should consider the following about a security rating:

                                 o it is not a recommendation to buy, sell or hold securities;

                                 o  it may be subject to revision or
                                    withdrawal at any time by the assigning
                                    rating organization;

                                 o  it only addresses the likelihood of the
                                    timely payment of interest and, except with respect to the Class A-X Certificates, the ultimate repayment of principal by the rated final distribution date;

                                 o  it does not address the frequency of
                                    prepayments (both voluntary and involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield; and

                                 o  it does not address the likelihood of
                                    receipt of prepayment premiums, yield
                                    maintenance charges, yield protection
                                    payments or excess interest.

                                 See "Risk Factors," "Rating" and "Prepayment and Yield Considerations."


LEGAL INVESTMENT                 The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you. See
                                 "Legal Investment" herein and in the
                                 prospectus.


                              THE MORTGAGE LOANS


GENERAL The trust fund will consist of 217 mortgage loans divided between two groups, loan group 1 and loan group 2:

                                 LOAN GROUP 1. Loan group 1 will consist of 105 commercial and multifamily mortgage loans, representing 41.0% of the initial pool balance.

                                 o 3.1% of the mortgage loans in loan group 1 will be multifamily loans.

                                 o  96.9% of the mortgage loans in loan group
                                    1 will be commercial loans.

                                 LOAN GROUP 2. Loan group 2 will consist of 112 commercial and multifamily mortgage loans, representing 59.0% of the initial pool balance.

                                 o  34.9% of the mortgage loans in loan group
                                    2 will be multifamily loans.

                                 o  65.1% of the mortgage loans in loan group
                                    2 will be commercial loans.

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                                   MORTGAGE
                                                                     POOL
                                                          -------------------------
Initial Balance (1)                                             $1,919,275,079
Number of Mortgage Loans                                                   217
Number of Mortgaged Properties                                             363
Average Mortgage Loan Balance                                   $    8,844,586
Maximum Mortgage Loan Balance                                   $   86,666,578
Minimum Mortgage Loan Balance                                   $      334,498
Weighted Average Mortgage Rate                                          7.462%
Range of Mortgage Rates                                          6.3447%-9.40%
Weighted Average Remaining Term to the Earlier of
 Maturity or Anticipated Repayment Date (months)                           136
Range of Remaining Term to the Earlier of Maturity
 or Anticipated Repayment Date (months)                                 55-295
Weighted Average Remaining Amortization Term
 (months) (2)                                                              327
Range of Amortization Terms (months) (2)                               180-360
Weighted Average Debt Service Coverage
 Ratio (2)(3)                                                           1.33 x
Range of Debt Service Coverage Ratios (2)(3)                       1.06x-2.53x
Weighted Average Loan-to-Value Ratio (2)(3)                                73%
Range of Loan-to-Value Ratios (2)(3)                                   28%-92%
Weighted Average Loan-to-Value Ratio at Earlier of
 Anticipated Repayment Date or Maturity (2)(3)(4)                          62%
Percentage of Initial Pool Balance made up of
 Mortgage Loans with Anticipated Repayment
   Dates                                                                 84.9%
 Fully Amortizing Loans (other than Mortgage
   Loans with Anticipated Repayment Dates)                                8.6%
 Balloon Loans                                                            6.6%
 Multi-Property Loans                                                    42.2%
 Crossed Loans                                                           13.8%
Number of Mortgage Loans Delinquent as of Cut-off
 Date                                                                        0



                                                                    LOAN                     LOAN
                                                                  GROUP 1                  GROUP 2
                                                          ----------------------- -------------------------
Initial Balance (1)                                             $787,526,667          $1,131,748,413
Number of Mortgage Loans                                                 105                     112
Number of Mortgaged Properties                                           176                     187
Average Mortgage Loan Balance                                   $  7,500,254          $   10,104,897
Maximum Mortgage Loan Balance                                   $ 74,961,792          $   86,666,578
Minimum Mortgage Loan Balance                                   $    334,498          $      560,000
Weighted Average Mortgage Rate                                       7.4651%                 7.4596%
Range of Mortgage Rates                                        6.3447%-9.13%             6.71%-9.40%
Weighted Average Remaining Term to the Earlier of
 Maturity or Anticipated Repayment Date (months)                         163                     118
Range of Remaining Term to the Earlier of Maturity
 or Anticipated Repayment Date (months)                               55-295                 111-120
Weighted Average Remaining Amortization Term
 (months) (2)                                                            305                     342
Range of Amortization Terms (months) (2)                             180-360                 240-360
Weighted Average Debt Service Coverage
 Ratio (2)(3)                                                          1.35x                   1.32x
Range of Debt Service Coverage Ratios (2)(3)                     1.06x-2.53x             1.15x-1.97x
Weighted Average Loan-to-Value Ratio (2)(3)                              70%                     74%
Range of Loan-to-Value Ratios (2)(3)                                 28%-92%                 45%-88%
Weighted Average Loan-to-Value Ratio at Earlier of
 Anticipated Repayment Date or Maturity (2)(3)(4)                        56%                     65%
Percentage of Initial Pool Balance made up of
 Mortgage Loans with Anticipated Repayment
   Dates                                                               64.6%                   99.0%
 Fully Amortizing Loans (other than Mortgage
   Loans with Anticipated Repayment Dates)                             20.9%                    0.0%
 Balloon Loans                                                         14.5%                    1.0%
 Multi-Property Loans                                                  39.5%                   44.1%
 Crossed Loans                                                          1.8%                   22.2%
Number of Mortgage Loans Delinquent as of Cut-off
 Date                                                                      0                       0

----------
(1)   The aggregate balance may be changed by up to 5%.
(2) See "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information."
(3)   Excluding the credit lease loans.
(4)   Excluding fully amortizing loans.

SECURITY FOR THE MORTGAGE LOANS   Each mortgage loan is secured primarily by
                                  one or more first priority mortgages, deeds of trust, or other similar security instruments on the borrower's fee or leasehold interest in real property as set forth in the table below.
                                  The mortgaged properties are used for
                                  commercial or multifamily residential
                                  purposes.

          INTEREST OF                 % OF         NUMBER OF
           BORROWER               INITIAL POOL     MORTGAGED
          ENCUMBERED               BALANCE(1)      PROPERTIES
------------------------------   --------------   -----------
  Fee Simple Estate (2)                95.6%          352
  Leasehold Estate                      4.4%           11
                                      -----           ---
  TOTAL                               100.0%          363
                                      =====           ===

----------
(1) Based on the principal balance of the mortgage loan or, for any multi-property loan, the amount allocated to each individual property.

(2) For any mortgaged property with respect to which the ground lessee and ground lessor are both parties to the mortgage, the mortgaged property has been categorized as a fee simple estate. For any mortgaged property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the mortgaged property.


LOANS WITH ANTICIPATED           166 mortgage loans representing 84.9% of the
REPAYMENT DATES                  initial pool balance specify an anticipated
                                 repayment date. Such mortgage loans generally have the following terms:

                                 o a substantial amount of principal will be outstanding at the anticipated repayment date;

                                 o the loan can be prepaid on the anticipated repayment date without payment of any prepayment premium; and

                                 o a lockbox must be established on or prior to the anticipated repayment date.

                                 In addition, loans that are not repaid on the anticipated repayment date:

                                 o accrue interest at a higher rate after the anticipated repayment date;

                                 o apply all cash flow in excess of certain specified expenses (including debt service calculated at the initial interest rate and operating expenses) to pay principal on such mortgage loan; and

                                 o apply all cash flow to pay accrued excess interest after principal is paid in full.

                                 See "Certain Characteristics of the Mortgage
                                 Loans -- Certain Terms and Conditions of the
                                 Mortgage Loans -- Excess Interest."


LOANS WITH CREDIT LEASES         40 mortgage loans representing 13.5% of the
                                 initial pool balance are secured by credit leases. A credit lease requires the tenant to make payments in an amount sufficient to satisfy debt service on the mortgage loan subject to rent abatement and termination rights, as more fully described below and as set forth in Annex B. Such tenants or a guarantor of the tenant's obligations have credit ratings (including, in some instances, unpublished shadow ratings) of "B-" (or the equivalent) or higher by at least one nationally recognized rating agency. The term of each credit lease is at least as long as the term of the related mortgage loan. There are three types of credit leases, each of which is described below:

                                 BOND-TYPE LEASES. Leases that are not subject to termination by the tenant.

                                 TRIPLE NET LEASES. Leases that are not subject to termination or rent abatement unless one of the following events occurs:

                                 o  specified casualties or condemnations; or

                                 o  the borrower fails to perform certain
                                    obligations, including remediating
                                    environmental conditions, enforcing certain restrictions and covenants and complying with applicable laws.

                                 DOUBLE NET LEASES. Leases that are not subject to termination or rent abatement unless one of the following events occurs:

                                 o  specified casualties or condemnation; or

                                 o  the borrower fails to perform required
                                    maintenance, repairs or replacements; or

                                 o  the borrower fails to perform certain
                                    obligations, including remediating
                                    environmental conditions, enforcing certain restrictions and covenants and complying with applicable laws.

                                 If a tenant has the right to terminate because of specified casualties or condemnation, the trustee will be the beneficiary of one or more non-cancelable lease enhancement insurance policies. Such policies insure principal and, subject to certain conditions, accrued interest on the mortgage loan. In the case of a credit lease balloon mortgage loan, the borrower will maintain certain residual value insurance policies which, in the event of a default resulting from the failure to make a balloon payment, insure the balloon payment. See Annex B and "Certain Characteristics of the Mortgage Loans -- Credit Lease Loans."

                            NUMBER OF   PERCENTAGE OF
                            MORTGAGE   CREDIT LEASE BY
   TYPE OF CREDIT LEASE       LOANS        BALANCE
-------------------------- ---------- ----------------
   Bond-Type                   31            80.1%
   Triple Net                   6            16.9
   Double Net                   3             3.0
                               --           -----
   TOTAL                       40           100.0%
                               ==           =====


                         TOTAL NOTE       RATING*
     CREDIT NAME          AMOUNTS      (S&P/MOODY'S)
--------------------- --------------- --------------
Accor S.A.             $106,262,923       BBB/NR
CVS                      45,424,134       A-/A3
United Artists
 Theater Circuit         23,302,898      B+/B1**
American Restaurant
 Group                   17,787,585      B**/B3**
Cinemark USA             14,388,230      BB-/Ba3
Regal Cinemas            13,473,026      BB-/Ba3**
Garden Ridge             10,627,254       NR/NR
Hoyt's Cinemas            7,943,633       BB/NR
Pamida                    7,662,521       NR/NR
Rite Aid                  6,480,640     BBB+/Baa1
Eckerd                    2,781,678        A/NR
Office Depot              2,524,380      BBB-/NR
                      -------------
Total                  $258,658,902
                      =============

----------
(*) Credit ratings are senior unsecured rating or issuer rating unless otherwise noted.
(**) Credit ratings are senior secured ratings.

       CROSSED LOANS AND MULTI-PROPERTY LOANS AND RELATED BORROWER LOANS


                                                                      PERCENTAGE OF
                                                      NUMBER OF       INITIAL POOL
             TYPE OF MORTGAGE LOAN                 MORTGAGE LOANS        BALANCE
-----------------------------------------------   ----------------   --------------
All multi-property loans                                 29                42.2%
All crossed loans                                         5                13.8%
Crossed loans and multi-property loans
which prohibit release of any related
mortgaged property                                       12                 9.8%
Crossed loans and multi-property loans
which permit release of an individual
mortgaged property (1)                                   19                33.1%
Borrower is an affiliate of an entity which is
the borrower under another mortgage loan
in the trust, but such mortgage loans are
not cross-defaulted or cross-collateralized              73                26.2%

----------
(1) Generally, these mortgage loans require (a) defeasance or prepayment of 125% of the outstanding balance or property release amount and (b) that the debt service coverage ratio with respect to the remaining properties is not less than the greater of (i) a specified debt service coverage ratio and (ii) the debt service coverage ratio immediately prior to such defeasance or prepayment.


                                 CROSSED LOANS



 LOAN                                     CUT-OFF DATE       % OF INITIAL
  NO.    LOAN NAME                     PRINCIPAL BALANCE     POOL BALANCE
------   --------------------------   -------------------   -------------
 1       Intell/Reichmann Portfolio
          Note A                          $ 65,897,622
          Note B                            20,768,955
                                          ------------
            Total .................       $ 86,666,578            4.5%
                                          ============
 3       Butera Portfolio
          Note A                          $ 75,285,374
          Note B                             7,585,634
                                          ------------
            Total .................       $ 82,871,008            4.3%
                                          ============
 4       Patriot American
          Note A                          $ 41,370,451
          Note B                            40,199,107
                                          ------------
            Total .................       $ 81,569,558            4.3%
                                          ============
53       Pamida
          Pamida Montana #296             $  1,669,441
          Pamida Nebraska #113               1,630,467
          Pamida Nebraska #155               1,525,168
          Pamida Wyoming #291                1,497,770
          Pamida Kansas #157                 1,339,674
                                          ------------
            Total .................       $  7,662,521            0.4%
                                          ============
57       Best Buy
         Best Buy - Canton, OH            $  3,630,703
         Best Buy - Spartanburg, SC          3,015,203
                                          ------------
            Total .................       $  6,645,906            0.4%
                                          ------------           ----
         TOTAL ....................       $265,415,569           13.8%
                                          ============           ====

           MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY



                                                           NUMBER OF      CUT-OFF DATE     % OF INITIAL    RELEASE
 LOAN NO.  LOAN NAME                                      PROPERTIES   PRINCIPAL BALANCE   POOL BALANCE   PRICE (1)
---------- --------------------------------------------- ------------ ------------------- -------------- ----------
      1    Intell/Reichmann Portfolio Summary                  10         $ 86,666,578          4.5%     125%
      3    Butera Portfolio Summary                            14           82,871,008          4.3%     125%
      4    Patriot American Summary                             2           81,569,558          4.2%     125%
      5    L'Enfant Plaza Summary                               2           74,961,792          3.9%     125%
      8    Thurman Multifamily Portfolio Summary               10           55,745,250          2.9%     125%
     10    Pinstripe Multifamily Portfolio Summary             12           52,709,690          2.7%     125%
     13    Garden Variety Apartments Portfolio Summary          2           44,088,900          2.3%     125%
     14    Donatelli Portfolio Summary                          4           41,540,422          2.2%     None(2)
     15    Camco Summary                                        3           36,953,806          1.9%     None(2)
     16    Accor-Texas Summary                                  6           30,176,866          1.6%     None(2)
     19    United Artists-5 Theaters Summary                    5           23,302,898          1.2%     100%
     21    Lipkin Portfolio Summary                            10           19,716,966          1.0%     125%
     22    Grand Union Summary                                  3           19,662,220          1.0%     125%
     23    Accor-Florida Summary                                4           19,143,664          1.0%     None(2)
     24    Summit Portfolio Summary                             5           17,790,686          0.9%     125%
     25    American Restaurant Group, Inc. Summary              8           17,787,585          0.9%     None(2)
     26    Accor-Midwest Summary                                5           15,623,817          0.8%     None(2)
     29    Accor-East Summary                                   5           14,443,020          0.8%     None(2)
     32    Accor-Southeast Summary                              4           13,763,265          0.7%     None(2)
     35    Accor-West Summary                                   3           13,112,290          0.7%     None(2)
     54    Bloomfield Multi Summary                            13            7,438,145          0.4%     125%
     56    Washington HUD Summary                               4            6,798,452          0.4%     125%
     59    U.S. Equities II Summary                            13            6,514,620          0.3%     125%
     69    Essex Portfolio Summary                              2            5,328,399          0.3%     125%
     76    East-West 4 LLC Summary                              4            4,738,569          0.2%     100%
     78    Jefferson Plaza Summary                              2            4,591,080          0.2%     None(2)
     79    Bloomfield-Lex Summary                               6            4,555,639          0.2%     125%
     80    Carroll Pool Summary                                 3            4,498,950          0.2%     None(2)
     86    Westwood Portfolio Summary                           6            4,201,726          0.2%     125%
                                                               --         ------------         ----
           TOTAL                                              170         $810,295,862         42.2%
                                                              ===         ============         ====

----------
(1) The release price shown is the percentage of the property release amount that the borrower must prepay or defease, as applicable, in order to obtain the release of an individual mortgaged property from the lien of the related mortgage.
(2) No release of an individual mortgaged property from the lien of the related mortgage is allowed.


LOCKBOX TERMS                    213 mortgage loans, representing 99.4% of the
                                 initial pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged properties will be paid into one of the following three types of lockboxes, each of which is described below:

                                 HARD LOCKBOX. Income is paid directly to a lockbox account (or, with respect to multifamily properties, collected and deposited in such account by the manager of the mortgaged property or, in the case of hospitality properties, cash or "over-the-counter" receipts will be deposited into the lockbox account by the manager while credit card receivables will be deposited directly into a lockbox account) controlled by the servicer on behalf of the trust fund;

                                 MODIFIED LOCKBOX. Income is paid to the
                                 manager of the mortgaged properties, which will deposit all sums collected into a lockbox account on a regular basis; or

                                 SPRINGING LOCKBOX. Income is collected by the borrower unless a triggering event (such as the failure to pay the related mortgage loan in full on or before the related anticipated repayment date or a decline, by more than a specified amount, in the net operating income of the related mortgaged property and/or a failure to meet a specified debt service coverage ratio) occurs, and thereafter a hard lockbox is put in place.

                                 Each mortgage loan which has a lockbox is identified on Annex A. Lockbox accounts will not be assets of the trust fund. The mortgage loans provide for such lockbox accounts as follows:




                     % OF INITIAL       NUMBER OF
TYPE OF LOCKBOX      POOL BALANCE     MORTGAGE LOANS
-----------------   --------------   ---------------
  Hard                    73.9%             90
  Modified                 3.6%              6
  Springing               22.0%            117
  None                     0.6%              4
                         -----             ---
  TOTAL                  100.0%            217
                         =====             ===

PREPAYMENT CHARACTERISTICS       Each mortgage loan restricts voluntary
OF THE MORTGAGE LOANS            prepayments in one or more of the following
                                 ways:

                                 o  by prohibiting any prepayments for a
                                    specified period of time after the mortgage loan is originated;

                                 o by requiring that any principal prepayment made during a specified period of time be accompanied by a yield maintenance charge; and/or

                                 o by imposing fees or premiums in connection with full or partial principal prepayments for a specified period of time.

                                 Certain credit lease loans permit principal prepayments to be made on any date after the related lockout period with interest only up to the date of prepayment. The remaining mortgage loans generally provide that principal prepayments may only be made:

                                 o  on a due date; or

                                 o accompanied by interest through the next due date.

                                 Additional collateral loans may also require partial principal prepayments during the related lockout period. See "-- Additional Collateral Loans" below.

                                 As of the cut-off date, approximately 98.8% of the mortgage loans by initial pool balance were within their respective lockout periods, and the weighted average of such lockout periods was 128 months.

                                 For a description of the yield maintenance periods, yield maintenance charges, prepayment premium periods and prepayment premiums of the mortgage loans, see "Risk Factors -- The Offered Certificates -- Yield may be Affected by Prepayments and Defaults" and "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "-- Property Releases."


DEFEASANCE                       214 mortgage loans, representing 97.9% of the
                                 initial pool balance, permit the borrower to release the related mortgaged property (or, in the case of any crossed loan and most of the multi-property loans, one or more of the related mortgaged properties) from the lien of the related mortgage(s) upon the pledge to the trustee of certain noncallable U.S. government obligations. Such U.S. government obligations must provide for payments which approximate scheduled interest and principal payments due under the related mortgage note.


ADDITIONAL COLLATERAL LOANS      3 of the mortgage loans, representing 1.4% of
                                 the initial pool balance, are also secured by cash reserves or irrevocable letters of credit. Such additional collateral will be released to the borrower upon satisfaction by the borrower of certain conditions including, in certain cases, meeting certain debt service coverage ratio levels and/or satisfying certain leasing conditions. If such conditions are not satisfied within the time periods specified therefor, the related reserve or credit enhancement amount may be applied to partially prepay the related mortgage loan.
                                 Such partial prepayment may not be required to be accompanied by the payment of a prepayment premium or yield maintenance charge. The holders of any class of offered certificates receiving any such prepayment will receive certain yield protection payments. The servicer will be required to advance such yield protection payments to compensate such holders for the absence of any such prepayment premium or yield maintenance charge. The right to receive yield protection payments will not be treated as an interest in the REMIC. See
                                 "Certain Federal Income Tax Consequences." See
                                 "Description of the Offered Certificates --
                                 Distributions -- Yield Protection Payments."


RISK FACTORS                     See "Risk Factors" immediately following this
                                 "Summary of Prospectus Supplement" for a discussion of certain factors that should be considered in connection with the purchase of the offered certificates.

                                 RISK FACTORS

     You should consider, among other things, the following factors and the factors under "Risk Factors" in the prospectus in connection with the purchase of the offered certificates. Unless otherwise stated, all references to percentages of the mortgage loans, or of any specified group of mortgage loans, referred to in this prospectus supplement are calculated using the aggregate cut-off date principal balance. References to percentages of mortgaged properties are references to the percentages of the initial pool balance represented by the aggregate cut-off date principal balance of the related mortgage loans or, in the case of multi-property loans, the amount allocated to each individual mortgaged property unless otherwise indicated. References to the mortgage loans will include the mortgage loan related to the loan participation in the trust fund. Cross-collateralized loans are treated in this Prospectus Supplement as one mortgage loan, except as otherwise indicated. All numerical information concerning the mortgage loans is provided on an approximate basis.


                              THE MORTGAGE LOANS


COMMERCIAL AND MULTIFAMILY       Commercial and multifamily lending is
LENDING IS SUBJECT TO SPECIAL    generally thought to be riskier than
RISKS                            single-family residential lending because
                                 larger loans are made to single borrowers or groups of related borrowers.

                                 The mortgage loans are secured by the
                                 following income-producing property types:

                                 o   office properties;

                                 o   anchored and unanchored retail
                                     properties;

                                 o   multifamily properties;

                                 o   hospitality properties;

                                 o   industrial properties;

                                 o   healthcare properties;

                                 o   mobile home parks;

                                 o   self-storage facilities; and

                                 o   other commercial properties.


REPAYMENT OF COMMERCIAL AND      Repayment of loans secured by commercial and
MULTIFAMILY MORTGAGE LOANS       multifamily properties typically depends on the
                                 cash flow produced by such properties. The ratio of net cash flow to debt service of a loan secured by income-producing property is an important measure of the risk of default on such a loan.

                                 Payment on each mortgage loan is dependent primarily on:

                                 o  the net operating income of the related
                                    mortgaged property; and

                                 o with respect to balloon loans or mortgage loans with anticipated repayment dates, the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related borrower to refinance the mortgage loan at maturity (whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity) or on the anticipated repayment date.

                                 In general, if a mortgage loan has a
                                 relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.


NONRECOURSE LOANS LIMIT REMEDIES The mortgage loans will not be an obligation
FOLLOWING BORROWER DEFAULT       of, or be insured or guaranteed by:

                                 o  any governmental entity;

                                 o  any private mortgage insurer;

                                 o  the depositor;

                                 o  either mortgage loan seller;

                                 o  the servicer;

                                 o  the special servicer;

                                 o  the trustee; or

                                 o  any of their respective affiliates.

                                 Each mortgage loan generally is a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a borrower or its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the mortgaged property. See "Certain Characteristics of the Mortgage Loans."


CASH FLOWS AND PROPERTY          Commercial and multifamily cash flows are
VALUES MAY BE VOLATILE           volatile and may be insufficient to cover debt
                                 service on the related mortgage loan at any given time which may cause the value of a property to decline. Cash flows and property values generally affect:

                                 o  the ability to cover debt service;

                                 o  the ability to refinance the property;

                                 o the ability to pay a mortgage loan in full with sales proceeds; and

                                 o  the amount of proceeds recovered upon
                                    foreclosure.

                                 Cash flows and property values depend upon a number of factors, including:

                                 o  national, regional and local economic
                                    conditions;

                                 o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                                 o  changes or continued weakness in a
                                    specific industry segment;

                                 o  the nature of expenses:

                                    o  as a percentage of revenue;

                                    o  whether expenses are fixed or vary with
                                       revenue; and

                                    o  the level of required capital
                                       expenditures for proper maintenance and
                                       demanded by tenants;

                                 o  demographic factors;

                                 o changes required by retroactive building or similar codes;

                                 o  capable management and adequate
                                    maintenance;

                                 o  location;

                                 o with respect to mortgaged properties with uses subject to significant regulation, changes in applicable laws;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property; and

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses.


PROPERTY MANAGEMENT IS           The successful operation of a real estate
IMPORTANT TO THE                 project may depend on the performance and
SUCCESSFUL OPERATION             viability of the property manager. Different
OF THE MORTGAGED PROPERTY        property types require different levels of
                                 property manager involvement. Properties deriving revenues primarily from short-term sources (such as hotels, nursing homes, self-storage facilities and health care facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases.
                                 The property manager is generally responsible for:

                                 o  operating the properties;

                                 o  providing building services;

                                 o establishing and implementing the rental structure;

                                 o  managing operating expenses;

                                 o  responding to changes in the local market;
                                    and

                                 o  advising the borrower with respect to
                                    maintenance and capital improvements.

                                 Property managers may not always be in a financial condition to fulfill their management responsibilities. In addition, certain of the mortgaged properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow, however, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of one or more of the following:

                                 o  an event of default;

                                 o a decline in cash flow below a specified level; or

                                 o  the failure to satisfy some other
                                    specified performance trigger.


RISKS ASSOCIATED WITH            Lending on particular property types has
PARTICULAR PROPERTY              particular risks. See "Certain Characteristics
TYPES                            of the Mortgage Loans -- Additional Mortgage
                                 Loan Information." In addition to the factors described under "-- Cash Flows and Property
                                 Values May Be Volatile" above, cash flows and the values of particular property types will depend on the factors set forth below.


RISKS ASSOCIATED WITH            28.9% of the mortgage loans are secured by
OFFICE PROPERTIES                office properties. The value and cash flow of
                                 office properties will depend on the following factors:

                                 o  the strength, stability, number and
                                    quality of the tenants;

                                 o the physical attributes and amenities of the building in relation to competing buildings;

                                 o whether the area is a desirable business location;

                                 o  local labor cost and quality, tax
                                    environment (including tax benefits) and quality of life issues such as schools and cultural amenities;

                                 o  the financial condition of the owner; and

                                 o  access to transportation.


RISKS ASSOCIATED WITH            17.3% of the mortgage loans are secured by
RETAIL PROPERTIES                retail properties. The value and cash flow of
                                 retail properties will depend on the following factors:

                                 o  the strength, stability, number and
                                    quality of the tenants (a significant
                                    component of the total rent paid by retail tenants often is tied to a percentage of gross sales);

                                 o  whether the mortgaged property is in a
                                    desirable location;

                                 o the physical attributes and amenities of the building in relation to competing buildings;

                                 o  competition from nontraditional sources
                                    such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

                                 o whether a retail property is "anchored" or "unanchored"; if "anchored," the strength, stability, quality and continuous occupancy of the "anchor" tenant are particularly important factors.

                                 Retail properties that are "anchored" have traditionally been perceived as less risky. While there is no strict definition of an "anchor," it is generally understood that a retail "anchor" tenant is a tenant that is proportionately larger in size and is vital in attracting customers to the property. As used herein, an "anchored property" means a mortgaged property in which a nationally or regionally recognized tenant or a credit tenant occupies a significant portion of the mortgaged property, or in which any tenant occupies more than 20,000 square feet.

                                 The success of its anchor tenant is important to a shopping center property. An anchor tenant attracts and maintains other stores and it generates consumer traffic. The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases. Even if one were to continue to collect rent from the anchor tenant that has vacated the property (i.e., the anchor tenant "goes dark"), such mortgaged property's revenues and value may be adversely affected:




                                                  PERCENTAGE OF
                               NUMBER OF          INITIAL POOL
RETAIL PROPERTY TYPE      MORTGAGE PROPERTIES        BALANCE
----------------------   ---------------------   --------------
  Anchored                        29                   12.1%
  Unanchored                      14                    2.4
  Single Tenant                   12                    2.8
                                  --                   ----
  TOTAL                           55                   17.3%
                                  ==                   ====

RISKS ASSOCIATED WITH            21.9% of the mortgage loans are secured by
MULTIFAMILY PROPERTIES           multifamily properties. The value and cash
                                 flow of a multifamily property will depend on the following factors:

                                 o  the number of competing residential
                                    developments in the local market (including apartment buildings, manufactured housing communities and site-built single family homes);

                                 o the physical attributes and amenities of the building in relation to competing buildings;

                                 o  the reputation of the multifamily
                                    apartment building; and

                                 o  applicable state and local regulations
                                    designed to protect tenants in connection with evictions and rent increases.

                                 Other factors that may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels include:

                                 o  local military base or factory closings;

                                 o national and local politics, to the extent they result in changes to rent stabilization and rent control laws and agreements; and

                                 o  the level of mortgage interest rates to
                                    the extent it encourages tenants to
                                    purchase housing.


RISKS ASSOCIATED                 8.3% of the mortgage loans are secured by
WITH HOSPITALITY                 hospitality properties. The value and cash
PROPERTIES                       flow of hospitality properties will depend on
                                 the following factors:

                                 o  local, regional and national economic
                                    conditions;

                                 o the physical attributes and amenities of the hotel in relation to competing hotels;

                                 o the financial strength and capabilities of the owner and operator of a hotel;

                                 o travel patterns, which may be affected by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors;

                                 o financial strength and public perception of the franchise service mark and the continued existence of the franchise license agreement;

                                 o  competition from other hotels including
                                    limited service hotels; and

                                 o  the continued existence of a liquor
                                    license.

                                 In the event of a foreclosure of a hospitality property, it is unlikely that the trustee (or servicer or special servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hospitality property. Such party would be required to apply in its own name for such license. There can be no assurance that a new liquor license could be obtained or that it could be obtained promptly.

                                 In the event of a foreclosure of a hospitality property, a lender may be unable to remove a franchisor that it desires to replace. Credit Suisse First Boston Mortgage Capital LLC generally has obtained agreements from the franchisors that, in the event of a foreclosure of a mortgage loan secured by such hospitality property, the rights under the franchise agreement for such hospitality property would be transferable to the trustee (or servicer or special servicer) or purchaser of such property.


RISKS ASSOCIATED WITH CREDIT     13.5% of the mortgage loans are secured by
LEASE LOANS                      credit lease obligations. See "Certain
                                 Characteristics of the Mortgage Loans --
                                 Credit Lease Loans" and "-- Construction
                                 Loans." The performance of credit lease loans will depend principally on the payment by the related tenant or by the guarantor, if any, of such monthly rental payments and other payments due under the credit lease. In reliance on the tenant's or guarantor's credit rating, the credit lease loans were generally underwritten to lower debt service coverage ratios and/or higher loan-to-value ratios than other mortgage loans.

                                 A downgrade in the credit rating of any of the tenants and/or the guarantors may adversely affect the rating of the offered certificates.


                                 If a default occurs before significant
                                 amortization of the credit lease loan has occurred and no recovery is available from the related borrower, the tenant or any guarantor, it is unlikely that the special servicer will be able to recover in full the amounts then due under the credit lease loan.


RISKS ASSOCIATED WITH            7.9% of the mortgage loans are secured by
INDUSTRIAL                       industrial properties. The value and cash flow
PROPERTIES                       of industrial properties will depend on the
                                 following factors:

                                 o the quality of major tenants, especially if occupied by a single tenant;

                                 o  aspects of building site design such as
                                    clear heights, column spacing, zoning
                                    restrictions, number of bays and bay
                                    depths, divisibility, truck turning radius and overall functions and accessibility;

                                 o  proximity to supply sources, labor and
                                    customers and accessibility to rail lines, major roadways and other distribution channels; and

                                 o  the ability to adapt the mortgaged
                                    property as an industry segment develops or declines.

THE VALUE OF                     The improvements on certain mortgaged
PROPERTIES SECURING              properties subject to credit leases,
CONSTRUCTION LOANS               representing the security for 2.4% of the
IS DEPENDENT ON                  mortgage loans, were under
COMPLETION                       construction as of the cut-off date. The cost
                                 of developing commercial properties may exceed projections and construction may not be completed on schedule, resulting in increased construction costs. For each such mortgage loan, the lender has obtained a completion guaranty from CVS Corporation, the long-term unsecured debt of which is rated "A3" by Moody's Investors Services, Inc. and "A-" by
                                 Standard & Poor's Rating Services. However, if construction is not completed for any reason and the completion guaranty is not honored, the value of the related mortgaged property could be substantially less than the value utilized in calculating the loan-to-value ratio for Annex B (i.e., an as-built, stabilized value).


CASH FLOW AND                    The mortgaged properties with respect to 10.3%
VALUE OF SINGLE                  of the mortgage loans (other than the Credit
TENANT                           Lease Loans) are leased by a single tenant.
PROPERTIES DEPEND ON TENANT      Income from and the market value of retail,
                                 office and industrial mortgaged properties occupied by a single tenant would be adversely affected under the following circumstances:

                                 o if space in such mortgaged properties were vacated and could not be leased or relet on terms comparable to the prior lease;

                                 o if the tenant were to become a debtor in a bankruptcy case; and

                                 o if tenant sales were to decline and rent were based upon the volume of such sales.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the mortgaged properties. Although certain of the mortgage loans require the borrower to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a borrower to repay a mortgage loan.


LARGER MORTGAGE                  Several of the mortgage loans have cut-off
LOANS MAY RESULT IN              date principal balances
MORE SEVERE LOSSES               that are substantially higher than the average
                                 cut-off date principal balance. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such mortgage loans were more evenly distributed among the mortgage loans in such pool. The following chart lists the ten largest mortgage loans:

                           TEN LARGEST MORTGAGE LOANS



                                      CUT-OFF DATE        PERCENTAGE OF
            LOAN NAME              PRINCIPAL BALANCE   INITIAL POOL BALANCE
--------------------------------- ------------------- ---------------------
   1 Intell/Reichmann Portfolio
     Summary ....................     $ 86,666,578              4.5%
   2 Butera Portfolio Summary....       82,871,008              4.3
   3 Patriot American
     Summary ....................       81,569,558              4.2
   4 L'Enfant Plaza Summary .....       74,961,792              3.9
   5 180 Water Street ...........       74,957,136              3.9
   6 260/261 Madison Avenue .....       74,355,366              3.9
   7 Trident Center .............       60,000,000              3.1
   8 Thurman Multifamily
     Portfolio Summary ..........       55,745,250              2.9
   9 Koll Corporate Plaza .......       54,819,238              2.9
  10 Pinstripe Multifamily
     Portfolio Summary ..........       52,709,690              2.7
                                      ------------             ----
     TOTAL ......................     $698,655,615             36.4%
                                      ============             ====


MORTGAGE LOANS SECURED           42.2% of the mortgage loans are secured by
BY MULTIPLE PROPERTIES           more than one mortgaged property. Securing a
MAY RESULT IN MORE SEVERE        mortgage loan with multiple properties
LOSSES                           generally reduces the risk that the net
                                 operating income generated by such properties will not be sufficient to pay debt service and result in defaults and ultimate losses.
                                 However, properties securing cross-defaulted and cross-collateralized mortgage loans generally will be managed by the same managers or affiliated managers or the same borrowers or affiliated borrowers.

MORTGAGE LOANS                   26.2% of the mortgage loans were made to
SECURED BY AFFILIATED            affiliated borrowers and are not
BORROWERS MAY RESULT             cross-collateralized. Mortgage loans with
IN MORE SEVERE LOSSES            the same borrower or related borrowers
                                 pose risks. Some of these risks include:

                                 o  financial difficulty at one mortgaged
                                    property, could cause the owner to defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property; and

                                 o  the owner could attempt to avert
                                    foreclosure on one mortgaged property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                 See "-- Enforceability of Cross-Collateralized and Cross-Defaulted Mortgage Loans May be Challenged" below and "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans."

                                 Each group of loans in the table set forth below corresponds to a group of affiliated borrowers (credit lease loans are not included).


                            RELATED BORROWER LOANS


                                                               CUT-OFF DATE       % OF INITIAL
 LOAN NO.                     LOAN NAME                     PRINCIPAL BALANCE     POOL BALANCE
----------   -------------------------------------------   -------------------   -------------
      8      Thurman Multifamily Portfolio Summary             $ 55,745,250
     10      Pinstripe Multifamily Portfolio Summary             52,709,690
     13      Garden Variety Apartments Portfolio Summary         44,088,900
                                                               ------------
               Total ...................................       $152,543,840            7.9%
                                                               ============
     18      Courthouse Square Apartments                      $ 23,564,880
     20      Ramblewood Village Apartments                       22,220,441
     28      English Village Apartments                          15,222,781
     85      Homestead Gardens Apartments                         4,274,070
                                                               ------------
               Total ...................................       $ 65,282,171            3.4%
                                                               ============
     62      PFI-Ignacio Gardens                               $  6,228,111
     88      PFI-Lincoln Villa                                    4,063,115
     93      PFI-Northgate                                        3,862,209
    111      PFI-Fairway                                          3,013,602
    110      PFI-Creekside                                        3,039,590
    133      PFI-Oak Hill Apartments                              2,301,932
    127      PFI-Ignacio Pines                                    2,478,850
    156      PFI-Westview                                         2,036,056
    170      PFI-Northern Apartments                              1,829,152
    159      PFI-Ignacio Hills III                                2,006,070
    190      PFI-Strawberry                                       1,430,337
    193      PFI-Via Casitas                                      1,338,379
    203      PFI-Country Club                                     1,120,480
    197      PFI-Ignacio Hills I                                  1,284,404
    214      PFI-Ignacio Hills IV                                   582,730
                                                               ------------
               Total ...................................       $ 36,615,017            1.9%
                                                               ============

                                                    CUT-OFF DATE       % OF INITIAL
 LOAN NO.                LOAN NAME               PRINCIPAL BALANCE     POOL BALANCE
----------   --------------------------------   -------------------   --------------
     40      St. Landry Plaza Shopping Center       $10,776,767
     48      Island Walk Shopping Center              8,700,000
     61      St. Charles Plaza                        6,300,000
     90      Edgewater Square                         4,000,000
    142      Belleair Bazaar                          2,236,000
    165      Citrus Plaza                             1,930,000
                                                    -----------
               Total ........................       $33,942,767             1.8%
                                                    ===========
    107      1270 Gerard Avenue                     $ 3,195,383
    118      690 Gerard Avenue                        2,740,000
    121      2300 Grand Concourse                     2,720,000
    120      230 East 167th Street                    2,720,000
    140      215 Mount Hope Place                     2,250,000
    129      984 Sheridan Avenue                      2,400,000
    139      1210 Sherman Avenue                      2,250,000
    134      176 East 176th Street                    2,300,000
    178      1791 Grand Concourse                     1,777,000
    167      2908-10 Valentine Avenue                 1,860,000
    186      3031 Holland Avenue                      1,548,000
    185      3041 Holland Avenue                      1,580,000
    187      1240 Sherman Avenue                      1,525,000
    198      1945 Loring Place South                  1,280,000
    210      344 East 209th Street                      855,000
    213      2885 Briggs Avenue                         680,000
    215      116 Henwood Place                          560,000
                                                    -----------
               Total ........................       $32,240,383             1.7%
                                                    ===========
     52      Stirling Industrial Park               $ 7,764,366
     92      Commerce Security Center                 3,981,726
     98      Affordable Warehouses                    3,683,096
    163      7600 Medley Industrial Building          1,991,039
                                                    -----------
               Total ........................       $17,420,228             0.9%
                                                    ===========
     45      1000 Sylvan Avenue                     $ 9,616,048
     84      LG International Building                4,340,558
                                                    -----------
               Total ........................       $13,956,606             0.7%
                                                    ===========
     54      Bloomfield Multi Summary               $ 7,438,145
     79      Bloomfield-Lex                           4,555,639
                                                    -----------
               Total ........................       $11,993,783             0.6%
                                                    ===========

                                                 CUT-OFF DATE       % OF INITIAL
 LOAN NO.              LOAN NAME              PRINCIPAL BALANCE     POOL BALANCE
----------   -----------------------------   -------------------   --------------
     89      Bayscene Mobilehome Park            $ 4,035,586
     81      Copacabana Mobile Home Park           4,442,095
    149      Buena Park Manor MHP                  2,144,931
                                                 -----------
               Total .....................       $10,622,612             0.6%
                                                 ===========
    115      Bari Manor                          $ 2,883,445
    141      Hudson View Estates                   2,238,792
    171      Sparta Green Townhouses               1,823,017
    212      Sherwood Townhouses                     696,624
                                                 -----------
               Total .....................       $ 7,641,878             0.4%
                                                 ===========
    131      111 East 167th Street               $ 2,396,503
    153      2544 Valentine Avenue                 2,096,970
    169      2 Minerva Place                       1,840,000
                                                 -----------
               Total .....................       $ 6,333,473             0.3%
                                                 ===========
    104      Quality Inn-Nautilus                $ 3,290,225
    161      Best Western-Wright Patterson         1,994,076
                                                 -----------
               Total .....................       $ 5,284,301             0.3%
                                                 ===========
    168      416-418 Knickerbocker               $ 1,845,638
    188      2174 Pelham Associates                1,496,463
                                                 -----------
               Total .....................       $ 3,342,100             0.2%
                                                 ===========


ENFORCEABILITY OF                13.8% of the mortgage loans are
CROSS-COLLATERALIZED             cross-collateralized and/or cross-defaulted
AND CROSS-DEFAULTED              with other mortgage loans in the mortgage
MORTGAGE LOANS MAY               pool. These arrangements attempt to reduce the
BE CHALLENGED                    risk that one mortgaged property may not
                                 generate enough net operating income to pay debt service. See "-- Mortgage Loans Secured by Multiple Properties May Result in More
                                 Severe Losses" and "-- Mortgage Loans Secured by Affiliated Borrowers May Result in More
                                 Severe Losses" above.

                                 Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance if:

                                 o  one of the borrowers were to become a
                                    debtor in a bankruptcy case;

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value in exchange for allowing its
                                    mortgaged property to be encumbered; and

                                 o  at the time the lien was granted, the
                                    borrower was:

                                    o  insolvent;

                                    o  inadequately capitalized; or

                                    o  unable to pay its debts.

OTHER FINANCING MAY AFFECT       The mortgage loans generally prohibit
BORROWER'S PERFORMANCE OR        borrowers from incurring any additional debt
INTERFERE WITH LENDER'S          that is secured by the related mortgaged
RIGHTS UNDER MORTGAGE LOANS      property. Generally, subject to certain
                                 limitations relating to maximum amounts, borrowers may incur unsecured trade and operational debt in connection with the ordinary operation and maintenance of the related mortgaged property.

                                 The existence of such other debt could:

                                 o adversely affect the financial viability of the borrowers;

                                 o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;

                                 o  complicate bankruptcy proceedings; and

                                 o  delay foreclosure on the mortgaged
                                    property.

                                 The bankruptcy of a subordinate lender may also delay foreclosure. See "Certain Legal Aspects of the Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the prospectus. Except for four mortgage loans which represent 3.0% of the mortgage loans, Credit Suisse First Boston Mortgage Capital LLC has not permitted any additional debt to be secured by a mortgaged property. All such mortgage loans have standstill and subordination agreements in place between the related lenders.

                                 Credit Suisse First Boston Mortgage Capital
                                 LLC has made mezzanine loans to affiliates of certain of the borrowers secured by such affiliate's equity interest in such borrower as set forth in the following table:


                                MEZZANINE LOANS

                                                      CUT-OFF DATE     ORIGINAL
                                                        PRINCIPAL      PRINCIPAL    MEZZANINE    CUT-OFF    FORECLOSEABLE
                                                       BALANCE OF     BALANCE OF       LOAN        DATE          ON
 LOAN                                                   MORTGAGE       MEZZANINE     MATURITY   AGGREGATE     MORTGAGED
  NO.                    LOAN NAME                        LOAN           LOAN          DATE      LTV (1)      PROPERTY
------ --------------------------------------------- -------------- -------------- ----------- ----------- --------------
   1   Intell-Reichmann Portfolio Summary             $ 86,666,578   $ 2,651,196     4/11/00   73.82%            No
   3   Butera Portfolio Summary                         82,871,008       958,942    10/11/05   88.95%            No
   5   L'Enfant Plaza                                   74,961,792     2,500,000     9/11/05   66.44%            No
   6   260-261 Madison Avenue                           74,355,366    10,000,000    12/31/00   64.89%            No
   8   Thurman Multifamily Portfolio Summary            55,745,250     2,346,865    11/11/08   83.11%            No
  10   Pinstripe Multifamily Portfolio Summary          52,709,690     1,941,932    11/11/08   80.98%            No
  13   Garden Variety Apartments Portfolio Summary      44,088,900     1,504,432    11/11/08   89.18%            No
  14   Donatelli Portfolio Summary                      41,540,422    15,816,626    12/11/02   87.17%            No
  15   Camco Summary                                    36,953,806     4,200,000    10/11/05   95.04%            No
  89   Bayscene Mobilehome Park                          4,035,586       924,282     4/11/03   95.38%            No
                                                      ------------   -----------
         Total                                        $553,928,398   $42,844,275
                                                      ============   ===========

----------
(1) The ratio of the sum of the cut-off date principal balance of the indicated mortgage loan and related mezzanine debt as of origination to the value of the related mortgaged property.

                                 Upon a default under a mezzanine loan, the mezzanine loan lender would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine loan. Such transfer of equity would not trigger the "due on sale" clause under the related mortgage loan, as described herein. If the mezzanine loan lender attempts to foreclose upon such pledged equity, the obligor may file for bankruptcy. A mezzanine loan may not be transferred to another entity without the consent of the servicer unless such entity satisfies certain requirements set forth in the pooling and servicing agreement.

                                 No mezzanine loan lender has a lien on, or has the power to foreclose on, any of the mortgaged properties or on any of the escrow accounts, lockbox accounts or cash collateral accounts established under the related mortgage loans. The mezzanine loan lender's only remedy in the event of non-payment is to foreclose upon the equity and cash collateral accounts pledged to it and to terminate the related property manager.


A MORTGAGE LOAN SELLER AND/OR    Credit Suisse First Boston Mortgage Capital
LLC AFFILIATES MAY HAVE          and/or affiliates have acquired preferred
PREFERRED EQUITY                 equity interests in the borrowers with respect
INTEREST IN SOME BORROWERS       to 11 of the mortgage loans representing 26.9%
                                 of the mortgage loans, as set forth in the following table:


                   PREFERRED EQUITY INVESTMENTS IN BORROWERS

                                                       CUT-OFF DATE     CUT-OFF DATE       SCHEDULED FINAL
                                                        PRINCIPAL          AMOUNT            DISTRIBUTION
 LOAN                                                   BALANCE OF        OF EQUITY            DATE OF
  NO.                    LOAN NAME                    MORTGAGE LOAN      INVESTMENT      PREFERRED EQUITY (1)
------ --------------------------------------------- --------------- ------------------ ---------------------
   1   Intell/Reichmann Portfolio Summary             $ 86,666,578     $ 13,334,654             4/11/00
   3   Butera Portfolio Summary                         82,871,008        6,298,158            10/11/05
   5   L'Enfant Plaza                                   74,961,792       45,400,000             9/11/05
   8   Thurman Multifamily Portfolio Summary            55,745,250        2,644,337(2)         11/11/08
   9   Koll Corporate Plaza                             54,819,238        4,200,000             9/11/05
  10   Pinstripe Multifamily Portfolio Summary          52,709,690        3,013,656(2)         11/11/08
  13   Garden Variety Apartments Portfolio Summary      44,088,900        1,685,868(2)         11/11/08
  18   Courthouse Square Apartments                     23,564,880        3,025,631             6/11/08
  20   Ramblewood Village Apartments                    22,220,441        2,872,637             6/11/08
  28   English Village Apartments                       15,222,781        1,958,027             6/11/08
  85   Homestead Gardens Apartments                      4,274,070          590,201             6/11/08
                                                      ------------     --------------
         TOTAL                                        $517,144,628     $ 85,023,169
                                                      ============     ==============

----------
(1)   In accordance with the minimum payments due monthly.
(2) May be converted to a mezzanine loan at the option of the preferred equity holder.

                                 In general, with respect to each such
                                 borrower, the preferred equity holder is entitled to the following:

                                 o  to receive certain preferred
                                    distributions:

                                 o prior to distributions being made to the other partners or members;

                                    o  after all required monthly debt service
                                       payments, reserve payments and other
                                       payments under the related mortgage loan are made;

                                    o after any obligations to other creditors have been satisfied when due; and

                                    o  after all monthly operating expenses
                                       with respect to the related mortgaged
                                       property have been paid.

                                 o  to terminate and replace the manager of
                                    the related mortgaged property or
                                    properties (or the managing member or
                                    general partner of the borrower) upon:

                                    o  the occurrence of certain specified
                                       breaches; or

                                    o  in some cases, if the debt service
                                       coverage ratio falls below certain
                                       levels.

                                 o  to approve the annual budget for the
                                    mortgaged property; and

                                 o to approve certain actions of the related borrowers, including:

                                    o  certain transactions with affiliates;

                                    o prepayment or refinancing of the related mortgage loan;

                                    o  transfer of the related mortgaged
                                       property;

                                    o  entry into or modification of
                                       substantial leases; or

                                    o  improvement of the related mortgaged
                                       properties.


ONE OF THE MORTGAGE LOAN         Credit Suisse First Boston Mortgage Capital
SELLERS AND/OR CERTAIN           LLC and/or certain officers of Credit Suisse
OFFICERS THEREOF OR THE          First Boston Mortgage Capital LLC and the
UNDERWRITER MAY HAVE             underwriter own equity interests in the
EQUITY INTERESTS IN SOME         the borrowers with respect to 5 mortgage
BORROWERS                        loans representing 8.7% of the mortgage loans.

DECISIONS REGARDING              If the trust fund were to acquire a mortgaged
FORECLOSURE WILL                 property pursuant to a foreclosure or delivery
BE AFFECTED BY TAX ON            of a deed in lieu of foreclosure, the
CERTAIN INCOME                   special servicer would be required to retain
FROM OPERATION OF                an independent contractor to operate and
FORECLOSURE                      manage the mortgaged property. Any net income
PROPERTY                         from such property other than qualifying
                                 "rents from real property" will subject a lower-tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal federal corporate tax rate
                                 (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. "Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. See "The Pooling and Servicing
                                 Agreement -- Realization Upon Mortgage Loans."



GEOGRAPHIC CONCENTRATION OF      The concentration of mortgaged properties in a
MORTGAGED PROPERTIES SUBJECTS    specific state or region will make the
THE TRUST FUND TO STATE OR       performance of the pool of mortgage loans, as
REGIONAL CONDITIONS              a whole, more sensitive to the following
                                 in the state or region where the borrowers and the mortgaged properties are concentrated:

                                 o economic conditions, including real estate market conditions;

                                 o changes in governmental rules and fiscal policies;

                                 o acts of God (which may result in uninsured losses); and

                                 o other factors which are beyond the control of the borrowers.

                                 The mortgaged properties are located in 47 states, the District of Columbia and St. Thomas, U.S. Virgin Islands. The table below sets forth the states in which a significant percentage of the mortgaged properties are located. See the table entitled "Mortgaged Properties By State" for a description of geographic location of the mortgaged properties. Except as set forth below, no state contains more than 5.0% (by cut-off date principal balance of allocated loan amount) of the mortgaged properties.


         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES



                                           NUMBER OF
                     % OF INITIAL POOL     MORTGAGED
STATE                     BALANCE          PROPERTIES
-----------------   -------------------   -----------
  New York                  15.0%              56
  California                14.0%              62
  Texas                     10.2%              29
  New Jersey                 8.3%              25
  Washington DC              6.3%               3
  Florida                    6.1%              25
  Maryland                   5.8%              16



SOME REMEDIES MAY NOT BE         The mortgage loans generally contain
AVAILABLE FOLLOWING A            "due-on-sale" and "due-on-encumbrance" clauses
MORTGAGE LOAN DEFAULT            which permit the holder of the mortgage loan
                                 to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage. All of the mortgage loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                                 Each of the mortgage loans is secured by an assignment of leases and rents from the borrower, however, the borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                                 o  the trust fund may not have a perfected
                                    security interest in the rent payments
                                    until the servicer collects them;

                                 o  the servicer may not be entitled to
                                    collect the rent payments without court
                                    action; and

                                 o  the bankruptcy of the related borrower
                                    could limit the servicer's ability to
                                    collect the rents.

                                 See "Certain Legal Aspects of Mortgage Loans
                                 -- Leases and Rents" in the prospectus.


ENVIRONMENTAL LAWS MAY           Under various federal, state and local
AFFECT MORTGAGED PROPERTY        environmental laws, ordinances and
CASH FLOW AND VALUE              regulations, a current or previous owner or
                                 operator of real property may be liable for the costs of cleanup of environmental contamination on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. Such an environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral.

                                 Certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

                                 Environmental site assessments or studies have been conducted with respect to substantially all of the mortgaged properties within twelve months preceding the cut-off date. No assessment or study revealed any environmental condition or circumstance that the depositor believes will have a material adverse impact on the value of the related mortgaged property or the related borrower's ability to pay its debt. It is possible that the environmental site assessments did not reveal all environmental liabilities or that there are material environmental liabilities of which neither the mortgage loan seller nor the depositor are aware. It is also possible that the environmental condition of the mortgaged properties in the future could be affected by tenants and occupants, or by third parties unrelated to the borrowers. There can be no assurance that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related mortgaged property.

                                 The borrowers agreed to establish and maintain operations and maintenance programs, abatement programs and/or environmental reserves in cases where the environmental assessments revealed:

                                 o  the existence of material amounts of
                                    friable and/or non-friable asbestos;

                                 o underground storage tanks that needed to be replaced or removed;

                                 o  lead-based paint at certain of the
                                    multifamily residential properties; or

                                 o  other adverse environmental conditions,
                                    including polychlorinated biphenyls in
                                    equipment, elevated radon levels or
                                    contamination of soil and/or groundwater.

                                 See "Certain Characteristics of the Mortgage
                                 Loans -- Environmental Matters."


BALLOON LOANS AND MORTGAGE       Balloon loans and mortgage loans with a
LOANS WITH ANTICIPATED           specified anticipated repayment date involve a
REPAYMENT DATES INVOLVE          greater risk to the lender than fully
GREATER RISK                     amortizing loans because in order to make the
                                 balloon payment or pay the mortgage loan in full on the anticipated repayment date, the borrower will typically need either to refinance the loan or to sell the related mortgaged property at a price which will cover such payment. The ability of a borrower to refinance the related mortgage loan or sell the related mortgaged property will depend on the factors described above affecting property value and cash flow. See "Risk Factors --
                                 Balloon Payments" in the prospectus. The table set forth below sets forth the amortization characteristics of the mortgage loans:


              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS



                                                % OF
                                            INITIAL POOL       NUMBER OF
TYPE OF LOAN                                   BALANCE       MORTGAGE LOANS
----------------------------------------   --------------   ---------------
Loans with Anticipated Repayment Dates           84.9%            166
Fully Amortizing Loans                            8.6%             38
Balloon Loans                                     6.6%             13
                                                -----             ---
TOTAL                                           100.0%            217
                                                =====             ===

ONE ACTION RULES MUST BE         Several states (including California) have
COMPLIED WITH                    laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property loan, which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of
                                 Mortgage Loans -- Foreclosure" in the
                                 prospectus.


LIMITATIONS OF APPRAISALS AND    In general, appraisals are not guarantees, and
MARKET STUDIES                   may not be indicative, of present or future
                                 value because:

                                 o they represent the analysis and opinion of the appraiser at or before the time the mortgage loan is made;

                                 o  there can be no assurance that another
                                    appraiser would not have arrived at a
                                    different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property;

                                 o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.

                                 Information regarding the values of the
                                 mortgaged properties as of the cut-off date is presented under "Certain Characteristics of the Mortgage Loans" herein for illustrative purposes only.


PROPERTY MANAGERS MAY            The managers of the mortgaged properties and
EXPERIENCE CONFLICTS OF          the borrowers may experience conflicts of
INTEREST IN MANAGING MULTIPLE    interest in the management and/or ownership of
PROPERTIES                       such properties because:

                                 o  a substantial number of the mortgaged
                                    properties are managed by property managers affiliated with the respective borrowers;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with the mortgaged properties; and

                                 o  affiliates of the managers and/or the
                                    borrowers, or the managers and/or the
                                    borrowers themselves, also may own other properties, including competing properties.


SERVICER AND THE SPECIAL         The servicer and special servicer will service
SERVICER MAY EXPERIENCE          loans other than those included in the trust
CONFLICTS OF INTEREST            fund in the ordinary course of their business.
                                 Such loans may include mortgage loans similar to the mortgage loans in the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors and/or property managers in common with, certain of the mortgage loans and the mortgaged properties. Under the pooling and servicing agreement, the servicer and the special servicer are required to service the mortgage loans that each of them services in the same manner, and with the same care, that each of them services similar mortgage loans for its own portfolio or for the portfolios of third parties.


LEASEHOLD INTERESTS ARE          4.4% of the mortgage loans are secured by
SUBJECT TO TERMS OF THE          leasehold interests with respect to which the
GROUND LEASE                     related owner of the fee estate has not
                                 mortgaged such fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, any mortgaged property a material portion of which consists of a leasehold estate is considered a leasehold interest unless the trust fund also holds a mortgage on the fee, in which case it is considered a fee interest.

                                 Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (i.e., continue) or reject (i.e., terminate) the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, as it is currently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

CHANGES IN ZONING                Due to changes in applicable building and
LAWS MAY AFFECT                  zoning ordinances and codes affecting certain
ABILITY TO REPAIR                of the mortgaged properties which have come
OR RESTORE MORTGAGED             into effect after the construction of such
PROPERTY                         properties, certain mortgaged properties may
                                 not comply fully with current zoning laws because of:

                                 o  density;

                                 o  use;

                                 o  parking;

                                 o  set-back requirements; or

                                 o  other building related conditions.

                                 Such changes will not interfere with the current use of the mortgaged property. However, such changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, all mortgaged properties which no longer conform to current zoning ordinances and codes require the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

ENGINEERING REPORTS MAY          The mortgaged properties were inspected by
NOT DISCOVER ALL REQUIRED        engineering firms at the time the mortgage
REPAIRS AND REPLACEMENTS         loans were originated (except for the
                                 mortgaged properties where the improvements were under construction) to assess:

                                 o  structure;

                                 o  exterior walls;

                                 o  roofing;

                                 o  interior construction;

                                 o  mechanical and electrical systems;

                                 o  general condition of the site; and

                                 o buildings and other improvements located on the mortgaged properties.

                                 There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.


COMPLIANCE WITH AMERICANS WITH   Under the Americans with Disabilities Act of
DISABILITIES ACT MAY RESULT IN   1990, all public accommodations are required
ADDITIONAL COSTS                 to meet certain federal requirements related
                                 to access and use by disabled persons. To the extent a mortgaged property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with such law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


NATURE OF A BORROWER'S           There may be legal proceedings pending and,
LITIGATION MAY AFFECT            from time to time, threatened against a
SUCH BORROWER FROM TIME          borrower or its affiliates relating to the
TO TIME                          business of or arising out of the ordinary
                                 course of business of such borrower and its affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. See "Certain
                                 Characteristics of the Mortgage Loans --
                                 Litigation."


CERTAIN LOANS MAY                3.5% of the mortgage loans may require the
REQUIRE PRINCIPAL                related borrower to make partial prepayments
PAYDOWNS                         if certain conditions, including, in certain
                                 cases, meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made during the mortgage loan's lockout period and may not include a prepayment premium or yield maintenance charge. See "Risk Factors -- The
                                 Offered Certificates -- Yield May be Affected by Prepayments and Defaults" below. In addition, if a portion of one of the mortgage loans with a $41,540,422 principal balance
                                 (Loan No. 14, the Donatelli Loan) is prepaid as a result of a reversal on appeal of an earlier court ruling with respect to the validity of the transfer to the borrower of one of the properties securing such mortgage loan, such prepayment will not include a prepayment premium or yield maintenance charge. See "Certain Characteristics of the Mortgage Loans -- Litigation." See "Prepayment and Yield Considerations." The holders of any class of offered certificates receiving any such required prepayment will be entitled to receive, only from the servicer and not from assets of the trust fund, yield protection payments to compensate such holders for the absence of any such prepayment premium or yield maintenance charge payments.


                           THE OFFERED CERTIFICATES


ONLY TRUST FUND ASSETS ARE       If the assets of the trust fund are
AVAILABLE TO PAY CERTIFICATES    insufficient to make payments on the offered
                                 certificates, no other assets will be
                                 available for payment of the deficiency.


YIELD MAY BE AFFECTED BY         The yield to maturity on each class of
PREPAYMENTS AND DEFAULTS         certificates will depend in part on the
                                 following:

                                 o  the purchase price for the certificates;

                                 o  the rate and timing of voluntary and
                                    involuntary principal prepayments
                                    (including repurchases by a mortgage loan seller for breaches of representation and warranties);

                                 o the rate and timing of delinquencies and losses;

                                 o  interest shortfalls resulting from
                                    prepayments; and

                                 o the receipt and allocation of prepayment premiums and/or yield maintenance charges.

                                 The investment performance of the offered certificates may be materially different from what you expected if the assumptions you make with respect to the factors listed above are incorrect.

                                 In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions thereon (including voluntary and involuntary prepayments) occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than the yield you assumed at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions thereon (including voluntary and involuntary prepayments) occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than the yield you assumed at the time of purchase.

                                 In general, borrowers are less likely to prepay if prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, borrowers are more likely to prepay if prevailing rates fall significantly below the interest rates of the mortgage loans. Borrowers are less likely to prepay mortgage loans with lockout periods, prepayment premium or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums or yield maintenance charges.

                                 Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

                                 Provisions requiring prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium or a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge which may be unenforceable or usurious under applicable law. See "Prepayment and Yield Considerations."

                                 The yield to maturity on the Class A-X
                                 Certificates will be extremely sensitive to the prepayment and loss experience on the mortgage loans. If you are an investor in the Class A-X Certificates, you could fail to fully recoup your initial investment in circumstances of higher than anticipated rates of principal prepayments or losses.


SERVICER'S RIGHT TO              The servicer, the special servicer or the
RECEIVE INTEREST ON              trustee, as applicable, will be entitled to
ADVANCES MAY RESULT IN           receive interest on unreimbursed advances and
ADDITIONAL LOSSES TO THE         unreimbursed servicing expenses. The right to
TRUST FUND                       receive such payments of interest is senior to
                                 the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. See "The Pooling and Servicing
                                 Agreement -- Servicing Compensation and
                                 Payment of Expenses."


IF THE SERVICER OR               The servicer or special servicer or an
SPECIAL SERVICER                 affiliate thereof may purchase any class of
PURCHASES CERTIFICATES,          certificates. It is anticipated that the
A CONFLICT OF INTEREST           special servicer or an affiliate of the
COULD ARISE BETWEEN ITS          special servicer will purchase all or a
DUTIES AND ITS INTEREST          portion of the Class H, Class I and Class J
IN THE CERTIFICATES              Certificates. However, there can be no
                                 assurance that the special servicer or an affiliate of the special servicer will purchase any certificates. The purchase of certificates by the servicer or special servicer could cause a conflict between its duties pursuant to the pooling and servicing agreement and its interest as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates.


SPECIAL SERVICER MAY BE          The holders of a majority of the percentage
REMOVED BY CERTAIN INVESTORS     interests of the controlling class (initially
WITHOUT CAUSE                    a portion of which may be purchased by the
                                 special servicer) will be entitled, at their option, to remove the special servicer, with or without cause, and appoint a successor special servicer, provided that each rating agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates.


BOOK-ENTRY REGISTRATION OF       Each class of offered certificates initially
THE CERTIFICATES MAY REQUIRE     will be represented by one or more
YOU TO EXERCISE YOUR RIGHTS      certificates registered in the name of Cede &
THROUGH DTC                      Co., as the nominee for The Depository Trust
                                 Company (generally referred to as DTC), and will not be registered in the names of the related beneficial owners of certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through DTC, and its participating organizations. As a beneficial owner holding a certificate through the book-entry system, you will be entitled to receive the reports described under "The
                                 Pooling and Servicing

                                 Agreement -- Reports to Certificateholders;
                                 Available Information" and notices only
                                 through the facilities of DTC and its
                                 respective participants or from the trustee
                                 (if the depositor has provided the name of such beneficial owner to the certificate registrar). For additional information on the book-entry system, see "Description of the Offered Certificates -- Book-Entry Registration and Definitive Certificates." Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.



LACK OF SECONDARY                There currently is no secondary market for the
MARKET FOR THE                   offered certificates. Although the underwriter
CERTIFICATES MAY                 has advised the depositor that it currently
ADVERSELY AFFECT                 intends to make a secondary market in the
THEIR MARKET VALUE               offered certificates, it is under no
                                 obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See
                                 "Risk Factors -- Limited Liquidity" in the prospectus.


COMPUTERIZED SYSTEMS             The transition from the year 1999 to the year
MAY BE DISRUPTED BY              2000 may disrupt the ability of computerized
TRANSITION TO YEAR 2000          systems of the servicer, the special servicer,
                                 the trustee, the borrower and other parties to process information, including:

                                 o the collection of payments on the mortgage loans;

                                 o  the servicing of the mortgage loans; and

                                 o  the distributions on your certificates.

                                 The servicer, the special servicer and the trustee are currently modifying their computer systems and applications. They are using their best efforts to be year 2000 compliant by August 31, 1999. If the servicer, the special servicer or the trustee is unable to complete such modifications by the year 2000 or if the borrowers or other third parties are not year 2000 compliant, the ability of the servicer and the special servicer or the trustee to service the mortgage loans and make distributions to the certificateholders, respectively, may be materially and adversely affected.

                                 DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Trust Fund (as defined herein) will consist primarily of 217 fixed-rate loans, including a participation (the "Water Street Participation") in a fixed-rate loan, secured by 363 multifamily and commercial properties (the "Mortgage Loans"). References to the Mortgage Loans will include the mortgage loan related to the Water Street Participation. The Mortgage Loans will have an aggregate Principal Balance of approximately $1,919,275,079 (the "Initial Pool Balance") as of November 11, 1998 (the "Cut-off Date"), subject to a variance of plus or minus 5%. For the purposes of this Prospectus Supplement, any Crossed Loan or Multi-Property Loan (as defined herein) is considered to be one Mortgage Loan. Any loans made to affiliated borrowers which are not cross-collateralized are considered separate Mortgage Loans. For purposes of describing the property type and geographic distribution of Mortgaged Properties (as defined herein), Allocated Loan Amounts (as defined herein), as shown on Annex A, are used for Mortgage Loans secured by more than one property. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Trust Fund, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Loan Balance (as defined herein). Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     Each Mortgage Loan is evidenced by one or more notes (each, a "Mortgage Note"), and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). References to Mortgage Note will include the trust's participation interest in a note which evidences the Water Street Loan. Each of the Mortgages creates a first lien on the interests of the related borrower in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon, and, in certain cases, reserve funds (collectively, "Mortgaged Properties"), as set forth in the following table:


                        SECURITY FOR THE MORTGAGE LOANS

                                                NUMBER OF
INTEREST OF                   % OF INITIAL      MORTGAGED
BORROWER ENCUMBERED         POOL BALANCE(1)     PROPERTIES
------------------------   -----------------   -----------
  Fee Simple Estate(2)            95.6%            352
  Leasehold                        4.4%             11
                                 -----             ---
  TOTAL                          100.0%            363
                                 =====             ===

----------
(1) Based on the principal balance of the Mortgage Loan or, for any Multi-Property Loan, the Allocated Loan Amount with respect to each portion of the related Mortgaged Property.

(2) For any Mortgaged Property subject to a ground lease where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a fee simple estate. For any Mortgaged Property that partially consists of a leasehold interest, the encumbered interest has been categorized as a fee simple interest if the leasehold interest does not constitute a material portion of the Mortgaged Property.

     Each Mortgaged Property consists of land improved by (i) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (ii) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (iii) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (iv) a full or limited service or extended stay hotel/motel property (a "Hospitality Property" or "Lodging Property," and any Mortgage Loan secured thereby, a "Hospitality Loan" or "Lodging Loan"), (v) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), or (vi) certain other properties (each, an "Other Property" and any Mortgage Loan secured thereby, an "Other Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth in the table under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information -- Mortgaged Properties by Property Type."

     5 Mortgage Loans, representing approximately 13.8% of the Initial Pool Balance are evidenced by two or more Mortgage Notes which are secured and cross-collateralized by two or more Mortgaged Properties. See "Risk Factors -- The Mortgage Loans -- Mortgage Loans Secured by Multiple Properties May Result in More Severe Losses."

     29 Mortgage Loans, representing approximately 42.1% of the Initial Pool Balance, are secured by two or more Mortgaged Properties, under a single Mortgage Note by a single borrower. See "Risk Factors -- Mortgage Loans Secured by Affiliated Borrowers May Result in More Severe Losses."

     The Mortgage Loans comprise two separate groups, Loan Group 1 and Loan Group 2 (each, a "Loan Group" and, collectively, the "Mortgage Pool"). Loan Group 1 will consist of 105 Mortgage Loans, representing approximately 41.0% of the Initial Pool Balance. Loan Group 2 will consist of 112 Mortgage Loans, representing approximately 59.0% of the Initial Pool Balance. See Annex C -- "Certain Characteristics of the Multifamily Mortgaged Properties."

     None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, either Mortgage Loan Seller, the Servicer, the Special Servicer, the Trustee (each, as defined herein) or any of their respective affiliates. All of the Mortgage Loans generally are non-recourse except in limited circumstances such as a default resulting from voluntary bankruptcy, fraud or other willful misconduct of the borrower. If a borrower defaults on any Mortgage Loan, recourse generally may be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets.

     The Mortgage Loans generally were underwritten in accordance with the underwriting criteria described under "-- Underwriting Standards" below. Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") will purchase the Mortgage Loans (or the beneficial interest therein) to be included in the Trust Fund on or before the date on which the Certificates (as defined herein) are issued (the "Closing Date") from Credit Suisse First Boston Mortgage Capital LLC (the "CSFB Mortgage Loan Seller") and Credit Suisse First Boston Depositor I Corporation pursuant to two separate Mortgage Loan Purchase Agreements (each, a "Mortgage Loan Purchase Agreement") to be dated as of the Cut-off Date between the related Mortgage Loan Seller and the Depositor. The CSFB Mortgage Loan Seller will be obligated (directly or pursuant to the assignment of certain rights under a loan purchase agreement between the Mortgage Loan Sellers) to repurchase a Mortgage Loan in the event of (i) a breach of a representation or warranty of the related Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or (ii) certain instances of missing or defective documents. The Depositor will assign certificates representing 100% beneficial interest in certain of the Mortgage Loans, together with the Depositor's rights against the CSFB Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement (as defined herein). The Trustee will liquidate Credit Suisse First Boston Mortgage Finance Trust I (the "Trust Mortgage Loan Seller" and, together with the CSFB Mortgage Loan Seller, the "Mortgage Loan Sellers"), the trust in which such Mortgage Loans were deposited, and will own such Mortgage Loans directly. The Depositor will assign the remaining Mortgage Loans, together with the Depositor's rights and remedies against the CSFB Mortgage Loan Seller in respect of breaches of representations or warranties regarding such Mortgage Loans, to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. First Union National Bank, in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. Each Mortgage Loan Seller, as a seller of Mortgage

Loans to the Depositor, is selling the Mortgage Loans sold by it without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" and "The Mortgage Pools -- Representations and Warranties" in the Prospectus.


SECURITY FOR THE MORTGAGE LOANS

     In addition to the security of one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Mortgaged Properties, each Mortgage Loan also is secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or one or more Escrow Accounts (as defined herein) for, among other things, replacements of furniture, fixtures and equipment and environmental remediation, real estate taxes, insurance premiums and ground rents, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves. Additionally, certain of the Credit Lease Loans (as defined herein) have the benefit of Lease Enhancement Policies or Residual Value Policies (each as defined herein). The Mortgage Loans generally provide for the indemnification of the lender by the borrower (or related principals) for the presence of any hazardous substances affecting the Mortgaged Property. In addition, Loan No. 123 (Office Depot-Dallas) and Loan No. 48 (Island Walk Shopping Center) are covered by insurance policies insuring against certain losses due to environmental contamination. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the Mortgage, such exceptions having been acceptable to the CSFB Mortgage Loan Seller in connection with the purchase or origination of such Mortgage Loan and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Escrows."


UNDERWRITING STANDARDS

     All of the Mortgage Loans were underwritten by the CSFB Mortgage Loan Seller. The CSFB Mortgage Loan Seller has implemented guidelines establishing certain procedures with respect to underwriting mortgage loans. The Mortgage Loans generally were originated in accordance with such guidelines; provided, however, that the underwriting standards for such Mortgage Loans which are secured by cooperative apartments, manufactured housing communities, restaurants, self-storage facilities and health clubs were originated utilizing prudent underwriting practices for mortgage loans secured by similar mortgaged properties and may differ from the standards described below. With respect to the Mortgage Loans which were acquired by the CSFB Mortgage Loan Seller, the CSFB Mortgage Loan Seller applied its general guidelines to the Mortgage Loans in reliance on information provided to it by the originators of such loans without independent investigation. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect. The underwriting standards for the Mortgage Loans addressed, with respect to each Mortgaged Property, environmental conditions, physical conditions, property valuations, property financial performance, code compliance, property management, title insurance, borrower evaluation and property insurance, as described below.

     Environmental Assessments. Substantially all of the Mortgaged Properties have been subject to environmental site assessments or studies within the period of 12 months preceding the Cut-off Date. Additionally, all borrowers were required to provide environmental representations and warranties and covenants relating to the existence and use of hazardous substances on the Mortgaged Properties.

     Property Condition Assessments. Inspections of the related Mortgaged Properties (other than with respect to New Store Loans (as defined herein)) were conducted by engineering firms prior to origination of the Mortgage Loans. Such inspections generally were commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports indicated a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property. The estimated cost of the necessary repairs or replacements at each Mortgaged Property was included in each property condition report. In each instance, the originator of the Mortgage Loan either determined that the necessary repairs or replacements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in most instances, that reserves be established to cover the cost of such repairs or replacements.

     Appraisals. An appraisal of each of the Mortgaged Properties was performed. The appraisals generally were performed by independent MAI appraisers and indicated that at the time of the respective appraisals (or that upon completion of the related New Store (as defined herein) with respect to the related New Store Loan) the aggregate value of the related Mortgaged Properties exceeded the original principal amount of each Mortgage Loan. The appraisals also were used as a source of information for rental and vacancy rates and were used to calculate tenant improvement reserves. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     Operating and Occupancy Statements. In connection with the origination of the Mortgage Loans (other than the Credit Lease Loans), the originator reviewed current rent rolls (and, where available, up to three years of prior rent rolls) and related information or statements of occupancy rates, census data, financial data, historical operating statements and, with respect to the Mortgage Loans secured by Office Properties, Industrial Properties and Retail Properties, a selection of major tenant leases. In underwriting each Mortgage Loan, income and operating information provided by the related borrower was examined by the originator of the Mortgage Loan. Neither the Depositor nor either Mortgage Loan Seller make any representation as to the accuracy of such information; provided, however, that, with respect to several of the Mortgage Loans, the originator thereof or the related borrower engaged independent accountants to review or perform certain procedures to verify such information.


     Zoning and Building Code Compliance. All of the borrowers generally have represented under the related Mortgage or loan agreement and, in connection with substantially all of the Mortgage Loans, provided other evidence to the effect that the use and operation of the related Mortgaged Properties was, as of the date on which the Mortgage Loan was originated, and is currently, in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties. For a discussion of zoning issues, see "Risk Factors -- The Mortgage Loans -- Changes in Zoning Laws May Affect Ability to Repair or Restore Mortgaged Property."

     Property Management. Generally, for all Mortgage Loans (other than Credit Lease Loans), a manager (which may be an employee or affiliate of the borrower) is responsible for responding to changes in the local rental or lodging market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the performance and long-term viability of a project. Each of the original managers was approved by the originator of each Mortgage Loan in connection with the origination of the related Mortgage Loan. In most cases, the Special Servicer may cause the borrower to terminate management contracts upon certain events specified in the documents executed in connection with the Mortgage Loans and generally any change in a manager must be approved by the Special Servicer. No change in a manager may be effected by the Special Servicer unless the Rating Agencies (as defined herein) have confirmed in writing that such change will not cause any withdrawal, qualification or downgrade in the then current ratings of each Class of Certificates. For a discussion of property management issues, see "Risk Factors -- The Mortgage Loans -- Property Managers May Experience Conflicts of Interest Managing Multiple Properties."

     Title Insurance Policy. Each borrower has provided, and the CSFB Mortgage Loan Seller has obtained, a title insurance policy for each Mortgaged Property. Each title insurance policy generally complies with the following requirements:
(i) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (ii) the policy must be in an amount equal to the original principal balance of the related Mortgage Loan, (iii) the protection and benefits must run to the lender and its successors and assigns, (iv) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (v) the legal description of the Mortgaged Property in the policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.


     Property Insurance. Each borrower has provided, and the CSFB Mortgage Loan Seller has reviewed, certificates of required insurance with respect to each Mortgaged Property. Such insurance generally may include: (i) commercial general liability insurance for bodily injury or death and property damage;
(ii) an "All Risk of Physical Loss" policy; (iii) if applicable, boiler and machinery coverage; (iv) if the Mortgaged Property is located in a 100-year flood zone, flood insurance; (v) if the Mortgaged Property is located in an earthquake prone area, earthquake insurance; and (vi) such other coverage as the CSFB Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property. In most instances, with respect to Mortgage Loans with original principal balances less than $20 million, the claims-paying ability of the related insurance providers must have a rating by S&P (as defined herein) of "A" or better and, with respect to Mortgage Loans with original principal balances greater than $20 million, the related insurance provider must have a rating by S&P of "AA" or better.


     Evaluation of Borrower. The CSFB Mortgage Loan Seller evaluates each borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Approximately 99.9% of the borrowers are single asset special purpose entities. In addition, in general, in connection with each Mortgage Loan with an original principal balance in excess of $20 million and each Credit Lease Loan, each borrower is required to be organized as a bankruptcy-remote entity, and the CSFB Mortgage Loan Seller has reviewed the organizational documents of the borrower to verify compliance with such requirement. The Chicago Borrower under the Patriot American Loan (each, as defined herein) is treated as a single asset special purpose entity in this Prospectus Supplement. Although the Chicago Borrower owns a 29.9299% limited partnership interest in IHP Holdings Partnership, L.P., the Chicago Borrower is not required to meet any capital calls and has no management rights, powers or responsibilities.


     Patriot American Hospitality, Inc. and Wyndham International, Inc. (together, the "Patriot Companies") both affiliates of the Chicago Borrower and the Greenspoint Borrower, reported in a Form 8-K filed in November 1998 for the Patriot Companies that UBS AG, London Branch had asserted that the Patriot Companies were in default under the terms of a contract relating to certain forward equity transactions as a result of the Patriot Companies not delivering certain cash collateral and not meeting a final settlement of such contract in cash. The Patriot Companies have disputed this assertion. The Patriot Companies also reported in such Form 8-K that NationsBanc Capital Corporation had alleged the right to require a complete settlement of a similar forward equity transaction. See "Certain Characteristics of the Mortgage Loans -- Largest Mortgage Loans -- The Patriot American Loan."


     DSCR and LTV Ratio. The CSFB Mortgage Loan Seller's underwriting standards generally require, for all Mortgage Loans other than Credit Lease Loans, the following minimum DSCR and LTV ratios (each as defined herein) for each of the indicated property types:

                                                      DSCR       LTV RATIO
PROPERTY TYPE                                      GUIDELINE     GUIDELINE
-----------------------------------------------   -----------   -----------
          Office                                  1.25x            75%
          Anchored Retail                         1.25x            80%
          Unanchored Retail                       1.25x            75%
          Multifamily (excluding cooperative)     1.20x            80%
          Cooperative
            as cooperative                        1.00x            60%
            as rental                             1.35x            70%
          Industrial                              1.25x            75%
          Hospitality                             1.35x            75%
          Mobile home park                        1.20x            80%

     The DSCR guidelines listed above are calculated based on Net Cash Flow (as defined herein) at the time of origination. Therefore, the DSCR for each Mortgage Loan as reported elsewhere in this Prospectus Supplement may differ from the ratio calculated at the time of origination. The foregoing guidelines generally were applied in connection with the origination of the Mortgage Loans, but certain Mortgage Loans, as indicated on Annex A hereto, may deviate from these guidelines. For Credit Lease Loans, the CSFB Mortgage Loan Seller's underwriting standards generally require that the DSCR be no less than 1.00x and the Leased LTV (as defined herein and set forth on Annex B) be no greater than 100%.

     Escrow Requirements. The CSFB Mortgage Loan Seller generally requires a borrower to fund various escrows (each, an "Escrow Account") for items including real estate taxes, insurance premiums, ground rent, replacement of furniture, fixtures and equipment, environmental remediation, deferred maintenance and/or scheduled capital improvements, seasonal working capital (with respect to Hospitality Properties), capital expenditures, and tenant improvements and re-leasing costs (with respect to Office Properties and Retail Properties). Escrow Accounts generally must be held at Eligible Banks (as defined herein). Generally, the required escrows for Mortgage Loans originated by the CSFB Mortgage Loan Seller are as follows:

     Ground Rent -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual ground rent for any ground lease relating to the Mortgaged Property.

     Taxes and Insurance -- Typically, a pro rated initial deposit and monthly deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current tax rate) and annual property insurance premium relating to the Mortgaged Property.

     Capital Item Reserves -- Monthly deposits generally based on the greater of the amount recommended on an annual basis pursuant to a building condition report prepared for the CSFB Mortgage Loan Seller or the following minimum amounts:

           Office                                $0.20 per square foot
           Retail                                $0.15 per square foot
           Multifamily (excluding cooperative)   $250 per Unit
           Industrial                            $0.15 per square foot
           Hospitality                           5% of gross revenues
           Mobile home parks                     $50 per pad

The actual reserve deposits for periodic replacement, capital expenditures and furniture, fixtures and equipment (collectively, "Capital Items") required under each Mortgage Loan are set forth on Annex A.

     Tenant Improvements and Leasing Commission Reserves -- Monthly deposits generally based upon anticipated lease turnover rates, estimated costs for tenant improvements and leasing commissions in the related market.

     In certain cases, the CSFB Mortgage Loan Seller allowed a borrower to post a letter of credit in lieu of funding ongoing reserves for Capital Items and/or tenant improvements and leasing commissions. Even if the actual funded reserves under a Mortgage Loan are less than the foregoing amounts, the CSFB Mortgage Loan Seller generally deducted such amounts from net operating income when calculating Net Cash Flow.


     Deferred Maintenance/Environmental Remediation -- An initial deposit, upon funding of a Mortgage Loan, in an amount equal to no less than 100%, and as much as 125%, of (i) the estimated cost of the recommended substantial repairs or replacements pursuant to a building condition report completed by a licensed engineer and (ii) the estimated cost of environmental remediation expenses as recommended by an independent environmental assessment.


     Seasonal Working Capital -- An initial deposit, upon funding of a Mortgage Loan, or monthly deposits, in each case generally based upon the anticipated shortfall of operating income necessary to pay debt service and operating expenses for the months in which occupancy of a Hospitality Property is below that which is necessary to cover such costs.


     Credit Lease Loans. Generally each Monthly Payment due under a Credit Lease Loan will be paid entirely from the rent due from the Tenant at the related Credit Lease Property. The CSFB Mortgage Loan Seller's underwriting criteria for a Credit Lease Loan generally depend on whether such Credit Lease Loan is secured by a Bond-Type Lease, a Triple Net Lease or a Double Net Lease (each, as defined herein).

                     DSCR       LTV RATIO
LEASE TYPE        GUIDELINE     GUIDELINE
--------------   -----------   ----------
  Bond-Type          1.00x         100%
  Triple Net         1.02x          95%
  Double Net         1.05x          90%

     Generally, when calculating the DSCR guidelines set forth above, the CSFB Mortgage Loan Seller did not adjust the rental income payments in the manner described herein with respect to the calculation of Net Cash Flow. In addition, the CSFB Mortgage Loan Seller did not require the escrowing of amounts for real estate taxes, insurance premiums, seasonal working capital, ground rents, Capital Items, tenant improvements or leasing commissions for Bond-Type Leases. The CSFB Mortgage Loan Seller did require, in many instances, the escrowing of amounts for real estate taxes, insurance premiums, ground rents, Capital Items, tenant improvements and/or leasing commissions for Double Net Leases and Triple Net Leases. The actual DSCR and LTV Ratios (both "Leased Value" and "Dark Value") for the Credit Lease Loans are set forth on Annex B hereto.


     The CSFB Mortgage Loan Seller generally requires the borrower for each Double Net Lease to fund an Escrow Account in an amount equal to 200% of the annual anticipated cost to be incurred in connection with required maintenance, repairs or replacements with respect to the related Credit Lease Property.

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


CREDIT LEASE LOANS

     40 Mortgage Loans, representing approximately 13.5% of the Initial Pool Balance (the "Credit Lease Loans") are secured by assignments of leases and rents on properties ("Credit Lease Properties") that are, in each case, subject to a net lease obligation (a "Credit Lease") of a tenant (a "Tenant"), or net lease obligations guaranteed by a guarantor (the "Guarantor") that possesses a rating or unpublished shadow rating of "B-" (or the equivalent) or higher by one or more of the Rating Agencies. See "Risk Factors -- The Mortgage Loans -- Risks Associated with Credit Lease Properties."

     Each Credit Lease is either a Bond-Type Lease, a Triple Net Lease or a Double Net Lease. Credit Leases with respect to 31 of the Credit Lease Properties, which represent 10.8% of the Initial Pool Balance ("Bond-Type Leases" or "Bondable Leases") have neither lease termination nor rent abatement rights, and the Tenants thereunder are required, at their expense, to maintain their Credit Lease Property in good order. Credit Leases with respect to 6 of the Credit Lease Properties, which represent 2.3% of the Initial Pool Balance ("Triple Net Leases") have termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Rights"), and may have termination and abatement rights arising from a borrower's default in the performance of various other obligations under the Credit Lease, including but not limited to remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting property owned directly or indirectly by the borrower in the area of the Credit Lease Property, and complying with laws regulating such Credit Lease Property or common areas related to such Credit Lease Property ("Additional Rights"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Credit Lease Property, including the roof and structure, in good order and repair. Credit Leases with respect to 3 of the Credit Lease Properties, which represent 0.4% of the Initial Pool Balance ("Double Net Leases") have termination and abatement rights arising from a borrower's default relating to its obligations under the Credit Leases to perform required maintenance, repairs or replacements with respect to the related Credit Lease Property ("Maintenance Rights") as well as Casualty or Condemnation Rights, and may have Additional Rights. If a borrower defaults in the performance of certain obligations under Triple Net Leases or Double Net Leases and the Tenant exercises its Additional Rights or Maintenance Rights, there would be a disruption in the stream of Monthly Rental Payments (as defined herein) available to pay principal and interest to the Certificateholders.

     With respect to each Credit Lease Loan not secured by the assignment of a Bond-Type Lease, the Trustee generally is the beneficiary of one or more non-cancelable insurance policies ("Lease Enhancement Policies") obtained to cover certain lease termination and rent abatement events arising out of a casualty to, or condemnation of, a Credit Lease Property issued by Chubb Custom Insurance Company (the "Lease Enhancement Insurer"). As of the Cut-off Date, the claims paying ability of the Lease Enhancement Insurer was rated "AAA" and "Aa2" by S&P and Moody's (as defined herein), respectively. Each Lease Enhancement Policy provides that, in the event of a permitted termination by a Tenant of a Credit Lease occurring as a result of a casualty or a condemnation, the Lease Enhancement Insurer will pay the Servicer on behalf of the Trustee a payment of all outstanding principal plus, subject to certain limitations, interest on such Credit Lease Loan. The Lease Enhancement Insurer generally is not required to pay any amount due under a Credit Lease Loan other than principal and, subject to certain limitations, accrued interest and therefore is not required to pay any Prepayment Premium or Yield Maintenance Charge (each, as defined herein) due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances (as defined herein).

     Each Credit Lease has a primary lease term (the "Primary Term") that expires contemporaneously with or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans, other than the Balloon Payment Credit Lease Loans (as defined below), are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term thereof by one or more renewal periods after the end of the related Primary Term. Each borrower under a Credit Lease Loan is a single-purpose, bankruptcy-remote entity. Each Credit Lease generally provides that the related Tenant must pay all real estate taxes levied or assessed against the related Credit Lease Property and, except as discussed above with respect to certain of the Double Net Leases, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of such Credit Lease Property.

     With respect to 33 Credit Lease Loans representing approximately 7.8% of the Initial Pool Balance (the "Fully Amortizing Credit Lease Loans"), scheduled monthly payments (the "Monthly Rental Payments") under each Credit Lease generally are sufficient to pay in full and on a timely basis all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan. 7 of the Credit Lease Loans, representing approximately 5.7% of the Initial Pool Balance (the "Balloon Payment Credit Lease Loans"), are not fully amortizing and require the payment of Balloon Payments at maturity (which coincides with the expiration of the Primary Term of the related Credit Leases). 7 of the Balloon Payment Credit Lease Loans, representing approximately 5.7% of the Initial Pool Balance, each have the benefit of a non-cancellable residual value insurance policy (a "Residual Value Policy") from R.V.I. America Insurance Company, which had a claims paying rating of "A" by Fitch (as defined herein) and "A" by S&P as of the Cut-off Date. The Residual Value Policies insure the related borrowers against any diminution in the value of the related Credit Lease Properties as a result of changes in market conditions. If the related Credit Lease Properties cannot be sold or if the proceeds from the disposition of such properties are insufficient to repay the indebtedness secured by such Credit Lease Properties upon the maturity of such Credit Lease Loans, the insurer in each case will be required to pay the amount of such remaining indebtedness. The Trustee is a named insured of each Residual Value Policy.

     At the end of the term of a Credit Lease, a Tenant is generally obligated to surrender the Credit Lease Property in good order and in its original condition as received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the borrower.

     6 Mortgage Loans representing approximately 5.5% of the Initial Pool Balance are Credit Lease Loans for which Accor S.A. ("Accor") is the related tenant or guarantor. These Credit Lease Loans are secured by 27 Mortgaged Properties which are operated as "Motel 6" limited service hotels. Accor is a global hospitality and travel group with activities in tourism, institutional catering, vouchers and auto rental. Accor has approximately 130,000 employees and operations in over 130 countries. Accor operates one of the world's largest hotel networks ranging from limited service hotels to resort hotels and including such brands as Sofitel, Ibis, Novotel, Formula 1 and Motel 6. Accor also operates one of the world's largest service voucher programs with approximately 10 million users on three continents, as well as operating one of the largest business travel agency networks and Europe's largest car rental operation. In its 1997 annual report, Accor reported revenues of FF 31.8 billion, a 12.3% increase from FF 28.3 billion in 1996. Reported earnings before income tax, depreciation and amortization increased 21.0% to FF 5.4 billion in 1996.

     In a 1998 mid-year report, Accor reported six month sales of FF 17.9 billion (an increase of 19.6% from the comparable period in 1997). Accor also reported that net debt was reduced from FF 17.3 billion at December 31, 1997 to FF 11.9 billion at June 30, 1998. Accor has a long-term issuer rating of "BBB" by S&P.

LARGEST MORTGAGE LOANS

     The ten largest Mortgage Loans by Initial Pool Balance are as follows:

The Intell-Reichmann Portfolio Loan

     The Loan. The largest Mortgage Loan (the "Intell-Reichmann Portfolio Loan") was originated by the CSFB Mortgage Loan Seller on May 19, 1998 and August 4, 1998 and has an aggregate principal balance as of the Cut-off Date of $86,666,577.55, which represents approximately 4.5% of the Initial Pool Balance. The Intell-Reichmann Portfolio Loan consists of two pari passu notes which are cross-collateralized and cross-defaulted. Note A has a principal balance, as of the Cut-off Date, of $65,897,622.35 and Note B has a principal balance, as of the Cut-off Date, of $20,768,955.20. Both Note A and Note B are included in the Trust Fund. The Intell-Reichmann Portfolio Loan is secured by first mortgages encumbering nine office buildings located in Kansas, Kentucky, New York and New Jersey and one shopping center in Kentucky (collectively, the "Intell-Reichmann Portfolio Property"). The Intell-Reichmann Portfolio Loan was made to IPC Commercial Properties, LLC (the "Intell-Reichmann Portfolio Borrower"), a Delaware limited liability company.


   Cut-off Date Principal
   Balance:                $ 86,666,578
   Origination Date:       August 4, 1998
                           ($48,705,170 was originated
                           on May 19, 1998 and
                           consolidated)
   Loan Type:              ARD
   Monthly Payment:        Note A: $446,919
                           Note B: $140,856
   Interest Rate:                 7.155%
   Amortization Term:      358 months
   DSCR:                          1.25 x
   Cut-off Date LTV:              71.63%
   Anticipated Repayment
   Date:                   June 11, 2008
   ARD Balance:            $ 76,148,195
   ARD LTV:                       62.93%
   Defeasance Period:      Commencing two years
                           after the Closing Date
                           through 6 months prior to
                           ARD
   Partial Defeasance:     Yes (Release price of 125%
                           of Property Release
                           Amount)
   Prepayment Lockout
   Expiration:             6 months prior to ARD



Borrower Special
Purpose Entity:            Yes, with a managing
                           member that is a special
                           purpose entity with an
                           independent director and
                           a non-consolidation
                           opinion
Maturity Date:             June 11, 2028
Number of Properties:                 10
Total Square Feet:             1,218,718
Appraised Value:            $121,000,000
Cut-off Date
Balance/SF:                 $71
Lock Box:                   Hard

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Intell-Reichmann Portfolio Loan is set forth below:



                                                                                                                     CUT-OFF
                                                                                                                      DATE
                                                                                                                    ALLOCATED
PROPERTY                       PROPERTY    SQUARE   YEAR BUILT/     FEE OR          MAJOR                             LOAN
NAME               LOCATION      TYPE       FEET     RENOVATED    LEASEHOLD        TENANTS        OCCUPANCY (1)      AMOUNT
--------------- ------------- ---------- --------- ------------- ----------- ------------------- --------------- --------------
 Edgewater      Staten         Office     255,257      1982      Fee         Staten Island             89.92%     $20,768,955
 Plaza          Island,                                                      University
                NY                                                           Hospital, NYC
                                                                             Police
 Hurstbourne    Louisville,    Office     234,244      1982      Fee         Deming,                   90.00       15,956,972
 Place          KY                                                           Malone, Livesay,
                                                                             et al., Dearborn
                                                                             Systems &
                                                                             Service
 Intell-Sony    Woodcliffe     Office     123,000      1985      Fee         Sony USA                 100.00       14,621,661
                Lake, NJ
 One Oxmoor     Louisville,    Office     137,190      1989      Fee/        National City             98.00        9,547,477
 Place          KY                                               Leasehold   Processing,
                                                                             Merrill Lynch,
                                                                             Stored Value
                                                                             Systems
 Hurstbourne    Louisville,    Retail     112,357      1991      Fee         Valu Discount,            96.20        7,344,213
 Plaza          KY                                                           Inc., Yucatan of
                                                                             Louisville, Ltd.,
                                                                             Walgreens
 Hurstbourne    Louisville,    Office     102,460      1971      Fee         Galen of KY,             100.00        6,209,199
 Park           KY                                                           Inc., NHL
                                                                             Health Services,
 Steeplechase   Louisville,    Office      76,666      1990      Fee         Electronic                97.00        4,873,887
 Place          KY                                                           Systems, The
                                                                             Future Now,
                                                                             AIG -- New
                                                                             Hampshire Ins.
 Hunnington     Louisville,    Office      63,072      1998      Fee         Aerotek, Inc.,            86.33        3,204,748
 Office Park    KY                                                           Olsten Staffing
 One Brittany   Wichita,       Office      56,913      1982      Fee         Southwestern              95.51        2,069,733
                KS                                                           Bell Yellow
                                                                             Pages, Office of
                                                                             Hearing and
                                                                             Appeals,
                                                                             Principal Mutual
                                                                             Life Ins.
 Two Brittany   Wichita,       Office      57,559      1985      Fee         Lodgistix, Sprint        100.00        2,069,733
                KS                                                           PCS, State Farm
                                                                             Auto
--------

(1) As of the most recently available rent roll


     The Borrower. The Intell-Reichmann Portfolio Borrower has been structured as a single purpose, bankruptcy remote entity, with a single purpose, bankruptcy remote managing member whose managing member is a single purpose corporation, whose board contains an independent director. The principal of the Intell-Reichmann Portfolio Borrower is Paul Reichmann, formerly a principal of Olympia & York Developments Ltd. ("Olympia & York"). Olympia & York developed real estate projects in Toronto, Canada; the United States; Mexico City, Mexico; and London, England; including 40 office towers and the World Financial Center in New York City, Canary Wharf in London and 1st Canadian Place in Toronto. In 1992, Olympia & York became subject to a bankruptcy proceeding.

     Certain additional information on the Intell-Reichmann Portfolio Loan is set forth on Annex A hereto.

     Property Management. The Intell-Reichmann Portfolio Property is managed by IPC (U.S.) Management, Inc. (the "Intell-Reichmann Portfolio Manager"), an affiliate of the Intell-Reichmann Portfolio Borrower pursuant to a management agreement (the "Intell-Reichmann Portfolio Management Agreement") which provides for a management fee of 4% of gross revenues which is subordinated to payments under the Intell-Reichmann Portfolio Loan. The Intell-Reichmann Portfolio Manager may be terminated (i) upon the occurrence of any default under the Intell-Reichmann Portfolio Loan, (ii) in the event the DSCR for the Intell-Reichmann Portfolio Loan shall be less than 1.05x, or (iii) upon the occurrence of any default under the Intell-Reichmann Portfolio Management Agreement.

     Mezzanine Loan and Preferred Equity Interest. IPC Commercial Holdings, LLC, the regular member of the Intell-Reichmann Portfolio Borrower, and two of its affiliates are the borrowers (collectively, the "Intell-Reichmann Portfolio Mezzanine Borrower") under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $2,651,196 (the "Intell-Reichmann Portfolio Mezzanine Loan") made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "Intell-Reichmann Portfolio Mezzanine Lender") on May 19, 1998. The Intell-Reichmann Portfolio Mezzanine Loan is secured by among other things, a pledge of the regular membership interests in the Intell-Reichmann Portfolio Borrower, the regular membership interests in the managing member of the Intell-Reichmann Portfolio Borrower, and the stock of the managing member of the managing member of the Intell-Reichmann Portfolio Borrower. The Intell-Reichmann Portfolio Mezzanine Lender has agreed not to transfer its interest in the Intell-Reichmann Portfolio Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Intell-Reichmann Portfolio Mezzanine Loan matures on April 11, 2000 and bears interest at a per annum rate equal to LIBOR plus 2.5%.

     The CSFB Mortgage Loan Seller owns a preferred equity interest (as such holder, the "Intell-Reichmann Special Limited Partner") in the Intell-Reichmann Portfolio Borrower having a Cut-off Date equity investment in the amount of $13,334,654 (the "Intell-Reichmann Preferred Equity Interest"). The Intell-Reichmann Special Limited Partner is entitled to receive preferred monthly distributions at a yield equal to LIBOR plus 2.5% and is scheduled to be redeemed in full on April 11, 2000. The Intell-Reichmann Special Limited Partner has agreed not to transfer the Intell-Reichmann Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

     The Intell-Reichmann Portfolio Mezzanine Loan and the Intell-Reichmann Preferred Equity Interest require monthly payments of interest and yield, respectively, only, and a balloon payment on April 11, 2000 of the principal and capital amounts thereof, respectively. Upon the occurrence of an event of default under the Intell-Reichmann Portfolio Mezzanine Loan or a breach under the preferred equity documents, all cash flow from the Intell-Reichmann Portfolio Property remaining after payment of operating expenses and sums due under the Intell-Reichmann Portfolio Loan will be applied to prepay such principal and capital amounts.

     The Intell-Reichmann Portfolio Mezzanine Lender and the Intell-Reichmann Special Limited Partner each have certain approval rights over budgets and significant leases and can terminate and replace the Intell-Reichmann Portfolio Manager upon the occurrence of an event of default under the Intell-Reichmann Portfolio Loan or a breach under the preferred equity documents, or if the debt and yield service coverage ratio is less than 1.05x in the aggregate (including debt service under the Intell-Reichmann Portfolio Loan). The Intell-Reichmann Portfolio Mezzanine Lender and Intell-Reichmann Special Limited Partner each have agreed not to take any such action with respect to the Intell-Reichmann Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The rights of the Intell-Reichmann Portfolio Mezzanine Lender and the Intell-Reichmann Special Limited Partner relating to budgeting, management and leases will be exercised through the Intell-Reichmann Special Limited Partner, subject to the consent of the Servicer to such exercise.


The Butera Portfolio Loan

     The Loan. The second largest Mortgage Loan (the "Butera Portfolio Loan") was originated by the CSFB Mortgage Loan Seller on August 28, 1998 and has an aggregate principal balance as of the Cut-off Date of $82,871,007.99 which represents approximately 4.3% of the Initial Pool Balance. The Butera Portfolio Loan consists of two pari passu notes. Note A of the Butera Portfolio Loan has a principal balance as of the Cut-off Date of $75,285,374.33 and Note B of the Butera Portfolio Loan has a principal balance as of the Cut-off Date of $7,585,633.66. Note A and Note B of the Butera Portfolio Loan are cross-collateralized and cross-defaulted and both will be assets of the Trust Fund. The Butera Portfolio Loan is secured by first mortgages encumbering thirteen properties located in Maryland, and one property located in West Virginia (collectively, the "Butera Portfolio Property").






   Cut-off Date Principal
   Balance:                  $ 82,871,008
   Origination Date:         August 28, 1998
   Loan Type:                ARD
   Monthly Payment:          Note A: $487,056
                             Note B: $49,075
   Interest Rate:                    6.71%
   Amortization Term:        360 months
   DSCR:                             1.31x
   Cut-off Date LTV:                81.57%
   Anticipated Repayment
   Date:                     September 11, 2008
   ARD Balance:              $ 71,824,702
   ARD LTV:                         70.69%
   Defeasance Period:        Commencing two years
                             after the Closing Date
                             through 60 days prior to
                             ARD
   Partial Defeasance:       Yes (Release price of
                             125% of Property Release
                             Amount)
   Prepayment Lockout
   Expiration:               60 days prior to ARD



   Borrower Special
   Purpose Entity:           Yes, as to all borrowers;
                             7 of 9 borrowers are
                             bankruptcy remote
                             entities with an
                             independent director
                             and a non-consolidation
                             opinion
   Maturity Date:            September 11, 2028
   Number of Properties:               14
   Total Square Feet:           1,367,656
   Appraised Value:          $101,600,000
   Cut-off Date
   Balance/SF:                        $61
   Lock Box:                 Hard



     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Butera Portfolio Loan is set forth below:



                                                               YEAR
      PROPERTY                        PROPERTY     SQUARE     BUILT/
        NAME            LOCATION        TYPE        FEET    RENOVATED
------------------- --------------- ------------ --------- -----------
  Girard Place      Gaithersburg,    Industrial   178,602     1994
                    MD
  Patrick Center    Frederick,         Office      65,262     1987
                    MD
  Deer Park         Randallstown,    Industrial   171,170     1997
                    MD
  Girard            Gaithersburg,    Industrial   123,930     1997
  Business          MD
  Center
  Old               Martinsburg,       Retail     199,192     1988
  Courthouse        WV
  Square
  Wedgewood         Frederick,       Industrial   165,690     1998
  Business Park     MD
  Georgia Pacific   Frederick,       Industrial   170,000     1997
                    MD
  Gateway West      Westminster,     Industrial    82,757     1994
                    MD
  Gateway           Gaithersburg,      Retail      44,307     1997
  Center            MD
  Westpark          Frederick,         Office      28,990     1997
                    MD
  Radtech           Frederick,         Office      40,042     1988
  Building          MD
  Woodlands         Largo, MD          Office      36,887     1989
  Business
  Center
  Microlog          Germantown,        Office      24,468     1986
                    MD
  Thomas AAA        Gaithersburg,    Industrial    36,000     1997
                    MD
  ------------
  (1)   As of most recently available rent roll.

                                                                        CUT-OFF DATE
      PROPERTY         FEE OR            MAJOR                           ALLOCATED
        NAME         LEASEHOLD          TENANTS         OCCUPANCY (1)   LOAN AMOUNT
------------------- ----------- ---------------------- --------------- -------------
  Girard Place          Fee     Bohdan Associates,           99.50%     $10,603,574
                                Hekimian
                                Laboratories, Inc.
  Patrick Center        Fee     Miles & Stockbridge,         95.40        8,645,991
                                Merrill Lynch,
                                Legg Mason
  Deer Park             Fee     Adult Day Care               93.90        8,401,293
                                of Maryland Inc.,
                                Mattei Compressors,
                                Inc., Raimonois
  Girard                Fee     GE Capital                  100.00        8,319,727
  Business                      Information
  Center                        Technology
                                Solutions,
                                New Wave
                                Technologies, Inc.
  Old                   Fee     RichFoods, Inc.,            100.00        8,156,595
  Courthouse                    U.S. Postal Office,
  Square                        Schewel Furniture
  Wedgewood             Fee     Kimmel Butera               100.00        7,585,634
  Business Park                 Master Lease,
                                Capricorn
                                Pharma, Inc.,
                                Eagle Postal
                                Management
  Georgia Pacific       Fee     American Records            100.00        7,340,936
                                Management,
                                Transtech
                                Famma Medical
  Gateway West          Fee     County                      100.00        6,525,276
                                Commissioners
                                of Carroll
                                County, Carroll
                                County Library
  Gateway               Fee     E&B Inc., T/A               100.00        4,322,996
  Center                        Barts Innerski,
                                Montgomery
                                County Auto
                                Parts Napa,
                                Perlmutter
                                Companies
  Westpark              Fee     Social Security              87.40        2,936,374
                                Administration,
                                Battelle, Center
                                for Neuro Rehab
  Radtech               Fee     Science                      91.50        2,854,808
  Building                      Applications
                                International
                                Corporation,
                                PATICO Electronics
  Woodlands             Fee     Washington Data             100.00        2,773,242
  Business                      Systems Inc., Jones
  Center                        Communications
                                of Maryland, Inc.
  Microlog              Fee     Microlog                    100.00        2,283,847
  Thomas AAA            Fee     Thomas AAA                  100.00        2,120,715
                                Moving &
                                Storage Inc.
  ------------
  (1)   As of most recently available rent roll.


     The Borrower. The Butera Portfolio Loan was made to (i) 6 limited liability companies structured as single purpose, bankruptcy remote entities with a single purpose, bankruptcy remote corporation as an independent manager,
(ii) a limited liability limited partnership (which is not bankruptcy remote),
(iii) a corporation structured as a single purpose, bankruptcy remote corporation, whose board contains an independent director, and (iv) a general partnership (which is not bankruptcy remote) (collectively, the "Butera Portfolio Borrower").


     Certain additional information on the Butera Portfolio Loan is set forth on Annex A hereto.

     Property Management. Thirteen Butera Portfolio Properties are managed by Fitzgerald & Matan Property Management ("Fitzgerald"), which is not affiliated with the Butera Portfolio Borrower, pursuant to management agreements which provide for management fees of 4% to 5% of gross revenues, which are subordinated to payments under the Butera Portfolio Loan and which may be terminated (i) upon 30 days notice of any default under the Butera Portfolio Loan or (ii) upon 60 days notice without cause. One of the Butera Portfolio Properties is managed by Ross Management Company (the "Ross Manager") under a management agreement which provides for payment of a management fee equal to the greater of (x) $4,000 or (y) 5% of gross revenues from such property per year plus additional fees for leasing and construction management services, which are subordinated to payments under the Butera Portfolio Loan. The Ross Manager is owned by Steven Ross who is a general partner of one of the Butera Portfolio Borrowers. The Ross Manager may be terminated upon 30 days notice of the occurrence of any default under the Butera Portfolio Loan.

     Mezzanine Loan and Preferred Equity Interest. Butera Equity, LLC and Kimmel Equity, LLC, (collectively the regular members or equity owners of the Butera Portfolio Borrowers) are the borrowers (collectively, in such capacity, the "Butera Portfolio Mezzanine Borrower") under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $1,023,271 (the "Butera Portfolio Mezzanine Loan") made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "Butera Portfolio Mezzanine Lender") on August 28, 1998. The Butera Portfolio Mezzanine Loan is secured by, among other things, (i) a pledge of the stock of TRB, Inc., (ii) the general partnership interests in Woodstone Assoc. and (iii) the stock of the special purpose partners of Woodstone Assoc. The Butera Portfolio Mezzanine Lender has agreed not to transfer its interest in the Butera Portfolio Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Butera Portfolio Mezzanine Loan matures on October 11, 2005 and bears interest at a per annum rate (the "Butera Interest Rate") equal to the greater of (i) LIBOR (as defined herein) plus 6.00% and (ii) 11.14%.

     The CSFB Mortgage Loan Seller made a preferred equity investment (as such holder, the "Butera Portfolio Special Member") in six of the entities which are part of the Butera Portfolio Borrower (the "Butera Portfolio Preferred Equity Issuers") having an initial equity investment in the amount of $6,298,158 (the "Butera Portfolio Preferred Equity Interest"). The Butera Portfolio Special Member is entitled to receive preferred monthly distributions at a yield equal to the interest rate under the Butera Portfolio Loan, and the Butera Portfolio Preferred Equity Interest is scheduled to be redeemed in full on October 11, 2005. The Butera Portfolio Mezzanine Borrower, as equity owners of the Butera Portfolio Preferred Equity Issuers, have guaranteed the payments due on the Butera Portfolio Preferred Equity Interest to the extent of certain distributions they receive with respect to their membership interests in the Butera Portfolio Preferred Equity Issuers.

     The Butera Portfolio Mezzanine Loan and the Butera Portfolio Preferred Equity Interest require monthly payments of principal and interest and capital and yield, respectively, and will mature or be fully redeemed, as applicable, on October 11, 2005. Upon the occurrence of an event of default under the Butera Portfolio Mezzanine Loan or a breach under the preferred equity documents, all cash flow from the Butera Portfolio Property remaining after payment of operating expenses and sums due under the Butera Portfolio Loan will be applied to repay such principal and capital amounts.

     The Butera Portfolio Mezzanine Lender and the Butera Portfolio Special Member each have certain approval rights over budgets and significant leases and can terminate and replace Fitzgerald upon an event of default under the Butera Portfolio Mezzanine Loan or a breach under the preferred equity documents, or if the net operating income from the Butera Portfolio Property falls below 85% of the net operating income as of the closing date of the Butera Portfolio Loan. The Butera Portfolio Mezzanine Lender and the Butera Portfolio Special Member have agreed that they will not take any such action with respect to the Butera Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The rights of the Butera Portfolio Special Member relating to budgeting, management and leases will be exercised through the Butera Portfolio Mezzanine Lender and the Butera Portfolio Special Member, subject to the consent of the Servicer to such exercise.

The Patriot American Loan

     The Loan. The third largest Mortgage Loan (the "Patriot American Loan") was originated by the CSFB Mortgage Loan Seller on October 16, 1998 and has a principal balance as of the Cut-off Date of $81,569,558.00, which represents approximately 4.3% of the Initial Pool Balance. The Patriot American Loan is evidenced by four promissory notes, in the amounts of $22,000,000, $18,199,170, $30,000,000 and $11,370,451, respectively, each of which has the same terms as the others, except for principal balance. The aforementioned $22,000,000 and $18,199,107 promissory notes are secured by a first priority lien encumbering Wyndham Greenspoint Hotel, a hotel and conference center located in Houston, Texas (the "Greenspoint Property"), and the $11,370,451 promissory note is secured by a second lien encumbering the Greenspoint Property. The aforementioned $30,000,000 and $11,370,451 promissory notes are secured by a first priority lien encumbering the leasehold interest in the Chicago Embassy Suites Hotel, a hotel located in Chicago, Illinois (the "Chicago Property"), and the $18,199,107 promissory note is secured by a second lien encumbering the Chicago Property (the Greenspoint Property and the Chicago Property are collectively referred to as the "Patriot American Property"). The Patriot American Loan was made to W-Greenspoint L.P. (the "Greenspoint Borrower") and Chicago ES, LLC (the "Chicago Borrower"), a Delaware limited partnership and a Delaware limited liability company, respectively. All of the aforementioned notes are cross-defaulted but only the aforementioned $18,199,107 and $11,370,451 notes are cross-collateralized. The aforementioned $30,000,000 promissory note is also secured by a pledge of the Chicago Borrower's 29.9299% limited partnership interest in IHP Holdings Partnership, L.P., a party not related to this transaction. The Chicago Borrower has no obligation to meet capital calls and no management responsibilities with respect to IHP Holdings Partnership, L.P.


   Cut-off Date Principal
   Balance:                   $ 81,569,558
   Origination Date:          October 16, 1998
   Loan Type:                 ARD
   Monthly Payment:           $    643,135
   Interest Rate:                     8.25%
   Amortization Term:         300 months
   DSCR:                              1.41x
   Cut-off Date LTV:                 70.32%
   Anticipated
   Repayment Date:            November 11, 2008
   ARD Balance:               $ 67,711,995
   ARD LTV:                          58.37%
   Defeasance Period:         Commencing two years
                              after Closing Date
                              through 3 months prior
                              to ARD
   Partial Defeasance:        Yes (Release price of
                              125% of Property
                              Release Amount)
   Prepayment Lockout
   Expiration:                3 months prior to ARD



   Borrower Special
   Purpose Entity:            Yes, with a general partner
                              or managing member that
                              is a special purpose entity
                              with an independent
                              director and a non-
                              consolidation opinion
   Maturity Date:             November 11, 2023
   Number of Properties:                 2
   Total Number of
   Units:                              830
   Appraised Value:           $116,000,000
   Cut-off Date
   Balance/Unit:              $     98,277
   Lock Box:                  Hard


     Additional Mortgage Loan Information by Property. Certain information with respect to the Patriot American Property is set forth below:

                                                                                                           CUT-OFF DATE
                                                    NUMBER      YEAR                                        ALLOCATED
      PROPERTY                         PROPERTY       OF       BUILT/      FEE OR     MAJOR                    LOAN
        NAME            LOCATION         TYPE        ROOMS   RENOVATED   LEASEHOLD   TENANTS   OCCUPANCY      AMOUNT
-------------------- ------------- --------------- -------- ----------- ----------- --------- ----------- -------------
 Chicago Embassy     Chicago, IL   Lodging, Full     358       1991     Leasehold      n/a    83.60%      $41,370,451
 Suites                            Service
 Wyndham             Houston, TX   Lodging, Full     472       1984     Fee            n/a    68.00%      $40,199,107
 Greenspoint Hotel                 Service

     The Borrower. The Greenspoint Borrower and the Chicago Borrower have been structured as single purpose, bankruptcy remote entities, whose general partner or managing member are single purpose, bankruptcy remote corporations, the boards of which contain an independent director. The Greenspoint Borrower and the Chicago Borrower are subsidiaries of Patriot American Hospitality, Inc., a NYSE listed real estate investment trust. Although the Chicago Borrower owns a 29.9299% limited partnership interest in IHP Holdings Partnership, L.P., the Chicago Borrower is not required to meet capital calls, has no management rights, powers or responsibilities, and is treated as a single asset special purpose entity in this Prospectus Supplement.

     Patriot American Hospitality, Inc. and Wyndham International, Inc. (together, the "Patriot Companies") both affiliates of the Chicago Borrower and the Greenspoint Borrower, reported in a Form 8-K filed in November 1998 for the Patriot Companies that UBS AG, London Branch had asserted that the Patriot Companies were in default under the terms of a contract relating to certain forward equity transactions as a result of the Patriot Companies not delivering certain cash collateral and not meeting a final settlement of such contract in cash. The Patriot Companies have disputed this assertion. The Patriot Companies also reported in such Form 8-K that NationsBanc Capital Corporation had alleged the right to require a complete settlement of a similar forward equity transaction.

     Certain additional information on the Patriot American Loan and the Patriot American Property is set forth on Annex A hereto.

     Property Management. The Greenspoint Property is managed by Wyndham Management Corporation (the "Greenspoint Manager") and the Chicago Property is managed by PAH Management Corporation (the "Chicago Manager" and together with the Greenspoint Manager, the "Patriot American Manager"), each of which is affiliated with the Chicago Borrower and the Greenspoint Borrower, pursuant to management agreements which provide for the payment to the Patriot American Manager of management fees of not more than 3% of gross revenues, which are subordinated to payments under the Patriot American Loan. The Chicago Property is operated as an Embassy Suites hotel pursuant to a license agreement (the "Chicago License Agreement") between the Chicago Manager and Promus Hotel Corporation. The term of the Chicago License Agreement terminates on March 25, 2017, except in the event of a default under the Chicago License Agreement or at the option of the Chicago Manager. The Patriot American Manager may be terminated (i) upon an event of default under the Patriot American Loan, (ii) if the DSCR for the Patriot American Loan falls below 1.10x or (iii) in the event of a default by the Patriot American Manager under its respective management agreement.

     The Patriot American Operating Leases. The Greenspoint Property and the Chicago Property are operated by ESC Greenspoint Lessee, L.P. (the "Operating Lessee") pursuant to leases between the Greenspoint Borrower and the Chicago Borrower, as applicable, as lessor, and the Operating Lessee, as lessee (the "Operating Lease"), which provide for payments of base rent and percentage rent to the Greenspoint Borrower and the Chicago Borrower, as applicable. The Operating Lessee is a party to the deed of trust, or mortgage, as applicable, assignment of leases and rents and cash management agreement executed and delivered in connection with the Patriot American Loan for the purposes of subjecting its interests in the Greenspoint Property and the Chicago Property to the lien of the security instruments and assuring the performance of the Greenspoint Borrower's and the Chicago Borrower's obligations under the applicable loan documents which are the obligations of the Operating Lessee under the Operating Lease. The Operating Lessee has been structured as a single purpose, bankruptcy remote entity, whose general partner is a single purpose, bankruptcy remote corporation, the board of which contains an independent director. The Operating Lessee may not be terminated without the prior approval of the Servicer and only with the Rating Agencies confirming that such action would not cause a withdrawal, qualification or downgrade of the then existing ratings on the Certificates. Upon the occurrence of a default under the Patriot American Loan, the Servicer may terminate the Operating Lease.

The L'Enfant Loan

     The Loan. The fourth largest Mortgage Loan (the "L'Enfant Loan") was originated by the CSFB Mortgage Loan Seller on September 18, 1998. The L'Enfant Loan consists of two notes. Note A of the L'Enfant Loan has a principal balance as of the Cut-off Date of $74,961,791.67 which represents approximately 3.9% of the Initial Pool Balance and Note B has a principal balance as of the Cut-off Date of $74,961,791.67. Note B is not included in the Trust Fund. The Trustee will be a party to an intercreditor agreement with the holder of Note B in which the Trustee will be named as lead lender. All amounts received in respect of the L'Enfant Loan will be allocated between Note A and Note B pro rata in accordance with the amounts due thereunder. The Servicer will make all servicing decisions with respect to the L'Enfant Loan and the Special Servicer will specially service the L'Enfant Loan in the event it becomes a Specially Serviced Mortgage Loan, in each case with a view toward maximizing recovery to the holders of both Note A and Note B of the L'Enfant Loan. The L'Enfant Loan is secured by a first priority lien encumbering three buildings located in L'Enfant Plaza in Washington, D.C. (the "L'Enfant Property"). Note A and Note B of the L'Enfant Loan are cross-collateralized and cross-defaulted. The L'Enfant Loan was made to Potomac Creek Associates LP (the "L'Enfant Borrower"), a Delaware limited partnership.


   Cut-off Date Principal
   Balance:                Note A: $74,961,792
   Origination Date:       September 18, 1998
   Loan Type:              ARD
   Monthly Payment:        $     531,625
   Interest Rate:                  7.64%
   Amortization Term:      360 months
   DSCR:                           1.27x
   Cut-off Date LTV:              66.34%
   Anticipated
   Repayment Date:         October 11, 2008
   ARD Balance:            $  66,499,435
   ARD LTV:                       58.85%
   Defeasance Period:      Commencing two years
                           after Closing Date
                           through 2 months prior
                           to ARD
   Partial Defeasance:     Yes (Release price of
                           125% of Property
                           Release Amount)
   Prepayment Lockout
   Expiration:             2 months prior to ARD


   Borrower Special
   Purpose Entity:         Yes, with a general partner
                           that is a special purpose
                           entity with an independent
                           director and a
                           non-consolidation opinion
   Maturity Date:          October 11, 2028
   Property Type:          Office/Hotel/Retail
   Number of Properties:              2
   Location of Property:   Washington, DC
   Appraised Value:        $ 226,000,000
   Square Feet/Number
   of Rooms:                888,698/370
   Year Built/Renovated:           1990
   Cut-off Date
   Balance/Unit:           $67/SF (Office Component)
                           $42,134/Room (Hotel
                           Component)
   Fee or Leasehold:       Fee and Leasehold
   Major Tenants:          General Service
                           Administration; US Postal
                           Service; Smithsonian
                           Institution
   Occupancy:              98% (Office Component)
                           76.40% (Hotel Component)
   Lock Box:               Hard

     The Borrower. The L'Enfant Borrower has been structured as a single purpose, bankruptcy remote entity, with a general partner which is a single purpose, bankruptcy remote corporation, the board of which contains an independent director. The principle of the L'Enfant Borrower is Sarakreek Holdings N.V., a Netherlands corporation.

     Certain additional information on the L'Enfant Loan and the L'Enfant Property is set forth on Annex A hereto.

     The Property. The L'Enfant Property consists of three buildings located in Washington, D.C. The North Building, located at 400 10th Street SW, is an 8-story building which contains approximately 251,204 square feet of office space, 23,205 square feet of commercial space consisting of two branch banks and a full service gas station and 4,632 square feet of garage space. The North Building was constructed in 1968 and renovated in 1990. The East Building, located at 480 L'Enfant Plaza SW, contains the 370 room Lowes L'Enfant Plaza Hotel as well as approximately 384,350 square feet of office space, 40,482 square feet of retail space and 45,010 square feet of storage space and a 343 space parking garage facility. The East Building was constructed in 1972 and renovated in 1990. The Center Building, located at 420 10th Street SW, is comprised of the Grand Plaza and four below grade levels, the first of which, known as La Promenade, contains approximately 139,445 square feet of retail space. Three additional below grade levels of parking which are linked to below grade level parking located in the North Building contain a total of 1306 parking spaces. The Center Building was constructed in 1972 and renovated in 1990.

     Property Management. The L'Enfant Property (excluding that portion of the L'Enfant Property which is operated by the Hotel Manager) is managed by Sarakreek Management Partners LLC (the "L'Enfant Manager") pursuant to a management agreement. The management agreement provides for the payment to the L'Enfant Manager of management fees of 4.25% of gross revenues, which are subordinated to payments under the L'Enfant Loan. The L'Enfant Manager may be terminated (i) upon an event of default under the L'Enfant Loan or the L'Enfant Mezzanine Loan (as defined below), (ii) if the DSCR for the L'Enfant Loan falls below 1.05x at any time prior to and including October 11, 2001 or below 1.10x thereafter or (iii) in the event of a default by the L'Enfant Manager under the management agreement. In addition, the portion of the L'Enfant Property which is operated as a hotel is operated by Loews Hotels, Inc. (the "Hotel Manager") pursuant to a management agreement (the "Hotel Management Agreement"), which provides for a management fee determined on a sliding scale based on gross operating profits. The Hotel Manager may be terminated only upon an event of default under the Hotel Management Agreement.

     Reserves. At the closing of the L'Enfant Loan, the L'Enfant Borrower deposited $10,000,000 into a replacement escrow fund for capital expenditure projects as set forth in the L'Enfant Loan documents. The L'Enfant Borrower is also required, to the extent that the deposit balance falls below approximately $420,000, to make monthly deposits into the replacement escrow fund and is required to make deposits into the replacement escrow fund in the amount of 4% of the gross revenues of the hotel. The L'Enfant Mortgage Loan documents provide that any sums remaining in the replacement escrow fund following the completion of such capital expenditure projects ("Excess Deposits") shall be applied to pay down principal on the L'Enfant Mezzanine Loan. In addition, at the closing of the L'Enfant Loan, the L'Enfant Borrower funded two tenant improvement and leasing commission reserve accounts in the amount of $8,000,000 and $2,000,000, respectively. The L'Enfant Borrower is also required to make monthly payments to such accounts in the amount of $83,333.33 until September 11, 2001 and $166,666.66 thereafter. Subject to certain financial conditions, the CSFB Mortgage Loan Seller may (i) distribute Excess Deposits to the L'Enfant Borrower, (ii) apply Excess Deposits to monthly deposit obligations and/or (iii) pay down the L'Enfant Mezzanine Loan with Excess Deposits.

     Mezzanine Loan and Preferred Equity Interest. Potomac Creek Associates LP II, the limited partner of the L'Enfant Borrower, a Delaware limited partnership, is the borrower (the "L'Enfant Mezzanine Borrower") under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $2,500,000 (the "L'Enfant Mezzanine Loan"), made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "L'Enfant Mezzanine Lender") on September 18, 1998. The L'Enfant Mezzanine Loan is secured by, among other things, a pledge of the limited partnership interests in the L'Enfant

Borrower and the stock of the general partner of the L'Enfant Borrower. The L'Enfant Mezzanine Lender has agreed not to transfer its interest in the L'Enfant Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The L'Enfant Mezzanine Loan matures on September 12, 2005 and bears interest at a per annum rate equal to the greater of (i) LIBOR plus 5.235% and (ii) 10.325%.

     The CSFB Mortgage Loan Seller owns a preferred equity interest (as such holder, the "L'Enfant Special Limited Partner") in the L'Enfant Borrower having an initial equity investment in the amount of $45,400,000 (the "L'Enfant Preferred Equity Interest"). The L'Enfant Special Limited Partner is entitled to receive preferred monthly distributions at a yield equal to the greater of
(i) LIBOR plus 5.235% and (ii) 10.325% and is scheduled to be redeemed in full on September 12, 2005. The L'Enfant Special Limited Partner has agreed not to transfer the L'Enfant Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.

     For the first three years of their respective terms, the L'Enfant Mezzanine Loan and the L'Enfant Preferred Equity Interest require monthly payments of interest and yield, respectively, only, and thereafter require monthly payments of interest and yield, respectively, plus principal and capital payments, respectively, equal to 75% of cash flow from the L'Enfant Property after payment of certain expenses (including debt service and reserves under the L'Enfant Loan). Upon the occurrence of an event of default under the L'Enfant Mezzanine Loan or a breach under the preferred equity documents, all cash flow from the L'Enfant Property remaining after payment of operating expenses and debt service will be applied to prepay such principal and capital amounts.

     The L'Enfant Mezzanine Loan also requires quarterly payments of additional interest equal to 30% of cash flow from the L'Enfant Property, net of payments required to be made under the L'Enfant Loan, the L'Enfant Mezzanine Loan and the L'Enfant Preferred Equity Interest. Upon the occurrence of a sale or transfer of the L'Enfant Property, or upon the maturity date, among other things, the L'Enfant Mezzanine Borrower is required to pay to the L'Enfant Mezzanine Lender 30% of the proceeds of such sale or, on the occurrence of the maturity date, approximately 30% of the appraised value of the L'Enfant Property net of the sum of (i) the outstanding principal balances of the L'Enfant Loan, the L'Enfant Mezzanine Loan, the L'Enfant Preferred Equity Interest and (ii) $22,000,000.

     The L'Enfant Mezzanine Lender and L'Enfant Special Limited Partner each have certain approval rights over budgets and significant leases and can terminate and replace the L'Enfant Manager upon an event of default under the L'Enfant Mezzanine Loan or a breach under the preferred equity documents, respectively, or if the debt and yield service coverage ratio is less than 1.05x in the aggregate (including debt service under the L'Enfant Loan). The rights of the L'Enfant Mezzanine Lender and the L'Enfant Special Limited Partner relating to budgeting, management and leases will be exercised through the L'Enfant Special Limited Partner, subject to the consent of the Servicer to such exercise.

The Water Street Loan

     The Loan. The fifth largest Mortgage Loan (the "Water Street Loan") was originated by the CSFB Mortgage Loan Seller on September 26, 1997. The Mortgage Note which evidences the Water Street Loan consists of two tranches. Tranche A of the Mortgage Note which evidences the Water Street Loan has a principal balance, as of the Cut-off Date, of $74,948,322.49, which represents approximately 3.9% of the Initial Pool Balance. Tranche B of the Mortgage Note which evidences the Water Street Loan has an aggregate principal balance as of the Closing Date of $5,802,657.00. Tranche B is not included in the Trust Fund. Tranche A is secured by a first mortgage (the "Water Street Mortgage") encumbering an office building located in New York, New York (the "Water Street Property") which is not security for Tranche B. The Trustee will be a party to a participation agreement with the holder of the obligations evidenced by Tranche B in which the Trustee will be named as lead lender. All amounts allocated between Tranche A and Tranche B will be paid pari passu. The Servicer will make all servicing decisions with respect to the Water Street Loan and the Special Servicer will specially service the Water Street Loan in the event it becomes a Specially Serviced Mortgage Loan, in each case with a view toward maximizing recovery to the holders of both Tranche A and Tranche B. The Water Street Loan was made to 180 Water Street Associates, L.P., a Delaware limited partnership and 180 Water Street Leasehold Interest, L.L.C., a New York limited liability company (collectively, the "Water Street Borrower").



  Cut-off Date Principal
  Balance:                 Tranche A: $74,948,322
  Origination Date:        September 26, 1997
  Loan Type:               ARD
  Monthly Payment:         $   525,302
  Interest Rate:                  8.00%
  Amortization Term:       240 months
  DSCR:                           1.13x
  Cut-off Date LTV:              74.21%
  Anticipated Repayment
  Date:                    July 11, 2013
  ARD Balance:             $42,564,472
  ARD LTV:                       42.14%
  Defeasance Period:       Commencing two years
                           after the Closing Date
                           through 6 months prior
                           to ARD
  Partial Defeasance:      No
  Prepayment Lockout
  Expiration:              6 months prior to ARD

  Borrower Special
  Purpose Entity:         Yes, with an independent
                          director and a non-consoli-
                          dation opinion
  Maturity Date:          July 11, 2018
  Property Type:          Office
  Number of Properties:   1
  Location of Property:   New York, New York
  Appraised Value:        $101,000,000
  Square Feet:            504,573
  Year Built/Renovated:   1998
  Cut-off Date
  Balance/SF:             $        149
  Fee or Leasehold:       Fee
  Major Tenants:          City of New York
  Occupancy:              100%
  Lock Box:               Hard

     The Borrower. Each of the entities which make up the Water Street Borrower has been structured as a single purpose, bankruptcy remote entity, with, in the case of 180 Water Street Associates, L.P., a single purpose, bankruptcy remote general partner, the board of which contains an independent director and with, in the case of 180 Water Street Leasehold Interest, L.L.C., a single purpose, bankruptcy remote managing member, the board of which contains an independent director. 180 Water Street Associates, L.P. is structured as a Delaware limited partnership and 180 Water Street Leasehold Interest, L.L.C. is structured as a New York limited liability company. The key principals of the Water Street Borrower are Alfons and Leon Melohn. Alfons and Leon Melohn own and manage approximately one million square feet of commercial office properties, primarily located in New York City.

     Certain additional information for the Water Street Loan and the Water Street Property is set forth on Annex A hereto.

     The Property. The Water Street Property is a 24 story office property located at 180 Water Street in downtown Manhattan which was constructed in 1971 and renovated in 1998. The Water Street Property contains approximately 504,573 rentable square feet and is fully leased at a current rent of $16.79 per square foot to the City of New York Department of Citywide Administrative Services (the "Water Street Tenant"), an agency of the City of New York, the long term unsecured debt obligations of which are rated "A3" by Moody's and "A-" by Fitch.

     Property Management. The 180 Water Street Property is managed by 55th St. A.L.M. Realty Corp. (the "Water Street Manager"), an affiliate of the Water Street Borrower, under a management agreement which provides for payment to the Water Street Manager of management fees equal to $75,000.00 per year, which are subordinated to payments under the Water Street Loan. The Water Street Manager may be terminated (i) upon the occurrence of any default under the Water Street Loan or (ii) if, within 45 days of the end of any calendar quarter, the DSCR for the Water Street Loan falls below 1.10x.

     Reserves. In the event the Water Street Tenant exercises its option to terminate its lease with respect to the Water Street Property (which termination right may be exercised between June 15, 2013 and June 15, 2017 and between June 15, 2020 and June 15, 2023), the Water Street Tenant is required to pay a termination fee based on a formula set forth in the lease between the Water Street Borrower and the Water Street Tenant which shall be deposited into a reserve account and applied towards tenant improvement expenses and leasing commissions incurred by the Water Street Borrower in connection with the reletting of the Water Street Property.

     Tranche B. Tranche B is held by the CSFB Mortgage Loan Seller. Tranche B is secured by a second mortgage on the Water Street Property and a pledge of 99% of the equity interest in the Water Street Borrower, such equity interest constituting all of the equity interest in the Water Street Borrower other than the 1% interest held by the general partner thereof and an assignment by the Water Street Borrower of a separate and distinct portion of the rental stream from the lease with the Water Street Tenant, the payments of which repay the payments due under Tranche B. Tranche B of the Water Street Loan matures on July 11, 2003, bears interest at a rate of 8.61% per annum and fully amortizes prior to the stated maturity date thereof.

The 260-261 Madison Avenue Loan

     The Loan. The sixth largest Mortgage Loan (the "260/261 Madison Avenue Loan") was originated by the CSFB Mortgage Loan Seller on December 31, 1997 and has an aggregate principal balance as of the Cut-off Date of $74,355,366.22, which represents approximately 3.9% of the Initial Pool Balance. The 260/261 Madison Avenue Loan is secured by first mortgages encumbering two office buildings located in New York, New York (collectively, the "260/261 Madison Avenue Property"). The 260/261 Madison Avenue Loan was made to 260/261 Madison Equities Corp., a New York corporation (the "260/261 Madison Avenue Borrower").


  Cut-off Date Principal
  Balance:                 $74,355,366
  Origination Date:        December 31, 1997
  Loan Type:               ARD
  Monthly Payment:         $   523,366
  Interest Rate:                7.275%
  Amortization Term:       336 months
  DSCR:                        1.54  x
  Cut-off Date LTV:             49.50%(1)
  Anticipated Repayment
  Date:                    February 11, 2008
  ARD Balance:             $63,887,199
  ARD LTV:                       40.70%
  Defeasance Period:       Commencing two years
                           after the Closing Date
                           through 6 months prior
                           to ARD
  Partial Defeasance:      No
  Prepayment Lockout
  Expiration:              6 months prior to ARD

  Borrower Special
  Purpose Entity:         Yes, with an independent
                          director and a non-consoli-
                          dation opinion
  Maturity Date:          January 11, 2026
  Property Type:          Office
  Number of Properties:             1
  Location of Property:   New York, New York
  Appraised Value:        $130,000,000
  Square Feet:                888,315
  Year Built/Renovated:          1987
  Cut-off Date
  Balance/SF:                     $84
  Fee or Leasehold:       Fee
  Major Tenants:          NL Holding, K-III
                          and American
                          Kennel Club
  Occupancy:                    84.70%
  Lock Box:               Hard

 ------------
 (1) Assumes letter of credit drawn down to pay down loan.

     The Borrower. The 260/261 Madison Avenue Borrower has been structured as a single purpose, bankruptcy remote entity, the board of which contains an independent director. The 260/261 Madison Avenue Borrower is controlled by Zar Realty. Zar Realty owns in excess of 4.3 million square feet of real estate in New York City. Zar Realty's real estate activities extend internationally with condominium developments in Acapulco, Mexico as well as build-to-suit projects in Russia for multi-national corporations.

     Certain additional information on the 260/261 Madison Avenue Loan is set forth on Annex A hereto.

     The Property. The 260/261 Madison Avenue Property consists of two office buildings located at 260 and 261 Madison Avenue, New York, New York. 260 Madison Avenue is a 22-story office building which was constructed in 1953 and renovated in 1987 and has net rentable area of approximately 517,918 square feet and a garage containing approximately 55 spaces. 261 Madison Avenue is a 28-story office building which was constructed in 1953 and has net rentable area of approximately 370,397 square feet and a garage containing approximately 80 spaces. Based on the 260/261 Madison Avenue Borrower's October 20, 1998 rent rolls for the 260/261 Madison Avenue Property, 260/261 Madison Avenue was approximately 84.7% occupied at an approximate average rent per square foot of $29.94.

     Certain Environmental Matters. The Phase I environmental site assessment with respect to 260 Madison Avenue, New York, New York, performed in January 1998, noted that (i) the U.S. Environmental Protection Agency database listed two prior and one current tenant as small quantity generators of hazardous waste; (ii) the New York State Department of Environmental Conservation database of Spills of Hazardous Substance lists the 260/261 Madison Avenue Property for a spill of dielectric fluid from an underground transformer in 1995; (iii) drums of waste oil were present in each building which constitutes the 260/261 Madison Avenue Property; and (iv) ACM was identified at 260 Madison Avenue including acoustical plaster, pipe insulation, mud joint packing, insulation, heating ventilation and air conditioning fabric, floor tiles and mastic ranging from good to poor condition. The report recommends (and the applicable loan documents require) that the ACM be either maintained under an operation and maintenance program or completely removed from the property. The cost to remove the ACM in poor condition and to conduct the required air monitoring is approximately $350,000 and the cost of establishing the operation and maintenance program is approximately $3,000. The assessment further recommended the construction of secondary containment at a cost of $3,000. A reserve of $445,000, which represents 125% of the estimated combined costs of such remediation, was established as security for completion of this work.

     Property Management. The 260/261 Madison Avenue Property is managed by ZAR Realty Management Corp. (the "260/261 Madison Avenue Manager"), an affiliate of the 260/261 Madison Avenue Borrower, pursuant to a management agreement (the "260/261 Madison Avenue Management Agreement") which provides for a management fee of 3% of gross revenues which are subordinated to payments under the 260/261 Madison Avenue Loan. The 260/261 Madison Avenue Manager may be terminated (i) upon the occurrence of any default under the 260/261 Madison Avenue Loan, or (ii) upon the occurrence of any default under the 260/261 Madison Avenue Management Agreement. In addition, in the event the DSCR for the 260/261 Madison Avenue Loan shall be less than 1.10x, the 260/261 Madison Avenue Manager will only be reimbursed for overhead expenses and the fee portion of the management fee will be accrued and be retained by the Lender as additional collateral until such time as a DSCR of 1.10x is so achieved.

     Letter of Credit. As additional security for the 260/261 Madison Avenue Loan, the 260/261 Madison Avenue Borrower delivered a letter of credit from Marine Midland Bank, N.A. in the amount of $10,000,000, which may be drawn (i) upon the occurrence of an event of default under the 260/261 Madison Avenue Loan, (ii) if the 260/261 Madison Avenue Borrower fails to deliver a renewal of the letter of credit 30 days prior to the expiration of the letter of credit or
(iii) upon the occurrence of any action by the 260/261 Madison Avenue Borrower or the institution that issued the letter of credit which may jeopardize the right to draw on the letter of credit. The amount of the letter of credit is to be reduced in minimum increments of $1,000,000 upon delivery to the lender of an estoppel certificate satisfactory to lender, from tenants of certain space at the 260/261 Madison Avenue Property confirming that such tenants' leases are in full force and effect, that such tenants have accepted the space demised thereunder and that such tenants' obligation to pay rent under such leases has commenced and provided the DSCR for the 260/261 Madison Avenue Loan shall be not less than 1.90x. For purposes of determining such DSCR, a 9.23% assumed loan constant shall be used.

     Reserves. At the closing of the 260/261 Madison Avenue Loan, the 260/261 Madison Avenue Borrower deposited $12,000,000 into two separate tenant improvement and leasing commission reserve accounts to cover future tenant improvement and leasing commission costs, $9,300,000 for certain space which was vacant as of the date of closing of the 260/261 Madison Avenue Loan, and $2,700,000 for future vacancies. Additionally, the 260/261 Madison Avenue Borrower is required to deposit $208,333 per month for tenant improvements and leasing commissions until the amount in such reserve account is equal to $6,250,000. To the extent that the deposits in the tenant improvement and leasing commission reserve fall below $6,250,000, the 260/261 Madison Avenue Borrower shall be required to make periodic payments to such account until the deposits in the account are equal to $6,250,000.


     Mezzanine Loan. 260-261 Mezzanine Corp., a New York corporation (the "260/261 Madison Avenue Mezzanine Borrower"), is the sole shareholder of the 260/261 Madison Avenue Borrower and the borrower under a Mezzanine Loan having an aggregate principal balance as of the Cut-off Date of $10,000,000 (the "260/261 Madison Avenue Mezzanine Loan") secured by all of the issued and outstanding capital stock in the 260/261 Madison Avenue Borrower, made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "260/261 Madison Avenue Mezzanine Lender") on November 6, 1998. The 260/261 Madison Avenue Mezzanine Loan matures on December 31, 2000 and bears interest at a variable per annum rate of 30-day LIBOR plus 4.5%. The 260/261 Madison Avenue Mezzanine Borrower is required to make monthly payments of interest only prior to maturity.


     The 260/261 Madison Avenue Mezzanine Lender has the right to approve, among other things, significant leases. Additionally, the 260/261 Madison Avenue Mezzanine Lender can terminate and replace the 260/261 Madison Avenue Manager upon the occurrence of an event of default under the 260/261 Madison Avenue Mezzanine Loan. The 260/261 Madison Avenue Mezzanine Lender has agreed not to take any such action with respect to the 260/261 Madison Avenue Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The exercise of such rights by the 260/261 Madison Avenue Mezzanine Lender relating to management and leases is subject to the approval of the Servicer, which has the right to override any objection by the 260/261 Madison Avenue Mezzanine Lender in such regard. In addition, the 260/261 Madison Avenue Mezzanine Lender has agreed not to transfer its interest in the 260/261 Madison Avenue Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates.


The Trident Loan


     The Loan. The seventh largest Mortgage Loan (the "Trident Loan") was originated by the CSFB Mortgage Loan Seller on October 22, 1998 and has a principal balance as of the Cut-off Date of $60,000,000.00, which represents approximately 3.1% of the Initial Pool Balance. The Trident Loan is secured by a first priority lien encumbering the Trident Center, an office building located in Los Angeles, California (the "Trident Property"). The Trident Loan was made to Trident Center L.P., a California limited partnership (the "Trident Borrower").

  Cut-off Date Principal
  Balance:                 $60,000,000
  Origination Date:        October 22, 1998
  Loan Type:               ARD
  Monthly Payment:         $   449,854
  Interest Rate:                 7.665%
  Amortization Term:       300 months
  DSCR:                          1.32 x
  Cut-off Date LTV:              72.29%
  Anticipated Repayment
  Date:                    November 11, 2008
  ARD Balance:             $48,972,501
  ARD LTV:                       59.00%
  Defeasance Period:       Commencing two years
                           after the Closing Date
                           through 2 months prior
                           to ARD
  Partial Defeasance:      No
  Prepayment Lockout
  Expiration:              2 months prior to ARD



  Borrower Special
  Purpose Entity:         Yes, with a general partner
                          that is a special purpose
                          entity, with a corporate
                          member having an
                          independent director and a
                          non-consolidation opinion
  Maturity Date:          November 11, 2023
  Property Type:          Office
  Number of Properties:            1
  Location of Property:   Los Angeles, CA
  Appraised Value:        $83,000,000
  Square Feet:               312,933
  Year Built/Renovated:         1983
  Cut-off Date
  Balance/SF:                   $192
  Fee or Leasehold:       Fee
  Major Tenants:          Manatt, Phelps & Phillips,
                          LLP; Mitchell, Silberberg &
                          Knupp LLP; Security First
                          Life Insurance Company
  Occupancy:                  100.00%
  Lock Box:               Hard

     The Borrower. The Trident Borrower has been structured as a single purpose, bankruptcy remote entity, whose general partner is a single purpose, bankruptcy remote limited liability company, a member of which is a corporation whose board contains an independent director. The principals of the Trident Borrower are the two law firms of Manatt, Phelps & Phillips, LLP and Mitchell, Silberberg & Knupp LLP which are major tenants in the building.

     Certain additional information on the Trident Loan and the Trident Property is set forth on Annex A hereto.

     The Property. The Trident Property is a ten-story, twin tower office building, with a five level (two below grade) parking garage (with tennis courts on roof), located at 11355-11377 West Olympic Boulevard, Los Angeles, California in the West Los Angeles submarket. The Trident Property was constructed in 1983. The Trident Property contains approximately 312,933 square feet of commercial office space, and approximately 1,364 parking spaces. The tenants are Manatt, Phelps & Phillips, LLP, Mitchell, Silberberg & Knupp LLP and Security First Life Insurance Company (a subsidiary of Metropolitan Life Insurance Company). Based on the Trident Borrower's January 31, 1998 rent roll, the Trident Property was 100% occupied, at an average annual rental per square foot of $32.18.

     Property Management. The Trident Property is managed by the Trident Borrower; there is no independent property manager. The Trident Borrower shall not appoint a property manager without first obtaining the Servicer's consent. Upon (i) the occurrence of an event of default, (ii) after the Anticipated Repayment Date, or (iii) if the DSCR falls below 1.10x, the Servicer may require the Trident Borrower to appoint an independent property manager, or, if a property manager had previously been appointed by the Trident Borrower, to replace such property manager with an independent property manager reasonably satisfactory to the Servicer. Any property manager will be required to subordinate its fee to the lien of the Mortgage.

     Reserves. The Trident Property sustained some structural damage during a 1994 earthquake. As a result of the earthquake damage, the Trident Borrower is required to perform certain repairs and structural enhancements on the Trident Property having an estimated cost of $7,800,000. The Mortgage Loan Seller has reserved $9,750,000 to cover the cost of the earthquake repairs, which amount represents 125% of the estimated cost of such repairs.


     Contract for Sale/Potential Litigation. The Trident Borrower entered into an Agreement of Purchase and Sale for the Trident Property dated July 14, 1998 (the "Sales Contract"), but the sale of the Trident Property was not completed. The Trident Borrower alleges that the buyer under the Sales Contract defaulted, whereas the buyer claims that the Trident Borrower defaulted and has demanded a return of its $1,000,000 deposit (the "Deposit"), $700,000 of which is currently held by Commonwealth Land Title Insurance Company and $300,000 of which is currently held by the Trident Borrower. The Trident Borrower has agreed that the Deposit shall not be released until either (i) the issuance of a final, non-appealable court order denying the buyer's claim that the Trident Borrower defaulted under the Sales Contract and authorizing the release of the Deposit to the Trident Borrower, or (ii) the delivery of a written general release of the Trident Borrower by the buyer, together with a joint instruction letter executed by the buyer and the Trident Borrower authorizing the release of the Deposit. To further protect against any such potential claim, the Trident Borrower has deposited an additional $1,000,000 (the "Litigation Escrow") with the CSFB Mortgage Loan Seller as additional collateral for the Trident Loan, and has granted the CSFB Mortgage Loan Seller a security interest therein, which Litigation Escrow shall only be disbursed as follows: (i) as set forth in a joint instruction letter executed by buyer and the Trident Borrower,
(ii) to the Trident Borrower upon the Servicer's receipt of a final, non-appealable court judgment that the Trident Borrower has not defaulted under the Sales Contract or, in the alternative, proof satisfactory to the Servicer that the buyer has not commenced an action seeking damages within one year from the Closing Date, or (iii) to the Trident Borrower upon the delivery to the Servicer of a written general release of the Trident Borrower by the buyer. Moreover, the CSFB Mortgage Loan Seller received legal opinions from Manatt, Phelps & Phillips, LLP and Mitchell, Silberberg & Knupp LLP generally opining that the buyer's claims are without merit. In addition, the CSFB Mortgage Loan Seller has obtained indemnity agreements from Trident Holdings LLC, Manatt, Phelps & Phillips, LLP and Mitchell Silberberg & Knupp LLP (collectively, the "Indemnitors"), which provide that, in the event the buyer obtains a final, non-appealable judgment for damages against the Trident Borrower in excess of the Litigation Escrow, the Indemnitors will pay such judgment.


The Thurman Portfolio Loan


     The Loan. The eighth largest Mortgage Loan (the "Thurman Portfolio Loan") was originated by the CSFB Mortgage Loan Seller on November 6, 1998 and has a principal balance as of the Cut-off Date of $55,745,250.00, which represents approximately 2.9% of the Initial Pool Balance. The Thurman Portfolio Loan is secured by mortgages encumbering 10 multifamily apartment complexes located in 3 states (collectively, the "Thurman Portfolio Properties"). The Thurman Portfolio Loan was made to 6 borrowers (the "Thurman Portfolio Borrowers") as detailed below.

   Cut-off Date
   Principal Balance:    $55,745,250
   Origination Date:     November 6, 1998
   Loan Type:            ARD
   Monthly Payment:      $   392,454
   Interest Rate:               7.57%
   Amortization Term:    360 months
   DSCR:                        1.20x
   Cut-off Date LTV:           79.75%
   Anticipated
   Repayment Date:       November 11, 2008
   ARD Balance:          $49,333,461
   ARD LTV:                    70.58%
   Defeasance Period:    Commencing two years
                         after Closing Date through
                         6 months prior to ARD
   Partial Defeasance:   Yes (Release price of 125%
                         of Property Release
                         Amount)
   Prepayment Lockout
   Expiration:           6 months prior to ARD



Borrower Special
Purpose Entity:          Yes, with an independent
                         director and a
                         non-consolidation opinion
Maturity Date:           November 11, 2028
Number of Properties:             10
Number of Units:               3,015
Appraised Value:         $69,900,000
Cut-off Date
Balance/Unit:            $    18,489
Lock Box:                Hard

     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Thurman Portfolio Loan is set forth below:



                                                                                                                  CUT-OFF DATE
                                                                                                                   ALLOCATED
           PROPERTY                                            NO. OF   YEAR BUILT/     FEE OR                        LOAN
             NAME              LOCATION        PROPERTY TYPE    UNITS    RENOVATED    LEASEHOLD   OCCUPANCY (1)      AMOUNT
     ------------------- -------------------- --------------- -------- ------------- ----------- --------------- -------------
     The Parks at
     Maryland            Las Vegas, NV         Multifamily      380        1998         Fee            84.00%     $11,962,500
     Villas at Vickery   Dallas, TX            Multifamily      708        1998         Fee            91.00        8,772,500
     Park Hill           Miami, FL             Multifamily      264        1997         Fee            91.00        7,975,000
     The Woodlands
     of Plano            Plano, TX             Multifamily      232        1998         Fee            97.00        6,539,500
     Desert Sands        Fort Worth, TX        Multifamily      346        1997         Fee            97.00        4,944,500
     Willows on
     Hunnicut            Dallas, TX            Multifamily      208        1997         Fee            99.00        4,466,000
     The Encore          Houston, TX           Multifamily      308        1998         Fee            97.00        3,509,000
     Oakwood
     Gardens             Houston, TX           Multifamily      200        1998         Fee            97.00        3,269,750
     Turtle Creek        Arlington, TX         Multifamily      193        1998         Fee            92.00        2,392,500
     Woodlawn Park       St. Petersburg, FL    Multifamily      176        1997         Fee            88.10        1,914,000

  (1)   As of most recently available rent roll.

     The Borrower. The Thurman Portfolio Borrowers are each a single purpose, bankruptcy remote limited liability company or limited partnership. Each Thurman Portfolio Borrower shares with each other Thurman Portfolio Borrower a common single purpose, bankruptcy remote limited liability company (the "Thurman Managing LLC") as its managing member or general partner. The Thurman Managing LLC has as its managing member, a single purpose, bankruptcy remote limited liability company, which has as its managing member a single purpose, bankruptcy remote corporation, the board of which contains an independent director. A majority of the beneficial owners of the Thurman Portfolio Borrower consist of affiliates of the CSFB Mortgage Loan Seller and officers or employees of the CSFB Mortgage Loan Seller and/or its affiliates. The Thurman Portfolio Borrowers share certain common ownership interests with the Pinstripe Portfolio Borrower.

     Certain additional information on the Thurman Portfolio Loan and the Thurman Portfolio Properties is set forth on Annex A hereto.

     Property Management. The Thurman Portfolio Properties are each managed by Westdale Asset Management (the "Thurman Portfolio Manager"), which is not affiliated with the Thurman Portfolio Borrowers, pursuant to separate management agreements. Each management agreement provides for the payment to the Thurman Portfolio Manager of management fees of 3.5% of gross revenues, which are subordinated to payments under the Thurman Portfolio Loan. The Thurman Portfolio Manager may be terminated (i) upon an event of default under the Thurman Portfolio Loan or the Thurman Portfolio Mezzanine Loan (as defined below) or a breach in respect of the Thurman Preferred Equity Interest (as defined below), (ii) if the DSCR for the Thurman Portfolio Loan falls below 1.1x, or (iii) in the event of a default by the Thurman Portfolio Manager under a management agreement.

     Mezzanine Loan and Preferred Equity Interest. Thurman Permanent A-2, LLC, a Delaware Limited Liability Company, (the "Thurman Portfolio Mezzanine Borrower") is the (i) regular member of each entity comprising the Thurman Portfolio Borrower that is a limited liability company and (ii) limited partner of each entity comprising the Thurman Portfolio Borrower that is a limited partnership and is the borrower under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $2,346,865 (the "Thurman Portfolio Mezzanine Loan"), which was made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "Thurman Portfolio Mezzanine Lender") on November 11, 1998. The Thurman Portfolio Mezzanine Loan is secured by, among other things, a pledge of the regular membership interests and limited partnership interests of the Thurman Portfolio Mezzanine Borrower in each entity comprising the Thurman Portfolio Borrower and the managing membership interest in the managing member of the Thurman Managing LLC. The Thurman Portfolio Mezzanine Lender has agreed not to transfer the Thurman Portfolio Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Thurman Portfolio Mezzanine Loan matures on November 11, 2008 and bears interest at a per annum rate of LIBOR plus 8.5%.

     The CSFB Mortgage Loan Seller owns a preferred equity interest (as such holder, the "Thurman Portfolio Special Member") in the Thurman Portfolio Mezzanine Borrower having an initial equity investment in the amount of $2,644,337 (the "Thurman Preferred Equity Interest"). The Thurman Portfolio Special Member is entitled to receive preferred monthly distributions at a yield equal to LIBOR plus 8.5% and is scheduled to be redeemed in full on November 11, 2008. The payments due on the Thurman Portfolio Preferred Equity Interest are deemed "Guaranteed Payments" to the extent of certain distributions made with respect to the regular membership interests in the Thurman Portfolio Mezzanine Borrower. The Thurman Portfolio Special Member agreed not to transfer the Thurman Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Thurman Portfolio Special Member may, at its option, convert the Thurman Preferred Equity Interest into a mezzanine loan.

     Commencing on December 11, 1998, the Thurman Portfolio Mezzanine Loan and the Thurman Portfolio Preferred Equity Interest requires monthly payments of interest and yield, respectively, and principal and capital amounts, respectively, such monthly principal and capital amount being equal to the greater of (i) the principal portion of payments that would be due based on a ten year amortization schedule at a floating interest rate of LIBOR plus 8.5% and (ii) the receipt of a pro-rata portion of 75% of the excess cash flow of the Thurman Portfolio Mezzanine Borrower. If the obligations due under the Thurman Portfolio Mezzanine Loan and the Thurman Portfolio Preferred Equity Interest have not been satisfied by November 11, 2008, a balloon payment of the principal and capital amounts, respectively, outstanding shall be required on November 11, 2008. Upon the occurrence of an event of default under the Thurman Portfolio Mezzanine Loan or a breach under the preferred equity documents, all cash flow from the Thurman Portfolio Property remaining after payment of operating expenses and sums due under the Thurman Portfolio Loan will be applied to repay such principal and capital amounts.

     The Thurman Portfolio Mezzanine Lender and Thurman Portfolio Special Member each have certain approval rights over budgets (after an event of default) and significant leases and can terminate and replace the Thurman Portfolio Manager upon an event of default under the Thurman Portfolio Mezzanine Loan or a breach under the preferred equity documents, respectively, or if the debt and yield service coverage ratio is less than 1.05x in the aggregate. The Thurman Portfolio Mezzanine Lender and the Thurman Portfolio Special Member have agreed that they will not take any such action with respect to the Thurman Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The rights of the Thurman Portfolio Mezzanine Lender and the Thurman Portfolio Special Member relating to budgeting, management and leases are to be exercised through the Thurman Portfolio Special Member, subject to the consent of the Servicer to such exercise.

The Koll Loan

     The Loan. The ninth largest Mortgage Loan (the "Koll Loan") was originated by the CSFB Mortgage Loan Seller on August 26, 1998 and has a principal balance as of the Cut-off Date of $54,819,238.33, which represents approximately 2.9% of the Initial Pool Balance. The Koll Loan is secured by a first mortgage (the "Koll Mortgage") encumbering an office park property in Iselin, New Jersey (the "Koll Property"). The Koll Loan was made to Corporate Plaza Associates LLC, a New Jersey limited liability company (the "Koll Borrower").





 Cut-off Date Principal
 Balance:                  $54,819,238
 Origination Date:         August 26, 1998
 Loan Type:                ARD
 Monthly Payment:          $   363,042
 Interest Rate:                   6.94%
 Amortization Term:        360 months
 DSCR:                            1.26x
 Cut-off Date LTV:               82.53%
 Anticipated Repayment
 Date:                     September 11, 2008
 ARD Balance:              $47,804,010
 ARD LTV:                        71.97%
 Defeasance Period:        Commencing two years
                           after the Closing Date
                           through 6 months prior to
                           ARD
 Partial Defeasance:       No
 Prepayment Lockout
 Expiration:               6 months prior to
                           ARD


Borrower Special
Purpose Entity:            Yes, with independent
                           co-managing members and
                           a non-consolidation
                           opinion
Maturity Date:             September 11, 2028
Property Type:             Office
Number of Properties:                1
Location of Property:      Iselin, New Jersey
Appraised Value:           $66,425,000
Square Feet:                   610,253
Year Built/Renovated:             1984
Cut-off Date Balance/SF:           $90
Fee or Leasehold:          Fee
Major Tenants:             Merial LLC, NCR
                           Corporation,
                           Metropolitan Life
                           Insurance Company
Occupancy:                          91%
Lock Box:                  Hard

     The Borrower. The Koll Borrower has been structured as a special purpose, bankruptcy remote entity with two single purpose, bankruptcy remote co-managing members. The primary sponsors of the Koll Borrower are Mark Karasick and Emanuel Wolff. Karasick and Wolff have acquired, operated and invested in New York area commercial properties for over twenty years.


     Certain additional information on the Koll Loan and the Koll Property is set forth on Annex A hereto.

     The Property. The Koll Property consists of six, 4-story masonry office buildings, with surface parking spaces for 2,417 cars, located in Woodbridge Township, Middlesex County, New Jersey. The Koll Property was constructed in 1981 and renovated in 1984. The Koll Property contains approximately 610,253 rentable square feet of commercial office space, and 2,417 surface parking spaces. The major tenants of the Koll Property are (i) Merial, LLC, (ii) NCR Corporation and (iii) Metropolitan Life Insurance Company. Based on the Koll Borrower's August 28, 1998 rent roll, the Koll Property was 91% occupied at an average annual commercial rental per square foot of $19.13.

     Property Management. The Koll Property is managed by Plaza Prop. Manager Corp. (the "Koll Manager"), an affiliate of the Koll Borrower, pursuant to a management agreement. The management agreement provides for the payment to the Koll Manager of management fees equal to $300,000 per year, increased by increases in the cost of living index, which fees are subordinated to payments to be made under the Koll Loan. The Koll Manager may be terminated (i) upon the occurrence of a default by the Koll Manager under the management agreement,
(ii) upon the occurrence of a default by the Koll Borrower under the Koll Loan,
(iii) under certain circumstances, if the DSCR falls below 1.15x, (iv) if the Koll Manager becomes insolvent or (v) under certain circumstances, if NOI falls below $4,818,211.00.

     Reserves. At the closing of the Koll Loan, the Koll Borrower funded a tenant improvement and leasing commission reserve in the amount of $1,250,000 for future tenant improvement and leasing commission costs. Commencing on February 11, 2001, the Koll Borrower is required to make monthly payments of $69,583.33 into the reserve. Up to $625,000 of the sums initially deposited into the reserve shall be reserved to pay for tenant improvements in connection with the renewal of the Merial, NCR Corporation and Metropolitan Life Insurance Company leases, the tenant improvements and leasing commission reserves will be released, subject to lender's approval, at the rate of $4.06/SF of renewed space and $9.60/SF of replacement leases.

     Preferred Equity Interest. PLR Holding Corp. (in such capacity, the "Koll Special Member"), an affiliate of the CSFB Mortgage Loan Seller, owns a preferred equity interest in the Koll Borrower (each, a "Koll Preferred Equity Interest"), having an initial equity investment in the amount of $4,200,000. The Koll Preferred Equity Interest accrues yield at a preferred rate of 10.085% and is scheduled to be partially redeemed on a monthly basis, with a final distribution scheduled to be made on September 11, 2005. The Koll Borrower, in connection with its obligations to the Koll Special Member, has established a preferred equity account in its name for the benefit of the Koll Special Member. In addition, if the Koll Borrower redeems the Koll Preferred Equity Interest prior to the aforesaid final distribution date, the Koll Borrower must pay the Koll Special Member an early redemption premium.

     The Koll Special Member has certain approval rights with respect to, among other things, budgets, excess cash expenses and significant leases, and may terminate the Koll Manager upon the occurrence of a breach under any of the Koll Preferred Equity Interests or if the DSCR falls below certain thresholds, provided certain conditions are first satisfied.

     The Koll Special Member has the unilateral right, at any time, to make a mezzanine loan to the regular members of the Koll Borrower and the equity owners of each of the co-managing members of the Koll Borrower. Alternatively, the Koll Special Member has the unilateral right, at any time, to make a second mortgage loan to the Koll Borrower secured by a second priority mortgage lien and security interest on and in the Koll Property. The lender of the mezzanine loan or the second mortgage loan shall be the CSFB Mortgage Loan Seller, or its designee. The economic terms of the mezzanine loan or the second mortgage loan, as applicable, shall be as similar as is reasonably possible to the Koll Borrower's economic obligations under its operating agreement with respect to the redemption of membership units allocated to the Koll Special Member.


The Pinstripe Portfolio Loan

     The Loan. The tenth largest Mortgage Loan (the "Pinstripe Portfolio Loan") was originated by the CSFB Mortgage Loan Seller on November 6, 1998 and has a principal balance as of the Cut-off Date of $52,709,690, which represents approximately 2.7% of the Initial Pool Balance. The Pinstripe Portfolio Loan is secured by first mortgages encumbering 12 multi-family apartment complexes located in 5 states

(collectively, the "Pinstripe Portfolio Properties"). The Pinstripe Portfolio Loan was made to 3 borrowers (the "Pinstripe Portfolio Borrowers") as detailed below.

   Cut-off Date Principal
   Balance:                $52,709,690
   Origination Date:       November 6, 1998
   Loan Type:              ARD
   Monthly Payment:        $   371,084
   Interest Rate:                 7.57%
   Amortization Term:      360 months
   DSCR:                          1.20x
   Cut-off Date LTV:             78.10%
   Anticipated
   Repayment
   Date:                   November 11, 2008
   ARD Balance:            $46,647,050
   ARD LTV:                      69.12%
   Defeasance Period:      Commencing two years
                           after Closing Date through
                           6 months prior to ARD
   Partial Defeasance:     Yes (Release price of 125%
                           of Property Release
                           Amount)
   Prepayment Lockout
   Expiration:             6 months prior to ARD


   Borrower Special
   Purpose Entity:         Yes, with an independent
                           director and a
                           non-consolidation opinion
   Maturity Date:          November 11, 2028
   Number of Properties:            12
   Number of Units:              2,596
   Appraised Value:        $67,490,000
   Cut-off Date
   Balance/Unit:           $    20,304
   Lock Box:               Hard



     Additional Mortgage Loan Information by Property. Certain information with respect to each Mortgaged Property relating to the Pinstripe Portfolio Loan is set forth below:


                                                                                                                      CUT-OFF DATE
                                                                                                                       ALLOCATED
                   PROPERTY                                         NO. OF   YEAR BUILT/     FEE OR                       LOAN
                     NAME            LOCATION       PROPERTY TYPE    UNITS    RENOVATED    LEASEHOLD   OCCUPANCY(1)      AMOUNT
               ---------------- ------------------ --------------- -------- ------------- ----------- -------------- -------------
               Covington Walk   Decatur, GA         Multifamily      216        1998         Fee           87.00%     $7,341,400
               Oak Tree         Irving, TX          Multifamily      206        1998         Fee           95.00       5,545,100
               Sunridge         Grand Prarie, TX    Multifamily      332        1998         Fee           96.00       5,232,700
               Stratford Oaks   Houston, TX         Multifamily      392        1998         Fee           94.00       4,998,400
               Shadowtree       Houston, TX         Multifamily      428        1998         Fee           96.00       4,764,100
               Briarwood        Sacramento, CA      Multifamily      160        1997         Fee           96.00       4,373,600
               Wexford
               Townhomes        Duncansville, TX    Multifamily      122        1998         Fee          100.00       4,217,400
               Mediterranean
               Gardens          Albuquerque, NM     Multifamily      180        1997         Fee           92.00       4,178,350
               Azalea           Richmond, VA        Multifamily      156        1997         Fee           92.00       3,748,800
               Canyon Point     Albuquerque, NM     Multifamily      136        1998         Fee           77.00       3,100,570
               Canyon Ridge     Albuquerque, NM     Multifamily      124        1997         Fee           91.00       2,631,970
               Toscana on
               Skillman         Dallas, TX          Multifamily      144        1998         Fee           97.00       2,577,300
 ----------
    (1) As of most recently available rent roll

     The Borrower. The Pinstripe Portfolio Borrowers are each a single purpose, bankruptcy remote limited liability company or limited partnership. Each Pinstripe Portfolio Borrower shares with each other Pinstripe Portfolio Borrower a common single purpose, bankruptcy remote limited liability company (the "Pinstripe Managing LLC") as its managing member or general partner. The Pinstripe Managing LLC has as its managing member, a single purpose, bankruptcy remote limited liability company, which has as its managing member a single purpose, bankruptcy remote corporation, whose board contains an independent director. A majority of the beneficial owners of the Pinstripe Portfolio Borrower consist of affiliates of the CSFB Mortgage Loan Seller and officers or employees of the CSFB Mortgage Loan Seller and/or its affiliates. The Pinstripe Portfolio Borrowers share certain common ownership interests with the Thurman Portfolio Borrower.

     Certain additional information on the Pinstripe Portfolio Loan and the Pinstripe Portfolio Properties is set forth on Annex A hereto.

     Property Management. The Pinstripe Portfolio Properties are each managed by Westdale Asset Management (the "Pinstripe Portfolio Manager"), which is not affiliated with the Pinstripe Portfolio Borrowers, pursuant to separate management agreements. Each management agreement provides for the payment to the Pinstripe Portfolio Manager of management fees of 3.5% of gross revenues, which are subordinated to payments under the Pinstripe Portfolio Loan. The Pinstripe Portfolio Manager may be terminated (i) upon an event of default under the Pinstripe Portfolio Loan or the Pinstripe Portfolio Mezzanine Loan (as defined below) or a breach in respect of the Pinstripe Preferred Equity Interest (as defined below), (ii) if the DSCR for the Pinstripe Portfolio Loan falls below 1.1x, or (iii) in the event of a default by the Pinstripe Portfolio Manager under a management agreement.

     Mezzanine Loan and Preferred Equity Interest. Pinstripe Permanent B-2, LLC, a Delaware Limited Liability Company (the "Pinstripe Portfolio Mezzanine Borrower") is the (i) regular member of each entity comprising the Pinstripe Portfolio Borrower that is a limited liability company and (ii) limited partner of each entity comprising the Pinstripe Portfolio Borrower that is a limited partnership and is the borrower under a mezzanine loan with an aggregate principal balance as of the Cut-off Date of $1,941,932 (the "Pinstripe Portfolio Mezzanine Loan"), which was made by the CSFB Mortgage Loan Seller (in its capacity as mezzanine lender, the "Pinstripe Portfolio Mezzanine Lender") on November 11, 1998. The Pinstripe Portfolio Mezzanine Loan is secured by, among other things, a pledge of the regular membership interests and limited partnership interests of the Pinstripe Portfolio Mezzanine Borrower in each entity comprising the Pinstripe Portfolio Borrower and the managing membership interest in the managing member of the Pinstripe Managing LLC. The Pinstripe Portfolio Mezzanine Lender has agreed not to transfer the Pinstripe Portfolio Mezzanine Loan to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Pinstripe Portfolio Mezzanine Loan matures on November 11, 2008 and bears interest at a per annum rate of the London inter-bank offered rate ("LIBOR") plus 7.5%.

     The CSFB Mortgage Loan Seller owns a preferred equity interest (as such holder, the "Pinstripe Portfolio Special Member") in the Pinstripe Portfolio Mezzanine Borrower having an initial equity investment in the amount of $3,013,656 (the "Pinstripe Preferred Equity Interest"). The Pinstripe Portfolio Special Member is entitled to receive preferred monthly distributions at a yield equal to LIBOR plus 7.5% and is scheduled to be redeemed in full on November 11, 2008. The payments due on the Pinstripe Portfolio Preferred Equity Interest are deemed "Guaranteed Payments" to the extent of certain distributions made with respect to the regular membership interests and limited partnership interests in the Pinstripe Portfolio Mezzanine Borrower. The Pinstripe Portfolio Special Member has agreed not to transfer the Pinstripe Preferred Equity Interest to any entity other than certain permitted institutional transferees unless each Rating Agency confirms that such transfer would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The Pinstripe Portfolio Special Member may, at its option, convert the Pinstripe Preferred Equity Interest into a mezzanine loan.

     Commencing on December 11, 1998, the Pinstripe Portfolio Mezzanine Loan and the Pinstripe Preferred Equity Interest require monthly payments of interest and yield, respectively, and principal and capital amounts, respectively, such monthly principal and capital amount being equal to the greater of (i) the principal portion of payments that would be due based on a ten year amortization schedule at a floating interest rate of LIBOR plus 7.5% and (ii) the receipt of a pro-rata portion of 75% of the excess cash flow of the Pinstripe Portfolio Mezzanine Borrower. If the obligations due under the Pinstripe

Portfolio Mezzanine Loan and the Pinstripe Portfolio Preferred Equity Interest have not been satisfied by November 11, 2008, a balloon payment of the principal and capital amounts respectively outstanding shall be required on November 11, 2008. Upon the occurrence of an event of default under the Pinstripe Portfolio Mezzanine Loan or a breach under the preferred equity documents, all cash flow from the Pinstripe Portfolio Properties remaining after payment of operating expenses and sums due under the Pinstripe Portfolio Loan will be applied to repay such principal and capital amounts.

     The Pinstripe Portfolio Mezzanine Lender and Pinstripe Portfolio Special Member each have certain approval rights over budgets (after an event of default) and significant leases and can terminate and replace the Pinstripe Portfolio Manager upon an event of default under the Pinstripe Portfolio Mezzanine Loan or a breach under the preferred equity documents, respectively, or if the debt and yield service coverage ratio is less than 1.05x in the aggregate. The Pinstripe Portfolio Mezzanine Lender and the Pinstripe Portfolio Special Member has agreed that they will not take any such action with respect to the Pinstripe Portfolio Manager unless each Rating Agency confirms that such action would not cause a withdrawal, qualification or downgrade of its then current ratings on the Certificates. The rights of the Pinstripe Portfolio Mezzanine Lender and the Pinstripe Portfolio Special Member relating to budgeting, management and leases are to be exercised through the Pinstripe Portfolio Special Member, subject to the consent of the Servicer to such exercise.


CONSTRUCTION LOANS

     The improvements on certain Credit Lease Properties (representing the security for 2.4% of the Mortgage Loans (based on Initial Pool Balance)) have not yet been completed. All such Credit Lease Properties (each, a "New Store") have been leased, or are subject to leases which are fully guaranteed, by CVS Corporation or an affiliate thereof, pursuant to Bond-Type Leases and will be operated as full-service drug stores. CVS Corporation, which is rated "A-" and "A3" by S&P and Moody's, respectively, has entered into a completion guaranty for each such Credit Lease Property, in which it guarantees completion of all construction work within six months after the origination of the related Mortgage Loan (the "Outside Completion Date"). In the event a New Store is not completed by such Outside Completion Date, CVS Corporation may (i) extend the Outside Completion Date by two months (three months if the failure to complete the related New Store is due to force majeure) and make lease payments equal to the related Monthly Payment, (ii) prepay the related Credit Lease Loan together with a Yield Maintenance Charge (calculated with no spread to the applicable U.S. Treasury yield) or (iii) substitute such New Store with a completed property and enter into a lease for such substitute property upon the same terms as the Credit Lease for the uncompleted New Store for which it has been substituted. Any substitution of collateral for an uncompleted New Store will require receipt from each Rating Agency of written confirmation that such collateral substitution will not cause a downgrade, withdrawal or qualification by such Rating Agency of its then current ratings on the Certificates.


LITIGATION

     With respect to Loan No. 14 (the "Donatelli Loan"), which represents approximately 2.2% of the Initial Pool Balance, an action (the "Donatelli Action") was commenced against the owner of one of the Mortgaged Properties that secures the Donatelli Loan (the "Plaza 500 Property") and against the CSFB Mortgage Loan Seller. The Donatelli Action claims, among other things, that the transfer of the Plaza 500 Property to the related borrower was invalid and that the related Mortgage has not created a valid lien on the Plaza 500 Property. The plaintiff in the Donatelli Action sought rescission of the transfer of title to the Plaza 500 Property to the related borrower and cancellation of the related Mortgage. The trial court ruled that the related borrower had not improperly acquired title to the Plaza 500 Property and that the related mortgage was not voidable. The plaintiff has appealed the trial court's ruling and such appeal is pending before the Virginia Supreme Court. A claim has been submitted to Lawyers Title Insurance Corporation, the title company insuring the lien of the Mortgage on the Plaza 500 Property, and the title company has indicated that it will pay the cost of defending this litigation. In the event that the plaintiff is successful in its appeal, the CSFB Mortgage Loan Seller believes that the title company which insured the lien of the Mortgage will be liable under the terms of the title insurance policy. Lawyers Title

Insurance Corporation's senior unsecured debt is rated "A" by S&P. See "Certain Terms and Conditions of the Mortgage Loans -- Mortgage Loans Which May Require Principal Paydowns" for a discussion of the effect of any prepayment resulting from an award from the title company.


ENVIRONMENTAL MATTERS

     The information set forth in this prospectus supplement is based on information contained in the environmental assessments described under "Description of the Mortgage Loans -- Underwriting Standards." With respect to Loan No. 40 (St. Landry Plaza Shopping Center), which represents approximately 0.6% of the Initial Pool Balance, the Phase I and Phase II environmental site assessments performed in June 1998 noted (i) ground water contamination from a dry-cleaner that was formerly located on the related Mortgaged Property, (ii) minor chemical spillage from Quick Lube (one of the tenants of the related Mortgaged Property) and (iii) suspect ACM. As a result, the report recommends that bioremediation/bio-sparge be implemented to decrease the contamination levels of the groundwater, followed by a risk-based assessment to obtain closure from the regulatory agencies. In addition, the report recommended the owners put in-place spill pallets to store chemicals relating to the Quick Lube and the implementation of an operation and maintenance program. At closing, a reserve for $300,575 was deposited into an environmental escrow account and on-going payments of $9,062 per month for the next 24 months will be deposited into the account, resulting in a total of $517,000, which is more than twice the amount which is estimated will be required to remediate such environmental issues.

     With respect to Loan No. 87 (Cherry Hill Plaza), which represents approximately 0.2% of the Initial Pool Balance, the Phase I and Phase II environmental site assessment performed in October 1998 noted (i) groundwater contamination on the related Mortgaged Property; (ii) minor spillage of new and waste motor oils at Rao Tire Store (a tenant of the related Mortgaged Property); (iii) soil contamination on the related Mortgaged Property; (iv) the existence of presumed ACM; and (v) pollutants were detected in a water sample at concentrations greater than Michigan drinking water criteria. The Phase II environmental site assessment also recommended that the perchloroethylene release be addressed in two steps: (i) performance of risk assessment with additional testing and (ii) if warranted, preparation of a remedial plan and performance of remedial action. At closing, a reserve for $500,000 representing 125% of the estimated cost of remediation was established.

     With respect to Loan No. 123 (Office Depot-Dallas), which represents approximately 0.1% of the Initial Pool Balance, soil samples taken in 1994 revealed the presence of volatile organic compounds ("VOCs"), indicating that the related Mortgaged Property had been impacted by the operations of a former on-site dry cleaning facility. Additionally, total petroleum hydrocarbons ("TPH") and benzene toluene ethylbenzene xylene ("BTEX") were detected in soil samples, which appear to have been caused by offsite migration from a nearby car wash facility. Analytical results for these soil samples were below action limits established by the Texas Natural Resource Conservation Commission ("TRNCC"). The related borrower has worked with the TRNCC to obtain issuance of a conditional certificate of completion for the property. Several monitoring wells have been installed at the related Mortgaged Property to monitor the extent to which VOCs, TPH and BTEX may have impacted the groundwater. Groundwater sampling performed in June 1998 indicates a reduction in VOC concentrations in groundwater, which are now well below detectable levels at each monitoring well location, indicating that natural attenuation has occurred, and that VOCs have not migrated offsite or impacted surrounding properties. The CSFB Mortgage Loan Seller anticipates that TRNCC will issue a final site closure certificate once two additional groundwater sampling events have been performed. A secured creditor impaired property environmental insurance policy issued by American International Specialty Lines Insurance Company, a member company of American International Group, Inc. ("AIG"), which is rated A++ by A.M. Best insures the lender in the aggregate amount of $3,000,000 for cleanup costs at the property in the event that the related borrower defaults on the related Mortgage Loan, or in the event that the lender becomes directly liable for such cleanup costs or other third party claims.

     With respect to Loan No. 48 (Island Walk Shopping Center), which represents approximately 0.5% of the Initial Pool Balance, an active on-site dry cleaning establishment has been identified by the Florida Department of Environmental Protection ("FDEP") as having been impacted by dry cleaning solvents and is considered by FDEP to be a contaminated site. The related Mortgaged Property has been entered into a state-funded dry cleaning solvent cleanup program and assigned a high priority, which makes it likely that the State of Florida will assume the cost of assessment and cleanup. A secured creditor impaired property environmental insurance policy issued by AIG, insures the lender for the balance of the loan payments or cleanup costs, whichever is less, at the related Mortgaged Property in the event that the related borrower defaults on the related Mortgage Loan, or in the event that the lender becomes directly liable for such cleanup costs or other third party claims.

     For a description of environmental issues with respect to Loan No. 6 (260/261 Madison Avenue), which represents approximately 3.9% of the Initial Pool Balance, see "Certain Characteristics of the Mortgage Loans -- Largest Mortgage Loans -- The 260/261 Madison Loan."


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Annex A. For a detailed presentation of the characteristics of the Mortgage Loans on a loan-by-loan basis, see Annex A hereto.

     Due Dates. The Mortgage Loans provide for scheduled payments of principal and interest to be due on various days (each, a "Due Date") of each month. With respect to 194 Mortgage Loans (representing approximately 96.4% of the Initial Pool Balance), the Due Date is the 11th day of each month, with respect to 22 Mortgage Loans (representing approximately 2.4% of the Initial Pool Balance), the Due Date is the 6th day of each month and with respect to 1 Mortgage Loan (representing approximately 1.2% of the Initial Pool Balance), the Due Date is the 1st day of each month. No Mortgage Loan has a grace period for payment defaults that extends beyond the related Determination Date (as defined herein).

     Mortgage Rates; Calculations of Interest. 25 Mortgage Loans, representing 4.9% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360" basis). The balance of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed in a 360-day year (an "Actual/360" basis). Each of the Mortgage Loans accrues interest at the related Mortgage Rate, which is fixed for the entire remaining term to maturity (or, in the case of an ARD Loan, the remaining term to Anticipated Repayment Date) of such Mortgage Loan. Except as described below under "-- Excess Interest", most of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. Each Mortgage Loan (other than Credit Lease Loans) generally requires the related borrower to make a constant monthly payment (or, in the case of Loan No. 19 (the "United Artists Loan"), a constant semi-annual payment) of principal and interest (each, a "Monthly Payment") that is calculated based on the related Mortgage Rate, the amortization schedule for such Mortgage Loan and the initial principal balance thereof and assumes that such Mortgage Loan accrues interest on a 30/360 basis. As used herein, the term "Mortgage Rate" does not include the Revised Rate (as defined herein). Each Credit Lease Loan generally provides for the payment of principal and interest based on a specified schedule set forth in the related Mortgage Note, which may include periodic increases in monthly payments.

     Excess Interest. 166 of the Mortgage Loans, representing 84.9% of the Initial Pool Balance are Mortgage Loans (the "ARD Loans") which bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is referred to herein as "Excess Interest"). The date on which such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date" or "ARD". Except where limited by applicable law, Excess Interest so accrued will not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans generally have entered into, or will be required to enter into, a lockbox agreement whereby all revenue generally will be deposited directly into a Lockbox Account (as defined herein) controlled by the Servicer. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund,
(ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow". As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The holder of 100% of the Class V Certificates will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest and unreimbursed Advances with interest thereon. As a condition to such purchase, each such holder will be required to deliver an opinion of counsel to the effect that such purchase (or such right to purchase) would not cause (a) either REMIC to fail to qualify as a REMIC under the Code (as defined herein) at anytime that any Certificate is outstanding and (b) would not cause the arrangement between the REMIC and the Class V Certificateholders to be other than a grantor trust for federal income tax purposes, and (i) an opinion of counsel to the effect that such purchase would not result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on either REMIC under the REMIC provisions of the Code or (ii) an accountant's certification to the effect that such purchase would not result in the realization of any net income to either REMIC.

     Amortization of Principal. Certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 60 months longer than their original terms, thereby resulting in substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans are either Mortgage Loans that fully amortize or, in the case of any such Mortgage Loans that accrue interest on an Actual/360 basis, substantially fully amortize, over their terms and are not ARD Loans (such Mortgage Loans, the "Fully Amortizing Loans") or ARD Loans.


              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                              % OF INITIAL POOL       NUMBER OF
TYPE OF LOAN                                       BALANCE          MORTGAGE LOANS
------------------------------------------   -------------------   ---------------
       ARD Loans                                     84.9%               166
       Fully Amortizing Loans (other than
        ARD Loans)                                    8.6%                38
       Balloon Mortgage Loans                         6.6%                13
                                                    -----                ---
       TOTAL                                        100.0%               217
                                                    =====                ===

     Prepayment Provisions. Each Mortgage Loan restricts voluntary prepayments in one or more of the following ways: (i) by prohibiting any prepayments for a specified period of time after the date of origination of such Mortgage Loan (a "Lockout Period"), (ii) by requiring that any principal prepayment made during a specified period of time after the date of origination of such Mortgage Loan or, in the case of a Mortgage Loan also subject to a Lockout Period, after the date of expiration of such Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below) and/or (iii) by imposing fees or premiums generally equal to a percentage of the then outstanding principal balance of such Mortgage Loan ("Prepayment Premiums") in connection with full or partial principal prepayments for a specified period of time after the expiration of the related Lockout Period (a "Prepayment Premium Period"). The Mortgage Loans generally permit prepayments to be made either (i) on a Due Date or (ii) provided that such prepayment is accompanied by interest through the next Due Date, on any date. 215 Mortgage Loans, representing approximately 98.5% of the Initial Pool Balance, specify a period of time (generally one to six months) prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Notes during which there are no restrictions on voluntary prepayments, and the remaining Mortgage Notes, representing approximately 1.5% of the Initial Pool Balance, restrict voluntary prepayments prior to the maturity date or Anticipated Repayment Date, as applicable. For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such Additional Collateral Loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. See "-- Mortgage Loans Which May Require Principal Paydowns" and "Risk Factors -- The Offered Certificates -- Prepayments May Affect Your Yield."


     The "Yield Maintenance Charge" for any Mortgage Loan providing for such a charge generally will be equal to the greater of (i) a specified Prepayment Premium and (ii) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or, with respect to any ARD Loans, the remaining principal balance due on the related Anticipated Repayment Date) determined by discounting such payments at the Yield Rate, less the amount prepaid.


     The "Yield Rate" generally is defined as a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in "Federal Reserve Statistical Release H.15 -- Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of the relevant prepayment of any Mortgage Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the Mortgage Loan being prepaid or the monthly equivalent of such rate. Generally, if Federal Reserve Statistical Release H.15 -- Selected Interest Rates is no longer published, the Servicer, on behalf of the Trustee, shall select a comparable publication to determine the Yield Rate with respect to Mortgage Loans.


     The following table sets forth for the Distribution Date in each indicated month the percentage of the aggregate Stated Principal Balance of all Mortgage Loans expected to be outstanding (after giving effect to scheduled principal payments for the Due Date relating to such Distribution Date) with respect to which (i) a Lockout Period is in effect, (ii) a prepayment must be accompanied by (A) a Yield Maintenance Charge, (B) a prepayment penalty equal to the greater of a Yield Maintenance Charge ("YM" on such table) or a Prepayment Premium ("Premium" on such table) (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (C) a Prepayment Premium (the percentage used in calculating which Prepayment Premium is also set forth in such table) or (iii) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable ("Open" on such table). The following table was prepared on the basis of the Prepayment Assumptions (as defined herein) and assumes a 0% CPR (as defined herein). See "Prepayment and Yield Considerations -- Modeling Assumptions."

                                 MORTGAGE POOL
                          CALL PROTECTION ANALYSIS (1)

 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS




         PREPAYMENT             CURRENT          12             24             36             48
    PREMIUM/RESTRICTION         NOV-98         NOV-99         NOV-00         NOV-01         NOV-02
--------------------------- -------------- -------------- -------------- -------------- --------------
Lockout/Defeasance                  98.8%          98.8%          98.8%          98.2%          97.9%
Yield Maintenance                    1.2%           1.2%           1.2%           1.8%           1.8%
2% Premium                           0.0%           0.0%           0.0%           0.0%           0.3%
1% Premium                           0.0%           0.0%           0.0%           0.0%           0.0%
Open                                 0.0%           0.0%           0.0%           0.0%           0.0%
-----                              -----          -----          -----          -----          -----
TOTAL                              100.0%         100.0%         100.0%         100.0%         100.0%
-----                              -----          -----          -----          -----          -----
Mortgage Pool Balance
 (000s)                       $1,919,275     $1,898,610     $1,876,698     $1,853,065     $1,827,477
% of Cut-Off Date Balance          100.0%          98.9%          97.8%          96.6%          95.2%



         PREPAYMENT               60             72             84             96             108           120
    PREMIUM/RESTRICTION         NOV-03         NOV-04         NOV-05         NOV-06         NOV-07        NOV-08
--------------------------- -------------- -------------- -------------- -------------- -------------- ------------
Lockout/Defeasance                  97.9%          98.0%          98.1%          98.2%          86.3%        94.5%
Yield Maintenance                    1.8%           1.8%           1.9%           1.8%           1.8%         5.5%
2% Premium                           0.0%           0.0%           0.0%           0.0%           0.0%         0.0%
1% Premium                           0.3%           0.0%           0.0%           0.0%           0.0%         0.0%
Open                                 0.0%           0.3%           0.0%           0.0%          11.9%         0.0%
-----                              -----          -----          -----          -----          -----        -----
TOTAL                              100.0%         100.0%         100.0%         100.0%         100.0%       100.0%
-----                              -----          -----          -----          -----          -----        -----
Mortgage Pool Balance
 (000s)                       $1,786,201     $1,755,312     $1,641,878     $1,607,005     $1,556,604     $281,333
% of Cut-Off Date Balance           93.1%          91.5%          85.5%          83.7%          81.1%        14.7%

                                  LOAN GROUP 1
                          CALL PROTECTION ANALYSIS (1)

 PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS




        PREPAYMENT            CURRENT        12           24           36           48
    PREMIUM/RESTRICTION       NOV-98       NOV-99       NOV-00       NOV-01       NOV-02
-------------------------- ------------ ------------ ------------ ------------ ------------
Lockout/Defeasance               97.0%        97.1%        97.1%        95.5%        94.9%
Yield Maintenance                 3.0%         2.9%         2.9%         4.5%         4.5%
2% Premium                        0.0%         0.0%         0.0%         0.0%         0.6%
1% Premium                        0.0%         0.0%         0.0%         0.0%         0.0%
Open                              0.0%         0.0%         0.0%         0.0%         0.0%
-----                           -----        -----        -----        -----        -----
TOTAL                           100.0%       100.0%       100.0%       100.0%       100.0%
-----                           -----        -----        -----        -----        -----
Loan Group 1 Balance
 (000s)                      $787,527     $777,830     $767,501     $756,601     $744,743
% of Loan Group 1 Cut-Off
 Date Balance                   100.0%        98.8%        97.5%        96.1%        94.6%



        PREPAYMENT              60           72           84           96           108          120
    PREMIUM/RESTRICTION       NOV-03       NOV-04       NOV-05       NOV-06       NOV-07       NOV-08
-------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Lockout/Defeasance               94.9%        94.9%        95.0%        95.0%        87.8%        94.5%
Yield Maintenance                 4.5%         4.5%         5.0%         5.0%         5.0%         5.5%
2% Premium                        0.0%         0.0%         0.0%         0.0%         0.0%         0.0%
1% Premium                        0.6%         0.0%         0.0%         0.0%         0.0%         0.0%
Open                              0.0%         0.6%         0.0%         0.0%         7.2%         0.0%
-----                           -----        -----        -----        -----        -----        -----
TOTAL                           100.0%       100.0%       100.0%       100.0%       100.0%       100.0%
-----                           -----        -----        -----        -----        -----        -----
Loan Group 1 Balance
 (000s)                      $718,271     $703,114     $606,875     $590,545     $560,139     $281,333
% of Loan Group 1 Cut-Off
 Date Balance                    91.2%        89.3%        77.1%        75.0%        71.1%        35.7%

                                 LOAN GROUP 2
                          CALL PROTECTION ANALYSIS (1)

 PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENTS




        PREPAYMENT             CURRENT          12             24             36             48
    PREMIUM/RESTRICTION        NOV-98         NOV-99         NOV-00         NOV-01         NOV-02
-------------------------- -------------- -------------- -------------- -------------- --------------
Lockout/Defeasance                100.0%         100.0%         100.0%         100.0%         100.0%
Yield Maintenance                   0.0%           0.0%           0.0%           0.0%           0.0%
2% Premium                          0.0%           0.0%           0.0%           0.0%           0.0%
1% Premium                          0.0%           0.0%           0.0%           0.0%           0.0%
Open                                0.0%           0.0%           0.0%           0.0%           0.0%
-----                             -----          -----          -----          -----          -----
TOTAL                             100.0%         100.0%         100.0%         100.0%         100.0%
-----                             -----          -----          -----          -----          -----
Loan Group 2 Balance
 (000s)                      $1,131,748     $1,120,780     $1,109,196     $1,096,463     $1,082,734
% of Loan Group 2 Cut-Off
 Date Balance                     100.0%          99.0%          98.0%          96.9%          95.7%



        PREPAYMENT               60             72             84             96            108        120
    PREMIUM/RESTRICTION        NOV-03         NOV-04         NOV-05         NOV-06        NOV-07      NOV-08
-------------------------- -------------- -------------- -------------- -------------- ------------ ---------
Lockout/Defeasance                100.0%         100.0%         100.0%         100.0%        85.4%      0.0%
Yield Maintenance                   0.0%           0.0%           0.0%           0.0%         0.0%      0.0%
2% Premium                          0.0%           0.0%           0.0%           0.0%         0.0%      0.0%
1% Premium                          0.0%           0.0%           0.0%           0.0%         0.0%      0.0%
Open                                0.0%           0.0%           0.0%           0.0%        14.6%      0.0%
-----                             -----          -----          -----          -----        -----       ---
TOTAL                             100.0%         100.0%         100.0%         100.0%       100.0%      0.0%
-----                             -----          -----          -----          -----        -----       ---
Loan Group 2 Balance
 (000s)                      $1,067,930     $1,052,198     $1,035,003     $1,016,461     $996,465    $   --
% of Loan Group 2 Cut-Off
 Date Balance                      94.4%          93.0%          91.5%          89.8%        88.0%      0.0%

-------
     (1) For the purposes of this Prospectus Supplement and the statistical information presented herein, (i) the entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto, notwithstanding the fact that Required Prepayments could occur under such loans during such Lockout Period and (ii) each ARD Loan prepays on the related Anticipated Repayment Date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to such Anticipated Repayment Date and that, in either case, such prepayments may not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium. Any such prepayment of an Additional Collateral Loan to the extent the related Yield Maintenance Charge is not paid by the borrower will be accompanied by a Yield Protection Payment. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans."

     Prepayment Premiums and Yield Maintenance Charges are distributable as described herein under "Description of the Offered Certificates -- Distributions -- Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Unless a Mortgage Loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of such Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge or Prepayment Premium may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay such Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay such Mortgage Loan. However, there can be no assurance that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a Yield Maintenance Charge or Prepayment Premium, the Pooling and Servicing Agreement provides that amounts received from borrowers will be applied to payments of principal and interest on the Mortgage Loans being prepaid prior to being distributed as Yield Maintenance Charges or Prepayment Premiums.

     The Mortgage Loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge or Prepayment Premium will be due. The enforceability of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus.

     Neither the Depositor nor either Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors -- The Offered Certificates -- Yield May Be Affected by Prepayments and Defaults."

     Casualty and Condemnation. In the event of a condemnation or casualty the Mortgage Loans generally require the borrower to restore the related Mortgaged Property, and the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the Mortgage Loans, will not require payment of any Prepayment Premium or Yield Maintenance Charge. In the case of a majority of the Mortgage Loans, if the award or loss is less than a specified amount or a specified percentage of the original principal balance of the Mortgage Loan or affects less than a specified percentage of Mortgaged Property and if in the reasonable judgment of the lender (i) the Mortgaged Property can be restored within six to eighteen months and at least six months prior to the maturity (or, in the case of an ARD Loan, the related Anticipated Repayment Date) of the related Mortgage Loan to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Mortgage Note and (iii) no event of default under such Mortgage Loan has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.

     A limited number of Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. Certain Mortgage Loans provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant Monthly Payment may be reduced based on the remaining amortization period, the Mortgage Rate and the Original Principal Loan Balance. In such event, no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

     Defeasance. 214 of the Mortgage Loans, representing 97.9% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lockout Period"), in all cases not less than two years after the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option") if, among other conditions, the borrower (i) pays on any Due Date (the "Release Date") (A) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (B) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan, (C) an amount (the "Collateral Substitution Deposit") equal to the sum of (x) the remaining principal amount of the Mortgage Loan or an amount generally equal to 125% of the principal balance of the related Mortgage for Crossed Loans, or of the Property Release Amount of the related Mortgaged Property for Multi-Property Loans, (y) the amount, if any, which, when added to such amount, will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such Mortgage Loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates with respect to that portion of the Note being defeased and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (ii) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. Additionally, any Mortgage Loan which has a Defeasance Option generally requires that the borrower deliver to the lender a letter from an independent public accountant that confirms that the cash flow from such U.S. government obligations will be sufficient to timely meet all scheduled loan payments. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan or remaining Crossed Loans, as applicable.

     In certain of the Mortgage Loans which contain a Defeasance Option, a successor borrower established or designated by the related Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Mortgage Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors -- The Offered Certificates -- Yield May be Affected by Prepayments and Defaults."

     Property Releases. 10 of the Multi-Property Loans and 2 of the Crossed Loans, representing approximately 9.8% of the Initial Pool Balance, prohibit the release of any related Mortgaged Property prior to payment in full of the Mortgage Loan. 16 of the Multi-Property Loans representing approximately 20.0% of the Initial Pool Balance and 3 of the Crossed Loans, representing 13.1% of the Initial Pool Balance, permit a Mortgaged Property to be released from the lien of the related Multi-Property Loan or Crossed Loan, as applicable, prior to payment in full of the Mortgage Loan provided that, generally, 125% of the applicable Property Release Amount (as defined herein) or outstanding Mortgage Note amount, as applicable, be defeased or prepaid and that the DSCR with respect to the remaining Mortgaged Properties after defeasance or prepayment, as applicable, be no less than the greater of (i) a specified DSCR (generally the DSCR at origination) and (ii) the DSCR immediately prior to such defeasance or prepayment, as applicable.

     Lockboxes. 213 Mortgage Loans, representing approximately 99.44% of the Initial Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties will be (i) paid directly into an account (or, in the case of Multifamily Properties, such income will be collected and deposited into an account by the manager and, in the case of Hospitality Properties, cash paid "over-the-counter" will be deposited into an account by the manager) (such account, a "Lockbox Account") controlled by the Servicer (a "Hard Lockbox"),
(ii) paid to the manager of the Mortgaged Properties, which will deposit all sums collected into a Lockbox Account on a regular basis (a "Modified Lockbox") or (iii) collected by the borrower until such time (if any) as a triggering event (such as the failure to pay the related Mortgage Loan in full on or before the related Anticipated Repayment Date or a decline, by more than a specified amount, in the net operating income of the related Mortgaged Property and/or a failure to meet a specified DSCR), at which time all rents derived from the related Mortgaged Property generally will be directly deposited into a Lockbox Account (a "Springing Lockbox"), which will generally be administered thereafter on the same terms as a Hard Lockbox. Each such Mortgage Loan is identified on Annex A hereto as having a "Hard," "Modified" or "Springing" Lockbox. For any Hard Lockbox, income deposited directly into the related Lockbox Account may not include amounts paid in cash which are paid directly to the related property manager (notwithstanding requirements to the contrary). Mortgage Loans whose terms call for the establishment of a Lockbox Account require that amounts paid to the manager of the related Mortgaged Properties or "over-the-counter" will be deposited into a Lockbox Account on a regular basis. Lockbox Accounts will not be assets of the Trust Fund. Overall, the Mortgage Loans provide for Lockbox Accounts as follows:

                      % OF INITIAL       NUMBER OF
TYPE OF LOCKBOX:      POOL BALANCE     MORTGAGE LOANS
------------------   --------------   ---------------
  Hard                     73.9%             90
  Modified                  3.6%              6
  Springing                22.0%            117
  None                      0.6%              4
                          -----             ---
  TOTAL                   100.0%            217
                          =====             ===

     Escrows. Substantially all Mortgage Loans (excluding Mortgage Loans secured by Bond-Type Leases) provide for monthly escrows to cover property taxes and insurance premiums on the Mortgaged Properties. The Mortgage Loans secured by leasehold interests generally also provide for escrows to make ground lease payments. Substantially all of the Mortgage Loans (excluding Credit Lease Loans) require the monthly funding of escrows for ongoing repair and maintenance, tenant improvement and leasing commission expenses, replacement of furniture, fixtures and equipment and/or seasonal fluctuations in occupancy. Such reserves generally are funded by the related borrower from the operating cashflow of the Mortgaged Property or otherwise, unless a lockbox is in place, in which case such reserves generally will be funded before any excess cash is released to the related borrower. In addition, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies identified by the engineering report issued in connection with origination. See "Description of the Mortgage Loans -- Underwriting Standards."

     Equity Investments by the CSFB Mortgage Loan Seller, its Affiliates and/or Certain Officers Thereof. In general, with respect to certain borrowers, the CSFB Mortgage Loan Seller and/or its affiliates (each, a "Preferred Interest Holder") is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property have been paid.

     Under the partnership agreement, operating agreement or similar agreement relating to Mortgage Loans in which the Preferred Interest Holder holds a preferred equity interest in the related borrower, the

Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Mortgaged Properties upon the occurrence of certain specified breaches or, in some cases, if the DSCR as of certain dates falls below certain levels. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive written confirmation from each of the Rating Agencies that such termination would not cause any Rating Agency to withdraw, qualify or downgrade any of its then current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital. Certain preferred equity investments involve the right to change the managing membership or general partnership rights of the sponsor upon the occurrence of specified events.

     In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the related borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of such amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

     The CSFB Mortgage Loan Seller and/or certain officers of the CSFB Mortgage Loan Seller and the Underwriter (as defined herein) own equity interests in the borrowers with respect to Loan No. 8 (The Thurman Portfolio Loan), Loan No. 10 (The Pinstripe Portfolio Loan), Loan No. 13 (Garden Variety Apartments Portfolio), Loan No. 41 (Garden Ridge) and Loan No. 77 (Alameda Office).

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the related borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related loan documents. Subject to the limitations described herein, the Special Servicer will determine, in a manner consistent with the Servicing Standard (as defined herein), whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee (which will not be available for payment of principal or interest on the Certificates). Such an assumption fee generally is equal to one percent of the then unpaid principal balance of the applicable Mortgage Note (for Mortgage Loans with original principal balances less than $20 million) or a fee set forth in the related Mortgage Loan (for Mortgage Loans with original principal balances greater than $20 million), in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred under the related Mortgage Loan, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee, if any, has been received. See "Certain Legal Aspects of Mortgage Loans -- Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus and "Risk Factors -- The Mortgage Loans -- Some Remedies May Not be Available Following a Mortgage Loan Default," and "The Pooling and Servicing Agreement -- Enforcement of `Due-on-Sale' and `Due-on-Encumbrance' Clauses." The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     Mortgage Provisions Relating to Special Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with a Cut-off Date Principal Balance in excess of $20 million and certain other Mortgage Loans provide that if the DSCR for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     Cross-Collateralization and Cross-Default of Certain Mortgage Loans. 29 of the Mortgage Loans (the "Multi-Property Loans"), representing 42.2% of the Initial Pool Balance, are evidenced by one Mortgage Note and secured by more than one Mortgaged Property. 5 of the Mortgage Loans (the "Crossed Loans"), representing 13.8% of the Initial Pool Balance, are evidenced by more than one Mortgage Note and are cross-collateralized with multiple Mortgaged Properties. Because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Crossed Loans or Multi-Property Loans with properties in such states may secure only a multiple (generally 150%) of the applicable initial principal balance of the applicable Mortgage Loan (for Crossed Loans) or a multiple (generally 150%) of the Property Release Amount of such Mortgaged Property (for Multi-Property Loans) rather than the entire initial principal balance of the related Mortgage Note. See "Risk Factors -- The Mortgage Loans -- Enforceability of Cross-Collateralized and Cross-Defaulted Mortgage Loans May be Challenged."

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in a minimum amount equal to the lesser of (i) the principal balance of the related Mortgage Loan and (ii) 100% of the full replacement cost of the improvements and equipment without deduction for physical depreciation, or in an amount satisfying other similar standards, and by a flood insurance policy if any part of the improvements located on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the related Mortgage Loan (or with respect to certain Multi-Property Loans, the full insurable value of the related Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. Certain of the Mortgaged Properties located in earthquake risk areas are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. Certain of the Mortgaged Properties located in areas having special hurricane hazards are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. Additional types of insurance may be required. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft.

     The Mortgage Loans also generally require that the related borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount generally equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and
(y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and
(vi) such other insurance as may from time to time be reasonably required by the lender in order to protect its interests.

     Mortgage Loans Which May Require Principal Paydowns. 3 Mortgage Loans (the "Additional Collateral Loans"), representing approximately 1.4% of the Initial Pool Balance, are additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achieving certain DSCRs. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve or credit enhancement amount (each, a "Required Prepayment") to partially prepay the related Mortgage Loan, and such partial prepayment may not be required to be accompanied by payment of a Prepayment Premium or Yield Maintenance Charge.


                          ADDITIONAL COLLATERAL LOANS


                                            TYPE OF          AMOUNT OF
LOAN               PROPERTY                ADDITIONAL       ADDITIONAL
NO.                  NAME                  COLLATERAL       COLLATERAL         RELEASE CONDITIONS
------ ------------------------------- ----------------- ---------------- ----------------------------
31     Town & Country                  Cash Collateral     $  2,800,000   Successful purchase of
                                                                          ground lease by May 1,
                                                                          1999; DSCR based on
                                                                          current NOI of no less
                                                                          than 1.05x; no event of
                                                                          default
54     Bloomfield -- Vista del Monte   Cash Collateral     $    221,258   Successful completion of
                                                                          rehabilitation by
                                                                          September 18, 1999;
                                                                          DSCR based on trailing 6
                                                                          month NOI of no less than
                                                                          1.20x; no event of default
78     Jefferson Plaza                 Cash Collateral     $ 354,658.34   American Radio System
                                                                          must exercise extension
                                                                          option and pay first three
                                                                          months rent or their space
                                                                          must be leased at no less
                                                                          than $12.00/sf to another
                                                                          tenant; no event of default

     In addition, as described under "-- Litigation" above, to the extent a trial court's ruling in the Donatelli Action is reversed on appeal, the Donatelli Loan may be subject to a partial prepayment which would not be accompanied by payment of a Prepayment Premium or Yield Maintenance Charge.


     The holders of the Class A-X Certificates and any Class of Offered Certificates receiving any such prepayment will be entitled to receive payments only from the Servicer ("Yield Protection Payments") to compensate such holders for the absence, if any, of such Prepayment Premium or Yield Maintenance Charge payments. The Servicer will be required to advance such Yield Protection Payments on the related Servicer Remittance Date and will be reimbursed therefor, and paid interest thereon, by the CSFB Mortgage Loan Seller. See "Description of the Offered Certificates -- Distributions -- Yield Protection Payments" for a description of the Yield Protection Payments.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables and Annex A, Annex B and Annex C hereto set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables and Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by the CSFB Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification.

     All numerical information relating to the Mortgage Loans, including all numerical references and calculations in the following tables (except on the cover hereof, in Annex A, Annex B, the tables entitled "Mortgage Notes", "Executive Summary", "Mortgage Loan Executive Summary", "General Mortgage Loan Characteristics" "Call Protection Analysis", "Sensitivity to Principal Prepayments of the Pre-Tax Yields to Call of the Class A-X Certificates", the tables set forth on pages S-137 through S-143 and any references to Mortgage Loan Group 1 and Mortgage Loan Group 2) were prepared assuming Loan No. 2 (180 Water Street), has a Cut-off Date Stated Principal Balance of $74,957,136, Loan No. 58 (Northpointe Shopping Center), has a Cut-off Date Stated Principal Balance of $6,600,000 and Loan No. 125 (Portofino Beach Hotel), has a Cut-off Date Stated Principal Balance of $2,493,107. The actual Cut-off Date Stated Principal Balance of Loan No. 2 (180 Water Street) is $74,948,322, the actual Cut-off Date Stated Principal Balance of Loan No. 58 (Northpointe Shopping Center) is $6,597,114 and the actual Cut-off Date Stated Principal Balance of Loan No. 125 (Portofino Beach Hotel) is $2,495,993.

     For purposes of this Prospectus Supplement, including the tables herein and Annex A, Annex B and Annex C:

     (1) "Actual Ongoing Capital Item Deposits" means the dollars per Unit or percentage of revenues required to be deposited in Escrow Accounts annually under the related Mortgage Loan with respect to Capital Items.

     (2) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Multi-Property Loan allocated to such Mortgaged Property solely for the purpose of presenting statistical information in this Prospectus Supplement. The Allocated Loan Amount for each Mortgaged Property securing a Multi-Property Loan was generally determined based on the ratio of the appraised value of such Mortgaged Property to the aggregate appraised value of all the Mortgaged Properties securing such Multi-Property Loan or, in certain cases, based on other economic factors.

     (3) "Anchor Tenant" means, with respect to the Retail Properties, a nationally or regionally recognized tenant, or a credit tenant that occupies a significant portion of such Mortgaged Property, or a tenant that occupies more than 20,000 square feet.

     (4) "Annual Debt Service" means for any Mortgage Loan the annualized Monthly Payment on such Mortgage Loan.

     (5) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

     (6) "Anticipated Repayment Date" means for ARD Loans, the date on which interest begins accruing at the Revised Rate and/or excess cash flow is retained pursuant to the related lockbox agreements for application to payment of principal and Excess Interest.

     (7) "Cut-off Date Principal Balance/Unit" means the principal balance per unit for multifamily, cooperatives, hotels, manufactured housing communities and self storage or per square foot for substantially all other property types as of the Cut-off Date.

     (8) "Cut-off Date Principal Loan Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date and, with respect to the Multi-Property Loans, the Allocated Loan Amount assigned to each related Mortgaged Property.

     (9) "DSCR" or "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan (a) the Net Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. The calculation of DSCR may differ from the calculation of the debt service coverage ratios referred to under "-- Description of the Mortgage Loans -- Underwriting Standards." For the following tables, the DSCR for each group of Crossed Loans is the ratio of the aggregate Net Cash Flow for all of the Mortgaged Properties securing such Crossed Loans to the aggregate Annual Debt Service for the Crossed Loans in such group.

     (10) "Interest Calc." means the method by which interest accrues on the related Mortgage Loan. "30/360" means interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. "Act/360" means interest is calculated on the basis of a 360-day year and for the actual number of days elapsed in each interest accrual period.

     (11) "Lease Expiration Date" means the year in which a Tenant's lease is scheduled to expire.

     (12) "Leased LTV" for any Mortgage Loan means the LTV therefor calculated based on the Leased Value.

     (13) "Leased Value" for any Mortgage Loan means the Value of the related Mortgaged Property with the related Credit Lease.

     (14) "Loan to Value Ratio" or "LTV" is the outstanding balance of a Mortgage Loan as of the Cut-off Date divided by the Value of the related Mortgaged Property. The LTV for a group of Crossed Loans is the ratio of the aggregate Cut-off Date Principal Balance for such group of Crossed Loans to the aggregate Value for all the related Mortgaged Properties.

     (15) "Maturity Date/ARD LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan to its maturity date or, in the case of an ARD Loan, to its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property has not or will not decline from the appraised value.

     (16) "Monthly Payment" means, for any Mortgage Loan other than the United Artists Loan, the constant monthly payment set forth in the related Mortgage Note as being due on the Cut-off Date and, with respect to any Mortgage Loan that pays only interest on the Cut-off Date, the constant monthly payment of principal and interest on such Mortgage Loan after such interest-only period ends (such date being the "First P&I Date") and, with respect to Loan No. 19 (the United Artists Loan), which pays semi-annually, one sixth of such payment. Certain Credit Lease Loans set forth on Annex B provide for periodic increases in the related Monthly Payments.

     (17) "1996 NOI," "1997 NOI," and "1998 NOI" (which is for the period ending as of the date specified in Annex A under 1998 Date) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1996 NOI, 1997 NOI and 1998 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor makes no representations as to the accuracy of any information provided by any borrower or with respect to net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1996 NOI, 1997 NOI and 1998 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1996 NOI, 1997 NOI and 1998 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations. "Rev" is gross revenues for the applicable period, as reported by the related borrower, or, for "U/W Rev", taking into account certain adjustments thereto in accordance with the CSFB Mortgage Loan Seller's underwriting standards.

     (18) "1998 Date" means, if the applicable Mortgage Loan Seller obtained a 1998 operating statement, the date of such operating statement.

     (19) "1998 Type" means, if the applicable Mortgage Loan Seller obtained a 1998 operating statement, whether such statement reflects an annualized number or trailing twelve month number.

     (20) "NAP" means not applicable and relates to the omission of Credit Lease Loans in the calculation of LTV and DSCR.

     (21) "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property (other than Mortgage Loans relating to properties on which a cooperative apartment building is located (each, a "Cooperative Property") or Credit Lease Properties) means cash flow available for debt service, as determined by the CSFB Mortgage Loan Seller based on borrower-supplied information for a recent period that is generally calendar year 1997 or the most recent twelve-month period preceding the origination date. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) in the case of Cooperative Properties, Net Cash Flow generally equals net operating income at such Cooperative Property estimated by the CSFB Mortgage Loan Seller, assuming such Cooperative Property was operated as a multifamily rental property, reduced by underwritten capital expenditures (See Annex A), (iv) in the case of certain of the Hospitality Properties, assuming the occupancy rate was generally the lesser of the actual occupancy rate and an occupancy rate of 75-80% to account for a high occupancy rate or to reflect new construction in the market, (v) assuming a minimum vacancy rate generally equal to the greatest of (A) actual vacancy, (B) market vacancy and (C) 5-10%, depending upon property type, (vi) in the case of the Retail Properties, excluding certain percentage rent, (vii) excluding certain non-recurring income and/or expenses,
(viii) assuming a management fee of 3.5-5% of revenue for Hospitality Property, 4-5% of revenue for multi-tenant commercial and multifamily Mortgage Loans and 2-3% of revenue for single-tenant net leased Mortgage Loans other than the Credit Lease Loans, (ix) making a 4-7% adjustment to room revenues for franchise fees or marketing fees (if combined with franchise fees) (for all franchised Hospitality Properties and most unflagged Hospitality Properties) payable with respect to the Mortgaged Property and assuming that franchise fees and marketing fees are less than 12% of revenues, (ix) where such information was made available to the CSFB Mortgage Loan Seller taking into account new tax assessments and insurance contracts, (xi) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (xii) subtracting from net operating income reserves for Capital Items (see Annex A) and (xiii) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements and leasing commissions (see Annex A). Net Cash Flow in the case of Credit Lease Loans generally equals annual net rent.

     Net Cash Flow reflects the calculations and adjustments used by the CSFB Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, Net Cash Flow and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. In certain cases, net cash flow deducts amounts for Capital Items and tenant improvement and leasing commission reserves but under the related Mortgage Loan the borrower is not required to fund Escrow Accounts therefor.

     Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans.

     No representation is made as to the future net cash flow of the Mortgaged Properties, nor is Net Cash Flow set forth herein intended to represent such future net cash flow.

     (22) "Net Lease" means "Credit Lease."

     (23) "Occupancy" means the percentage of gross leasable area, rooms, units, beds or sites of the Mortgaged Property that are leased. Occupancy rates are calculated for the specified "Occupancy Period" which is a period ending on the indicated date. In certain cases, Occupancy reflects the average occupancy rate over a period of time. The Occupancy Period may be the trailing twelve months or shorter period ending on the indicated date, or the occupancy rate as of the indicated date.

     (24) "Original Amortization Term" means the number of months, based on the constant Monthly Payment as stated in the related Mortgage Note or loan agreement, that would be necessary to reduce the original principal balance of the related Mortgage Note substantially to zero if interest on such Mortgage Note was calculated based on twelve 30-day months and a 360-day year.

     (25) "Original Principal Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (26) "Ownership Interest" means the real property interest which is encumbered by the related Mortgage.

     (27) "% of Total Square Feet" means the square feet leased to a Tenant as a percentage of the gross square feet of the Mortgaged Property.

     (28) "Property Release Amount" means, for each Mortgaged Property, the portion of principal of the related Multi-Property Loan or Crossed Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Multi-Property Loan or Crossed Loan as set forth in the related loan documents. There can be no assurance, and it is unlikely, that the Property Release Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

     (29) "Remaining Amortization Term" for each Mortgage Loan is the related Original Amortization Term minus the related Seasoning.


     (30) "Remaining Lockout" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be voluntarily prepaid, including the period, if any, during which the Mortgage Loan may be defeased. The entire principal balance of each Additional Collateral Loan is deemed to be subject to a Lockout Period for the related Remaining Lockout period set forth on Annex A hereto.

     (31) "Remaining Lockout and YM" means the period ending on the later of the last day of the Remaining Lockout and the first day on which the Mortgage Loan may be prepaid without payment of a Yield Maintenance Charge.

     (32) "Seasoning" means, with respect to any Mortgage Loan, the number of months from and including the month in which the first Due Date occurs to and including the month of the Cut-off Date.

     (33) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Mortgage Note or loan agreement.

     (34) "Tenant 1", "Tenant 2" and "Tenant 3" (each, a "Tenant") mean, with respect to Office Properties and Retail Properties, the largest, second largest and third largest Tenants, respectively, with respect to such properties, as applicable. With respect to Retail Properties, such Tenants may constitute Anchor Tenants. With respect to Loan No. 1 (the Intell-Reichmann Loan) Tenant 1 in the Two Brittany Place property renewed its lease after the date of the underwritten rent roll.

     (35) "Units" and "Unit of Measure" mean the number of units, pads, rooms or square footage with respect to the Mortgaged Property.

     (36) "U/W NOI" or "Underwritten NOI" means Net Cash Flow before deducting for Capital Items, tenant improvements and leasing commissions.

     (37) "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.


     (38) "Value" means for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by an appraisal thereof and generally in accordance with MAI standards generally made not more than 18 months prior to the origination date of the related Mortgage Loan. In general MAI appraisals were obtained on all of the Mortgaged Properties.


     (39) "Weighted Average LTV" and "Weighted Average DSCR" are the weighted average of the Loan to Value Ratios and Debt Service Coverage Ratios for each Mortgage Loan, weighted on the basis of the Cut-off Date Principal Balances thereof. Such calculations exclude the Credit Lease Loans.


     (40) "Year Built/Renovated" means the later of the year in which the respective Mortgaged Property was built and/or most recently renovated.


     Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.


     For purposes of Annex A, the following footnotes apply:

(1) Loan No. 5 (L'Enfant Loan) had a capital expenditures Escrow Account balance of $10,000,000 at origination. No additional payments are required to be made into such Escrow Account until the balance therein falls below $419,534, at which time ongoing deposits will be required in an amount equal to the greater of $34,953 and the amount defined in the required property condition report as needed for ongoing repairs and maintenance.

(2) Loan No. 11 (Pearl Highlands) had a capital expenditures Escrow Account balance of $500,000 at origination. No additional payments are required to be made into such Escrow Account until the balance therein falls below $500,000, at which time the borrower will be required to deposit the greater of $10,000 and 1/6th of the amount of the shortfall until such Escrow Account is replenished.

(3) Loan No. 216 (398 Third Avenue) had a capital expenditures Escrow Account balance of $15,000 at origination. Monthly payments into such Escrow Account will only be required to replenish such account if the amount on deposit in the Escrow Account falls below $15,000.


     The tables set forth in Annex B hereto set forth certain information with respect to the Credit Lease Loans and related Mortgaged Properties. The statistics in Annex B were primarily derived from information provided to the Depositor by the CSFB Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification.


     The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to each Multi-Property Loan are based upon the Allocated Loan Amount of the related Mortgaged Property. Crossed Loans are treated as one Mortgage Loan in the tables below and in Annex A. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Multi-Property Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Trust Fund prior to the Closing Date. See "-- Changes in Mortgage Loan Characteristics" below.

                                MORTGAGE NOTES


LOAN     LOAN                     PROPERTY
NO.     GROUP                       NAME
------ ------- ---------------------------------------------
1        2     Intell/Reichmann Portfolio Summary
3        2     Butera Portfolio Summary
4        2     Patriot American Summary
5        1     L'Enfant Plaza Summary
2        1     180 Water Street
6        2     260-261 Madison Avenue
7        2     Trident Center
8        2     Thurman Multifamily Portfolio Summary
9        2     Koll Corporate Plaza
10       2     Pinstripe Multifamily Portfolio Summary
11       1     Pearl Highlands Center
12       2     1133 Connecticut Avenue
13       2     Garden Variety Apartments Portfolio Summary
14       1     Donatelli Portfolio Summary
15       2     Camco Summary
16       1     Accor - Texas Summary
17       1     8484 Wilshire Boulevard
18       2     Courthouse Square Apartments
19       1     United Artists - 5 Theaters Summary
20       2     Ramblewood Village Apartments
21       1     Lipkin Portfolio Summary
22       2     Grand Union Summary
23       1     Accor - Florida Summary
24       2     Summit Portfolio Summary
25       1     American Restaurant Group, Inc. Summary
26       1     Accor - Midwest Summary
27       2     Ventana Canyon Apartments
28       2     English Village Apartments
29       1     Accor - East Summary
30       1     Cinemark - Austin
31       1     Town and Country Shopping Center
32       1     Accor - Southeast Summary
33       1     Regal Cinema
34       1     Southside Mall
35       1     Accor - West Summary
36       2     McKnight Place Extended Care
37       1     Tamarus I and II Apartments
38       2     Shaw's Shopping Center
39       1     The Prada Building
40       2     St. Landry Plaza Shopping Center
41       1     Garden Ridge
42       1     Jewelry Theatre Building
43       1     Holiday Inn - Farmington Hills
44       2     Whispering Palms-Viscaya Apart
45       1     1000 Sylvan Avenue
46       2     K-Mart Plaza
47       2     Lincoln Plaza Hotel
48       2     Island Walk Shopping Center
49       2     Forest Ridge Shopping Center
50       1     Agawan Stop & Shop
51       1     Hoyt's - Bellingham
52       2     Stirling Industrial Park
53       1     Pamida Summary
54       2     Bloomfield Multi Summary
55       2     Wendell Terrace
56       1     Washington HUD Summary
57       1     Best Buy Summary



                                                                CUT-OFF                                    PRIMARY
LOAN                         BORROWER                            DATE           MONTHLY       MORTGAGE    SERVICING
NO.                            NAME                             BALANCE         PAYMENT         RATE       FEE RATE
------ ---------------------------------------------------- -------------- ---------------- ------------ -----------
1      IPC Commercial Properties, LLC                       $86,666,578    $ 587,774.49         7.1550%  0.05 %
3      Butera Properties, LLC                                82,871,008     536,131.40          6.7100   0.05
4      W-Greenspoint LP & Chicago-ES LLC                     81,569,558     643,135.00          8.2500   0.05
5      Potomac Creek Associates LP                           74,961,792     531,625.00          7.6400   0.05
2      180 Water Street Associates, L.P.                     74,948,322     525,302.00          8.0000   0.03
6      260/261 Madison Equities Corp.                        74,355,366     523,365.58          7.2750   0.05
7      Trident Center, LP                                    60,000,000     449,854.20          7.6650   0.05
8      Thurman Multifamily Opportunities                     55,745,250     392,454.37          7.5700   0.05
9      Corporate Plaza Associates LLC                        54,819,238     363,041.52          6.9400   0.05
10     Multiple Single Purpose Bankruptcy Remote Entities    52,709,690     371,083.60          7.5700   0.05
11     Pearl Highlands Center Associates, LP                 49,972,867     347,896.97          7.4500   0.05
12     Connecticut/DeSales Partnership                       46,021,342     326,422.22          7.1500   0.05
13     Multiple Single Purpose Bankruptcy Remote Entities    44,088,900     310,392.03          7.5700   0.05
14     FPR Holdings Limited Partnership                      41,540,422     285,741.77          7.2610   0.05
15     Midstar Properties, Ltd.                              36,953,806     261,248.00          7.6000   0.05
16     Texas S9 LLC                                          30,176,866     210,546.08          6.6858   0.05
17     L. Flynt, LTD. -8484, Inc.                            23,700,000     177,717.07          8.2300   0.05
18     Courthouse Square, LLC                                23,564,880     164,373.86          7.4700   0.05
19     Theater Investors II, LLC                             23,302,898     194,481.98          8.0880   0.05
20     Ramblewood Hill Properties, LLC                       22,220,441     154,995.90          7.4700   0.05
21     MLP Associates, L.P. and Town & Country Associates    19,716,966     132,195.00          7.0500   0.05
22     First Mountain, L.P. et al                            19,662,220     151,005.25          7.9200   0.05
23     Florida S9 LLC                                        19,143,664     132,574.50          6.6914   0.05
24     New Carsun Hills, L.P.                                17,790,686     125,192.31          7.5600   0.05
25     ARG Properties I, LLC                                 17,787,585     148,997.77          8.7829   0.05
26     Midwest S9 LLC                                        15,623,817     108,522.92          6.6891   0.05
27     Ventana Canyon Partners, LLC                          15,316,465     105,793.75          7.3700   0.05
28     English Village Associates LLC                        15,222,781     106,184.60          7.4700   0.05
29     East S9 LLC                                           14,443,020      99,311.42          6.6966   0.05
30     Priciba Ey Trust XIII                                 14,388,230     119,259.91          7.8550   0.05
31     Third Fairfax, LLC                                    13,993,157     100,394.48          7.7600   0.05
32     Southeast S9 LLC                                      13,763,265      95,138.42          6.6927   0.05
33     Palm Beach Regal, L. P.                               13,473,026     107,061.81          7.5984   0.05
34     South Williamson Developmemt Company of Kentucky L    13,243,338      94,516.67          7.7000   0.05
35     West S9 LLC                                           13,112,290      90,175.75          6.6965   0.05
36     McKnight Place Extended Care, L.L.C.                  12,774,778      86,971.56          7.2100   0.04
37     Summit Las Vegas LLC                                  12,657,153      85,351.05          7.1200   0.05
38     Coral New Haven Associates II, LLC                    12,493,327      87,401.81          7.5000   0.05
39     K Properties, Inc.                                    11,936,969      94,481.92          7.2000   0.05
40     St Landry Partners                                    10,776,767      74,488.67          7.2600   0.05
41     Garden Ridge Hilliard Delaware Business Trust         10,627,254      87,504.94          7.7189   0.05
42     The Jewelry Theatre Building, LLC                     10,094,357      69,654.97          7.3600   0.05
43     Farmington Hills Motel Associates, LLC                 9,979,093      73,704.09          7.4700   0.05
44     Wentwood Capital Fund V, L.P.                          9,920,464      72,480.49          7.9500   0.05
45     1000 Sylvan Avenue Associates,LLC                      9,616,048      64,493.59          7.0450   0.05
46     Goodrich Hazlet L.L.C.                                 9,281,232      62,624.44          7.1200   0.05
47     T.R.& B. Property, LLC                                 8,996,493      68,374.74          8.3700   0.05
48     Island Walk Shopping Center                            8,700,000      60,832.00          7.5000   0.05
49     Asheville Forest Investors, LLC                        8,050,000      58,228.50          7.8500   0.05
50     AGAWAM S&S Limited Partnership                         7,984,278      54,411.41          7.2200   0.05
51     Intercontinental Bellingham Theater Delaware Busin     7,943,633      66,612.31          7.7063   0.05
52     Stirling Industrial Park, Joint Venture                7,764,366      54,137.62          6.8000   0.05
53     Pamida LLC                                             7,662,521      60,796.84          8.4449   0.05
54     Kaufman Bloomfield Properties LLC, et al               7,438,145      52,494.94          7.5900   0.04
55     Wendell Terrace Owners Corp.                           7,000,000      46,102.01          6.9000   0.08
56     Chehalis Garden LLC                                    6,798,452      81,811.82          8.2000   0.05
57     Net 2 Canton LLC                                       6,645,906      47,764.43          7.1500   0.05



                                                                 REMAINING
                            STATED    ANTICIPATED               LOCKOUT AND   ANTICIPATED     ORIGINAL
LOAN        INTEREST       MATURITY    REPAYMENT    REMAINING      YIELD       REMAINING    AMORTIZATION
NO.           CALC.          DATE         DATE       LOCKOUT    MAINTENANCE       TERM          TERM       SEASONING
------ ------------------ ---------- ------------- ----------- ------------- ------------- -------------- -----------
1          Actual/360      6/11/28       6/11/08       108          108           115           358             3
3          Actual/360      9/11/28       9/11/08       115          115           118           360             2
4          Actual/360     11/11/23      11/11/08       116          116           120           300             0
5          Actual/360     10/11/28      10/11/08       116          116           119           360             1
2          Actual/360      7/11/18       7/11/13       169          169           176           240             4
6          Actual/360      1/11/26       2/11/08       104          104           111           336            10
7          Actual/360     11/11/23      11/11/08       117          117           120           300             0
8          Actual/360     11/11/28      11/11/08       113          113           120           360             0
9          Actual/360      9/11/28       9/11/08       111          111           118           360             2
10         Actual/360     11/11/28      11/11/08       113          113           120           360             0
11         Actual/360     10/11/28      10/11/05        76           76            83           360             1
12         Actual/360      7/11/24       7/11/08       109          109           116           312             4
13         Actual/360     11/11/28      11/11/08       113          113           120           360             0
14         Actual/360      1/11/28       1/11/08       106          106           110           360            10
15         Actual/360     10/11/28      10/11/08       115          115           119           360             2
16         Actual/360      3/11/19                     240          240           244           291             3
17         Actual/360     11/11/28      11/11/08       118          118           120           360             0
18         Actual/360     11/11/28       5/11/08       110          110           114           360             1
19             30/360       7/1/16                       0          211           212           216             0
20         Actual/360     11/11/28       5/11/08       110          110           114           360             1
21         Actual/360      7/11/28       7/11/08       113          113           116           360             4
22         Actual/360      9/11/23       9/11/08       111          111           118           300             2
23         Actual/360      3/11/19                     240          240           244           297             3
24         Actual/360     10/11/28      10/11/08       112          112           119           360             1
25         Actual/360      5/11/23                     290          290           294           299             5
26         Actual/360      3/11/19                     240          240           244           295             3
27         Actual/360     10/11/28      10/11/08       112          112           119           360             1
28         Actual/360     11/11/28       5/11/08       110          110           114           360             1
29         Actual/360      3/11/19                     240          240           244           303             3
30             30/360     10/11/18                     235          235           239           240             1
31         Actual/360      8/11/07       8/11/07       101          101           105           360             1
32         Actual/360      3/11/19                     240          240           244           298             3
33         Actual/360      4/11/18                     226          226           233           238             5
34         Actual/360     10/11/28      10/11/08       112          112           119           360             1
35         Actual/360      3/11/19                     240          240           244           303             3
36         Actual/360      8/11/28       8/11/08       110          110           117           360             3
37         Actual/360      9/11/28       9/11/08        34          111           118           360             2
38         Actual/360     10/11/28      10/11/08       112          112           119           360             1
39         Actual/360      8/11/18       8/11/08       110          110           117           240             3
40         Actual/360      8/11/28       7/11/08       113          113           116           360             3
41             30/360      8/11/18                     233          233           237           240             3
42         Actual/360     10/11/28      10/11/13       177          177           179           360             1
43         Actual/360      9/11/23       9/11/05        78           78            82           300             2
44         Actual/360     10/11/28      10/11/08       112          112           119           360             1
45         Actual/360      6/11/28       6/11/03        52           52            55           360             5
46         Actual/360      8/11/28       8/11/08       113          113           117           360             3
47         Actual/360     10/11/28      10/11/08       112          112           119           360             1
48         Actual/360     11/11/28      11/11/08       118          118           120           360             0
49         Actual/360     11/11/28      11/11/08       113          113           120           360             0
50         Actual/360      8/11/28       8/11/13       170          170           177           360             3
51         Actual/360      2/11/18                     227          227           231           235             4
52         Actual/360      7/11/23       7/11/08       112          112           116           300             4
53         Actual/360      6/11/23                     291          291           295           299             4
54         Actual/360     10/11/28      10/11/08       117          117           119           360             1
55         Actual/360     11/11/08                     116          116           120           360             0
56         Actual/360      9/11/28       9/11/05        80           80            82           360             2
57         Actual/360      8/11/23       8/11/08       115          115           117           300             3



          REMAINING      FIRST
LOAN    AMORTIZATION      P&I
NO.         TERM         DATE
------ -------------- ----------
1           355        9/11/98
3           358       10/11/98
4           300       12/11/98
5           359       11/11/98
2           236        8/11/98
6           326        2/11/98
7           300       12/11/98
8           360       12/11/98
9           358       10/11/98
10          360       12/11/98
11          359       11/11/98
12          308        8/11/98
13          360       12/11/98
14          350        2/11/98
15          358       10/11/98
16          288        9/11/98
17          360       12/11/98
18          359       11/11/98
19          216         1/1/99
20          359       11/11/98
21          356        8/11/98
22          298       10/11/98
23          294        9/11/98
24          359       11/11/98
25          294        7/11/98
26          292        9/11/98
27          359       11/11/98
28          359       11/11/98
29          300        9/11/98
30          239       11/11/98
31          359       11/11/98
32          295        9/11/98
33          233        7/11/98
34          359       11/11/98
35          300        9/11/98
36          357        9/11/98
37          358       10/11/98
38          359       11/11/98
39          237        9/11/98
40          357        9/11/98
41          237        9/11/98
42          359       11/11/98
43          298       10/11/98
44          359       11/11/98
45          355        7/11/98
46          357        9/11/98
47          359       11/11/98
48          360       12/11/98
49          360       12/11/98
50          357        9/11/98
51          231        8/11/98
52          296        8/11/98
53          295        8/11/98
54          359       11/11/98
55          360       12/11/98
56          358       10/11/98
57          297        9/11/98

                                MORTGAGE NOTES


LOAN     LOAN               PROPERTY
NO.     GROUP                 NAME
------ ------- ----------------------------------
58       2     Northpointe Shopping Center
59       1     U.S. Equities II Summary
60       2     East 138th Street
61       2     St. Charles Plaza
62       2     PFI - Ignacio Gardens
63       2     State Farm Building
64       2     Time Warner Building
65       2     Sunset Plaza Shopping Center
66       2     Centro Plaza
67       2     Sherwood Forest dba Grand Oaks
68       1     Shoppes of Wilton Manor
69       1     Essex Portfolio Summary
70       2     Royal Dane Mall
71       1     29 John Street
72       2     Warrington Apartments
73       1     Plaza Diamond Bar
74       2     Rio Del Oro Racquet Club
75       2     Century Square Apartments
76       1     East-West 4 LLC Summary
77       1     Alameda Office
78       2     Jefferson Plaza Summary
79       2     Bloomfield - Lex
80       1     Carroll Pool Summary
81       2     Copacabana Mobile Home Park
82       1     Budgetel St. Charles
83       2     942 Hyde Park
84       1     LG International Building
85       2     Homestead Gardens Apartments
86       2     Westwood Portfolio Summary
87       2     Cherry Hill Plaza
88       2     PFI - Lincoln Villa
89       1     Bayscene Mobilehome Park
90       2     Edgewater Square
91       1     Economic Press Building
92       1     Commerce Security Center
93       2     PFI - Northgate
94       2     Derrer Field Estates Apartments
95       1     Cedarwood Valley Office Park
96       1     One Finderne Avenue
97       1     Best Western Chateau Suite Hotel
98       2     Affordable Warehouses
99       2     Burke-Lewis Apartments
100      1     Rite Aid - Burton
101      2     AMP Building
102      1     Holiday Inn Express
103      2     Anchorage Trade Center Building
104      1     Quality Inn - Nautilus
105      2     Rain Tree Plaza
106      1     Comfort Inn - Greensboro
107      2     1270 Gerard Avenue
108      1     Suburban Lodge of Baymeadows
109      1     Comfort Inn
110      2     PFI - Creekside
111      2     PFI - Fairway
112      1     Franklin Court
113      1     West Lancaster Plaza
114      1     733 Yonkers Avenue



                                                               CUT-OFF                                   PRIMARY
LOAN                         BORROWER                            DATE         MONTHLY       MORTGAGE    SERVICING    INTEREST
NO.                            NAME                            BALANCE        PAYMENT         RATE       FEE RATE      CALC.
------ ---------------------------------------------------- ------------- --------------- ------------ ----------- ------------
58     HPI-FW West Partners Four L.P.                       $6,597,114    $ 48,750.92         8.0700%      0.05%   Actual/360
59     U.S. Equities II, L.P.                                6,514,620     56,105.35          7.3500       0.05    Actual/360
60     Rosgro Realty Co., L.P.                               6,300,581     48,045.79          7.8500       0.05    Actual/360
61     St. Charles Partners L.P.                             6,300,000     44,051.00          7.5000       0.05    Actual/360
62     Professional Investors Security Fund XVIII            6,228,111     45,330.54          7.9100       0.05    Actual/360
63     FFALS Associates                                      5,984,382     40,564.95          7.1600       0.05    Actual/360
64     RMAQ Realty, LLC                                      5,974,670     43,175.32          7.2000       0.05    Actual/360
65     Sunset Plaza Station LLC                              5,783,844     38,237.61          6.9100       0.06    Actual/360
66     Lincoln Investors, LLC                                5,612,164     39,756.33          7.0000       0.05    Actual/360
67     Brandon Sherwood Forest Associates, L.P.              5,600,000     41,090.82          8.0000       0.05    Actual/360
68     American Equities Ltd. No. 6                          5,482,156     37,930.92          7.3600       0.05    Actual/360
69     Penn-Ohio Microtel LLC                                5,328,399     39,258.05          7.4200       0.05    Actual/360
70     Royal Dane Mall Corp.                                 5,278,249     38,616.61          7.3400       0.05    Actual/360
71     29 John Street LLC                                    5,240,984     37,466.63          7.7100       0.05    Actual/360
72     Warrington Apartments, LLC                            5,197,109     35,915.11          7.3750       0.05    Actual/360
73     Plaza Diamond Bar Partners, LLC                       5,178,746     37,955.26          7.3600       0.05    Actual/360
74     Rio Del Oro Racquet Club, LLC                         4,827,366     40,627.73          8.0200       0.05    Actual/360
75     Avenel Apartments, LTD                                4,793,647     33,136.05          7.3700       0.05    Actual/360
76     East-West 4 LLC                                       4,738,569     36,288.00          8.4300       0.05    Actual/360
77     Alameda Medical Center, LLC                           4,600,000     34,074.39          8.1000       0.05    Actual/360
78     Yoruk Properties, LLC                                 4,591,080     31,442.53          7.2700       0.05    Actual/360
79     11422-26 Tiara Street Limited Partnership, et al      4,555,639     32,151.57          7.5900       0.08    Actual/360
80     C & I Properties, L.L.C.                              4,498,950     39,295.26          8.5700       0.10    Actual/360
81     Richard Hall, L.P.                                    4,442,095     31,389.75          7.5900       0.05    Actual/360
82     St. Charles Motel, LLC                                4,417,462     36,412.45          8.9000       0.10    Actual/360
83     JTJ Development, LLC                                  4,390,626     32,144.46          7.3700       0.10    Actual/360
84     Cerritos Realty Associates, LLC                       4,340,558     29,882.30          7.2200       0.05    Actual/360
85     Homestead Gardens LLC                                 4,274,070     29,813.24          7.4700       0.05    Actual/360
86     Linda Court, Inc. et al                               4,201,726     28,634.01          7.2200       0.05    Actual/360
87     The Drake Tower Limited Partnership                   4,098,160     30,084.35          8.0000       0.05    Actual/360
88     Professional Investors Security Fund XIII, LP         4,063,115     29,572.88          7.9100       0.05    Actual/360
89     Bayscene Associates, LLC                              4,035,586     28,486.44          7.5600       0.05    Actual/360
90     Biloxi Partners LP                                    4,000,000     30,302.49          7.7840       0.05    Actual/360
91     E P Property, Inc.                                    3,996,282     29,585.67          7.5100       0.05    Actual/360
92     Commerce Security Center Partnership                  3,981,726     27,762.88          6.8000       0.05    Actual/360
93     Professional Investors Security Fund IX, LP           3,862,209     28,110.61          7.9100       0.05    Actual/360
94     Graoch Associates #50 Limited Partnership             3,854,487     26,648.20          7.3600       0.05    Actual/360
95     CVOP Associates, LLC                                  3,832,454     26,117.48          7.2200       0.05    Actual/360
96     Finderne Associates                                   3,790,432     26,000.07          7.2800       0.05    Actual/360
97     Shelby L. Smith,Trustee,dba Chateau Suite Htl. of     3,730,683     27,687.78          7.4900       0.10    Actual/360
98     Affordable Warehouses                                 3,683,096     25,680.67          6.8000       0.05    Actual/360
99     Burke Lewis Apartments Associates, LLC                3,642,973     25,175.11          7.3750       0.05    Actual/360
100    R.A.C. Burton L.L.C.                                  3,560,238     24,382.80          6.4579       0.05    Actual/360
101    Chubb Branchburg L.L.C.                               3,558,024     24,600.17          7.3800       0.05    Actual/360
102    Layton, LLC/Hospitality Investors, LLC Joint Ventu    3,496,226     24,359.00          6.8300       0.10    Actual/360
103    Bayview Commercial Building LLC                       3,488,643     26,544.68          8.1700       0.05    Actual/360
104    South Royal Corporation                               3,290,225     24,601.76          7.6000       0.10    Actual/360
105    Darla Raintree, LLC                                   3,228,459     23,318.93          7.8300       0.05    Actual/360
106    BPR Hospitality, Inc.                                 3,215,828     24,465.31          7.8000       0.05    Actual/360
107    North State Realty Associates, LLC                    3,195,383     21,332.68          7.0200       0.05    Actual/360
108    Southeastern Lodges, LLC                              3,144,317     24,794.09          8.2300       0.05    Actual/360
109    BLR Properties, Inc.                                  3,137,998     23,689.55          7.7000       0.05    Actual/360
110    Professional Investors Security Fund II               3,039,590     22,123.28          7.9100       0.05    Actual/360
111    Professional Investors Security Fund XIV, LP          3,013,602     21,934.13          7.9100       0.05    Actual/360
112    QXY Lido, LLC                                         2,998,789     22,601.30          8.2800       0.05    Actual/360
113    Commercial Properties, LLC                            2,923,402     20,312.00          7.4300       0.05    Actual/360
114    733 Realty, LLC                                       2,898,018     19,612.19          7.0600       0.05    Actual/360



                                              REMAINING
         STATED    ANTICIPATED               LOCKOUT AND   ANTICIPATED     ORIGINAL                   REMAINING      FIRST
LOAN    MATURITY    REPAYMENT    REMAINING      YIELD       REMAINING    AMORTIZATION               AMORTIZATION      P&I
NO.       DATE         DATE       LOCKOUT    MAINTENANCE       TERM          TERM       SEASONING       TERM          DATE
------ ---------- ------------- ----------- ------------- ------------- -------------- ----------- -------------- -----------
58     10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
59      8/11/18                     236          236           237           240           3            237        9/11/98
60     10/11/23      10/11/08       112          112           119           300           1            299       11/11/98
61     11/11/28      11/11/08       118          118           120           360           0            360       12/11/98
62     10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
63      7/11/28       7/11/08       109          109           116           360           4            356        8/11/98
64      7/11/23       7/11/08       109          109           116           300           4            296        8/11/98
65      7/11/28       7/11/08       109          109           116           360           4            356        8/11/98
66      9/11/23       9/11/08       111          111           118           300           2            298       10/11/98
67     11/11/28      11/11/08       113          113           120           360           0            360       12/11/98
68      6/11/28       6/11/08       112          112           115           360           5            355        7/11/98
69      7/11/23       7/11/08       109          109           116           300           4            296        8/11/98
70      7/11/23       7/11/08       112          112           116           300           4            296        8/11/98
71      8/11/28       8/11/05        79           79            81           360           3            357        9/11/98
72     10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
73      7/11/23       7/11/05        73           73            80           300           4            296        8/11/98
74      8/11/18       8/11/08       110          110           117           240           3            237        9/11/98
75      9/11/28       9/11/08       111          111           118           360           2            358       10/11/98
76      6/11/28       6/11/05        42           42            79           360           5            355        7/11/98
77     11/11/28      11/11/08       116          116           120           360           0            360       12/11/98
78      8/11/28       8/11/08       115          115           117           360           3            357        9/11/98
79     10/11/28      10/11/08       117          117           119           360           1            359       11/11/98
80     10/11/18                     232          232           239           240           1            239       11/11/98
81      8/11/28       8/11/08       110          110           117           360           3            357        9/11/98
82     10/11/24      10/11/08       115          115           119           312           1            311       11/11/98
83      9/11/23       9/11/08       114          114           118           300           2            298       10/11/98
84      8/11/28       8/11/03        54           54            57           360           3            357        9/11/98
85     11/11/28       5/11/08       110          110           114           360           1            359       11/11/98
86      8/11/28       8/11/08       115          115           117           360           3            357        9/11/98
87     10/11/28      10/11/08       117          117           119           360           1            359       11/11/98
88     10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
89      5/11/28       5/11/08       107          107           114           360           6            354        6/11/98
90     11/11/23      11/11/08       118          118           120           300           0            300       12/11/98
91     10/11/23      10/11/05        76           76            83           300           1            299       11/11/98
92      7/11/23       7/11/08       112          112           116           300           4            296        8/11/98
93     10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
94      7/11/28       7/11/08       109          109           116           360           4            356        8/11/98
95      8/11/28       8/11/08       113          113           117           360           3            357        9/11/98
96      7/11/28       7/11/08       114          114           116           360           4            356        8/11/98
97      6/11/23       6/11/08       111          111           115           300           5            295        7/11/98
98      7/11/23       7/11/08       112          112           116           300           4            296        8/11/98
99     10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
100     4/11/23                     289          289           293           297           4            293        8/11/98
101    10/11/28      10/11/08       117          117           119           360           1            359       11/11/98
102    10/11/23      10/11/08       115          115           119           300           1            299       11/11/98
103     6/11/08                     108          108           115           336           5            331        7/11/98
104     8/11/23       8/11/08       113          113           117           300           3            297        9/11/98
105    10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
106     8/11/23       8/11/08       110          110           117           300           3            297        9/11/98
107     9/11/28       9/11/08       116          116           118           360           2            358       10/11/98
108     9/11/23       9/11/08       111          111           118           300           2            298       10/11/98
109     7/11/23       7/11/08       109          109           116           300           4            296        8/11/98
110    10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
111    10/11/28      10/11/08       112          112           119           360           1            359       11/11/98
112    10/11/28      10/11/08       115          115           119           360           1            359       11/11/98
113    10/11/28      10/11/08       115          115           119           360           1            359       11/11/98
114    10/11/28      10/11/08       115          115           119           360           1            359       11/11/98

                                MORTGAGE NOTES


LOAN     LOAN                  PROPERTY
NO.     GROUP                    NAME
------ ------- ---------------------------------------
115      2     Bari Manor
116      1     Eckerd's - Berwick #5923
117      1     244 West 39th Street
118      2     690 Gerard Avenue
119      2     Lake Pointe Apartments
121      2     2300 Grand Concourse
120      2     230 East 167th Street
122      1     CVS - Forest Hill
123      1     Office Depot - Dallas
124      1     8000 North Federal Highway
125      1     Portofino Beach Hotel
126      1     CVS - Auburn
127      2     PFI - Ignacio Pines
128      1     CVS - Montgomery
129      2     984 Sheridan Avenue
130      2     Shop Rite Center
131      2     111 East 167th Street
132      1     CVS - Cranston
133      2     PFI - Oak Hill Apartments
134      2     176 East 176th Street
135      1     CVS - Bessemer
136      2     2585-93 Grand Concourse
137      1     2899-2901 Third Avenue
138      1     CVS - Middlefield
140      2     215 Mount Hope Place
139      2     1210 Sherman Avenue
141      2     Hudson View Estates
142      1     Belleair Bazaar
143      2     Chateau Thierry Apartments
144      1     CVS - Colonial Heights
145      1     CVS - Augusta
146      1     Safeguard Self Storage
147      1     CVS - New Haven #6496
148      1     CVS - Huntersville
149      1     Buena Park Manor MHP
150      1     Comfort Inn - Petersburg
151      1     CVS - Ringgold
152      2     Continental Pak
153      2     2544 Valentine Avenue
154      1     CVS - Cleveland
155      1     CVS - Madison
156      2     PFI - Westview
157      1     CVS - Painesville
158      1     CVS - Pelzer
159      2     PFI - Ignacio Hills III
160      1     Walgreens Plaza
161      1     Best Western - Wright Patterson
162      2     Clarion Hotel
163      2     7600 Medley Industrial Building
164      1     CVS - Smyrna
165      1     Citrus Plaza
166      2     Cane Village/Indian Summer Apartments
167      2     2908-10 Valentine Avenue
168      1     416-418 Knickerbocker
169      2     2 Minerva Place
170      2     PFI - Northern Apartments
171      2     Sparta Green Townhouses



                                                               CUT-OFF                                   PRIMARY
LOAN                         BORROWER                            DATE         MONTHLY       MORTGAGE    SERVICING
NO.                            NAME                            BALANCE        PAYMENT         RATE       FEE RATE
------ ---------------------------------------------------- ------------- --------------- ------------ -----------
115    Bari Manor Properties, Inc.                          $2,883,445    $ 20,113.11         7.4700%      0.05%
116    Berwick Mall LLC                                      2,781,678     19,131.33          6.3447       0.05
117    244 W. 39th St. Realty Inc.                           2,759,884     19,968.59          7.2000       0.05
118    Berger Associates LLC                                 2,740,000     19,743.42          7.8100       0.05
119    Lake Pointe Apartment Homes, Inc.                     2,736,597     19,417.06          7.6000       0.05
121    Karen Manor Associates LLC                            2,720,000     19,599.31          7.8100       0.05
120    Sid-Jon Properties Associates, LLC                    2,720,000     19,599.31          7.8100       0.05
122    Wilton Partners Forest Hill, LLC                      2,671,964     14,952.13          6.5024          -
123    RIC Lovers Lane Trust                                 2,524,380     18,250.00          7.4678       0.05
124    North Federal Highway Associates, Ltd.                2,495,191     17,139.27          7.3000       0.05
125    PBH, LLC                                              2,495,993     18,257.05          7.9500       0.05
126    Court and Union, LLC                                  2,485,162     13,666.60          6.3828          -
127    Professional Investors Security Fund X, LP            2,478,850     18,042.01          7.9100       0.05
128    Mitchell Montgomery I, LLC                            2,427,442     17,358.27          6.8100          -
129    N.J.Z. Company LLC                                    2,400,000     17,293.51          7.8100       0.05
130    Y.D.B. Shoprite L.C.                                  2,398,617     18,370.88          8.2200       0.05
131    Shara Associates LLC                                  2,396,503     15,935.04          6.9800       0.05
132    1178-1194 Pontiac Avenue LLC                          2,373,332     13,261.20          6.4925          -
133    Professional Investors Security Fund XVII, LP         2,301,932     16,754.33          7.9100       0.05
134    Lynsey Associates, LLC                                2,300,000     16,572.95          7.8100       0.05
135    CS-Bessemer, LLC                                      2,299,743     12,887.61          6.5122          -
136    Mandy Associates LLC                                  2,296,681     15,332.86          7.0200       0.05
137    D.H. Realty Holdings, LLC                             2,273,396     18,549.45          8.6500       0.05
138    Middlefield OH Business Trust                         2,251,091     12,818.66          6.6112          -
140    Drew Development Limited                              2,250,000     16,212.67          7.8100       0.05
139    J.A.M. Associates LLC                                 2,250,000     16,212.67          7.8100       0.05
141    Hudson View Estates, Inc.                             2,238,792     15,616.42          7.4700       0.05
142    Belleair Bazaar, LLC                                  2,236,000     16,072.00          7.7840       0.05
143    Hayne Boulevard Investments #1                        2,215,063     15,889.32          7.1400       0.10
144    Colonial Heights VA Business Trust                    2,213,198     12,301.14          6.4451          -
145    Augusta GA Business Trust                             2,196,408     12,336.98          6.5173          -
146    Doraville Properties, LLC                             2,175,519     16,195.18          7.5600       0.10
147    G.B. New Haven Developers LLC                         2,173,888     12,187.12          6.5161          -
148    Huntersville NC Business Trust                        2,172,174     12,089.29          6.4652          -
149    Buena Park Manor Associates, LLC                      2,144,931     19,898.50          8.0100       0.05
150    AMIR, Inc.                                            2,143,220     18,077.24          8.0700       0.05
151    Ringgold GA Business Trust                            2,116,349     11,684.20          6.3995          -
152    Continental & Deutsch Inc. and Continental Pak Cor    2,098,968     18,030.23          9.4000       0.05
153    Kelly Associates LLC                                  2,096,970     13,999.57          7.0200       0.05
154    Cleveland OH Business Trust                           2,090,866     11,519.56          6.3965          -
155    Madison NC Business Trust                             2,077,611     11,857.71          6.6271          -
156    Professional Investors Security Fund VI               2,036,056     14,819.18          7.9100       0.05
157    Painsville OH Business Trust                          2,015,924     11,266.33          6.4814          -
158    CP Pelzer, LLC                                        2,012,127     11,324.13          6.5416          -
159    Professional Investors Security Fund III, LP          2,006,070     14,600.93          7.9100       0.05
160    Shopping Plaza at Wilton Manors, Ltd.                 1,995,780     13,238.96          6.9500       0.05
161    Greene Management Corp.                               1,994,076     14,910.16          7.6000       0.10
162    Ocean View Resort                                     1,991,585     16,091.07          8.4900       0.05
163    7600 Medley Warehouse Joint Venture                   1,991,039     14,008.25          6.9000       0.05
164    Smyrna TN Business Trust                              1,971,569     10,883.73          6.3975          -
165    Citrus Plaza Partners                                 1,930,000     13,872.00          7.7840       0.05
166    Indian Summer Apartments, Inc.                        1,915,683     13,668.30          7.0800       0.12
167    Merry Associates LLC                                  1,860,000     13,402.47          7.8100       0.05
168    Nathan Cheney, Trustee F/B/O Elliot Cohen             1,845,638     13,364.93          7.1400       0.05
169    HAF Associates, LLC                                   1,840,000     13,258.36          7.8100       0.05
170    Professional Investors Security Fund V                1,829,152     13,313.25          7.9100       0.05
171    Sparta Brook Associates, L.P.                         1,823,017     12,716.22          7.4700       0.05



                                                                 REMAINING
                            STATED    ANTICIPATED               LOCKOUT AND   ANTICIPATED     ORIGINAL
LOAN        INTEREST       MATURITY    REPAYMENT    REMAINING      YIELD       REMAINING    AMORTIZATION
NO.           CALC.          DATE         DATE       LOCKOUT    MAINTENANCE       TERM          TERM       SEASONING
------ ------------------ ---------- ------------- ----------- ------------- ------------- -------------- -----------
115        Actual/360     10/11/28      10/11/08       117          117           119           360           1
116        Actual/360      5/11/18                     230          230           234           263           3
117        Actual/360      6/11/23       6/11/08       111          111           115           300           5
118        Actual/360     11/11/28      11/11/08       118          118           120           360           0
119        Actual/360      3/11/28       3/11/08       110          110           112           360           8
121        Actual/360     11/11/28      11/11/08       118          118           120           360           0
120        Actual/360     11/11/28      11/11/08       118          118           120           360           0
122            30/360       1/6/19                     238          238           242           246           0
123        Actual/360      6/11/16                     207          207           211           212           1
124        Actual/360      8/11/28       8/11/08       115          115           117           360           3
125        Actual/360      8/11/28       8/11/08       115          115           117           360           3
126            30/360      12/6/18                     237          237           241           246           0
127        Actual/360     10/11/28      10/11/08       112          112           119           360           1
128            30/360       3/6/19                     240          240           244           246           0
129        Actual/360     11/11/28      11/11/08       118          118           120           360           0
130        Actual/360      4/11/26      10/11/08       112          112           119           330           1
131        Actual/360      9/11/28       9/11/08       116          116           118           360           2
132            30/360       2/6/19                     239          239           243           245           0
133        Actual/360     10/11/28      10/11/08       112          112           119           360           1
134        Actual/360     11/11/28      11/11/08       118          118           120           360           0
135            30/360       1/6/19                     238          238           242           246           0
136        Actual/360      9/11/28       9/11/08       116          116           118           360           2
137        Actual/360     10/11/23      10/11/08       112          112           119           300           1
138            30/360      12/6/18                     237          237           241           247           0
140        Actual/360     11/11/28      11/11/08       118          118           120           360           0
139        Actual/360     11/11/28      11/11/08       118          118           120           360           0
141        Actual/360     10/11/28      10/11/08       117          117           119           360           1
142        Actual/360     11/11/28      11/11/08       118          118           120           360           0
143        Actual/360      9/11/23       9/11/08       114          114           118           300           2
144            30/360       1/6/19                     238          238           242           247           0
145            30/360       1/6/19                     238          238           242           247           0
146        Actual/360      9/11/23       9/11/13       171          171           178           300           2
147            30/360       2/6/19                     239          239           243           246           0
148            30/360       1/6/19                     238          238           242           246           0
149        Actual/360     10/11/05                      76           76            83           192           1
150        Actual/360      9/11/18                     231          231           238           240           2
151            30/360       1/6/19                     238          238           242           247           0
152        Actual/360     10/11/24      10/11/08       112          112           119           312           1
153        Actual/360      9/11/28       9/11/08       116          116           118           360           2
154            30/360       1/6/19                     238          238           242           246           0
155            30/360      12/6/18                     237          237           241           247           0
156        Actual/360     10/11/28      10/11/08       112          112           119           360           1
157            30/360      12/6/18                     237          237           241           247           0
158            30/360       1/6/19                     238          238           242           246           0
159        Actual/360     10/11/28      10/11/08       112          112           119           360           1
160        Actual/360      8/11/28       8/11/08       114          114           117           360           3
161        Actual/360      8/11/23       8/11/08       113          113           117           300           3
162        Actual/360      6/11/23       6/11/08       113          113           115           300           5
163        Actual/360      7/11/23       7/11/08       112          112           116           300           4
164            30/360      12/6/18                     237          237           241           247           0
165        Actual/360     11/11/28      11/11/08       118          118           120           360           0
166        Actual/360      9/11/23       9/11/08       114          114           118           300           2
167        Actual/360     11/11/28      11/11/08       118          118           120           360           0
168        Actual/360      9/11/08                     114          114           118           300           2
169        Actual/360     11/11/28      11/11/08       118          118           120           360           0
170        Actual/360     10/11/28      10/11/08       112          112           119           360           1
171        Actual/360     10/11/28      10/11/08       117          117           119           360           1



          REMAINING      FIRST
LOAN    AMORTIZATION      P&I
NO.         TERM          DATE
------ -------------- -----------
115         359       11/11/98
116         260        9/11/98
117         295        7/11/98
118         360       12/11/98
119         352        4/11/98
121         360       12/11/98
120         360       12/11/98
122         246         2/6/99
123         211       11/11/98
124         357        9/11/98
125         357        9/11/98
126         246         1/6/99
127         359       11/11/98
128         246         4/6/99
129         360       12/11/98
130         329       11/11/98
131         358       10/11/98
132         245         3/6/99
133         359       11/11/98
134         360       12/11/98
135         246         2/6/99
136         358       10/11/98
137         299       11/11/98
138         247        12/6/98
140         360       12/11/98
139         360       12/11/98
141         359       11/11/98
142         360       12/11/98
143         298       10/11/98
144         247         1/6/99
145         247         1/6/99
146         298       10/11/98
147         246         3/6/99
148         246         2/6/99
149         191       11/11/98
150         238       10/11/98
151         247         1/6/99
152         311       11/11/98
153         358       10/11/98
154         246         2/6/99
155         247        12/6/98
156         359       11/11/98
157         247        12/6/98
158         246         2/6/99
159         359       11/11/98
160         357        9/11/98
161         297        9/11/98
162         295        7/11/98
163         296        8/11/98
164         247        12/6/98
165         360       12/11/98
166         298       10/11/98
167         360       12/11/98
168         298       10/11/98
169         360       12/11/98
170         359       11/11/98
171         359       11/11/98

                                MORTGAGE NOTES


LOAN     LOAN                  PROPERTY                                     BORROWER
NO.     GROUP                    NAME                                         NAME
------ ------- ---------------------------------------- -----------------------------------------------
172      1     CVS - Owensboro                          Owensboro KY Business Trust
173      1     CVS - Barnwell                           Barnwell SC Business Trust
174      2     48 Hill Street                           BLW Hill St., LLC
175      1     Galaxy Hotel                             Bhagymalaxmi Inn Corp.
176      2     Elmwood Galleria                         Elmwood Corporation
177      1     CVS - Marysville                         Marysville OH Business Trust
178      2     1791 Grand Concourse                     Denpat Associates, LLC
179      2     2505 Olinville Avenue                    2505 Olinville Avenue, LLC
180      1     Econo Lodge - Biloxi                     Krupalu Corporation
181      1     CVS - Bedford                            Bedford OH Business Trust
182      1     Ingram Park Plaza Shopping Center        Ithaca - Ingram, LTD
183      1     Rite Aid - Detroit                       S.D.A., LLC
184      2     Powell Street Warehouses                 Powell Street Properties, Inc.
185      2     3041 Holland Avenue                      Micbry Associates, LLC
186      2     3031 Holland Avenue                      TREMM Associates LLC
187      2     1240 Sherman Avenue                      Deb-bie Realty Associates, LLC
188      1     2174 Pelham Associates                   2174 Pelham Associates LLC
189      1     CVS - Cairo                              Cairo Associates LLC
190      2     PFI - Strawberry                         Professional Investors Security Fund VIII, LP
191      1     CVS - Hopewell                           Gustine Hopewell Associates, Ltd.
192      1     54-64 Broad Street                       Broad Street Realty Enterprises, LLC
193      2     PFI - Via Casitas                        Professional Investors Security Fund XI, LP
194      1     Best Western - Celebration               Shivani, Inc.
195      1     Rite Aid - Dearborn                      Wyoming Diversey, LLC
196      1     Gateway Retail Center                    TYGOMT, LC
197      2     PFI - Ignacio Hills I                    Professional Investors Security Fund I
198      2     1945 Loring Place South                  Andrew Associates LLC
199      2     Three Pines Apartments                   Sycamore Canyon Corporation
200      1     363 Bloomfield Avenue                    The Phoenix Montclair Partnership, L.P.
201      2     Parker Plaza Shopping Center             Parker Plaza-Greco Limited Liability Company
202      1     Nature's Edge Assisted Living Facility   Robert Guimond and Joyce Guimond
203      2     PFI - Country Club                       Professional Investors Security Fund XV, LP
204      2     202 Industrial Loop                      202 Realty Corporation
205      2     Stonegate Apartments                     Hilbert Properties II
206      1     1655 East 13th Street                    SV E. 13th St. LLC
207      2     Villa Serena                             Coolidge - Serena Equities, LLC
208      2     Lake Village Apartments                  3750 Lake Avenue, Inc.
209      1     AeroPanel Building                       661 Myrtle Property Company, Ltd. (L.P.)
210      2     344 East 209th Street                    Scott-Craig Associates LLC
211      2     2935 Holland Avenue                      Corey Associates, LLC
212      2     Sherwood Townhouses                      Dial Realty Management Corporation
213      2     2885 Briggs Avenue                       Ry-Boy Associates, LLC
214      2     PFI - Ignacio Hills IV                   Professional Investors Security Fund IV
215      2     116 Henwood Place                        L & D Realty Associates LLC
216      1     398 Third Avenue                         398-3rd Avenue Realty Co.
217      1     SpinCycle 173 - Milwaukee                Wentwood Investors Fund II, L.P.



            CUT-OFF                                     PRIMARY                        STATED    ANTICIPATED
LOAN          DATE           MONTHLY       MORTGAGE    SERVICING       INTEREST       MATURITY    REPAYMENT    REMAINING
NO.         BALANCE          PAYMENT         RATE       FEE RATE         CALC.          DATE         DATE       LOCKOUT
------ ----------------- --------------- ------------ ----------- ------------------ ---------- ------------- -----------
172    $    1,814,530    $ 10,201.59         6.5343%         -            30/360       1/6/19                    238
173         1,805,561      9,942.34          6.3818          -            30/360       1/6/19                    238
174         1,799,102     12,833.28          7.7000       0.05%       Actual/360     10/11/28      10/11/08      112
175         1,797,417     15,246.92          8.1700       0.05        Actual/360     10/11/18      10/11/08      112
176         1,796,856     12,771.26          7.6500       0.05        Actual/360      8/11/28       8/11/08      110
177         1,785,062     10,028.65          6.5175          -            30/360      12/6/18                    237
178         1,777,000     12,804.40          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
179         1,735,000     12,501.77          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
180         1,716,503     14,055.13          7.6500       0.05        Actual/360      8/11/18       8/11/08      110
181         1,623,093      8,920.68          6.3690          -            30/360       1/6/19                    238
182         1,598,773     12,690.13          8.3200       0.05        Actual/360     10/11/23      10/11/08      112
183         1,598,697     12,291.67          6.9380       0.05        Actual/360      9/11/17                    222
184         1,580,199     12,694.53          7.3000       0.12        Actual/360      4/11/18       4/11/08      106
185         1,580,000     11,384.89          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
186         1,548,000     11,154.31          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
187         1,525,000     10,988.58          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
188         1,496,463     10,836.43          7.1400       0.05        Actual/360      9/11/08                    114
189         1,444,114      8,091.29          6.5122          -            30/360       2/6/19                    239
190         1,430,337     10,410.53          7.9100       0.05        Actual/360     10/11/28      10/11/08      112
191         1,402,926      7,733.41          6.4003          -            30/360       2/6/19                    239
192         1,347,461     10,437.41          8.0200       0.05        Actual/360      9/11/23       9/11/08      111
193         1,338,379      9,741.23          7.9100       0.05        Actual/360     10/11/28      10/11/08      112
194         1,334,556     12,599.20          7.6100       0.05        Actual/360      7/11/13                    169
195         1,321,705      9,863.60          6.6730       0.05        Actual/360      3/11/16                    204
196         1,297,292      9,476.00          7.9300       0.05        Actual/360      7/11/28       7/11/08      114
197         1,284,404      9,348.38          7.9100       0.05        Actual/360     10/11/28      10/11/08      112
198         1,280,000      9,223.20          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
199         1,255,595      8,442.13          7.0700       0.05        Actual/360      6/11/28       6/11/08      110
200         1,248,673      9,087.62          7.2100       0.05        Actual/360     10/11/23      10/11/08      112
201         1,198,882      8,867.89          7.5000       0.05        Actual/360     10/11/23      10/11/08      112
202         1,194,637      9,421.34          8.2000       0.12        Actual/360      6/11/23       6/11/08      111
203         1,120,480      8,155.28          7.9100       0.05        Actual/360     10/11/28      10/11/08      112
204         1,106,000      8,309.01          8.2500       0.05        Actual/360     11/11/28      11/11/08      113
205         1,047,473      7,298.66          7.4400       0.05        Actual/360      7/11/28       7/11/08      114
206         1,038,101      7,264.71          7.4900       0.05        Actual/360      8/11/28       8/11/08      113
207           999,068      7,389.91          7.5000       0.05        Actual/360     10/11/23      10/11/08      112
208           898,267      6,886.83          7.9000       0.05        Actual/360      9/11/08                    111
209           873,730      7,373.40          8.1000       0.05        Actual/360     10/11/18      10/11/08      112
210           855,000      6,160.81          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
211           825,000      5,944.64          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
212           696,624      4,859.21          7.4700       0.05        Actual/360     10/11/28      10/11/08      117
213           680,000      4,899.83          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
214           582,730      4,241.33          7.9100       0.05        Actual/360     10/11/28      10/11/08      112
215           560,000      4,035.15          7.8100       0.05        Actual/360     11/11/28      11/11/08      118
216           498,504      4,556.90          7.1200       0.05        Actual/360     10/11/13                    175
217           334,498      2,841.19          9.1300       0.05        Actual/360      9/11/23       9/11/08      111
       --------------
       $1,919,275,079
       ==============



         REMAINING
        LOCKOUT AND   ANTICIPATED     ORIGINAL                   REMAINING      FIRST
LOAN       YIELD       REMAINING    AMORTIZATION               AMORTIZATION      P&I
NO.     MAINTENANCE       TERM          TERM       SEASONING       TERM          DATE
------ ------------- ------------- -------------- ----------- -------------- -----------
172        238           242            245           0            245         3/6/99
173        238           242            247           0            247         1/6/99
174        112           119            360           1            359       11/11/98
175        112           119            240           1            239       11/11/98
176        110           117            360           3            357        9/11/98
177        237           241            247           0            247        12/6/98
178        118           120            360           0            360       12/11/98
179        118           120            360           0            360       12/11/98
180        110           117            240           3            237        9/11/98
181        238           242            247           0            247         1/6/99
182        112           119            300           1            299       11/11/98
183        222           226            228           2            226       10/11/98
184        106           113            240           7            233        5/11/98
185        118           120            360           0            360       12/11/98
186        118           120            360           0            360       12/11/98
187        118           120            360           0            360       12/11/98
188        114           118            300           2            298       10/11/98
189        239           243            246           0            246         3/6/99
190        112           119            360           1            359       11/11/98
191        239           243            245           0            245         3/6/99
192        111           118            300           2            298       10/11/98
193        112           119            360           1            359       11/11/98
194        169           176            180           4            176        8/11/98
195        204           208            213           5            208        7/11/98
196        114           116            360           4            356        8/11/98
197        112           119            360           1            359       11/11/98
198        118           120            360           0            360       12/11/98
199        110           115            360           5            355        7/11/98
200        112           119            300           1            299       11/11/98
201        112           119            300           1            299       11/11/98
202        111           115            300           5            295        7/11/98
203        112           119            360           1            359       11/11/98
204        113           120            360           0            360       12/11/98
205        114           116            360           4            356        8/11/98
206        113           117            360           3            357        9/11/98
207        112           119            300           1            299       11/11/98
208        111           118            300           2            298       10/11/98
209        112           119            240           1            239       11/11/98
210        118           120            360           0            360       12/11/98
211        118           120            360           0            360       12/11/98
212        117           119            360           1            359       11/11/98
213        118           120            360           0            360       12/11/98
214        112           119            360           1            359       11/11/98
215        118           120            360           0            360       12/11/98
216        175           179            180           1            179       11/11/98
217        111           118            300           2            298       10/11/98

                        RANGE OF DEBT SERVICE COVERAGE RATIOS




RANGE OF                                         PERCENT BY                     WEIGHTED      WEIGHTED
DEBT SERVICE       NUMBER OF     CUT-OFF DATE      CUT-OFF       WEIGHTED       AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
COVERAGE          LOANS/LOAN      PRINCIPAL       PRINCIPAL      AVERAGE       REMAINING    AMORTIZATION    AVERAGE   AVERAGE
RATIOS               POOLS         BALANCE         BALANCE    MORTGAGE RATE   TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
---------------- ------------ ----------------- ------------ --------------- ------------- -------------- ---------- ---------
1.00x - 1.09            1      $    6,514,620         0.3%         7.350%        237            237            83%      1.06x
1.10x - 1.19           15         201,356,052        10.5          7.676         136            298            76       1.15
1.20x - 1.29           71         702,335,386        36.6          7.552         119            352            76       1.24
1.30x - 1.39           41         377,427,283        19.7          7.350         114            345            75       1.34
1.40x - 1.49           12         125,181,430         6.5          7.911         115            313            72       1.43
1.50x - 1.59           15         165,836,769         8.6          7.314         113            332            59       1.55
1.60x - 1.69            7          24,425,137         1.3          7.186         117            308            68       1.64
1.70x - 1.79            4          22,239,892         1.2          7.269         116            341            71       1.72
1.80x - 1.89            3          10,056,825         0.5          7.441         130            325            64       1.84
1.90x - 1.99            1           7,000,000         0.4          6.900         120            360            45       1.97
2.00x and over          7          18,251,598         1.0          7.278         123            285            57       2.19
Credit Lease           40         258,658,903        13.5          7.166         244            266          NAP        NAP
                       --      --------------       -----          -----         ---            ---          ----       ----
TOTAL                 217      $1,919,283,893       100.0%         7.462%        136            327            73%      1.33x
                      ===      ==============       =====          =====         ===            ===          ====       ====

                         RANGE OF LOAN-TO-VALUE RATIOS




                                                PERCENT BY                     WEIGHTED      WEIGHTED
RANGE OF          NUMBER OF     CUT-OFF DATE      CUT-OFF       WEIGHTED       AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
LOAN TO VALUE    LOANS/LOAN      PRINCIPAL       PRINCIPAL      AVERAGE       REMAINING    AMORTIZATION    AVERAGE   AVERAGE
RATIOS              POOLS         BALANCE         BALANCE    MORTGAGE RATE   TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
--------------- ------------ ----------------- ------------ --------------- ------------- -------------- ---------- ---------
50% or less            5      $   86,919,108         4.5%         7.258%         113           324            49%      1.61x
51% - 60%              5          14,613,838         0.8          7.220          118           323            56       1.82
61% - 70%             51         389,067,968        20.3          7.596          112           343            66       1.39
71% - 75%             41         481,096,841        25.1          7.648          126           308            72       1.29
76% - 80%             54         294,469,362        15.3          7.566          120           353            79       1.26
81% - 85%             15         323,419,113        16.9          7.207          122           356            82       1.28
86% - 90%              5          64,240,308         3.4          7.507          115           358            86       1.25
91% -100%              1           6,798,452         0.4          8.200           82           358            92       1.15
Credit Lease          40         258,658,903        13.5          7.166          244           266          NAP        NAP
                      --      --------------       -----          -----          ---           ---          ----       ----
TOTAL                217      $1,919,283,893       100.0%         7.462%         136           327            73%      1.33x
                     ===      ==============       =====          =====          ===           ===          ====       ====

RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED REPAYMENT DATES OR
                                   MATURITY




                                                PERCENT BY
RANGE OF          NUMBER OF     CUT-OFF DATE      CUT-OFF       WEIGHTED
LOAN TO VALUE    LOANS/LOAN      PRINCIPAL       PRINCIPAL      AVERAGE
RATIOS              POOLS         BALANCE         BALANCE    MORTGAGE RATE
--------------- ------------ ----------------- ------------ ---------------
50% or less           22     $  223,253,679         11.6%         7.555%
51% - 60%             45        481,282,074         25.1          7.710
61% - 70%             75        477,585,662         24.9          7.433
71% - 75%             29        407,464,814         21.2          7.321
76% - 80%              5         66,698,202          3.5          7.596
81% - 85%              1          4,340,558          0.2          7.220
Credit Lease          40        258,658,903         13.5          7.166
                      --     --------------        -----          -----
TOTAL                217     $1,919,283,893        100.0%         7.462%
                     ===     ==============        =====          =====



                   WEIGHTED      WEIGHTED                             WEIGHTED
RANGE OF           AVERAGE        AVERAGE     WEIGHTED   WEIGHTED   AVERAGE LTV
LOAN TO VALUE     REMAINING    AMORTIZATION    AVERAGE    AVERAGE    AT ARD OR
RATIOS           TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR     MATURITY (%)
--------------- ------------- -------------- ---------- ---------- -------------
50% or less          143           287            62%       1.42x        43%
51% - 60%            114           330            67        1.38         58
61% - 70%            117           345            75        1.30         65
71% - 75%            118           359            82        1.27         72
76% - 80%            115           358            87        1.25         76
81% - 85%             57           357            87        1.16         82
Credit Lease         244           266          NAP        NAP          NAP
                     ---           ---          ----       -----        ---
TOTAL                136           327            73%       1.33x        62%
                     ===           ===          ====       =====        ===

                  MORTGAGED PROPERTIES BY GEOGRAPHIC LOCATION




                                                  PERCENT                      WEIGHTED      WEIGHTED
                                   CUT-OFF      BY CUT-OFF      WEIGHTED       AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
                   NUMBER OF   DATE PRINCIPAL    PRINCIPAL      AVERAGE       REMAINING    AMORTIZATION    AVERAGE   AVERAGE
STATE             PROPERTIES       BALANCE        BALANCE    MORTGAGE RATE   TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
---------------- ------------ ---------------- ------------ --------------- ------------- -------------- ---------- ---------
Alabama                 4     $   21,516,880         1.1%         7.344%         147           335            83%      1.22x
Alaska                  1          3,488,643          .2          8.170          115           331            67       1.21
Arizona                 2          7,983,390          .4          7.149          255           299           NAP        NAP
California             62        268,363,309        14.0          7.778          130           335            73       1.28
Colorado                3          3,788,710          .2          8.039          192           297            66       1.47
Connecticut             2         16,891,202          .9          7.291          152           344            81       1.19
Delaware                2         17,571,646          .9          7.367          131           351            83       1.37
Florida                25        117,426,836         6.1          7.337          152           320            74       1.42
Georgia                 7         20,682,023         1.1          7.469          183           283            77       1.31
Hawaii                  2         61,909,836         3.2          7.402           90           335            65       1.35
Idaho                   1            819,232          .0          8.570          239           239            68       1.24
Illinois                4         47,376,944         2.5          8.098          119           307            70       1.42
Indiana                 3          5,957,968          .3          7.956          275           276           NAP        NAP
Iowa                    1          3,915,868          .2          6.689          244           292           NAP        NAP
Kansas                  5         12,051,849          .6          7.044          205           314            72       1.25
Kentucky                9         64,853,403         3.4          7.230          125           350            73       1.25
Louisiana               7         27,010,399         1.4          7.329          119           331            75       1.41
Maine                   1          2,485,162          .1          6.383          241           246           NAP        NAP
Maryland               16        110,531,251         5.8          6.988          123           348            81       1.35
Massachusetts           3         20,318,537         1.1          7.443          185           295            78       1.39
Michigan                6         27,948,738         1.5          7.514          163           276            71       1.40
Minnesota               1          1,697,487          .1          7.050          116           356            65       1.51
Mississippi             4          7,242,517          .4          7.609          123           292            70       1.37
Missouri                4         21,435,958         1.1          7.527          117           347            73       1.56
Montana                 1          1,669,441          .1          8.445          295           295           NAP        NAP
Nebraska                3          8,767,800          .5          7.520          182           297            62       1.65
Nevada                  3         39,936,117         2.1          7.351          119           359            83       1.25
New Hampshire           1          3,298,406          .2          6.697          244           300           NAP        NAP
New Jersey             25        159,423,187         8.3          7.208          112           355            77       1.32
New Mexico              4         13,048,888          .7          7.601          119           345            76       1.30
New York               56        287,965,787        15.0          7.600          131           313            67       1.34
North Carolina          8         24,154,945         1.3          7.236          185           305            83       1.43
Ohio                   14         40,844,825         2.1          7.214          178           288            74       1.42
Oklahoma                2          9,028,829          .5          7.699          153           342            80       1.18
Oregon                  2          3,679,718          .2          8.570          239           239            68       1.24
Pennsylvania            3          7,514,854          .4          6.832          183           273            74       1.52
Rhode Island            2          4,922,100          .3          6.598          244           273           NAP        NAP
South Carolina          8          9,122,132          .5          6.914          199           261            75       1.24
Tennessee               3          7,090,525          .4          6.783          230           259            38       2.53
Texas                  29        196,389,311        10.2          7.606          149           325            78       1.29
Utah                    1          3,496,226          .2          6.830          119           299            58       2.20
Vermont                 2          9,111,111          .5          7.672          144           298            69       1.23
Virgin Islands          1          5,278,249          .3          7.340          116           296            73       1.32
Virginia                8         48,060,197         2.5          7.243          132           334            65       1.53
Washington              4          6,798,452          .4          8.200           82           358            92       1.15
Washington DC           3        120,983,134         6.3          7.454          118           340            69       1.22
West Virginia           1          8,156,595          .4          6.710          118           358            82       1.31
Wisconsin               3          5,777,505          .3          7.262          174           321            74       1.36
Wyoming                 1          1,497,770          .1          8.445          295           295           NAP        NAP
                       --     --------------       -----          -----          ---           ---          ----       ----
TOTAL                 363     $1,919,283,893       100.0%         7.462%         136           327            73%      1.33x
                      ===     ==============       =====          =====          ===           ===          ====       ====

                            YEAR BUILT OR RENOVATED

                                                    PERCENT
                                  CUT-OFF DATE    BY CUT-OFF      WEIGHTED
RANGE OF YEAR       NUMBER OF      PRINCIPAL       PRINCIPAL      AVERAGE
BUILT/RENOVATED    PROPERTIES       BALANCE         BALANCE    MORTGAGE RATE
----------------- ------------ ----------------- ------------ ---------------
Pre 1970                42      $  105,409,770         5.5%         7.623%
1970 - 1974             19          87,947,975         4.6          7.546
1975 - 1979             13          32,997,601         1.7          7.271
1980 - 1984             27         220,472,224        11.5          7.376
1985 - 1987             24         193,796,773        10.1          7.307
1988 - 1990             31         236,916,000        12.3          7.422
1991 - 1993             25         162,256,333         8.5          7.721
1994 - 1998            182         879,487,216        45.8          7.460
                       ---      --------------       -----          -----
TOTAL                  363      $1,919,283,893       100.0%         7.462%
                       ===      ==============       =====          =====



                     WEIGHTED      WEIGHTED
                     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED      WEIGHTED
RANGE OF YEAR       REMAINING    AMORTIZATION    AVERAGE    AVERAGE    AVERAGE YEAR
BUILT/RENOVATED    TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR     BUILT/RENOVATED
----------------- ------------- -------------- ---------- ---------- ----------------
Pre 1970              123            345            72%       1.34x        1949
1970 - 1974           117            349            67        1.43         1972
1975 - 1979           164            333            76        1.31         1977
1980 - 1984           129            330            75        1.29         1983
1985 - 1987           123            332            64        1.44         1986
1988 - 1990           118            342            72        1.29         1989
1991 - 1993           118            331            70        1.38         1992
1994 - 1998           152            316            77        1.30         1997
                      ---            ---            --        ----         ----
TOTAL                 136            327            73%       1.33x        1989
                      ===            ===            ==        ====         ====

                     MORTGAGED PROPERTIES BY PROPERTY TYPE




                                                    CUT-OFF       PERCENTAGE   WEIGHTED
                                     NUMBER           DATE        BY CUT-OFF    AVERAGE
                                       OF          PRINCIPAL       PRINCIPAL   MORTGAGE
PROPERTY TYPE                      PROPERTIES       BALANCE         BALANCE      RATE
---------------                   ------------ ----------------- ------------ ----------
Office                                  38      $  555,380,105        28.9%      7.433%
---------------                         --      --------------       -----       -----
Multifamily                            121         419,932,543        21.9       7.579
---------------                        ---      --------------       -----       -----
Retail          Anchored                29         232,974,401        12.1       7.449
                Single Tenant           12          53,077,598         2.8       7.460
                Unanchored              14          45,911,642         2.4       7.489
* Retail                                55         331,963,641        17.3       7.456
---------------                        ---      --------------       -----       -----
Credit Lease                            76         258,658,903        13.5       7.166
---------------                        ---      --------------       -----       -----
Lodging         Extended Stay            2           5,135,902          .3       8.331
                Full Service             7         120,621,726         6.3       8.099
                Limited Service         12          33,608,516         1.8       7.742
* Lodging                               21         159,366,144         8.3       8.031
---------------                        ---      --------------       -----       -----
Industrial                              29         151,374,073         7.9       7.117
---------------                        ---      --------------       -----       -----
Healthcare                               5          18,468,365         1.0       7.605
---------------                        ---      --------------       -----       -----
Other           Self-Storage             1           2,175,519          .1       7.560
                Special Purpose         14          11,341,986          .6       7.635
* Other                                 15          13,517,505          .7       7.623
---------------                        ---      --------------       -----       -----
Mobile Home                              3          10,622,612          .6       7.663
                                       ---      --------------       -----       -----
 Park
---------------
TOTAL                                  363      $1,919,283,893       100.0%      7.462%
                                       ===      ==============       =====       =====

                                                                                                        WEIGHTED
                   WEIGHTED      WEIGHTED                                                                AVERAGE
                   AVERAGE        AVERAGE     WEIGHTED   WEIGHTED                 LOAN      WEIGHTED   YEAR BUILT/
                  REMAINING    AMORTIZATION    AVERAGE    AVERAGE    PROPERTY      PER      AVERAGE     RENOVATED
PROPERTY TYPE    TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      SIZE(1)      SIZE     OCCUP.(2)      DATE
--------------- ------------- -------------- ---------- ---------- ----------- ---------- ----------- ------------
Office              123            328            70%       1.29x   5,630,771   $     99       95%        1987
---------------     ---            ---            --        ----    ---------   --------       --         ----
Multifamily         118            357            78        1.28       13,884     30,246       96         1986
---------------     ---            ---            --        ----    ---------   --------       --         ----
Retail              110            355            75        1.31    4,236,770         55       93         1990
                    126            298            70        1.30      625,698         85      100         1994
                    131            336            75        1.38      655,989         70       95         1992
* Retail            115            344            74        1.32    5,518,457         60       94         1991
---------------     ---            ---            --        ----    ---------   --------      ---         ----
Credit Lease        244            266          NAP        NAP      1,155,765        224      100         1993
---------------     ---            ---          ----       -----    ---------   --------      ---         ----
Lodging             117            297            72        1.46          172     29,860       78         1995
                    117            312            70        1.40        1,769     68,186       73         1993
                    127            284            66        1.73        1,150     29,225       74         1993
* Lodging           119            305            69        1.48        3,091     51,558       73         1993
---------------     ---            ---          ----       -----    ---------   --------      ---         ----
Industrial          113            342            73        1.44    3,973,150         38       99         1987
---------------     ---            ---          ----       -----    ---------   --------      ---         ----
Healthcare          147            324            73        1.56          204     90,531       98         1995
---------------     ---            ---          ----       -----    ---------   --------      ---         ----
Other               178            298            70        1.82       92,438         24       81         1973
                    186            237            75        1.26       79,082        143      100         1993
* Other             185            247            74        1.35      171,520         79       97         1989
---------------     ---            ---          ----       -----    ---------   --------      ---         ----
Mobile Home         109            322            77        1.18          384     27,663       98         1961
                    ---            ---          ----       -----    ---------   --------      ---         ----
 Park
---------------
TOTAL               136            327            73%       1.33x                              94%        1989
                    ===            ===          ====       =====                              ===         ====

-------
(1) Property Size refers to total leasable square feet with respect to retail, office and industrial/warehouse properties, number of units with respect to multifamily properties and the mobile home/recreational vehicle parks, number of guest rooms with respect to each hospitality property and the number of beds with respect to each senior housing property.

(2) Weighted average of the occupancy percentages for the corresponding property type determined on the basis of the individual occupancy set forth on Annex A.

                      RANGE OF CUT-OFF PRINCIPAL BALANCES




                                               CUT-OFF       PERCENTAGE
                               NUMBER OF         DATE          CUT-OFF
RANGE OF CUT-OFF              LOANS/LOAN      PRINCIPAL       PRINCIPAL
PRINCIPAL BALANCES               POOLS         BALANCE         BALANCE
---------------------------- ------------ ----------------- ------------
$500,000 or less                    2      $      833,001          .0%
$500,000+ -- 1,000,000              9           6,970,419          .4
$1,000,000+ -- 2,000,000           47          74,255,809         3.9
$2,000,000+ -- 3,000,000           48         113,989,341         5.9
$3,000,000+ -- 4,000,000           22          77,742,875         4.1
$4,000,000+ -- 5,000,000           16          70,868,651         3.7
$5,000,000+ -- 6,000,000           11          60,660,702         3.2
$6,000,000+ -- 7,000,000            8          52,387,669         2.7
$7,000,000+ -- 8,000,000            5          38,792,942         2.0
$8,000,000+ -- 9,000,000            3          25,746,493         1.3
$9,000,000+ -- 10,000,000           4          38,796,837         2.0
$10,000,000+ -- 15,000,000         14         177,776,931         9.3
$15,000,000+ -- 20,000,000          8         140,264,184         7.3
$20,000,000+ -- 30,000,000          4          92,788,220         4.8
$30,000,000+ -- 40,000,000          2          67,130,672         3.5
$40,000,000+ -- 50,000,000          4         181,623,531         9.5
$50,000,000+ -- 60,000,000          4         223,274,178        11.6
$70,000,000+ -- 80,000,000          3         224,274,293        11.7
$80,000,000+ -- 90,000,000          3         251,107,144        13.1
                                   --      --------------       -----
TOTAL                             217      $1,919,283,893       100.0%
                                  ===      ==============       =====



                              WEIGHTED     WEIGHTED      WEIGHTED
                               AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
RANGE OF CUT-OFF              MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
PRINCIPAL BALANCES              RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
---------------------------- ---------- ------------- -------------- ---------- ---------
$500,000 or less                7.927%       155           227          46%        1.74x
$500,000+ -- 1,000,000          7.788        119           328          74         1.33
$1,000,000+ -- 2,000,000        7.446        143           309          71         1.44
$2,000,000+ -- 3,000,000        7.330        163           307          73         1.33
$3,000,000+ -- 4,000,000        7.456        124           326          68         1.56
$4,000,000+ -- 5,000,000        7.792        119           335          74         1.32
$5,000,000+ -- 6,000,000        7.342        111           330          73         1.35
$6,000,000+ -- 7,000,000        7.610        129           329          74         1.33
$7,000,000+ -- 8,000,000        7.548        188           307          76         1.44
$8,000,000+ -- 9,000,000        7.913        120           360          78         1.25
$9,000,000+ -- 10,000,000       7.404         93           342          76         1.35
$10,000,000+ -- 15,000,000      7.307        175           310          79         1.29
$15,000,000+ -- 20,000,000      7.448        171           325          73         1.36
$20,000,000+ -- 30,000,000      7.819        140           323          76         1.33
$30,000,000+ -- 40,000,000      7.189        175           327          85         1.27
$40,000,000+ -- 50,000,000      7.360        107           344          71         1.33
$50,000,000+ -- 60,000,000      7.441        120           343          78         1.25
$70,000,000+ -- 80,000,000      7.639        136           313          63         1.31
$80,000,000+ -- 90,000,000      7.364        118           338          74         1.32
                                -----        ---           ---          --         ----
TOTAL                           7.462%       136           327          73%        1.33x
                                =====        ===           ===          ==         ====

                          YEARS OF SCHEDULED MATURITY




                              CUT-OFF      PERCENTAGE   WEIGHTED     WEIGHTED      WEIGHTED
YEARS OF      NUMBER OF        DATE          CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
SCHEDULED    LOANS/LOAN      PRINCIPAL      PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
MATURITY        POOLS         BALANCE        BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
----------- ------------ ---------------- ------------ ---------- ------------- -------------- ---------- ---------
2005               1      $    2,144,931         .1%      8.010%        83           191            73%      1.17x
2007               1          13,993,157         .7       7.760        105           359            75       1.16
2008               5          14,729,010         .8       7.316        118           335            58       1.66
2013               2           1,833,059         .1       7.477        177           177            35       2.41
2016               3          27,148,984        1.4       7.961        212           215          NAP        NAP
2017               1           1,598,697         .1       6.938        226           226          NAP        NAP
2018              21         172,646,349        9.0       7.719        195           245            73       1.17
2019              22         139,100,639        7.3       6.645        244           282          NAP        NAP
2023              41         313,609,542       16.3       7.802        133           298            70       1.44
2024               3          52,537,772        2.7       7.387        116           308            74       1.17
2026               2          76,753,983        4.0       7.305        111           326            50       1.53
2028             115       1,103,187,769       57.5       7.428        116           358            76       1.30
                 ---      --------------      -----       -----        ---           ---          ----       ----
TOTAL            217      $1,919,283,893      100.0%      7.462%       136           327            73%      1.33x
                 ===      ==============      =====       =====        ===           ===          ====       ====

                     RANGE OF REMAINING ANTICIPATED TERMS




                                    CUT-OFF      PERCENT BY   WEIGHTED
RANGE OF            NUMBER OF        DATE          CUT-OFF     AVERAGE
ANTICIPATED        NOTES/LOAN      PRINCIPAL      PRINCIPAL   MORTGAGE
REMAINING TERM        POOLS         BALANCE        BALANCE      RATE
----------------- ------------ ---------------- ------------ ----------
4+ -- 5 years            2      $   13,956,606         .7%      7.099%
6+ -- 7 years            8          88,049,924        4.6       7.590
8+ -- 9 years            1          13,993,157         .7       7.760
9+ -- 10 years         157       1,434,424,164       74.7       7.478
14+ -- 15 years          6          97,044,349        5.1       7.850
17+ -- 18 years          3          27,148,984        1.4       7.961
18+ -- 19 years          1           1,598,697         .1       6.938
19+ -- 20 years          8          62,370,612        3.3       7.696
20+ -- 21 years         28         151,687,057        7.9       6.633
24+ -- 25 years          3          29,010,344        1.5       8.408
                       ---      --------------      -----       -----
TOTAL                  217      $1,919,283,893      100.0%      7.462%
                       ===      ==============      =====       =====



                    WEIGHTED                                                      WEIGHTED
                    AVERAGE      WEIGHTED                            WEIGHTED     AVERAGE
RANGE OF           REMAINING      AVERAGE     WEIGHTED   WEIGHTED    AVERAGE     REMAINING
ANTICIPATED           TERM     AMORTIZATION    AVERAGE    AVERAGE   REMAINING    LOCK-OUT +
REMAINING TERM       (MOS.)     TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT   YIELD MAINT.
----------------- ----------- -------------- ---------- ---------- ----------- -------------
4+ -- 5 years          56          356            74%       1.39x       53           53
6+ -- 7 years          82          341            68        1.35        75           75
8+ -- 9 years         105          359            75        1.16       101          101
9+ -- 10 years        118          341            73        1.34       112          112
14+ -- 15 years       177          273            74        1.22       171          171
17+ -- 18 years       212          215          NAP        NAP          29          210
18+ -- 19 years       226          226          NAP        NAP         222          222
19+ -- 20 years       236          237            76        1.16       231          231
20+ -- 21 years       243          280          NAP        NAP         239          239
24+ -- 25 years       294          294          NAP        NAP         290          290
                      ---          ---          ----       -----       ---          ---
TOTAL                 136          327            73%       1.33x      128          131
                      ===          ===          ====       =====       ===          ===

                         ANTICIPATED REPAYMENT BY YEAR




                                                                      WEIGHTED
                                CUT-OFF        PERCENT    WEIGHTED    AVERAGE      WEIGHTED
ANTICIPATED     NUMBER OF        DATE        BY CUT-OFF    AVERAGE   REMAINING      AVERAGE     WEIGHTED   WEIGHTED
REPAYMENT        LOANS/        PRINCIPAL      PRINCIPAL   MORTGAGE      TERM     AMORTIZATION    AVERAGE   AVERAGE
BY YEAR        LOAN POOLS       BALANCE        BALANCE      RATE       (MOS.)     TERM (MOS.)    LTV (%)     DSCR
------------- ------------ ---------------- ------------ ---------- ----------- -------------- ---------- ---------
2003                 2      $   13,956,606         .7%      7.099%       56          356            74%      1.39x
2005                 8          88,049,924        4.6       7.590        82          341            68       1.35
2007                 1          13,993,157         .7       7.760       105          359            75       1.16
2008               157       1,434,424,164       74.7       7.478       118          341            73       1.34
2013                 6          97,044,349        5.1       7.850       177          273            74       1.22
2016                 3          27,148,984        1.4       7.961       212          215          NAP        NAP
2017                 1           1,598,697         .1       6.938       226          226          NAP        NAP
2018                14          74,957,030        3.9       7.496       237          239            76       1.16
2019                22         139,100,639        7.3       6.645       244          282          NAP        NAP
2023                 3          29,010,344        1.5       8.408       294          294          NAP        NAP
                   ---      --------------      -----       -----       ---          ---          ----       ----
TOTAL              217      $1,919,283,893      100.0%      7.462%      136          327            73%      1.33x
                   ===      ==============      =====       =====       ===          ===          ====       ====

The weighted average year of anticipated repayment is 2009.

                            RANGE OF MORTGAGE RATES




                                     CUT-OFF       PERCENTAGE   WEIGHTED     WEIGHTED      WEIGHTED
                     NUMBER OF         DATE          CUT-OFF     AVERAGE     AVERAGE        AVERAGE     WEIGHTED   WEIGHTED
RANGE OF              LOANS/        PRINCIPAL       PRINCIPAL   MORTGAGE    REMAINING    AMORTIZATION    AVERAGE   AVERAGE
MORTGAGE RATES      LOAN POOLS       BALANCE         BALANCE      RATE     TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR
------------------ ------------ ----------------- ------------ ---------- ------------- -------------- ---------- ---------
6.000% -- 6.999%         43      $  336,732,203        17.5%      6.725%      178            316          78%        1.39x
7.000% -- 7.499%         63         638,869,120        33.3       7.270       114            339          70         1.38
7.500% -- 7.999%         79         628,592,439        32.8       7.671       127            339          75         1.27
8.000% -- 8.499%         26         283,679,272        14.8       8.156       146            293          72         1.27
8.500% -- 8.999%          4          28,977,394         1.5       8.757       245            288          72         1.25
9.000% -- 9.499%          2           2,433,466          .1       9.363       119            309          67         1.48
                         --      --------------       -----       -----       ---            ---          --         ----
TOTAL                   217      $1,919,283,893       100.0%      7.462%      136            327          73%        1.33x
                        ===      ==============       =====       =====       ===            ===          ==         ====

           RANGE OF REMAINING LOCK-OUT PLUS YIELD MAINTENANCE TERMS


REMAINING
LOCK-OUT                            CUT-OFF      PERCENT BY   WEIGHTED
AND YIELD           NUMBER OF        DATE          CUT-OFF     AVERAGE
MAINTENANCE        NOTES/LOAN      PRINCIPAL      PRINCIPAL   MORTGAGE
PERIODS               POOLS         BALANCE        BALANCE      RATE
----------------- ------------ ---------------- ------------ ----------
3+ -- 4 years            1      $    4,738,569         .3%      8.430%
4+ -- 5 years            2          13,956,606         .7       7.099
6+ -- 7 years            7          83,311,355        4.3       7.542
8+ -- 9 years            7         225,659,950       11.8       7.276
9+ -- 10 years         151       1,222,757,370       63.7       7.518
14+ -- 15 years          6          97,044,349        5.1       7.850
16+ -- 17 years          1           1,321,705         .1       6.673
17+ -- 18 years          2          25,827,279        1.4       8.027
18+ -- 19 years          3          23,015,356        1.2       7.590
19+ -- 20 years         34         192,641,009       10.0       6.865
24+ -- 25 years          3          29,010,344        1.5       8.408
                       ---      --------------      -----       -----
TOTAL                  217      $1,919,283,893      100.0%      7.462%
                       ===      ==============      =====       =====


                                                                                  WEIGHTED
REMAINING                                                                          AVERAGE
LOCK-OUT             WEIGHTED      WEIGHTED                            WEIGHTED   REMAINING
AND YIELD            AVERAGE        AVERAGE     WEIGHTED   WEIGHTED    AVERAGE    LOCK-OUT
MAINTENANCE         REMAINING    AMORTIZATION    AVERAGE    AVERAGE   REMAINING    +YIELD
PERIODS            TERM (MOS.)    TERM (MOS.)    LTV (%)     DSCR      LOCK-OUT    MAINT.
----------------- ------------- -------------- ---------- ---------- ----------- ----------
3+ -- 4 years           79           355            76%       1.20x       42          42
4+ -- 5 years           56           356            74        1.39        53          53
6+ -- 7 years           82           340            68        1.36        77          77
8+ -- 9 years          112           344            63        1.40       106         106
9+ -- 10 years         118           341            75        1.32       113         113
14+ -- 15 years        177           273            74        1.22       171         171
16+ -- 17 years        208           208          NAP        NAP         204         204
17+ -- 18 years        212           216          NAP        NAP          20         211
18+ -- 19 years        232           232          NAP        NAP         226         226
19+ -- 20 years        242           271            76        1.16       238         238
24+ -- 25 years        294           294          NAP        NAP         290         290
                       ---           ---          ----       -----       ---         ---
TOTAL                  136           327            73%       1.33%      128         131
                       ===           ===          ====       =====       ===         ===

CHANGES IN MORTGAGE LOAN CHARACTERISTICS


     The description in this Prospectus Supplement of the Trust Fund and the Mortgaged Properties is based upon the Trust Fund as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Trust Fund if the Depositor deems such removal necessary or appropriate or if it is prepaid. In addition, prior to the issuance of the Offered Certificates, a Mortgage Loan may be moved from one Loan Group to another if the Depositor deems such adjustment appropriate. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans and Loan Groups to vary from those described herein.


     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission (the "Commission") within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Trust Fund as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Excess Interest Distribution Account (as defined herein), the Interest Reserve Account and, if established, the REO Account; (iv) the rights of the lender under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding the Mortgage Loans.

     The Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Certificates") will consist of the following classes (each, a "Class"): (i) the Class A-1, Class A-2 and Class A-X Certificates (collectively, the "Senior Certificates"); (ii) the Class B, Class C, Class D and Class E Certificates (collectively, the "Mezzanine Certificates" and, together with the Senior Certificates, the "Offered Certificates"), (iii) the Class F, Class G, Class H, Class I and Class J Certificates (collectively, the "Private Certificates" and, together with the Offered Certificates, the "Regular Certificates"), (iv) the Class R and Class LR Certificates (together, the "Residual Certificates") and (v) the Class V Certificates. The Mezzanine Certificates together with the Private Certificates are referred to herein as the "Subordinate Certificates".

     Only the Offered Certificates are offered hereby. The Class F, Class G, Class H, Class I, Class J, Class V, Class R, and Class LR Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby.

     The "Certificate Balance" of any Class of Regular Certificates (other than the Class A-X Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Class A-X Certificates will not have a Certificate Balance and no distributions of principal will be made thereon. With respect to any Distribution Date, the "Notional Balance" of the Class A-X Certificates will be equal to the aggregate Certificate Balance of the Regular Certificates (other than the Class A-X Certificates) immediately prior to such Distribution Date.

     On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (as defined herein) actually allocated to, such Class of Certificates on such Distribution Date and, except for the purposes of determining Voting Rights (as defined herein) and the identity of the Controlling Class, will be increased by the amount of any Certificate Deferred Interest (as defined herein) allocated to such Class of Certificates on such Distribution Date. The initial Certificate Balance or Notional Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the Mortgage Loans actually transferred to the Trust Fund.

     The Offered Certificates (other than the Class A-X Certificates) will be maintained and transferred on the book-entry records of DTC (as defined herein) and its Participants (as defined herein) and issued in denominations of $10,000 initial Certificate Balance and integral multiples of $1,000 in excess thereof. The Class A-X Certificates will be maintained and transferred on the book-entry records of DTC and its Participants and issued in denominations of $100,000 initial Notional Balance and integral multiples of $10,000 in excess thereof. A single additional Class A-X Certificate may be issued in a denomination of authorized initial Notional Balance that includes the excess of (i) the initial Notional Balance of Class A-X over (ii) the largest integral multiple of $10,000 that does not exceed such amount. The "Percentage

Interest" evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date, divided by the initial Certificate Balance or Notional Balance of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except as set forth below under "-- Book-Entry Registration and Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued, interests in any Class of Offered Certificates will be transferred only on the book-entry records of DTC and its Participants.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. The Offered Certificates will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"), or through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants" and, together with CEDEL and Euroclear participating organizations, the "Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Because of time zone differences, the securities account of a CEDEL Participant or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depository holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"). Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

     CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Purchases of Certificates under the DTC system ("Book-Entry Certificates") must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     The only holder of the Offered Certificates ("Certificateholder") will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the Pooling and Servicing Agreement only indirectly through the Participants, which in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and of interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued, it is anticipated that the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Except as otherwise provided under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar (as defined herein), the Trustee, the Special Servicer or the Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the Rules, DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     None of the Depositor, the Servicer, the Certificate Registrar, the Underwriter, the Special Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates or (iii) the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced in book-entry form. Upon the occurrence of either of the events described in the preceding sentence, the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent (as defined herein) will reissue the Offered Certificates as Definitive Certificates issued in the respective Certificate Balances or Notional Balances, as applicable, owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Special Servicer and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 4th Business Day (as defined below) after the Determination Date commencing in December 1998 (each, a "Distribution Date"). The "Determination Date" is the 11th day of the month or, if such 11th day is not a Business Day, the Business Day immediately following such 11th day. All such distributions (other than the final distribution on any Certificate) will be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. A "Business Day" is any day other than a Saturday, a Sunday or any day in which banking institutions in the States of New York, Texas, North Carolina or Florida are authorized or obligated by law, executive order or governmental decree to close. With respect to any Distribution Date, the "Record Date" will be the close of business on the last business day of the month immediately preceding the month in which such Distribution Date occurs. The Record Date for the Distribution Date occurring in December 1998 for all purposes is the Closing Date. Each such distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Balance, as the case may be, of at least $5,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.

     The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off

Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, insurance and condemnation proceeds and liquidation proceeds), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Trustee will establish and maintain one or more accounts (the "Distribution Account") in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances remitted to the Trustee by the Servicer, less amounts, if any, distributable to the Class R Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount (as defined herein) to the holders of Offered Certificates as described herein. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The aggregate amount available from the Mortgage Loans for distribution to the holders of Offered Certificates on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:


     (a) the total amount of all cash received on the Mortgage Loans and any related REO Properties that is on deposit in the Certificate Account and the Distribution Account as of the business day preceding the related Servicer Remittance Date (as defined herein) (including funds released from the Interest Reserve Account (as defined herein) for distribution on such Distribution
Date), exclusive of:

     (i) all Monthly Payments collected but due on a Due Date subsequent to the related Due Period (as defined herein);

     (ii) all principal prepayments, Balloon Payments, liquidation proceeds, insurance and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

     (iii) all amounts in the Certificate Account and Distribution Account that are due or reimbursable to (x) any person other than the Certificateholders and (y) the Class V Certificates;

     (iv) all Prepayment Premiums, Yield Maintenance Charges and Yield Protection Payments;

     (v) all net investment income on the funds in the Certificate Account and certain other accounts;

     (vi) all Withheld Amounts (as defined herein) relating to a subsequent Distribution Date; and

     (vii) all amounts deposited in the Certificate Account and Distribution Account in error.

     (b) all P&I Advances (as defined herein) made with respect to such Distribution Date by the Servicer or the Trustee, as applicable, with respect to the Mortgage Loans (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Certificates -- Accounts" in the Prospectus.

     The Available Distribution Amount for each Loan Group is the portion of the Available Distribution Amount, as defined in the preceding paragraph, relating to the Mortgage Loans in that Loan Group.

     The "Due Period" for each Distribution Date will be the period beginning on the day following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs and ending at the close of business on the Determination Date of the month in which such Distribution Date occurs.

     Pass-Through Rates. The initial Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rates per annum specified on the cover of this Prospectus Supplement. Interest will accrue for each Class of Certificates during the related Interest Accrual Period (as defined herein).

     Interest Distributions. On each Distribution Date, to the extent of the Available Distribution Amount and subject to the distribution priorities described below under "-- Priority of Distributions," each Class of Offered Certificates will be entitled to receive distributions of interest in an aggregate amount equal to the Monthly Interest Distribution Amount (as defined herein) with respect to such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates. No interest will accrue on such overdue amounts. Interest will accrue with respect to the Certificates on the basis of a 360-day year consisting of twelve 30-day months.

     Principal Distributions. On each Distribution Date, to the extent of the Available Distribution Amount remaining after the distribution of interest to be made on each Class of Offered Certificates on such date and subject to the distribution priorities described below under "-- Priority of Distributions," each Class of Offered Certificates (other than the Class A-X Certificates) will be entitled to distributions of principal (until the Certificate Balance of such Class of Certificates is reduced to zero) in an aggregate amount up to the Principal Distribution Amount (as defined herein) for such Distribution Date.

     Priority of Distributions. On each Distribution Date prior to the date on which the principal balances of the Private Certificates and the Mezzanine Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority:

     (i) concurrently, (A) from the Available Distribution Amount for Loan Group 1, to the Class A-1 Certificates, the Optimal Interest Distribution Amount (as defined herein) for such Class for such Distribution Date, (B) from the Available Distribution Amount for Loan Group 2, to the Class A-2 Certificates, the Optimal Interest Distribution Amount for such Class for such Distribution Date, and (C) from the Available Distribution Amount for both Loan Groups, the amount payable to the Class A-X Certificates with respect to each Component thereof; provided, however, that if the Available Distribution Amount for either Loan Group is insufficient to pay in full the Optimal Interest Distribution Amounts to be distributed to any such related Classes as described above, the Available Distribution Amount for both Loan Groups will be allocated among all such Classes pro rata in proportion to such Optimal Interest Distribution Amounts, without regard to Loan Group;

     (ii) to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof has been reduced to zero, an amount up to the A-2 Principal Distribution Amount for such Distribution Date;

     (iii) to the Class A-1 and Class A-2 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date remaining after the distribution described in clause
(ii), in the following order of priority:

     first, to the Class A-1 Certificates, until the Certificate Balance thereof has been reduced to zero; and

     second, to the Class A-2 Certificates, until the Certificate Balance thereof has been reduced to zero;

     (iv) to the Class A-1 and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit (as defined herein) previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full; and

     (v) to the Mezzanine and Private Certificates, in the following order of priority:

     (A) to the Class B Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (B) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount (as defined herein) for such Distribution Date until such Certificate Balance has been reduced to zero;

     (C) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     (D) to the Class C Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (E) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (F) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     (G) to the Class D Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (H) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (I) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     (J) to the Class E Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (K) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (L) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     (M) to the Class F Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (N) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (O) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     (P) to the Class G Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Q) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (R) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     (S) to the Class H Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (T) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (U) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     (V) to the Class I Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (W) to the Class I Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (X) to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     (Y) to the Class J Certificates, in respect of interest, the Optimal Interest Distribution Amount for such Class for such Distribution Date;

     (Z) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

     (AA) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full; and

       (BB)  to the Class R Certificates, any remaining amounts.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the principal balances of the Mezzanine Certificates and Private Certificates have been reduced to zero, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2 and Class A-X Certificates, pro rata, in respect of interest; (ii) to the Class A-1 and Class A-2 Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and
(iii) to the Class A-1 and Class A-2 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

     Reimbursement of previously allocated Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.


Definitions

     "A-2 Principal Distribution Amount": With respect to Loan Group 2 and any Distribution Date, the portion of the Principal Distribution Amount for Loan Group 2 for such Distribution Date that represents Balloon Payments and voluntary principal prepayments.

     "Class A-1 Pass-Through Rate": 5.96% per annum.

     "Class A-2 Pass-Through Rate": 6.30% per annum.

     "Class A-X Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (i) the sum of the products of (a) the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) and (b) the related Component Rate for such Distribution Date by (ii) the sum of all such Certificate Balances.

     "Class B Pass-Through Rate": 6.59% per annum.

     "Class C Pass-Through Rate": 6.84% per annum.

     "Class D Pass-Through Rate": 7.13% per annum.

     "Class E Pass-Through Rate": 7.13% per annum.

     "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.75% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.75% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.75% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class I Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.75% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of 6.75% per annum and the Weighted Average Net Mortgage Rate for such Distribution Date.

     "Component Rate": As to each "Component," the rate set forth below with respect thereto:

     "Class A-1 Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-1 Pass-Through Rate.

     "Class A-2 Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class A-2 Pass-Through Rate.

     "Class B Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class B Pass-Through Rate.


     "Class C Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class C Pass-Through Rate.


     "Class D Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class D Pass-Through Rate.


     "Class E Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class E Pass-Through Rate.


     "Class F Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class F Pass-Through Rate for such Distribution Date.

     "Class G Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class G Pass-Through Rate for such Distribution Date.

     "Class H Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class H Pass-Through Rate for such Distribution Date.

     "Class I Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class I Pass-Through Rate for such Distribution Date.

     "Class J Component": The amount, if any, by which the Weighted Average Net Mortgage Rate for such Distribution Date exceeds the Class J Pass-Through Rate for such Distribution Date.

     "Excess Rate": With respect to each ARD Loan after the related Anticipated Repayment Date, the excess of the Revised Rate thereof over the Mortgage Rate thereof. With respect to Loan No. 31 after the maturity date thereof, a rate of 2% per annum.

     "Interest Accrual Period": As to any Distribution Date, the period commencing on the 11th day of the calendar month preceding the month in which such Distribution Date occurs and ending on the 10th day of the month in which such Distribution Date occurs. Each Interest Accrual Period is deemed to consist of 30 days.

     "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

     "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates other than the Class A-X Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Balance of such Class as of such Distribution Date, reduced by (i) such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount (as defined herein) and (y) certain indemnification expenses of the Trust Fund and (ii) any allocations to such Class of any Certificate Deferred Interest (as defined herein) for such Distribution Date. As to any Distribution Date and the Class A-X Certificates, the amount of interest accrued during the related Interest Accrual Period at the Class A-X Pass-Through Rate on the Notional Balance as of such Distribution Date, reduced by such Class's share of (x) the Uncovered Prepayment Interest Shortfall Amount and (y) certain indemnification expenses of the Trust Fund, in each case for such Distribution Date.

     "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest accrues pursuant to the related Mortgage Note.


     "Mortgage Pass-Through Rate": With respect to any Mortgage Loan that provides for calculations of interest based on twelve months of 30 days each for any Mortgage Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Mortgage Loan that provides for interest accrual on an Actual/360 basis, (a) for any Mortgage Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate (as defined herein) thereof or (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and any December occurring in a year immediately preceding a year that is a leap year, the Net Mortgage Rate thereof multiplied by a fraction whose numerator is 31 and whose denominator is 30.


     The Mortgage Rate for purposes of calculating Mortgage Pass-Through Rates and the Weighted Average Net Mortgage Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement -- Modifications."


     "Net Mortgage Pass-Through Rate": With respect to any Mortgage Loan and any Distribution Date, the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the sum of the Servicing Fee Rate and the Trustee Fee Rate (each as defined herein).


     "Net Mortgage Rate": With respect to any Interest Accrual Period and any Mortgage Loan, a per annum rate equal to the Mortgage Rate for such Mortgage Loan as of the Cut-off Date minus the related Primary Servicing Fee Rate, if any, plus, if such Mortgage Loan is set forth below, the related Servicing Fee Reimbursement Rate (the rate used to calculate an additional amount payable by the borrower and used to cover a portion of related servicing fees) set forth below:




                                             PRIMARY
                                          SERVICING FEE       SERVICING FEE
 LOAN NO.          PROPERTY NAME               RATE         REIMBURSEMENT RATE
----------   -------------------------   ---------------   -------------------
    18       Courthouse Square Apts      0.05%             0.05%
    20       Ramblewood Village Apts     0.05%             0.05%
    28       English Village Apts        0.05%             0.05%
    85       Homestead Gardens Apts      0.05%             0.05%

     "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount (each as defined herein) for such Class for such Distribution Date.

     "Pass-Through Rate": As to each Class of Certificates, the rate set forth below:



  Class A-1:     Class A-1 Pass-Through Rate
  Class A-2:     Class A-2 Pass-Through Rate
  Class A-X:     Class A-X Pass-Through Rate
  Class B:       Class B Pass-Through Rate
  Class C:       Class C Pass-Through Rate
  Class D:       Class D Pass-Through Rate
  Class E:       Class E Pass-Through Rate
  Class F:       Class F Pass-Through Rate
  Class G:       Class G Pass-Through Rate
  Class H:       Class H Pass-Through Rate
  Class I:       Class I Pass-Through Rate
  Class J:       Class J Pass-Through Rate

     "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the Mortgage Rate (plus, if applicable, the related Servicing Fee Reimbursement
Rate) for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds after the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the loan documents relating to such Mortgage Loan, to the extent such interest is collected by the Servicer or the Special Servicer.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the Servicer or the Special Servicer for application to such Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Due Period, the amount of interest that would have accrued at the Net Mortgage Pass-Through Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such principal prepayment, insurance proceeds or condemnation proceeds were applied to the unpaid principal balance of such Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

     "Principal Distribution Amount": As to any Distribution Date, the sum of
(i) the amount collected or otherwise received on or in respect of principal of the Mortgage Loans during the related Due Period and (ii) that portion of the P&I Advance, if any, made in respect of principal of the Mortgage Loans with respect to such Distribution Date.

     "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Mezzanine or Private Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of principal on such Distribution Date on all Classes senior to such Class.

     "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the sum of the Uncovered Prepayment Interest Shortfalls (as defined below under "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses"), if any, for such Distribution Date.

     "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

     "Unscheduled Payments of Principal": Principal prepayments, Liquidation Proceeds (as defined herein), insurance proceeds, condemnation awards and any other unscheduled recoveries of principal.

     "Weighted Average Net Mortgage Rate": As to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans, weighted by the Stated Principal Balances (as defined herein) thereof.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each Mortgage Loan outstanding at any time represents the principal balance of such Mortgage Loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each Mortgage Loan will initially equal the Cut-off Date balance thereof and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for such date that is attributable to such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of the Mortgage Loans -- Bankruptcy Laws" in the Prospectus. If any Mortgage Loan is paid in full or such Mortgage Loan (or any Mortgaged Property acquired in respect thereof) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which such payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any such liquidation, the Stated Principal Balance of such Mortgage Loan shall be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, Primary Servicing Fee and Trustee Fee (each as defined herein) payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to "Mortgage Loan" and "Mortgage Loans" herein and in the Prospectus, when used in such context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Pass-Through Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on such predecessor Mortgage Loan, including any portion thereof payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of such property, generally will be applied by the Servicer as if received on the predecessor Mortgage Loan.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Due Period will be distributed as follows by the Trustee to the holders of the following Classes of Regular Certificates: to the Class A-1, Class B, Class C, Class D and Class E Certificates, an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during the related Due Period will be distributed as follows by the Trustee to the holders of the Class A-2 Certificates, an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) 25% and
(c) the total amount of Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period. Any Prepayment Premiums relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period and remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 1 during the related Due Period will be distributed by the Trustee to the following Classes of

Offered Certificates: to the Class A-1, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date, (b) the Base Interest Fraction (as defined herein) for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 1 collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     On each Distribution Date, Yield Maintenance Charges collected on the Mortgage Loans in Loan Group 2 during the related Due Period will be distributed by the Trustee to the Class A-2 Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal prepayments on such Distribution Date from the Mortgage Loans in Loan Group 2, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges relating to the Mortgage Loans in Loan Group 2 collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class A-X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates (other than the Class A-X Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii)(x) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate is greater than or equal to the lesser of
(x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class F, Class G, Class H, Class I, Class J, Class V, or Residual Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class A-X Certificates. For a description of Prepayment Premiums and Yield Maintenance Charges, see "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions." See also "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Prepayment Provisions" in the Prospectus regarding the enforceability of Yield Maintenance Charges and Prepayment Premiums.

     For a description of Prepayment Premiums and Yield Maintenance Charges, see "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions."

     Yield Protection Payments. The Servicer will be required to make an advance in an amount equal to the sum of all Yield Protection Payments, if any, with respect to any Distribution Date to the extent greater than the Yield Maintenance Charge, if any, paid by the borrower. On such Distribution Date, such Yield Protection Payments will be allocated to the holders of the Class A-X Certificates and to the holders of any Class of Offered Certificates receiving a Required Prepayment under the Additional Collateral Loans or the Donatelli Loan in the same manner as Yield Maintenance Charges. Such Yield Protection Payments are intended to compensate such Classes for the absence of Prepayment Premiums or Yield Maintenance Charges in connection with such a Required Prepayment. The Yield Protection Payment will equal the greater of (a) 1% of such distribution of principal and (b) the Yield Maintenance Charge calculated for such prepayment. The rights of any Class of Offered Certificates to receive Yield Protection Payments, to the extent described herein, will be treated as assets separate from the REMIC regular interest represented by each such Class. The purchase price paid for each such Class must be allocated between the right to receive Yield Protection Payments and the REMIC regular interest represented by such Class. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Additional Collateral Loans" and "Certain Federal Income Tax Consequences."

     Excess Interest. On each Distribution Date, Excess Interest collected during the related Due Period will be distributed solely to the Class V Certificates, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The holders of the Class V Certificates will have the right to purchase ARD Loans on or after their related Anticipated Repayment Dates under the circumstances described under "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans." The Class V Certificates are not entitled to any other distributions of interest, principal, Prepayment Premiums or Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of such Class of Certificates would be reduced to zero based on the assumptions set forth below. Such Distribution Date shall in each case be as follows:

                         ASSUMED FINAL
CLASS DESIGNATION      DISTRIBUTION DATE
-------------------   ------------------
  Class A-1           December 2007
  Class A-2           November 2008
  Class A-X           June 2023
  Class B             November 2008
  Class C             November 2008
  Class D             April 2010
  Class E             January 2012

     The Assumed Final Distribution Dates set forth above were calculated based on the Mortgage Loan Assumptions (as defined herein), including the assumptions that there are no defaults, delinquencies or prepayments on the Mortgage Loans. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Trust Fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be the Distribution Date in November 2030, which is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan or ARD Loan is the maturity date of such Mortgage Loan and (b) any Balloon Loan or ARD Loan is the date on which such Balloon Loan or ARD Loan would fully amortize, assuming interest is paid on a 30/360 basis.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICITS AND CERTIFICATE DEFERRED INTEREST

     The rights of the holders of the Private Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Mezzanine

Certificates, and the rights of the holders of any class of Mezzanine Certificates to receive distributions of principal and interest on or in respect of the Mortgage Loans will be subordinate to those of the holders of the Senior Certificates and each class of Mezzanine Certificates with an earlier alphabetical designation, other than, in each case, with respect to Uncovered Prepayment Interest Shortfalls and certain indemnification expenses. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Senior Certificates (other than the Class A-X Certificates) of principal in an amount equal to, in each case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of principal equal to, in each case, the entire Certificate Balance of each such Class of Certificates. The protection afforded to the holders of and Class of Offered Certificates by means of the subordination of each Class of Offered Certificates, if any, subordinate thereto and by means of the subordination of the Private Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "-- Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to each class of Offered Certificates (other than the Class A-X Certificates), in order of declining seniority for so long as such class is outstanding, of the Principal Distribution Amount on a given Distribution Date will have the effect of reducing the aggregate Certificate Balance of such class at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Loans will decrease. Thus, as principal is distributed to each class of Offered Certificates, the percentage interest in the Trust Fund evidenced by such class will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Private Certificates and those classes of Offered Certificates subordinate to the class of Offered Certificates then receiving distributions of principal), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such class by the Offered Certificates subordinate thereto and by the Private Certificates.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on such date, the Trustee is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans expected to be outstanding immediately following such Distribution Date is less than (ii) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on such Distribution Date (any such deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any such Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, in reduction of the respective Certificate Balances thereof, in each case until the remaining Certificate Balance of each such Class has been reduced to zero. Following the reduction of the Certificate Balances of all such Classes to zero, any remaining Collateral Support Deficit will be allocated among the Class A-1 and Class A-2 Certificates, pro rata (based upon such Classes' respective Certificate Balances), until the remaining Certificate Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     In general, Collateral Support Deficits could result from the occurrence of: (i) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies thereon, the payment to the Special Servicer of any compensation as described in "The Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses," and the payment of interest on Advances (as defined herein) (to the extent not covered by Penalty Charges collected on the related Mortgage Loans), and certain servicing expenses; and (ii) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain reimbursements to the Trustee, the Servicer, the Special Servicer and the Depositor and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund (but excluding Uncovered Prepayment Interest Shortfalls and certain indemnification expenses of the Trust Fund, which will be allocated to all or several of the Classes of Regular Certificates on a pro rata basis as a reduction of such Classes' interest entitlement, as described below) as described herein under "The Pooling and Servicing Agreement." Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the Trust Fund. A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero; provided, however, that reimbursement of any previously allocated Collateral Support Deficit may thereafter be made to such Class.


     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls and indemnification expenses of the Trust Fund will generally be allocated to all Classes of the Regular Certificates. In each case such allocations will be made pro rata to such Classes on the basis of their Monthly Interest Distribution Amounts (before giving effect to any reductions therefrom for such Uncovered Prepayment Interest Shortfalls or indemnification expenses or for Certificate Deferred Interest) and will reduce such Classes' respective interest entitlements.


     Certificate Deferred Interest. On each Distribution Date, the Monthly Interest Distribution Amount for each Class of Regular Certificates will be reduced by an amount of Certificate Deferred Interest equal to the aggregate amount of Mortgage Deferred Interest (as defined herein) for all Mortgage Loans for the related Due Date and allocated to such Class of Certificates, the amount representing such Certificate Deferred Interest to be allocated first, to the Private Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, and fifth, to the Class B Certificates. If the Certificate Balance of at least one Class of Senior Certificates is not zero, then any amounts representing Certificate Deferred Interest after allocation thereof to the Mezzanine Certificates and Private Certificates in accordance with the preceding sentence, will be allocated to the Senior Certificates (other than the Class A-X Certificates) pro rata on the basis of such Classes' respective interest entitlements on such date (before giving effect to any reduction therefrom on such Distribution
Date). The effect of such an allocation of Certificate Deferred Interest is to reduce the interest otherwise distributable to such Classes of Certificates. Additionally, on each Distribution Date, the Certificate Balance of each Class of Regular Certificates (other than the Class A-X Certificates) will be increased (except for the purposes of determining Voting Rights and the identity of the Controlling Class) by the amount of Certificate Deferred Interest, if any, allocated to such Class of Certificates.


     "Certificate Deferred Interest" means, for any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class as described above. "Mortgage Deferred Interest" means, with respect to any Mortgage Loan that as of any Due Date has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the related one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment or, if applicable, Assumed Scheduled Payment (as defined herein) due on such Due Date.

                      PREPAYMENT AND YIELD CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance of such Certificates and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, as well as prevailing interest rates at the time of prepayment or default.

     The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. The Pass-Through Rate for the Class A-X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. Accordingly, the yield on the Class A-X Certificates will be particularly sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rate for the Class A-X Certificates. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the CSFB Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described herein under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class V Certificateholders as described herein under "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans."

     The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Collateral Support Deficits to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest that would have accrued thereon in the absence of such reduction. A Collateral Support Deficit generally results when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Collateral Support Deficits are likely to arise under the circumstances described in the penultimate paragraph of "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest."

     Because the ability of a borrower to make a Balloon Payment or to repay an ARD Loan in full on its Anticipated Repayment Date will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Properties, there is a risk that a borrower may default at the maturity date in the case of a Balloon Loan or fail to fully repay an ARD Loan at its Anticipated Repayment Date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described herein under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans." In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The Directing Certificateholder (as defined below) may delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

     Substantially all of the Mortgage Loans have Lockout Periods ranging from 34 months to 291 months following the Cut-off Date. The weighted average Lockout Period for the Mortgage Loans is approximately 128 months. The Mortgage Loans are generally locked out until no earlier than six months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions."

     As described herein, all of the Mortgage Loans have one or more call-protection features (i.e., Lockout Periods, Prepayment Premiums or Yield Maintenance Charges), which are intended to prohibit or discourage borrowers from prepaying their Mortgage Loans. Notwithstanding the existence of such call protection, no representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is generally required to be paid by the borrower on a specified day between the first day and the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the interest is paid and before the Distribution Date occurs. Additionally, as described under "Description of the Offered

Certificates -- Distributions" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.


MODELING ASSUMPTIONS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following tables, (i) the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the earlier of the Anticipated Repayment Date or maturity date, as applicable, and (ii) the columns headed "5% CPR", "10% CPR", "15% CPR", and "25% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lockout Period and Yield Maintenance Period. All columns in the following tables assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

     For purposes of this Prospectus Supplement, the "Mortgage Loan Assumptions" are the following:
(i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the related Due Date;
(ii) all Mortgage Loans have Due Dates on the eleventh day of each month and accrue interest on the respective basis described herein; (iii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls; (iv) no Prepayment Premiums or Yield Maintenance Charges are allocated to the Certificates; (v) distributions on the Certificates are made on the fifteenth day (each assumed to be a business day) of each month, commencing in December 1998; (vi) the CSFB Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase"; (vii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans; (viii) there are no Collateral Support Deficits or Appraisal Reduction Amounts (as defined herein) with respect to the Mortgage Loans or the Trust Fund; (ix) none of the CSFB Mortgage Loan Seller, the Controlling Class or the Servicer exercises the right to cause the early termination of the Trust Fund; (x) the Servicing Fee Rate, Trustee Fee Rate and Primary Servicing Fee Rate for each Distribution Date are the rates set forth herein on the Stated Principal Balance of the Mortgage Loans as of the related Due Date; and (xi) the date of determination of weighted average life is November 24, 1998.


YIELD ON THE CLASS A-X CERTIFICATES

     The yield-to-call on the Class A-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) and principal losses on the Mortgage Loans, which may fluctuate significantly from time to time, and to other factors set forth herein, including the timing of the exercise, if any, of the optional termination right. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Loans could result in the failure by investors in the Class A-X Certificates to fully recoup their initial investments.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields-to-call of the Class A-X Certificates at various prices and constant prepayment rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class A-X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-X Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared in accordance with the Mortgage Loan Assumptions and the Prepayment Assumptions described above (except that the optional termination right is assumed to be exercised) and with the assumed respective purchase prices (as a percentage of the Notional Balance) of the Class A-X Certificates set forth in the table, plus accrued interest thereon from November 11, 1998 to (but not including) November 24, 1998. Such table assumes that no Prepayment Premiums or Yield Maintenance Charges are distributed to the Class A-X Certificates in connection with any prepayment.


   SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELDS TO CALL OF THE
                            CLASS A-X CERTIFICATES

ASSUMED PURCHASE PRICE
AS A PERCENTAGE OF NOTIONAL
BALANCE                           0% CPR         5% CPR         10% CPR        15% CPR        25% CPR
----------------------------   ------------   ------------   ------------   ------------   ------------
    6.15625%                       10.802%        10.792%        10.783%        10.773%        10.753%
    6.46875%                        9.537%         9.527%         9.518%         9.508%         9.487%
    6.78125%                        8.368%         8.358%         8.348%         8.338%         8.317%

     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on any of the Class A-X Certificates will correspond to the cash flows described herein or that the aggregate purchase price of the Class A-X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-X Certificates.


RATED FINAL DISTRIBUTION DATE

     The ratings provided by the Rating Agencies address the likelihood that all principal due on the Offered Certificates will be received by the Rated Final Distribution Date, which is the Distribution Date occurring in November 2030, which is the first Distribution Date following the date that is two years after the latest Assumed Maturity Date. Most of the Mortgage Loans have maturity dates or Anticipated Repayment Dates that occur earlier than the latest Assumed Maturity Date, and most of the Mortgage Loans may be prepaid prior to maturity. Consequently, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.


WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

     The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" and "-- Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Charges are made in respect thereof.


     The tables of "Percentage of Initial Certificate Balance Outstanding at the Respective CPRs Set Forth Below" and "Percentage of Initial Notional Balance Outstanding at the Respective CPRs Set Forth Below" indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance or Notional Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.


     Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance or Notional Balance of the Offered Certificates that would be outstanding after each of the indicated Distribution Dates, at the indicated CPRs.

                            CLASS A-X CERTIFICATES
                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE         0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
Initial Percent             100        100        100         100         100
November 1999                99         99         99          99          99
November 2000                98         98         98          98          98
November 2001                97         97         97          97          97
November 2002                95         95         95          95          95
November 2003                93         93         93          93          93
November 2004                91         91         91          91          91
November 2005                86         86         86          86          86
November 2006                84         84         84          84          84
November 2007                81         81         81          81          81
November 2008                15         15         15          15          15
November 2009                14         14         14          14          14
November 2010                13         13         13          13          13
November 2011                12         12         12          12          12
November 2012                11         11         11          11          11
November 2013                 7          7          7           7           7
November 2014                 6          6          6           6           6
November 2015                 5          5          5           5           5
November 2016                 4          4          4           4           4
November 2017                 3          3          3           3           3
November 2018                 3          3          3           3           3
November 2019                 0          0          0           0           0
November 2020                 0          0          0           0           0
November 2021                 0          0          0           0           0
November 2022                 0          0          0           0           0
November 2023                 0          0          0           0           0
Weighted Average Life
(in years)(1)               9.9        9.9        9.9         9.9         9.9

----------
(1)  The weighted average life of the Class A-X Certificates is determined by
(i) multiplying the amount of each distribution in reduction of Notional Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class A-X Certificates is for illustrative purposes only, as the Class A-X Certificates are not entitled to any distributions of principal.

                            CLASS A-1 CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
               OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE         0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
Initial Percent             100        100        100         100         100
November 1999                94         94         94          94          94
November 2000                88         88         88          88          88
November 2001                82         82         82          82          82
November 2002                75         75         75          75          75
November 2003                63         63         63          63          63
November 2004                55         55         55          55          54
November 2005                24         24         24          24          24
November 2006                14         14         14          14          14
November 2007                 0          0          0           0           0
November 2008                 0          0          0           0           0
November 2009                 0          0          0           0           0
November 2010                 0          0          0           0           0
November 2011                 0          0          0           0           0
November 2012                 0          0          0           0           0
November 2013                 0          0          0           0           0
November 2014                 0          0          0           0           0
November 2015                 0          0          0           0           0
November 2016                 0          0          0           0           0
November 2017                 0          0          0           0           0
November 2018                 0          0          0           0           0
November 2019                 0          0          0           0           0
November 2020                 0          0          0           0           0
November 2021                 0          0          0           0           0
November 2022                 0          0          0           0           0
November 2023                 0          0          0           0           0
Weighted Average Life
(in years)(1)               5.6        5.5        5.5         5.5         5.5

----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
(i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                            CLASS A-2 CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE         0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
Initial Percent             100        100        100         100         100
November 1999               100        100        100         100         100
November 2000               100        100        100         100         100
November 2001               100        100        100         100         100
November 2002               100        100        100         100         100
November 2003               100        100        100         100         100
November 2004               100        100        100         100         100
November 2005               100        100        100         100         100
November 2006               100        100        100         100         100
November 2007               100        100        100         100          99
November 2008                 0          0          0           0           0
November 2009                 0          0          0           0           0
November 2010                 0          0          0           0           0
November 2011                 0          0          0           0           0
November 2012                 0          0          0           0           0
November 2013                 0          0          0           0           0
November 2014                 0          0          0           0           0
November 2015                 0          0          0           0           0
November 2016                 0          0          0           0           0
November 2017                 0          0          0           0           0
November 2018                 0          0          0           0           0
November 2019                 0          0          0           0           0
November 2020                 0          0          0           0           0
November 2021                 0          0          0           0           0
November 2022                 0          0          0           0           0
November 2023                 0          0          0           0           0
Weighted Average Life
(in years)(1)               9.7        9.7        9.7         9.7         9.7

----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
(i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS B CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE         0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
Initial Percent             100        100         100         100        100
November 1999               100        100         100         100        100
November 2000               100        100         100         100        100
November 2001               100        100         100         100        100
November 2002               100        100         100         100        100
November 2003               100        100         100         100        100
November 2004               100        100         100         100        100
November 2005               100        100         100         100        100
November 2006               100        100         100         100        100
November 2007               100        100         100         100        100
November 2008                 0          0           0           0          0
November 2009                 0          0           0           0          0
November 2010                 0          0           0           0          0
November 2011                 0          0           0           0          0
November 2012                 0          0           0           0          0
November 2013                 0          0           0           0          0
November 2014                 0          0           0           0          0
November 2015                 0          0           0           0          0
November 2016                 0          0           0           0          0
November 2017                 0          0           0           0          0
November 2018                 0          0           0           0          0
November 2019                 0          0           0           0          0
November 2020                 0          0           0           0          0
November 2021                 0          0           0           0          0
November 2022                 0          0           0           0          0
November 2023                 0          0           0           0          0
Weighted Average Life
(in years)(1)              10.0       10.0        10.0        10.0       10.0

----------
(1)   The weighted average life of the Class B Certificates is determined by
(i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS C CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE         0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
Initial Percent             100        100         100         100        100
November 1999               100        100         100         100        100
November 2000               100        100         100         100        100
November 2001               100        100         100         100        100
November 2002               100        100         100         100        100
November 2003               100        100         100         100        100
November 2004               100        100         100         100        100
November 2005               100        100         100         100        100
November 2006               100        100         100         100        100
November 2007               100        100         100         100        100
November 2008                 0          0           0           0          0
November 2009                 0          0           0           0          0
November 2010                 0          0           0           0          0
November 2011                 0          0           0           0          0
November 2012                 0          0           0           0          0
November 2013                 0          0           0           0          0
November 2014                 0          0           0           0          0
November 2015                 0          0           0           0          0
November 2016                 0          0           0           0          0
November 2017                 0          0           0           0          0
November 2018                 0          0           0           0          0
November 2019                 0          0           0           0          0
November 2020                 0          0           0           0          0
November 2021                 0          0           0           0          0
November 2022                 0          0           0           0          0
November 2023                 0          0           0           0          0
Weighted Average Life
(in years)(1)              10.0       10.0        10.0        10.0       10.0

----------
(1) The weighted average life of the Class C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS D CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE         0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
Initial Percent             100        100         100         100        100
November 1999               100        100         100         100        100
November 2000               100        100         100         100        100
November 2001               100        100         100         100        100
November 2002               100        100         100         100        100
November 2003               100        100         100         100        100
November 2004               100        100         100         100        100
November 2005               100        100         100         100        100
November 2006               100        100         100         100        100
November 2007               100        100         100         100        100
November 2008                21         21          21          21         21
November 2009                 7          7           7           7          7
November 2010                 0          0           0           0          0
November 2011                 0          0           0           0          0
November 2012                 0          0           0           0          0
November 2013                 0          0           0           0          0
November 2014                 0          0           0           0          0
November 2015                 0          0           0           0          0
November 2016                 0          0           0           0          0
November 2017                 0          0           0           0          0
November 2018                 0          0           0           0          0
November 2019                 0          0           0           0          0
November 2020                 0          0           0           0          0
November 2021                 0          0           0           0          0
November 2022                 0          0           0           0          0
November 2023                 0          0           0           0          0
Weighted Average Life
(in years)(1)              10.1       10.1        10.1        10.1       10.1

----------
(1) The weighted average life of the Class D Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                             CLASS E CERTIFICATES
                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW




DISTRIBUTION DATE         0% CPR     5% CPR     10% CPR     15% CPR     25% CPR
Initial Percent             100        100         100         100        100
November 1999               100        100         100         100        100
November 2000               100        100         100         100        100
November 2001               100        100         100         100        100
November 2002               100        100         100         100        100
November 2003               100        100         100         100        100
November 2004               100        100         100         100        100
November 2005               100        100         100         100        100
November 2006               100        100         100         100        100
November 2007               100        100         100         100        100
November 2008               100        100         100         100        100
November 2009               100        100         100         100        100
November 2010                67         67          67          67         67
November 2011                 5          5           5           5          5
November 2012                 0          0           0           0          0
November 2013                 0          0           0           0          0
November 2014                 0          0           0           0          0
November 2015                 0          0           0           0          0
November 2016                 0          0           0           0          0
November 2017                 0          0           0           0          0
November 2018                 0          0           0           0          0
November 2019                 0          0           0           0          0
November 2020                 0          0           0           0          0
November 2021                 0          0           0           0          0
November 2022                 0          0           0           0          0
November 2023                 0          0           0           0          0
Weighted Average Life
(in years)(1)              12.3       12.3        12.3        12.3       12.3

----------
(1) The weighted average life of the Class E Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of November 11, 1998 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer and the Trustee.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Trustee will provide a copy of the Pooling and Servicing Agreement to a prospective or actual holder of an Offered Certificate, upon written request and, at the Trustee's discretion, payment of a reasonable fee for any expenses. The Pooling and Servicing Agreement will also be made available by the Trustee on its Website, at the address set forth under "Reporting Requirements." The Pooling and Servicing Agreement will also be filed with the Commission by the Depositor by means of the EDGAR System and should be available on the Commission's Website, the address of which is "www.sec.gov".


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, a mortgage file ("Mortgage File") containing certain documents and instruments, including, among other things, the following: (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original mortgage or counterpart thereof (or, in either case, a certified copy thereof); (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if any; (vi) if applicable, the original assignment of the assignment of leases and rents to the Trustee; (vii) if applicable, preceding assignments of assignments of leases and rents; (viii) a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (ix) if applicable, the original loan agreements; (x) the original lender's title insurance policy (or marked commitments to insure); (xi) if applicable, the original Lease Enhancement Policies and Residual Value Policies and (xii) with respect to the Water Street Loan, the applicable participation documents. The Trustee will hold such documents in trust for the benefit of the holders of the Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 60 days after the Closing Date and promptly thereafter (but in no event later than 90 days after the Closing Date) report any missing documents or certain types of defects therein (in each such case, a "Defect" in the related Mortgage File) to the Depositor, the Servicer, the Special Servicer and the CSFB Mortgage Loan Seller.


REPRESENTATIONS AND WARRANTIES; REPURCHASE

     In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of the Certificateholders (i) the representations and warranties made by the CSFB Mortgage Loan Seller to the Depositor in the related Mortgage Loan Purchase Agreement and (ii) certain rights under a loan purchase agreement between the Mortgage Loan Sellers assigned to the Depositor. One or both of the Mortgage Loan Sellers (with respect to clauses (i), (ii), (iii), (vi) and (x) below) and the CSFB Mortgage Loan Seller (with respect to each other clause below) will represent and warrant, among other things, that (subject to certain specified exceptions), as of the Closing Date (unless otherwise specified):

     (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, the related Mortgage Loan;

     (ii) The Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan;

     (iii) The Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) Each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the CSFB Mortgage Loan Seller's knowledge, there is no valid defense, counterclaim, or right of rescission available to the related borrower with respect to such Mortgage Note, Mortgage, assignment of leases and other agreements;

     (v) Each related assignment of leases creates a valid collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related lease, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such lease that is superior to or of equal priority with the lender's interest therein;

     (vi) Each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor and related assignment of the assignment of leases, if any, or assignment of any other agreement executed in connection with such Mortgage Loan from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

     (vii) Since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to the matters described in clause (xi) below), and such Mortgaged Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below);

     (ix) The CSFB Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) The Mortgage Loan Seller has no knowledge that the material representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) The lien of each related Mortgage is a first priority lien on the fee or leasehold interest of the related borrower in the original principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the CSFB Mortgage Loan Seller, its successors and assigns, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; the premium for such policy was paid in full; such policy was issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located and is assignable to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement; no claims have been made under such policy and the CSFB Mortgage Loan Seller has not undertaken any action or omitted to take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

     (xii) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the CSFB Mortgage Loan Seller covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

     (xiii) As of the later of the closing date for each Mortgage Loan or the most recent inspection of the related Mortgaged Property by the CFSB Mortgage Loan Seller, each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan or reserves have been established to remediate such damage and, as of the closing date for each Mortgage Loan and, to the CFSB Mortgage Loan Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value of the Mortgaged Property;

     (xiv) The CFSB Mortgage Loan Seller has inspected or caused to be inspected each related Mortgaged Property within the past twelve months or within three months of origination of the Mortgage Loan;

     (xv) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

     (xvi) Each Mortgage Loan is a whole loan and contains no equity participation by either Mortgage Loan Seller or the applicable originator;

     (xvii) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; and any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

     (xviii) Neither Mortgage Loan Seller, nor, to the CSFB Mortgage Loan Seller's best knowledge, any Originator, committed any fraudulent acts during the origination process of any Mortgage Loan it originated and to the best of the CSFB Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

     (xix) All taxes and governmental assessments that became due and owing prior to the Closing Date with respect to each related Mortgaged Property have been paid or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xx) All escrow deposits and payments required pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows and deposits have been conveyed by the Mortgage Loan Seller to the Depositor and identified as such with appropriate detail;

     (xxi) Each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the related Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; other than the Credit Lease Loans, each related Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the lender to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

     (xxii) There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan. To the CSFB Mortgage Loan Seller's knowledge, there is no (a) material non-monetary default, breach, violation or event of acceleration existing under the related Mortgage Loan or (b) event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxiii) No Mortgage Loan has been more than 30 days delinquent since origination and as of the Cut-off Date no Mortgage Loan is 30 or more days delinquent;

     (xxiv) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose (except as may be imposed by bankruptcy, insolvency, moratorium, redemption or other similar laws affecting creditors' rights generally, or by general principles of equity) and to the CSFB Mortgage Loan Seller's knowledge, no borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

     (xxv) Each borrower represents and warrants that except as set forth in certain environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials; the related borrower or an affiliate or an affiliate thereof agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of certain representations, warranties or covenants given by the borrower in connection with such Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II environmental report, was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report did not indicate any material non-compliance or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, funds sufficient to cure such findings have been escrowed by the related borrower and held by the related mortgagee. To the best of the CFSB Mortgage Loan Seller's knowledge, in reliance on such environmental reports, each Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and to the best of the CSFB Mortgage Loan Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in certain environmental reports or other documents previously provided to the Rating Agencies; and neither Mortgage Loan Seller has taken any action which would cause the Mortgaged Property to not be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxvi) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the related Mortgaged Property, or any controlling interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

     (xxvii) All improvements included in any MAI appraisals are within the boundaries of the related Mortgaged Property, except for de minimis encroachments onto adjoining parcels for which the CSFB Mortgage Loan Seller has obtained title insurance against losses arising therefrom and no improvements on adjoining parcels encroach onto the related Mortgaged Property except for de minimis encroachments;

     (xxviii) The mortgage loan schedule which is attached as an exhibit to the Pooling and Servicing Agreement is complete and accurate in all material respects as of the dates of the information set forth therein;

     (xxix) With respect to any Mortgage Loan where all or a material portion of the estate of the related borrower therein is a leasehold estate, based upon the terms of the ground lease and any estoppel received from the ground lessor, the CSFB Mortgage Loan Seller represents and warrants that:

         (A) The ground lease or a memorandum regarding such ground lease has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the CSFB Mortgage Loan Seller's best knowledge, there has been no material change in the terms of the ground lease since its recordation, except by any written instruments which are included in the related mortgage file;

         (B) The lessor under such ground lease has agreed in a writing included in the related mortgage file that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

         (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the lender) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

         (D) Based on the title insurance policy (or binding commitment therefor) obtained by the CFSB Mortgage Loan Seller, the ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to exceptions of the types described in clause (xi) above and liens that encumber the ground lessor's fee interest;

         (E) The ground lease is assignable to the lender under the leasehold estate and its assigns without the consent of the lessor thereunder;

         (F) As of the closing date of the related Mortgage Loan, the ground lease is in full force and effect, the Mortgage Loan Seller has received no notice that any default beyond applicable notice and grace periods has occurred, and there is no existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

         (G) The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the lender;

         (H) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the lender under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the lender;

         (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

         (J) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor may be entitled to a portion of such award;

         (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have an option to terminate or modify the ground lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent; and

         (L) Provided that the lender cures any defaults which are susceptible to being cured, the lessor has agreed to enter into a new lease upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding;

     (xxx) With respect to Mortgage Loans that are cross-collateralized, all other loans that are cross-collateralized by such Mortgage Loans are included in the Trust Fund;

     (xxxi) Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date;

     (xxxii) (1) The Mortgage Loan is directly secured by a Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

     (xxxiii) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the Mortgage Loan Seller or any mezzanine debt related to such Mortgaged Property, except as set forth herein or in the related Mortgage Loan Purchase Agreement;

     (xxxiv) The loan documents executed in connection with each Mortgage Loan require that the related borrower be a single-purpose entity. (For this purpose, "single-purpose entity" shall mean an entity, other than an individual, that is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan);

     (xxxv) Each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property and in carrying any additional indebtedness except in connection with trade debt and equipment financings in the ordinary course of borrower's business and liens contested in accordance with the terms of the Mortgage Loans;

     (xxxvi) Each borrower covenants in the Mortgage Loan documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

     (xxxvii) Each Mortgaged Property is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and is a separate tax parcel;

     (xxxviii) Based solely on a flood zone certification or a survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency, with respect to certain Mortgage Loans, or the Secretary of Housing and Urban Development with respect to other Mortgage Loans, as having special flood hazards, the terms of the Mortgage Loan require the borrower to maintain flood insurance;

     (xxxix) To the knowledge of the CSFB Mortgage Loan Seller, with respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and except in connection with a trustee's sale after a default by the related borrower, no fees are payable to such trustee;

     (xl) With respect to each Mortgage Loan which is identified in this Prospectus Supplement as a Credit Lease Loan:

         (A) the base rental payments under each Credit Lease are equal to or greater than the payments due under the loan documents executed in connection with the related Credit Lease Loan and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense and, subject to the rights of the Tenant to terminate the Credit Lease or offset, abate, suspend or otherwise diminish any amounts payable by the Tenant under the Credit Lease which have been disclosed to the Depositor, each Credit Lease Loan fully amortizes over its original term and there is no balloon payment of rent due under any Credit Lease or a Residual Value Policy has been obtained;


         (B) either (i) the obligations of the Tenant under each Credit Lease, including, but not limited to, the obligation of Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the related Credit Lease Property; any taking of such Credit Lease Property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant's use, occupancy or enjoyment of such Credit Lease Property or (ii) a Lease Enhancement Policy has been obtained;

         (C) every obligation associated with managing, owning, developing and operating the Credit Lease Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant;

         (D) no borrower has any monetary obligations under any Credit Lease that have not been met, or any nonmonetary obligations under any Credit Lease the breach of which would result in either the abatement of rent, a right of setoff or the termination of the related Credit Lease;

         (E) no Tenant can terminate any Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payments in full of (a) the principal balance of the related Credit Lease Loan, (b) all accrued and unpaid interest on such Credit Lease Loan and (c) any other sums due and payable under such Credit Lease Loan, or, if a Tenant can terminate any Credit Lease as a result of a casualty or condemnation, a Lease Enhancement Policy has been obtained with respect to the related Credit Lease Loan;

         (F) if a Tenant assigns its Credit Lease or sublets the related Credit Lease Property, such Tenant remains primarily obligated under such Credit Lease unless each Rating Agency has confirmed in writing that such transfer or sublet will not result in a downgrade, qualification or withdrawal of the then current ratings of the Certificates;

         (G) each Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the related Credit Lease and Credit Lease Property, except for environmental problems that were not created by such Tenant;

         (H) if the obligations of the Tenant under any Credit Lease are guaranteed by a guarantor pursuant to a guaranty, the guaranty states that it represents the unconditional obligation of the guarantor and is a guarantee of payment and performance, not merely of collection;

         (I) with respect to each Credit Lease for which the Tenant or Guarantor is CVS Corporation, the Tenant shall take occupancy of the premises demised under such Credit Lease as required in the related Credit Lease, and the improvements which are required to be made under such Credit Lease will be completed as required under the related Credit Lease, subject to any applicable grace periods;

         (J) to the CSFB Mortgage Loan Seller's knowledge, each Credit Lease contains customary and enforceable provisions which render the rights and remedies of the lessor thereunder adequate for the enforcement and satisfaction of the lessor's rights thereunder;

         (K) to the CSFB Mortgage Loan Seller's knowledge, in reliance on a tenant estoppel certificate and representation made by the Tenant under the Credit Lease or representations made by the related borrower under the Mortgage Loan documents, as of the closing date of each Credit Lease Loan (a) each Credit Lease was in full force and effect, and no default by the borrower or the Tenant has occurred under the Credit Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of the Credit Lease, (b) none of the terms of the Credit Lease have been impaired, waived, altered or modified in any respect (except as described in the related tenant estoppel), (c) no Tenant has been released, in whole or in part, from its obligations under the Credit Leases, (d) there is no right of recission, offset, abatement, diminution, defense or counterclaim to any Credit Lease, nor will the operation of any of the terms of the Credit Leases, or the exercise of any rights thereunder, render the Credit Lease unenforceable, in whole or in part, or subject to any right of rescission, offset, abatement, diminution, defense or counterclaim, and no such right of rescission, offset, abatement, diminution, defense or counterclaim has been asserted with respect thereto and (e) each Credit Lease has a term ending on or after the final maturity of the related Credit Lease Loan;

         (L) to the CSFB Mortgage Loan Seller's knowledge, the Mortgaged Property is not subject to any lease other than the related Credit Lease, no person has any possessory interest in, or right to occupy, the Mortgaged Property except under and pursuant to such Credit Lease and the Tenant under the related Credit Lease is in occupancy of the Mortgaged Property;

         (M) the lender is entitled to notice of any event of default from the Tenant under the Credit Leases;

         (N) each Tenant under a Credit Lease is required to make all rental payments directly to the lender, its successors and assigns under the related Credit Lease Loan;

         (O) each Credit Lease Loan provides that the related Credit Lease cannot be modified without the consent of the lender thereunder;

         (P) each Credit Lease Loan has a DSCR equal to or greater than 1.00x;
   and

         (Q) each Credit Lease Loan that is a Balloon Loan will have an outstanding principal balance equal to or less than 40% of the original principal balance;

     (xli) With respect to any Credit Lease Loan for which a Residual Value Policy has been obtained:

         (A) There is a Residual Value Policy in effect for each such mortgage loan, each of which was issued by R.V.I. America Insurance Company;

         (B) The claims on the Residual Value Policy will be payable to the loss payee and the Trustee, on behalf of the Certificateholders, has been designated as the loss payee;

         (C) Pursuant to the terms of the Residual Value Policy, the person designated as loss payee is only obligated to file a notice of final claim with R.V.I. American Insurance Company in order to collect the insured amount;

         (D) The Residual Value Policy has been paid in full as of the effective date of such policy;

         (E) The Residual Value Policy cannot be terminated prior to the termination date;

         (F) The effective date for each related Credit Lease Loan on the Residual Value Policy is prior to the Closing Date;

         (G) The date upon which the outstanding principal balance of each related Credit Lease Loan is reduced to zero is the policy termination date;

         (H) The insured value is a pre-determined amount for each related Credit Lease Loan and, unless otherwise noted, equal to the expected Mortgage Loan balance at Mortgage Loan maturity or expiration of initial lease term;

         (I) The insured value shall always be greater than the amount R.V.I. America Insurance Company will pay to the loss payee upon the notification of a claim (i.e., lesser of (i) the insured value and (ii) the outstanding principal balance at the time the claim is made, plus all accrued interest, less any sales proceeds received by the loss payee);

         (J) The Residual Value Policy cannot be amended at any time without the consent of the lender;

         (K) The Residual Value Policy will not contain borrower transfer restriction; and

         (L) The lease termination date does not occur prior to the policy termination date or Mortgage Loan maturity date;

     (xlii) To the knowledge of the CSFB Mortgage Loan Seller, as of the date of the origination of the related Mortgage Loan, there was no pending action, suit or proceeding, arbitration or governmental investigation against a borrower or Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related Mortgage Loan;

     (xliii) No advance of funds has been made by the Mortgage Loan Seller to the related borrower (other than Mezzanine Debt and the acquisition of preferred equity interests by the Preferred Interest Holder) and no funds have been received from any person other than, or on behalf of, the related borrower for, or on account of, payments due on the Mortgage Loan;

     (xliv) To the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located;

     (xlv) All collateral for the Mortgage Loans is being transferred as part of the Mortgage Loans;

     (xlvi) Except in connection with Crossed Loans and Multi-Property Loans, no Mortgage Loan requires the lender to release any portion of the Mortgaged Property from the lien of the related Mortgage except upon (a) payment in full or defeasance of the related Mortgage Loan, (b) releases of unimproved out-parcels or (c) releases of portions of the Mortgaged Property which will not have a material adverse effect on the value of the collateral for the related Mortgage Loan;

     (xlvii) Any insurance proceeds in respect of a casualty loss or taking will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all Mortgage Loans other than Credit Lease Loans and with respect to all casualty losses or takings in excess of a specified percentage of the related loan amount, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

     (xlviii) A copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Mortgage Loan Seller and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete (and but for the insertion of the name of the assignee and any related filing information which is not yet available to the Mortgage Loan Seller) is in suitable form for filing in the filing office in which such financing statement was filed;

     (xlix) To the CSFB Mortgage Loan Seller's knowledge, (a) all material commercial leases affecting the Mortgaged Properties securing the Mortgage Loans are in full force and effect and (b) there exists no default under any such material commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;


     (l) The improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property;

     (li) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation (as defined herein) Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision) and all Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2);

     (lii) With respect to any Mortgage Loan that pursuant to the mortgage documents can be defeased, the Mortgage Loan cannot be defeased within two years of the Closing Date, the borrower can pledge only United States government securities (within the meaning of section 2(a)(16) of the Investment Company Act of 1940) as the substitute collateral, and the borrower can be required by the Servicer to establish that the release of the lien is to facilitate the disposition of the Mortgaged Property or is in connection with some other customary commercial transaction;

     (liii) With respect to each Mortgage Loan for which there are uncompleted improvements, the only security for such Mortgage Loan (disregarding pledges of rents, third party guarantees and any personal liability of the obligor) is the real property securing such Mortgage Loan and at least 90% of the funds received by the borrower under such Mortgage Loan have been spent or, pursuant to a binding agreement, are required to be spent to acquire and/or improve the related Mortgaged Property;

     (liv) The mortgage loan documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except for certain acts including the fraud, willful misconduct or material misrepresentation by the related borrower and/or its affiliates and any act resulting in the Mortgaged Property becoming an asset in a voluntary bankruptcy or insolvency proceeding. Additionally, the Mortgage Loan Documents for each Mortgage Loan provide that the related borrower thereunder shall be liable to the CSFB Mortgage Loan Seller for any losses incurred by the CSFB Mortgage Loan Seller due to (1) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (2) any act of waste, and (3) any breach of the environmental covenants contained in the related Mortgage Loan Documents; and

     (lv) If such Mortgage Loan is an ARD Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, if it has not previously done so, the related borrower is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Servicer; and (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

     If the CSFB Mortgage Loan Seller has been notified of a Defect in any Mortgage File or a breach of any of the foregoing representations and warranties (a "Breach"), which, in either case, materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, and if the CSFB Mortgage Loan Seller does not cure such Defect or Breach within a period of 90 days following the earlier of its receipt of such notice or its discovery of the Defect or Breach, then the CSFB Mortgage Loan Seller will be obligated to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") equal to the sum of
(i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Due Period of purchase, (iii) all related unreimbursed Servicing Advances plus, in general, accrued and unpaid interest on related Advances at the Reimbursement Rate (as defined herein), and unpaid Servicing, Primary Servicing and Special Servicing Fees (as defined herein) allocable to such Mortgage Loan and (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Defect or Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any Defect in a Mortgage File or any Breach of either Mortgage Loan Seller's representations or warranties regarding the Mortgage Loans. The CSFB Mortgage Loan Seller will be the sole warranting party in respect of the Mortgage Loans, and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Underwriter or any of their affiliates (other than the CSFB Mortgage Loan Seller) will be obligated to repurchase any affected Mortgage Loan in connection with a Breach if the CSFB Mortgage Loan Seller defaults on its obligation to do so and no assurance can be given that the CSFB Mortgage Loan Seller will fulfill such obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding such Mortgage Loan will not be correct in all material respects when made.

     Any Defect or any Breach that, in either case, causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of Certificateholders therein, requiring the CSFB Mortgage Loan Seller to purchase the affected Mortgage Loan from the Trust Fund at the applicable Purchase Price or in conformity with the related Mortgage Loan Purchase Agreement.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Servicer and the Special Servicer will service and administer the Mortgage Loans (and, with respect to the Special Servicer, any REO Properties) for which it is responsible on behalf of the Trust

Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the respective Mortgage Loans or Specially Serviced Mortgage Loans and, to the extent consistent with the foregoing, the terms of the Pooling and Servicing Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (i) the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial or multifamily mortgage lenders servicing their own mortgage loans and (ii) the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be, services and administers similar commercial or multifamily mortgage loans owned by the Servicer or Special Servicer, in either case exercising reasonable business judgment and with a view to the maximization, on a present value basis (discounting at the related Mortgage Rate), of timely recovery of principal and interest on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, but without regard to: (A) any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Servicer's obligation to make Advances; (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction or (E) the Servicer's or the Special Servicer's ownership, servicing or management of any other mortgage loans or mortgaged properties (the foregoing, collectively referred to as the "Servicing Standard").

     The Servicer will enter into a sub-servicing agreement (the "Seller-Servicer Agreement") with certain seller-servicers (each, a "Seller-Servicer") pursuant to which, in the event the Servicer is terminated or resigns, the successor to the Servicer (other than the Trustee or its designee) will succeed to the rights and obligations of the Servicer under the Seller-Servicer Agreement. The Seller-Servicer Agreement provides that the Seller-Servicers are not terminable unless certain events of default or termination events occur thereunder. In addition, the Servicer and the Special Servicer are permitted, at their own expense, to employ sub-servicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation and will remain liable to the Trustee and the Certificateholders for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misfeasance, bad faith, fraud or negligence in the performance of its duties or by reason of its grossly negligent disregard of obligations or duties under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement and the Seller-Servicer Agreement, the Servicer is primarily liable to the Trust Fund for the servicing of Mortgage Loans by the Seller-Servicers and each Seller-Servicer has agreed to indemnify the Servicer for any liability that the Servicer may incur as a result of the Seller-Servicer's failure to perform its obligations under the Seller-Servicer Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, including, if applicable, to receive reimbursement of Servicing Fees and Primary Servicing Fees. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any Penalty Charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan it is obligated to service. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collections, until the date on which principal and accrued

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interest (other than Excess Interest) has been paid in full. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "-- Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

     The improvements on certain Credit Lease Properties, representing the security for 2.37% of the Mortgage Loans (based on Initial Pool Balance) (each, a "New Store Loan"), have not yet been completed. CVS Corporation or an affiliate thereof ("CVS") has agreed to lease each of such Credit Lease Properties (each, a "New Store") pursuant to a Bond-Type Lease and will operate such stores as full-service drug stores. The CSFB Mortgage Loan Seller established a single construction loan servicing account for all of the New Store Loans in connection with the origination thereof. The amount on deposit in the construction loan servicing account relating to a New Store Loan is generally equal to the sum of an amount for budgeted construction costs for the related New Store, an amount for certain contingency costs and an amount sufficient to pay interest on such New Store Loan for six months (the period within which the tenant or the lease guarantor, CVS, has guaranteed completion of such New Store). Pursuant to the terms of the Pooling and Servicing Agreement, the Servicer will be obligated to: (i) administer draw requests from the construction funding sub-account, (ii) obtain and review title insurance policy date-down reports and forward copies of such reports to the Special Servicer and CVS, (iii) compare the construction budget for the related New Store to the prototype construction budget and the related appraised value and
(iv) prior to the final disbursement for the related New Store Loan, perform or cause to be performed an inspection for the sole purpose of confirming that a New Store has been built at the specified site. If the Servicer receives any change order request that, as certified by CVS, when aggregated with all prior change orders for such New Store Loan, would neither result in an aggregate change of more than 10 percent in the construction budget nor result in the prototype construction budget varying from the related appraisal by more than 10 percent, the Servicer will approve such change order. The Servicer may not approve any other change orders except upon written instructions from the Special Servicer. If the Servicer receives any draw request which would require the advance of an amount greater than 110% of the funds available under a New Store Loan after netting out required retainage and the construction period interest reserve, the Servicer may not fund such draw request without receiving written instructions from the Special Servicer. If the Servicer receives a final draw request which would require the advance of an amount greater than 110% of the funds available in the related construction funding sub-account, including any retainage amounts, the Servicer may not fund such final draw request without receiving written instructions from the Special Servicer. Pursuant to the terms of a sub-servicing agreement between the Servicer and a sub-servicer (the "CVS Sub-Servicer") selected by the CSFB Mortgage Loan Seller and CVS, the CVS Sub-Servicer will be delegated the responsibilities of the Servicer with respect to the New Store Loans. After completion of a New Store, the CVS Sub-Servicer will continue to administer and sub-service the related New Store Loan. Both before and after the completion of a New Store, the fees of the CVS Sub-Servicer will be separately paid by CVS and therefore no Primary Servicing Fee is applicable with respect to such Mortgage Loans.


ADVANCES

     On the Business Day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to (but subject to reduction as described in the second following paragraph) the aggregate of: (i) all Monthly Payments (in each case (x) net of any related Servicing Fees and Primary Servicing Fees, (y) plus the amount, if any, by which the related borrower is obligated to reimburse such fees, as provided herein), other than Balloon Payments, which were due during any related Due Period and delinquent (or not advanced by the related sub-servicer) as of the business day preceding such Servicer Remittance Date; (ii) in the case of each Mortgage Loan delinquent in respect of its Balloon Payment as of the end of the

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related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount (the "Assumed Scheduled Payment") equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due, after giving effect to any modification of such Mortgage Loan, and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Net Mortgage Rate (net of interest at the Servicing Fee Rate); and (iii) on the Servicer Remittance Date in each month in which there is no Due Date for the United Artists Loan, one-sixth of the interest portion of the Monthly Payment payable with respect to such Mortgage Loan on the immediately succeeding Due Date therefor. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan or REO Property will continue through liquidation of such Mortgage Loan or disposition of such REO Property, as the case may be. To the extent the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, other than a P&I Advance described in clause (iii) of the preceding sentence, the Trustee is obligated to make such required P&I Advance pursuant to the Pooling and Servicing Agreement. To the extent the Servicer fails to make a P&I Advance described in such clause
(iii), such failure will constitute an Event of Default with respect to the Servicer. If the successor Servicer does not agree to make a P&I Advance described in such clause (iii), the Depositor will be obligated to make such P&I Advance. No other party will be obligated to make such advance. Since Monthly Payments on the United Artists Loan are due on January 1st and July 1st of each year, while the Certificate distributions are made monthly, the Available Distribution Amount for the Distribution Date in any other month will not be sufficient to cover accrued interest on the Certificates even in the absence of Mortgage Loan delinquencies if such P&I Advance is not made. Any resulting interest shortfall will be allocated as described under "Description of the Offered Certificates -- Subordination; Allocation of Collateral Support Deficits and Certificate Deferred Interest. Any such shortfall will be carried forward and will be covered on the Distribution Date immediately following a Due Date for the United Artists Loan to the extent the required Monthly Payment is received.

     With respect to any Distribution Date, the amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Servicer without giving effect to the Appraisal Reduction (as defined herein) less any Appraisal Reduction Amount with respect to such Mortgage Loan for such Distribution Date. Neither the Servicer nor the Trustee will be required or permitted to make a P&I Advance for Penalty Charges, Yield Maintenance Charges, Excess Interest, Balloon Payments or Prepayment Premiums. If the monthly payment on any Mortgage Loan has been reduced or if the final maturity on any Mortgage Loan is extended in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, and the monthly payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Servicer shall, as to such Mortgage Loan only, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Primary Servicing Fees and Servicing Fees, except to the extent the related borrower is obligated to reimburse such amounts), in the event of subsequent delinquencies thereon.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any Mortgage Loan or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments, hazard insurance premiums, environmental inspections and remediation and to cover other similar costs and expenses that are or may become a lien thereon. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and a responsible officer of the Trustee has been notified in writing of such failure, the Trustee, as successor to the Servicer, will make such required Servicing Advance pursuant to the Pooling and Servicing Agreement.

     The Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such Advance was made, whether in the form of related payments, insurance and condemnation proceeds, Liquidation Proceeds, any revenues from REO Properties or otherwise from the Mortgage Loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable Advance"), and the Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Servicer will not be entitled to recover Advances made to pay Yield Protection Payments from collections on Mortgage Loans, but shall be reimbursed for such amounts by the CSFB Mortgage Loan Seller. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

     In connection with its recovery of any Advance, each of the Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of such Advance from the date made to but not including the date of reimbursement.

     The "Prime Rate" shall be the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, New York edition. Each Statement to Certificateholders (as defined herein) delivered by the Trustee to the Certificateholders will contain information relating to the amount of Advances made with respect to the related Distribution Date. See "-- Reports to Certificateholders; Available Information" below.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan, an Appraisal Reduction will be calculated for such Mortgage Loan. An "Appraisal Reduction Event" will occur on the earliest of (i) the third anniversary of the date on which the first extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not decrease the aggregate amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan (other than an extension of its maturity) becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed for the borrower of the related Mortgaged Property, (v) 60 days after a borrower declares bankruptcy or becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding and (vi) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time after the aggregate Certificate Balances of all Classes of Certificates (other than the Senior Certificates) have been reduced to zero. The "Appraisal Reduction" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent MAI appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer as a Servicing Advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000 over (ii) the sum of
(A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances in respect of such Mortgage Loan and interest thereon at the Reimbursement Rate and (C) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to such Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer or the Trustee and/or for which funds have not been escrowed). If required to obtain an MAI appraisal pursuant to the foregoing, the Special Servicer must receive such appraisal within 60 days of the occurrence of such event (taking into account the passage of any time period set forth in the definition of Appraisal Reduction Event). If such appraisal is not received, and an internal valuation is not completed, by such date or if, for any Mortgage Loan with a Stated Principal Balance of $2,000,000 or less, the Special Servicer elects not to obtain an appraisal or perform an internal valuation, the Appraisal Reduction for the related Mortgage Loan will be 35% of the Stated Principal Balance of such Mortgage Loan as of the date of the related Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of such MAI appraisal or the completion of such internal valuation, the Special Servicer will be required to calculate and report to the Servicer, and the Servicer will report to the Trustee, the Appraisal Reduction taking into account such appraisal or internal valuation.

     As a result of calculating an Appraisal Reduction with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Servicer Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes. See "-- Advances" above. The "Appraisal Reduction Amount" for any Distribution Date and any Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of
(i) the Reduction Rate (as defined below) for such Distribution Date and (ii) the Appraisal Reduction with respect to such Mortgage Loan. The "Reduction Rate" will be a rate per annum equal to the average of the Pass-Through Rates of each Class to which Appraisal Reductions have been allocated pursuant to the Pooling and Servicing Agreement, weighted on the basis of the amount of the Appraisal Reductions allocated to each such Class. In addition, Appraisal Reductions will be allocated to the Subordinate Certificates in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the identity of the Controlling Class. See "-- Voting Rights" below and "-- Realization Upon Mortgage Loans" below.

     With respect to each Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (as defined herein) and has remained current for twelve consecutive Monthly Payments (or, in the case of the United Artists Loan, two consecutive Monthly Payments) and with respect to which no other Appraisal Reduction Event has occurred and is continuing), the Special Servicer is required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of a prior appraisal) and, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon such appraisal, internal valuation or, as described in the second preceding paragraph, percentage calculation of the Appraisal Reduction, as the case may be, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or perform an internal valuation, as the case may be, with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event. Instead, the Special Servicer may use such prior appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

     With respect to each Specially Serviced Mortgage Loan as to which an Appraisal Reduction Event has occurred and that has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments (or, in the case of the United Artists Loan, two consecutive Monthly Payments), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may, within 30 days after the date of such twelfth Monthly Payment (or such second Monthly Payment, as applicable), order an appraisal (which may be an update of a prior appraisal) or, with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which shall be paid by the Servicer as a Servicing Advance recoverable from the Trust Fund. Based upon

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such appraisal or internal valuation, the Special Servicer shall redetermine and report to the Trustee and the Servicer the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.


ACCOUNTS


     Lockbox Accounts. With respect to 213 Mortgage Loans, which represent in the aggregate 99.4% of the Initial Pool Balance, one or more accounts in the name of the related borrower (which are the Lockbox Accounts) have been, or upon the occurrence of certain events will be, established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lockbox Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, for substantially all ARD Loans for which a Lockbox Account has not already been established, such loans require the related lender to establish a Lockbox Account prior to its Anticipated Repayment Date. The Lockbox Accounts will not be assets of the Trust Fund.

     Cash Collateral Accounts. With respect to each Mortgage Loan that has a Lockbox Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lockbox Accounts will be swept on a regular basis. Unless certain trigger events occur as specified in the related Mortgage Loan, any excess over the amount necessary to fund the Monthly Payment, the Escrow Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided that no event of default of which the Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all or substantially all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Escrow Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust Fund.

     Certificate Account. The Servicer will establish and maintain a segregated account (the "Certificate Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Certificate Account for application towards the Monthly Payment, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account. The Servicer will also deposit into the Certificate Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Escrow Account, net of Servicing Fees and Primary Servicing Fees and other amounts due the Servicer or applicable Seller-Servicer and not required to be deposited into the Certificate Account.

     Distribution Account. The Trustee will establish and maintain one or more segregated accounts (collectively, the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deliver to the Trustee for deposit into the Distribution Account, to the extent of funds on deposit in the Certificate Account on the Servicer Remittance Date, an aggregate amount of immediately available funds. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee shall deposit any required P&I Advances into the Distribution Account on the related Distribution Date as described herein and as provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates -- Distributions."

     Interest Reserve Account. The Servicer will establish on or before the Closing Date and will maintain an Interest Reserve Account (the "Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On the Servicer Remittance Date in each February and on the Servicer Remittance Date in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loans that accrue on an Actual/360 basis, into the Interest Reserve Account, an amount withheld from the related Monthly Payment or Advance equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Distribution Date occurring in the month preceding the month in which such Servicer

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Remittance Date occurs, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February (or, in the case of a leap year, in any February), "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding December and January Interest Accrual Periods, if any, and deposit such amount (excluding any net investment income thereon) into a Distribution Account.

     The Trustee also will establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Cash Collateral Accounts, Certificate Account, any REO Account, the Escrow Accounts, the Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Certificate Account and the Interest Reserve Account. Each of the Cash Collateral Account, Certificate Account, any REO Account, the Interest Reserve Account, the Escrow Accounts and the Excess Interest Distribution Account will be either (i) (A) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least "P-1" by Moody's and "F-1+" by Fitch (if rated by Fitch) in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch (if rated by Fitch), and "Aa3" by Moody's (each, as defined herein)) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Certificate Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Certificate Account, any Escrow Accounts and Cash Collateral Accounts will be paid to the Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be paid to the Servicer. Amounts on deposit in the Excess Interest Distribution Account and the Distribution Accounts shall remain uninvested.


WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

     The Servicer may make withdrawals from the Certificate Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be remitted or that may be applied to make P&I Advances; (ii) to pay itself unpaid Servicing Fees or to pay any unpaid Primary Servicing Fees, and the Special Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees (each as defined herein);
(iii) to reimburse itself or the Trustee for unreimbursed P&I Advances; (iv) to reimburse itself or the Trustee, for unreimbursed Servicing Advances; (v) to reimburse itself or the Trustee, for Nonrecoverable Advances; (vi) to pay itself or the Trustee, any interest accrued and payable thereon for any unreimbursed P&I Advances, Servicing Advances or Nonrecoverable Advances; (vii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any Breach or Defect giving rise to a repurchase obligation of the CSFB Mortgage Loan Seller, or the enforcement of such obligation, under the Mortgage

Loan Purchase Agreement; (viii) to pay itself, as additional servicing compensation, any net investment earnings and Penalty Charges on Mortgage Loans (other than Specially Serviced Mortgage Loans), but only to the extent collected from the related borrower; and to pay the Special Servicer, as additional servicing compensation, Penalty Charges on Specially Serviced Mortgage Loans; (ix) to recoup any amounts deposited in the Certificate Account in error; (x) to pay itself, the Special Servicer, the Depositor and their respective directors, officers, employees and agents, any amounts payable pursuant to the Pooling and Servicing Agreement; (xi) to pay for (a) the cost of the opinions of counsel for purposes of REMIC Administration or amending the Pooling and Servicing Agreement to the extent payable out of the Trust Fund and
(b) the cost of obtaining an REO Extension; (xii) to pay out of general collections for any and all federal, state and local taxes imposed on any REMIC or their assets or transactions together with incidental expenses; (xiii) to reimburse the Servicer and the Special Servicer out of general collections for expenses incurred by and reimbursable to each of them by the Trust Fund; (xiv) to pay itself, the Special Servicer or the CSFB Mortgage Loan Seller, with respect to each Mortgage Loan, if any, previously purchased pursuant to the Pooling and Servicing Agreement, all amounts received thereon subsequent to the date of purchase; (xv) to pay for costs and expenses incurred by the Trust Fund due to actions taken pursuant to an environmental assessment; (xvi) to clear and terminate the Certificate Account at termination of the Pooling and Servicing Agreement.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or, at the lender's option, may) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer. The Special Servicer will be required to enforce any such due-on-sale clause, unless the Special Servicer determines, in accordance with the Servicing Standard, that (i) not declaring an event of default under the related Mortgage or (ii) granting such consent would likely result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause or the failure to grant such consent. If the Special Servicer determines that (i) not declaring an event of default under the related Mortgage or (ii) granting such consent would likely result in a greater recovery, the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Special Servicer's regular commercial mortgage origination criteria or the Servicing Standard and the terms of the related Mortgage and (b) with respect to any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of Mortgage Loans identified under the table entitled "Related Borrower Loans" under "Risk Factors -- The Mortgage Loans" that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of all the Loans of Certificates at such time, the Special Servicer has received written confirmation from each of the Rating Agencies that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Mortgage Note, except pursuant to the provisions described under "-- Realization Upon Mortgage Loans" and "-- Modifications" below.

     The consent of the Special Servicer and, except as described herein, the receipt of a rating confirmation will not be required in the event that the holder of Mezzanine Debt forecloses upon the equity in a borrower under a Mortgage Loan.

     The Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or, at the lender's option, may) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or (b) require the consent of the related lender to the creation of any such additional lien or other encumbrance on the related Mortgaged Property. The Special Servicer will be required to enforce such due-on-encumbrance clause and in connection therewith will be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance unless the Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best

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interests of the Trust Fund and (y) receives prior written confirmation from each of the Rating Agencies, that (1) not accelerating payments on the related Mortgage Loan or (2) granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions -- Due-on-Sale Provisions and Secondary Financing; Due-on-Encumbrance Provisions" in the Prospectus.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will perform (at its own expense), or shall cause to be performed (at its own expense), physical inspections of each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $3,000,000 or more at least once every 12 months and (B) less than $3,000,000 at least once every 24 months, in each case commencing in December 1998 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Servicer will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates); provided, however, that if the related Mortgage Loan (i) has a DSCR of less than 1.0x and is a Specially Serviced Mortgage Loan, (ii) becomes a Specially Serviced Mortgage Loan, or (iii) is delinquent for 60 days, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The Special Servicer or the Servicer, as applicable, will prepare a written report of each such inspection describing the condition of the Mortgaged Property.

     Most of the Mortgages obligate the related borrower to deliver quarterly, and all Mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.


INSURANCE POLICIES

     To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the Servicer (or, with respect to the Specially Serviced Mortgage Loans, the Special Servicer) will use its reasonable best efforts to cause each borrower to maintain, and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard), any insurance policy coverage determined to be applicable by the Servicer or, with respect to any Specially Serviced Mortgage Loan, by the Special Servicer, in accordance with the Servicing Standard. The coverage of each such policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan but in any case, such amount so as to avoid the application of any co-insurance clause. During all such times as the Mortgaged Property is located in an area identified as a federally designated special flood hazard area (if such flood insurance has been made available), the Servicer or the Special Servicer, as applicable, will use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related Mortgage
Loan), and if the borrower does not so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard), flood insurance policy in an amount equal to at least the lesser of (i) the outstanding principal balance of the related Mortgage Loan,
(ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended and (iii) any amount required by the related Mortgage Loan. The Special Servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property in an amount that is not less than the lesser of the full replacement cost of the improvements on such Mortgaged Property or the outstanding principal balance owing on such Mortgage Loan. In addition, during all such times as the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy

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meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the borrower defaults on its obligation to do so shall be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower.


EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to cause a firm of nationally recognized independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before April 30 of each year, beginning April 30, 1999, a statement to the effect that such firm has examined the servicing operations of the reporting person (or a portion thereof) and that on the basis of their examination, conducted substantially in compliance with the Uniform Single Attestation Program ("USAP") for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (the "Audit Program"), the Servicer and the Special Servicer have complied with the minimum servicing standards identified in USAP or the Audit Program, in all material respects, except for such significant exceptions or errors in records that, in the opinion of each such firm, the USAP or the Audit Program require such firm to report, in which case such exceptions and errors shall be so reported.

     The Pooling and Servicing Agreement also requires the Servicer and Special Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before April 30 of each year, beginning April 30, 1999, an officer's certificate of the Servicer stating that, among other things, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects throughout the preceding year (or such shorter period) or, if there has been a material default, specifying each material default known to such officer, the nature and status of such default and the action proposed to be taken with respect thereto.


CERTAIN MATTERS REGARDING THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the Depositor, the Servicer and the Special Servicer to resign from their respective obligations thereunder only upon (a) with respect to the Servicer or Special Servicer, the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will, in and of itself, not result in a downgrade, withdrawal or qualification of the then applicable rating assigned by such Rating Agency to any Class of Certificates or (b) a determination that such obligations are no longer permissible under applicable law. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Directing Certificateholder or any affiliate, director, officer, employee or agent of any of them will be under any liability to the Trust Fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder, the Depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of grossly negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Depositor, the Directing

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Certificateholder and any affiliate, director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of grossly negligent disregard of such obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Trustee (whether acting in such capacity or as the Authenticating Agent or Certificate Registrar), the Directing Certificateholder or the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action, proceeding, hearing or examination as it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust Fund, and the Servicer, the Special Servicer, the Trustee, the Directing Certificateholder or the Depositor, as the case may be, will be entitled to reimbursement from amounts attributable to the Mortgage Loans on deposit in the Certificate Account.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer or the Special Servicer will be allowed to self-insure with respect to a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person with or into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement; provided, however, that such merger, consolidation or succession will not, or has not, resulted in a withdrawal, downgrade or qualification of the then current ratings of the Certificates that have been so rated, as confirmed in writing by each Rating Agency. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation, (i) any failure by the Servicer to make any remittance required to be made by the Servicer by 4:00 p.m. on the Servicer Remittance Date; (ii) any failure by the Special Servicer to deposit into the REO Account, or to remit to the Servicer for deposit in the Certificate Account, any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;
(iii) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (or fifteen days for payment of premiums on any insurance policies or 60 days so long as such Servicer is in good faith diligently pursuing such obligation) after written notice thereof has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, the Depositor and the Trustee, by

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Certificateholders of any Class, evidencing, as to such Class, Percentage
Interests aggregating not less than 25%; (iv) any breach by the Servicer or Special Servicer of a representation or warranty contained in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Certificates and continues unremedied for thirty days after the date on which notice of such breach shall have been given; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations and such decree or order shall have remained in force for 60 days; (vi) the Trustee shall have received and forwarded to the Servicer or Special Servicer, as applicable, written notice from any Rating Agency that the continuation of the Servicer or the Special Servicer in such capacity would result, or has resulted, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates if the Servicer or Special Servicer is not replaced, and the Trustee shall not have received subsequent notice from the related Rating Agency (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded) and (vii) any failure by the Servicer or the Special Servicer to satisfy its covenant in the Pooling and Servicing Agreement with respect to "Year 2000" compliance.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements as the terminated party. If the Trustee is unwilling or unable so to act or is not approved by each Rating Agency, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint as successor to the Servicer or Special Servicer, as the case may be, any established mortgage loan servicing institution or other entity as to which the Trustee has received written notice from each Rating Agency that such appointment would not result in the downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by such Rating Agency.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any suit, action or proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting such Class have made written request upon the Trustee to institute such proceeding in its own name (as Trustee thereunder) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates to (i) cure any ambiguity, (ii) correct or supplement any provision therein which may be inconsistent with any other provision therein or with this Prospectus Supplement or the Prospectus or to correct any error, (iii) change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall not be later than the related Distribution Date, (B) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the

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expense of the party requesting the amendment) and (C) such change would not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency, (iv) modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or a Lower-Tier REMIC or the Upper-Tier REMIC (each as defined herein)) as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the then current ratings of any Class of the Certificates will not be downgraded, qualified or withdrawn, as evidenced by a letter from each Rating Agency, and that any such amendment will not give rise to a federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences" in the Prospectus), (v) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder or (vi) amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then current ratings assigned to each Class of Certificates by each Rating Agency as confirmed in writing.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such Class then outstanding, (iii) adversely affect the Voting Rights of any Class of Certificates without the consent of the holders of all Certificates of such Class then outstanding or (iv) amend the section of the Pooling and Servicing Agreement that relates to the provisions described in this paragraph.

     Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or a Lower-Tier REMIC or the Upper-Tier REMIC) to fail to qualify as a REMIC.

VOTING RIGHTS

     For any date of determination, the voting rights for the Certificates (the "Voting Rights") shall be allocated among the respective Classes of Certificateholders as follows: (i) 2% in the case of the Class A-X Certificates, and (ii) in the case of any other Class of Certificates (other than the ClassV and Residual Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such date of determination, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the Distribution Date immediately preceding such date of determination. None of the Class V or Residual Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed reduced by allocation of Collateral Support Deficit to such Class. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Servicer, the Special Servicer, the Depositor or any affiliate will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if such consent, approval or waiver would in any way increase

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its compensation or limit its obligations in such capacity under the Pooling and Servicing Agreement; provided, however, the Servicer and Special Servicer will be entitled to exercise such Voting Rights as to matters which could adversely affect its compensation or increase its liabilities or obligations; provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights as a member of the Controlling Class.


REALIZATION UPON MORTGAGE LOANS

     Pursuant to the Pooling and Servicing Agreement, if a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage or otherwise acquire title to the related Mortgaged Property. The Special Servicer shall not, however, acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be a Servicing Advance) and either:

     (a) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     (b) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to increase the net proceeds of the liquidation of such Mortgaged Property, than not taking such actions.

     The Pooling and Servicing Agreement grants to the Special Servicer a right (or to the Servicer, to the extent that the Special Servicer does not exercise its right) to purchase from the Trust Fund, at the Purchase Price, any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery, on a present value basis, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any REO Property is acquired by the Trust Fund, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" on the REMIC constituted by the Trust Fund or cause the Trust Fund (or a Lower-Tier REMIC or the Upper-Tier REMIC) to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any Certificate is outstanding. The Special Servicer will also be required to ensure that any REO Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any "income from nonpermitted assets" as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither Lower-Tier REMIC nor the Upper-Tier REMIC will be taxed on income received with respect to a Mortgaged Property acquired by the Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Upper-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. Any such taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences."

     To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (i) the outstanding principal balance of such Mortgage Loan, (ii) interest accrued thereon, (iii) interest accrued on any P&I Advances made with respect to such Mortgage Loan and (iv) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on such Advances) incurred with respect to such Mortgage Loan, then the Trust Fund will realize a loss in the amount of such shortfall. The Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of such Mortgage Loan, certain unreimbursed expenses incurred with respect to such Mortgage Loan and any unreimbursed Advances made with respect to such Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer or Trustee on any such Advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policies or flood insurance are insufficient to restore fully the damaged property, the Servicer will not be required to expend its own funds to effect such restoration unless (i) the Special Servicer determines that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and
(ii) the Servicer determines that such expenses will be recoverable by it from related Liquidation Proceeds.

     With respect to any Mortgage Loan (i) as to which a payment default has occurred at its maturity date, (ii) as to which any Monthly Payment (other than a Balloon Payment) is more than 60 or more days delinquent, (iii) as to which the borrower has (a) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (b) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days, or (c) has admitted in writing its inability to pay its debts generally as they become due, (iv) as to which the Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (v) as to which, in the judgment of the Servicer, a payment default has occurred or is imminent and is not likely to be cured by the borrower within 60 days or (vi) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the

Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Trustee with respect to such Mortgage Loan. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer and any Mortgage Loans that have become REO Properties are referred to herein as the "Specially Serviced Mortgage Loans." The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for three consecutive Monthly Payments (or, in the case of the United Artists Loan, through the Due Date following the date on which it became current) (provided, in each case, that no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will return the full servicing of such Mortgage Loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Servicer, the Directing Certificateholder (as defined below) and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer will request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the related Special Servicer shall implement the recommended action as outlined in such Asset Status Report.

     If the majority of Certificateholders fail within five days after the notice of such vote is sent to them to reject such Asset Status Report, the Special Servicer shall implement the same. If the majority of Certificateholders reject the Asset Status Report, the Special Servicer shall revise such Asset Status Report as set forth below.

     If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the earlier of (a) the Directing Certificateholder's failure to disapprove such revised Asset Status Report as described above; or (b) until the Special Servicer makes a determination that such objection is not in the best interests of the Certificateholders; or (c) 60 days from the date of preparation of the first Asset Status Report at which time the Special Servicer will implement the recommended action.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class (or, if no such Class exists, the most subordinate Class then outstanding). For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

     The Controlling Class as of the Closing Date will be the Class J Certificates.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the Holders of more than 50% of the Percentage Interests in the Controlling Class, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that until a Directing Certificateholder is so selected or after receipt of a notice from the Holders of more than 50% of the Percentage Interests in the Controlling Class that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that beneficially owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions.

MODIFICATIONS

     The Pooling and Servicing Agreement will permit the Special Servicer (and, in certain circumstances, the Servicer) to modify, waive or amend any term of a Mortgage Loan if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) waive Excess Interest if such waiver conforms to the Servicing Standard and/or (v) accept a principal prepayment during any Lockout Period; provided that (w) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (x) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (y) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan at an interest rate less than the lower of
(a) the interest rate in effect prior to such extension or (b) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending,
(iii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease; (iv) reduce the Mortgage Rate to a rate below the lesser of (x) 7.212% per annum and (y) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; or (v) defer interest due on any Mortgage Loan in excess of 5% of the Stated Principal Balance of such Mortgage Loan. Neither the Servicer nor the Special Servicer may permit or modify a loan to permit a voluntary prepayment of a Mortgage Loan (other than a Specially Serviced Mortgage Loan) on any day other than its Due Date, unless, among other things, the Servicer or Special Servicer also collects interest thereon through the Due Date following the date of such prepayment or unless otherwise permitted under the Mortgage Loan Documents. Prepayments of Specially Serviced Mortgage Loans will be permitted to be made on any day without the payment of interest through the following Due Date.

     With respect to any Mortgage Loan the modification of which would create a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of Certificate Deferred Interest resulting from such negative amortization or any such modification will be allocated to reduce the Monthly Interest Distribution Amount of the Class or Classes (other than the Class A-X Certificates) with the latest alphabetical designation then outstanding and, to the extent so allocated, shall be added to the Certificate Balance of such Class or Classes (other than for the purposes of determining Voting Rights or the identity of the Controlling Class).

     The Special Servicer will notify the Servicer and the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and must deliver to the Trustee or the Custodian (with a copy to the Servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 Business Days). The Special Servicer will notify the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan (i) the principal balance of which is $20,000,000 or more or (ii) that is a Mortgage Loan, part of a group of Crossed Loans or a group of loans made to affiliated borrowers that, in each case, in the aggregate represent 5% or more of the aggregate outstanding principal balances of all of the Mortgage Loans. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the Special Servicer.

OPTIONAL TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the CSFB Mortgage Loan Seller, the Special Servicer, the holders of the Controlling Class or the Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

     Subject to the requirement set forth in the last sentence of this paragraph, the CSFB Mortgage Loan Seller will have the option to purchase all of the assets of the Trust Fund. If the CSFB Mortgage Loan Seller does not exercise such option within 60 days after it becomes exercisable by the CSFB Mortgage Loan Seller, the Special Servicer may notify the CSFB Mortgage Loan Seller and the Trustee of its intention to exercise such option, and if the CSFB Mortgage Loan Seller does not exercise such option within ten Business Days thereafter, the Special Servicer will be entitled to exercise such option. If the Special Servicer does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the holder of a majority of the Percentage Interests in the Controlling Class may notify the CSFB Mortgage Loan Seller, the Special Servicer and the Trustee of its intention to exercise such option, and if neither the CSFB Mortgage Loan Seller nor the Special Servicer exercises such option within ten Business Days, the holder of a majority of the Percentage Interests in the Controlling Class will be entitled to exercise such option. If the holder of the Controlling Class does not exercise its option to purchase all of the assets of the Trust Fund within 60 days after such option becomes exercisable, the Servicer may notify the CSFB Mortgage Loan Seller, the holder of the Controlling Class, the Special Servicer and the Trustee of its intention to exercise such option, and if neither the CSFB Mortgage Loan Seller, the holders of the Controlling Class nor the Special Servicer exercises such option within ten business days, the Servicer will be entitled to exercise such option. Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (in each case exclusive of REO Loans) included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties, if any, included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the CSFB Mortgage Loan Seller, the Special Servicer, the holder of the Controlling Class or the Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans and any REO Mortgage Loans be less than 2% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the CSFB Mortgage Loan Seller, the Special Servicer, the holder of the Controlling Class or the Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Certificates -- Accounts" in the Prospectus), will be applied generally as described above under "Description of the Offered Certificates -- Distributions -- Priority of Distributions."


THE TRUSTEE

     The Chase Manhattan Bank will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The Chase Manhattan Bank is a subsidiary of The Chase Manhattan Corporation. The corporate trust office of the Trustee responsible for administration of the Trust is located at 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services. As of December 31, 1997, The Chase Manhattan Corporation had assets of approximately $365 billion. As compensation for the performance of its duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly on a loan-by-loan basis and will accrue at a rate (the "Trustee Fee Rate") equal to 0.002% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The information concerning the Trustee set forth herein has been provided by the Trustee, and none of the Mortgage Loan Sellers, the Servicer, the Special Servicer, the Depositor or the Underwriter makes any representation or warranty as to the accuracy hereof.


CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Definitive Certificates, if issued, and as authenticating agent of the Certificates (in such capacity, the "Authenticating Agent").


DUTIES OF THE TRUSTEE

     If the Servicer fails to make a required Advance, the Trustee, as successor to the Servicer, shall make such Advance, provided that the Trustee shall not be obligated to make any Nonrecoverable Advance. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to the same extent as the Servicer or the Special Servicer.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.


THE SERVICER

     First Union National Bank, in its capacity as servicer under the Pooling and Servicing Agreement (in such capacity, the "Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Servicer is authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it is responsible, the Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Servicer is a wholly owned subsidiary of First Union Corporation. The Servicer's principal servicing offices are located at Charlotte Plaza, 23rd Floor, 201 South College Street, Charlotte, North Carolina 28288-1075.

     As of September 30, 1998, the Servicer and its affiliates were responsible for servicing approximately 3,522 commercial and multifamily loans, totaling approximately $16.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Sellers, the Special Servicer, the Depositor, the Trustee or the Underwriter makes any representation or warranty as to the accuracy thereof.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly on a loan-by-loan basis from interest received, will accrue at a rate (the "Servicing Fee Rate") of 0.03% per annum, and will be computed on the basis of a 360-day year consisting of twelve 30-day months on the Stated Principal Balance of the related Mortgage Loan. The Servicer and certain Seller-Servicers will be entitled to retain out of amounts to be remitted to the Trust Fund a fee (each, a "Primary Servicing Fee") that accrues on the Stated Principal Balance of the related Mortgage Loans at a rate of 0.05% per annum with respect to the Mortgage Loans primarily serviced by the Servicer and, with respect to any Mortgage Loans which are primarily serviced by a Seller-Servicer, the fee set forth in the related Seller-Servicer Agreement. The per annum rate at which the Primary Servicing Fee accrues (the "Primary Servicing Fee Rate") is set forth herein in the table entitled "Mortgage Notes" under "Certain Characteristics of the Mortgage Loans -- Additional Mortgage Loan Information". The Primary Servicing Fee with respect to each Mortgage Loan will be calculated in the same manner as interest on such Mortgage Loan. The Servicer will be required to pay the fees and expenses of any other sub-servicer retained by the Servicer out of the Servicing Fee. Except to the extent set forth in the related Seller-Servicer Agreement, in no event will the Servicer or any Seller-Servicer be entitled to retain a servicing fee from the amount of any P&I Advance or to pay itself separate servicing compensation from amounts otherwise constituting Prepayment Interest Excess, regardless of whether the related borrower is obligated to reimburse Servicing Fees or Primary Servicing Fees. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (i) 50% of all assumption fees paid by the borrowers on Mortgage Loans that are not Specially Serviced Mortgage Loans (but only to the extent of amounts then-due and payable) and
(ii) late payment charges and default interest (collectively, "Penalty Charges") paid by the borrowers and collected by the Servicer, but only to the extent such amounts are not needed to pay outstanding interest on all Advances accrued with respect to such Mortgage Loan. The remainder of the assumption fees shall be delivered to the Special Servicer as additional servicing compensation. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on such funds (but only to the extent such interest or other income is not required, together with the Servicing Fee, to cover Prepayment Interest Shortfalls) and will bear any losses resulting from the investment of such funds. The Servicer also is entitled to invest or direct the investments held in the Cash Collateral Accounts, Lockbox Accounts and the Escrow Accounts and to retain any interest to the extent such interest is not required to be paid to the related borrowers. Additionally, the Servicer is entitled to all fees received on or with respect to Mortgage Loan modifications for which the Servicer is responsible, but only to the extent actually collected from the related borrower and subject to certain other limitations. Finally, the Servicer is entitled to retain any miscellaneous fees collected from borrowers. The Servicer will pay the annual fees of each Rating Agency and shall be reimbursed therefor by the CSFB Mortgage Loan Seller. The Servicer is also entitled to receive all Prepayment Interest Excesses as additional servicing compensation unless such Prepayment Interest Excess results from the Servicer accepting a voluntary prepayment with respect to a Mortgage Loan and waiving a right under such Mortgage Loan to collect interest thereon through the Due Date following the date of prepayment.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Specially Serviced Mortgage Loan is computed, and will be payable monthly from the Trust Fund. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause or by resignation), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fee), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any amounts in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of a defaulted Mortgage Loan, by foreclosure or otherwise ("Liquidation Proceeds"). As to each such Specially Serviced Mortgage Loan, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of (i) 1.0% for any Mortgage Loan with a Stated Principal Balance of less than $10,000,000, (ii) 0.75% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $10,000,000 but less than $20,000,000 and (iii) 0.5% for any Mortgage Loan with a Stated Principal Balance equal to or greater than $20,000,000, to the net liquidation proceeds received with respect to such Specially Serviced Mortgage Loan. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the CSFB Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Servicer or the Special Servicer, the purchase by the holders of the Class V Certificates of any ARD Loan or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitutes principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of (i) all assumption fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and (iii) all extension fees and modification fees received on or with respect to any Mortgage Loans to the extent already collected. The Special Servicer will also be entitled to Penalty Charges collected by the Special Servicer on any Specially Serviced Mortgage Loans net of any outstanding interest on Advances accrued thereon.

     Although the Servicer and the Special Servicer are each required to service and administer the Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with such standard.

     As and to the extent described herein under "Advances," the Servicer will be entitled to receive interest on Advances at the Reimbursement Rate, such interest to be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In connection therewith, the Servicer will be responsible for all fees of any sub-servicers.

     Any Prepayment Interest Shortfall for any Mortgage Loan in excess of the sum of (i) the Servicing Fee attributable to such Mortgage Loan (other than a Specially Serviced Mortgage Loan) being prepaid and (ii) the investment income accruing on the related Principal Prepayment due to the Servicer for the period from the date of such prepayment to the following Servicer Remittance Date (or, in the case of a Specially Serviced Mortgage Loan, for the period from the date of such prepayment to the immediately following Due Date) (such excess amount, an "Uncovered Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based on amounts distributable to each such Class. Any Prepayment Interest Excess on a Mortgage Loan (other than a Mortgage Loan the terms of which expressly permit collections of interest through the following Due Date in connection with any voluntary principal prepayment) will be paid to the Servicer.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation, a subsidiary of LNR Property Corporation ("LNR"), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans (in such capacity, the "Special Servicer"). The principal executive offices of the Special Servicer are located at 760 N.W. 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in (i) developing, acquiring and actively managing commercial and residential multi-family rental real estate, (ii) acquiring portfolios of commercial mortgage loans and properties and providing workout, property management and asset sale services with regard to the portfolio assets, (iii) acting as special servicer with regard to commercial mortgage pools which are the subject of commercial mortgage backed securities ("CMBS"),
(iv) acquiring unrated and rated CMBS issued with regard to commercial mortgage pools as to which the Special Servicer acts as special servicer, and (v) making mortgage loans to companies and individuals engaged in commercial real estate activities and to developers and builders of residential communities. The Special Servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of September 1, 1998, the Special Servicer and its affiliates were managing a portfolio with an original asset count of over 8,900 assets in most states with an original face value of over $30 billion, most of which are commercial real estate assets. Included in this managed portfolio are $23.6 billion of commercial real estate assets representing 44 securitization transactions, for which the Special Servicer is the master servicer or special servicer. The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer, and neither Mortgage Loan Seller, the Trustee, the Depositor, the Servicer nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the holders of Certificates representing more than 50% of the Percentage Interest of the Controlling Class, provided that each Rating Agency confirms in writing that such replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to any Class of Certificates.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special

Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer regarding the Mortgage Loans (which may also publish such reports on the Internet), and the Special Servicer, and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, the Underwriter, each Rating Agency, Bloomberg, L.P., the Trepp Group, Charter Research Corporation and Intex Solutions, Inc. and, if requested, any potential investors in the Certificates, all of which will be made available electronically to any interested party via the Trustee's website, electronic bulletin board and/or, with respect to Statements to Certificateholders only, its fax service:

     (a) A statement (a "Statement to Certificateholders") setting forth, among other things: (i) the aggregate amount of distributions, if any, made on such Distribution Date to the holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the aggregate amount of distributions, if any, made on such Distribution Date to holders of each Class of Certificates allocable to (A) such Class's Optimal Interest Distribution Amount and, separately stated, the portion thereof representing the Unpaid Interest Shortfall Amount for such Class,
   (B) Prepayment Premiums and Yield Maintenance Charges; (iii) the number of outstanding Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Distribution Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Due Period, (B) delinquent two Due Periods, (C) delinquent three or more Due Periods, (D) that are Specially Serviced Mortgage Loans and are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest DSCR, Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property received on such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Due Period and for which a final recovery determination has been made, (A) the loan number of the related Mortgage Loan and the amount of the sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance or Notional Balance of each Class of Regular Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance or Notional Balance, as applicable, of each such Class due to any Collateral Support Deficit; (x) the amount of principal prepayments (in the aggregate and broken out on a loan-by-loan basis) made during the related Due Period, the amount of any Yield Maintenance Charges and/or Prepayment Premiums (in the aggregate and broken out on a loan-by-loan basis) paid during the related Due Period and the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer for such Distribution Date; (xi) the Pass-Through Rate for each Class of Certificates applicable for such Distribution Date; (xii) the aggregate amount of the Servicing Fee, Primary Servicing Fee, Special Servicing Fee and any other servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Due Period; (xiii) the Collateral Support Deficit, if any, for such Distribution Date; (xiv) certain Trust Fund expenses incurred during the related Due Period as described in the Pooling and Servicing Agreement; (xv) the amount of Servicing Advances and P&I Advances (net of reimbursed advances) outstanding which have been made by the Servicer and the Special Servicer during the related Due Period; and (xvi) the amount of any Appraisal Reduction Amounts allocated during the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 of original Certificate Balance or Notional Balance, as the case may be.

     (b) A report containing information regarding the Mortgage Loans as of the end of the related Due Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Certain Characteristics of the Mortgage Loans -- Certain Terms and Conditions of the Mortgage Loans" (reported, where applicable, solely on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall include a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically in accordance with the provisions of the Pooling and Servicing Agreement; provided, however, that the Trustee will provide Certificateholders with a written copy of such report upon written request.

     Servicer Reports. The Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, the Underwriter, each Rating Agency and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following six reports, all of which will be made available electronically to any interested party via the Trustee's website and electronic bulletin board:

     (a) A "Comparative Financial Status Report," in the form set forth in Annex D, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Determination Date for each of the following three periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years and
   (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report," in the form set forth in Annex D, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30 to 59 days, delinquent 60 to 89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not an REO Property.

     (c) An "Historical Loan Modification Report," in the form set forth in Annex D, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Due Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report," in the form set forth in Annex D, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds, both for the related Due Period and historically, and (ii) the amount of realized losses occurring on the Mortgage Loans during the related Due Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.


     (e) An "REO Status Report," in the form set forth in Annex D, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period and
   (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such date of determination.


     (f) A "Servicer Watch List," in the form set forth in Annex D, setting forth, among other things, a description of (i) any Mortgage Loan that, as of the Determination Date immediately preceding the preparation thereof, is in jeopardy of becoming a Specially Serviced Mortgage Loan based on certain objective criteria set forth in the Pooling and Servicing Agreement and
   (ii) any New Store Loan as provided for in the Pooling and Servicing
   Agreement.


     The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer the fourth business day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.


     The Servicer is also required to deliver to the Trustee on or before May 31 of each year, commencing with May 31, 1999, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" as of the end of the preceding fiscal year, together with copies of the operating statements and rent rolls (but only to the extent the related borrower delivers such information) for such Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.


     The Servicer will maintain certain information relating to the servicing of the Mortgage Loans on its website.


     The Trustee is to deliver a copy of each Operating Statement Analysis report that it receives from the Servicer and the Special Servicer to the Depositor, the Underwriter and each Rating Agency promptly after its receipt thereof. Upon written request, the Trustee will make such reports available to the Certificateholders and the Special Servicer at the expense of the requesting party.


     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Statement to Certificateholders and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. The Trustee shall be deemed to have satisfied this requirement to the extent it has complied with applicable provisions of the Code. Such information is to include the amount of original issue discount accrued on each Class of Certificates held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

     Other Information. The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable prior written notice, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Statements to Certificateholders delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property delivered to the Trustee, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property delivered to the Trustee, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer delivered to the Trustee, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's or the Trustee's, as the case may be, determination that any Advance, if made, would be a Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.


     The Trustee will make available each month, to any interested party, the Statement to Certificateholders and the Servicer Reports via the Trustee's unrestricted electronic bulletin board at 800-204-2737. In addition, the Trustee will also make Mortgage Loan information as presented in the CSSA100 format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other parties approved by the Depositor via the Trustee's restricted electronic bulletin board at 713-216-2933.


     In connection with providing access to the Trustee's and/or the Servicer's website or electronic bulletin board, the Trustee or the Servicer, as the case may be, may require registration and the acceptance of a disclaimer. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.


                                USE OF PROCEEDS


     The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans (or the beneficial interest therein).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of an investment in the Offered Certificates by holders that acquire the Offered Certificates in their initial offering. This summary is based on the Internal Revenue Code of 1986 (the "Code") as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Offered Certificates, deals only with Offered Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, dealers in securities or currencies, electing large partnerships, mutual funds, REITs, RICs, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the Offered Certificates as part of a hedge, straddle or integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of the Offered Certificates. Investors should consult their own tax advisors to determine the United States federal, state, local and other tax consequences of the purchase, ownership and disposition of the Offered Certificates.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations"). Purchasers of the Offered Certificates should be aware that
Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable obligations such as the Offered Certificates.

     Elections will be made to treat the Trust Fund, exclusive of the Excess Interest and certain assumption fees collected with respect to the Mortgage Loans and the right to receive Yield Protection Payments, including the collateral pledged to secure the payment of such obligation (such portion of the Trust Fund, the "Trust REMICs"), as two or more separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMICs", respectively) within the meaning of Code Section 860D. The reserve accounts, the Lockbox Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. A Lower-Tier REMIC will hold the Mortgage Loans (exclusive of Excess Interest and certain assumption fees), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests"), (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMICs. The Upper-Tier REMIC will hold Regular Interests of a Lower-Tier REMIC and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1, Class A-2, Class A-X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as representing the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Brown & Wood LLP, each REMIC will qualify as a separate REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMICs. The Class V Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest with respect to the Mortgage Loans, and each such portion will be treated as a grantor trust for federal income tax purposes.

     The right to receive Yield Protection Payments will not be treated as a real estate asset for purposes of Section 856(c)(4)(A) of the Code and income from such payments will not be treated as income described in Section 856(c)(3) of the Code and may not qualify as income described in Section 856(c)(2). The Offered Certificates will not be treated as "qualified mortgages" under Section 860G(a)(3) of the Code in their entirety if they have any potential entitlement to Yield Protection Payments and may not be appropriate investments for other REMICs. In addition, the Offered Certificates are not qualifying assets under
Section 7701(a)(19)(c) of the Code to any material extent.

     The Offered Certificates (excluding the right to receive Yield Protection Payments) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Based on expected issue prices, it is anticipated that the Class A-X Certificates will be issued with original issue discount and the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates will be issued at a premium. Yield Maintenance Charges and Prepayment Premiums received by Certificateholders generally will be treated as additional ordinary income in respect of their corresponding class of REMIC regular interests. Nevertheless, authority exists for treating such payments as received in respect of a sale or exchange and subject to capital gain treatment. Prospective Certificateholders should consult their tax advisors with respect to the treatment of Yield Maintenance Charges and Prepayment Premiums for federal income tax purposes. See "Certain Federal Income Tax Consequences -- Taxation of the REMIC and its Holders" and "-- Taxation of Regular Interests" in the Prospectus.

     The rights of the Class A-X Certificates and any other Class of Offered Certificates to receive Yield Protection Payments will be treated as an asset separate from the REMIC regular interest represented by each such Class. Each holder of Class A-X Certificates and any other Class of Offered Certificates entitled to receive Yield Protection Payments must allocate such holder's purchase price between the REMIC regular interest and the right to receive the Yield Protection Payments on the basis of the relative fair market value of each, and the Trust will account for such rights as discrete property rights. The manner in which any portion of the purchase price allocated to the right to receive Yield Protection Payments can be used to offset or reduce income from the receipt of such payments is unclear, but in general a Certificateholder should be able to reduce any income from the receipt of such payments, or claim a loss equal to such allocated purchase price, no later than the date on which the final such payment is received or the right to receive such payments lapses. Although certain hedge instruments can be integrated with debt instruments under the Treasury Regulations applicable to the calculation of original issue discount, such regulations expressly exclude REMIC regular interests from their application. Investors should consult with their tax advisors as to the correct manner to account for the right to receive the Yield Protection Payments.

     The manner in which income should be accrued on the Class A-X Certificates is unclear. The Trustee, for purposes of calculating the income on the Upper-Tier REMIC and reporting income to the Class A-X Certificateholders intends to take the position that the Class A-X Certificates will be treated as having been issued with OID for federal income tax purposes in an amount equal to the excess of all expected payments of interest on such Certificates (based on the Prepayment Assumption) over their issue price. Accruing income in such a manner could result in the accrual of negative amounts for certain periods. Such negative amounts cannot be deducted currently but may only be offset against future accruals of income. Although unclear, a holder of a Class A-X Certificate may be entitled to deduct a loss to the extent that its remaining tax basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments on the Mortgage Loans. Investors in the Class A-X Certificates should consult their tax advisors as to the manner in which income should be accrued on such Certificates and the timing and character of any loss that could result from such investment.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations." No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Certain Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.


TAX ASPECTS OF YIELD PROTECTION PAYMENTS

     General. Although unclear, for federal income tax purposes, the Trustee intends to treat a Certificateholder's right to receive Yield Protection Payments as a notional principal contract pursuant to the Pooling and Servicing Agreement on the date on which such Certificate is purchased. The IRS has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

     Floor Premium. In general, the Certificateholders must allocate the price they pay for the Offered Certificates between their REMIC regular interests and their right to receive Yield Protection Payments based on the relative fair market values of such property rights. For purposes of tax information reporting, it is anticipated that the Trustee will assume that a relatively nominal portion of the purchase price for the Offered Certificates will be wholly allocable to such Certificates' right to receive Yield Protection Payments. However, this allocation will not be binding on the IRS, which may choose to allocate a larger amount of the purchase price to the right to receive Yield Protection Payments. A portion of the purchase price in respect of the Offered Certificates will be allocable to the rights of each Class of Certificates to receive Yield Protection Payments, and such portion will be treated as a floor premium (the "Floor Premium"). A Certificateholder may be permitted to amortize the Floor Premium under a level payment method as if the Floor Premium represented the present value of a series of equal payments made over the life of the right to receive Yield Protection Payments (adjusted to take into account decreases or increases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Floor Premium (or some other reasonable rate), or under other methods permitted by the Swap Regulations, to the extent applicable. Prospective purchasers of Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Floor Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Floor Premium will be treated in part as a loan under the Swap Regulations.

     Periodic Payments. Yield Protection Payments will, to the extent provided under the Pooling and Servicing Agreement, be made at intervals of less than one year. Accordingly, the payments will apparently be viewed as "periodic payments" under the Swap Regulations. Under the Swap Regulations, (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Interest Rate Floor Agreements must be netted against payments, if any, deemed made as a result of the Floor Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Although the Swap Regulations do not address the character of income received or payments made under a notional principal contract, it appears that net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could however contend the amount is capital gain or loss.

     Termination Payments. Any amount of proceeds from the sale or retirement of an Offered Certificate that is considered to be allocated to rights to receive Yield Protection Payments may be considered a "termination payment" under the Swap Regulations. It is anticipated that the Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, which generally would require that a Certificateholder recognize gain or loss from termination of the right to receive Yield Protection Payments based on the difference between any termination payment it receives or is deemed to have received and the unamortized portion of any Floor Premium paid (or deemed paid) by such Certificateholder. Certificateholders should consult their own tax advisors concerning the character of such gain or loss.

                             ERISA CONSIDERATIONS


SENIOR CERTIFICATES


     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Senior Certificates is subject to the requirements imposed by ERISA, Section 4975 of the Code or any Similar Law, as described in the Prospectus under "ERISA Considerations." For example, unless exempted, investment by a Plan in the Senior Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Senior Certificates. The Department has granted the Underwriter an individual prohibited transaction exemption, Prohibited Transaction Exemption ("PTE") 89-90, 54 Fed. Reg. 42597 (Oct. 17, 1989) as amended by PTE 97-34, 62 Fed. Reg.
39021 (July 21, 1997) (the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten, in whole or in part, by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Senior Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.


     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Senior Certificates are the following:


     (1) The acquisition of Senior Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;


     (2) The rights and interests evidenced by Senior Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by the other Certificates of the Trust Fund;


     (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co. ("DCR");


     (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);


     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Senior Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and


     (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     The Trust Fund must also meet the following requirements:

     (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Senior Certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Senior Certificates pursuant to the Exemption.


     If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans, the acquisition, holding and resale of the Senior Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of Senior Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

     The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Senior Certificates. A fiduciary of a Plan that is a governmental Plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

     The sale of Senior Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

MEZZANINE CERTIFICATES

     Under current law, the purchase and holding of Mezzanine Certificates by or on behalf of any Plan may result in a non-exempt prohibited transaction under ERISA and Section 4975 of the Code or any

Similar Law. Consequently, no transfer of a Mezzanine Certificate shall be made unless the prospective transferee (i) executes an investment representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing Agreement stating that the prospective transferee is not (a) a Plan or (b) a person acting on behalf of or using "plan assets" of any Plan (including an entity whose underlying assets include "plan assets" by reason of investment in the entity by any Plan and the application of Department of Labor Regulation Section 2510.3-101), other than an insurance company using the assets of its general account under circumstances in which the purchase and holding of Mezzanine Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Sections I and III of PTE 95-60 or (ii) provides to the Certificate Registrar an opinion of counsel, in form and substance satisfactory to the Certificate Registrar and the Depositor, to the effect that the acquisition and holding of such Certificate by such prospective transferee will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law and will not subject the Depositor, the Trustee, the Servicer, the Special Servicer, the Underwriter or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in the Pooling and Servicing Agreement. Such opinion of counsel shall not be an expense of the Depositor, the Trustee, the Servicer, the Special Servicer, the Trust Fund, the Underwriter or the Certificate Registrar. In addition, so long as the Mezzanine Certificates are registered in the name of Cede & Co., as nominee of DTC, any purchaser of any such Certificates will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTE 95-60) and (ii) the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of the acquisition of such Certificates.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                                 UNDERWRITING

     Under the terms and conditions set forth in the underwriting agreement dated November 20, 1998 between the Depositor and Credit Suisse First Boston Corporation (the "Underwriter"), all of the Offered Certificates will be purchased upon issuance from the Depositor by the Underwriter. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all the Offered Certificates offered hereby if any are purchased.

     The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 108.13% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.

     The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and/or the purchasers of the Offered Certificates for whom they may act as agents. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, and the Underwriter may also receive commissions from the purchasers of the Offered Certificates for whom it may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts or commissions.


     The Offered Certificates are a new issue of securities with no established trading market. The Depositor also has been advised by the Underwriter that the Underwriter currently intends to make a market in the Offered Certificates; however, the Underwriter does not have any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- The Offered Certificates -- Lack of Secondary Market for the Certificates May Adversely Affect their Market Value."

     The Depositor has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof. The CSFB Mortgage Loan Seller has agreed to indemnify the Depositor with respect to certain liabilities, including certain civil liabilities under the Securities Act, relating to the Mortgage Loans sold by it to the Depositor.



                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.


                                    RATING

     It is a condition to the issuance of the Offered Certificates that they receive the following credit ratings from one or both, as applicable, of Fitch IBCA, Inc. ("Fitch") and Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies"):




                 FITCH     MOODY'S
                -------   --------
  Class A-1       AAA        Aaa
  Class A-2       AAA        Aaa
  Class A-X       AAA        Aaa
  Class B          AA        Aa2
  Class C          A         A2
  Class D         BBB       Baa2
  Class E        BBB--      Baa3

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream in the Trust Fund is adequate to make payments required under the Offered Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Yield Maintenance Charges, Yield Protection Payments or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-X Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-X Certificates. Accordingly, the ratings of the Class A-X Certificates should be evaluated independently from similar ratings on other types of securities. With respect to Credit Lease Loans, a downgrade in the credit rating of the related Tenants, Guarantors and/or of the issuer of the Lease Enhancement Policy may have a related adverse effect on the rating of the Offered Certificates.


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.



     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS


% of Total Square Feet ..............         S-101
0% CPR ..............................         S-134
5% CPR ..............................         S-134
10% CPR .............................         S-134
15% CPR .............................         S-134
25% CPR .............................         S-134
1996 NOI ............................          S-99
1997 NOI ............................          S-99
1998 NOI ............................          S-99
260/261 Madison Avenue Borrower                S-74
260/261 Madison Avenue Loan .........          S-74
260/261 Madison Avenue
   Management Agreement .............          S-75
260/261 Madison Avenue Manager ......          S-75
260/261 Madison Avenue
   Mezzanine Borrower ...............          S-76
260/261 Madison Avenue
   Mezzanine Lender .................          S-76
260/261 Madison Avenue
   Mezzanine Loan ...................          S-76
260/261 Madison Avenue Property .....          S-74
30/360 ..............................    S-87, S-99
A
A-2 Principal Distribution Amount             S-123
Accor ...............................          S-61
Act/360 .............................          S-99
Actual Ongoing Capital Item
   Deposits .........................          S-98
Actual/360 ..........................          S-87
Additional Collateral Loans .........          S-97
Additional Rights ...................          S-60
Advances ............................         S-157
AIG .................................          S-86
Allocated Loan Amount ...............          S-98
Anchor Tenant .......................          S-98
Annual Debt Service .................          S-98
Anticipated Remaining Term ..........          S-98
Anticipated Repayment Date ..........    S-87, S-98
Appraisal Reduction .................         S-158
Appraisal Reduction Amount ..........         S-159
Appraisal Reduction Event ...........         S-158
ARD Loans ...........................          S-87
Asset Status Report .................         S-170
Assumed Final Distribution Date .....         S-129
Assumed Maturity Date ...............         S-129
Assumed Scheduled Payment ...........         S-157
Audit Program .......................         S-164
Authenticating Agent ................         S-173
Available Distribution Amount .......         S-120
B
Balloon Loans .......................          S-88

Balloon Payment .....................          S-88
Balloon Payment Credit Lease
   Loans ............................          S-61
Base Interest Fraction ..............         S-128
Bondable Leases .....................          S-60
Bond-Type Leases ....................          S-60
Book-Entry Certificates .............         S-117
Breach ..............................         S-154
BTEX ................................          S-86
Business Day ........................         S-119
Butera Interest Rate ................          S-67
Butera Portfolio Borrower ...........          S-67
Butera Portfolio Loan ...............          S-65
Butera Portfolio Mezzanine
   Borrower .........................          S-67
Butera Portfolio Mezzanine Lender              S-67
Butera Portfolio Mezzanine Loan .....          S-67
Butera Portfolio Preferred Equity
   Interest .........................          S-67
Butera Portfolio Preferred Equity
   Issuers ..........................          S-67
Butera Portfolio Property ...........          S-65
Butera Portfolio Special Member .....          S-67
C
Capital Items .......................          S-58
Cash Collateral Accounts ............         S-160
Casualty or Condemnation Rights .....          S-60
Cede ................................         S-116
CEDEL ...............................         S-116
CEDEL Participants ..................         S-117
Certificate Account .................  S-119, S-160
Certificate Balance .................         S-115
Certificate Deferred Interest .......         S-131
Certificate Owner ...................         S-117
Certificate Registrar ...............         S-173
Certificateholder ...................         S-118
Certificates ........................         S-115
Chicago Borrower ....................          S-68
Chicago License Agreement ...........          S-69
Chicago Manager .....................          S-69
Chicago Property ....................          S-68
Class ...............................         S-115
Class A-1 Pass-Through Rate .........         S-123
Class A-2 Pass-Through Rate .........         S-123
Class A-X Pass-Through Rate .........         S-123
Class B Pass-Through Rate ...........         S-123
Class C Pass-Through Rate ...........         S-123
Class D Pass-Through Rate ...........         S-123
Class E Pass-Through Rate ...........         S-123
Class F Pass-Through Rate ...........         S-123
Class G Pass-Through Rate ...........         S-123

Class H Pass-Through Rate ...............         S-123
Class I Pass-Through Rate ...............         S-123
Class J Pass-Through Rate ...............         S-124
Clearance Cooperative ...................         S-117
Closing Date ............................          S-54
CMBS ....................................         S-176
Code ....................................         S-181
Collateral Substitution Deposit .........          S-93
Collateral Support Deficit ..............         S-130
Commission ..............................         S-114
Component ...............................         S-124
Component Rate ..........................         S-124
Constant Prepayment Rate ................         S-134
Controlling Class .......................         S-170
Controlling Class Certificateholder .....         S-170
Cooperative Property ....................         S-100
Corrected Mortgage Loan .................         S-170
CPR .....................................         S-134
Credit Lease ............................   S-60, S-101
Credit Lease Loans ......................          S-60
Credit Lease Properties .................          S-60
Crossed Loans ...........................          S-96
CSFB Mortgage Loan Seller ...............          S-54
Cut-off Date ............................          S-53
Cut-off Date Principal Balance ..........         S-102
Cut-off Date Principal Balance/Unit                S-98
Cut-off Date Principal Loan
   Balance ..............................          S-98
CVS .....................................         S-156
CVS Sub-Servicer ........................         S-156
D
Dark Value ..............................          S-59
DCR .....................................         S-184
Debt Service Coverage Ratio .............          S-98
Defeasance Lockout Period ...............          S-93
Defeasance Option .......................          S-93
Defect ..................................         S-144
Definitive Certificates .................         S-119
Department ..............................         S-184
Deposit .................................          S-78
Depositor ...............................          S-54
Depositories ............................         S-116
Direct Participants .....................         S-116
Directing Certificateholder .............         S-171
Distribution Account ....................  S-120, S-160
Donatelli Action ........................          S-85
Donatelli Loan ..........................          S-85
Double Net Leases .......................          S-60
DSCR ....................................          S-98
DTC .....................................         S-116
DTC Participants ........................         S-116
Due Date ................................          S-87

Due Period ..............................         S-120
E
Eligible Bank ...........................         S-161
ERISA ...................................         S-184
Escrow Account ..........................          S-58
Euroclear ...............................         S-116
Euroclear Operator ......................         S-117
Euroclear Participants ..................         S-117
Events of Default .......................         S-165
Excess Cash Flow ........................          S-88
Excess Deposits .........................          S-71
Excess Interest .........................          S-87
Excess Interest Distribution
   Account ..............................         S-161
Excess Rate .............................         S-124
Exemption ...............................         S-184
F
FDEP ....................................          S-86
Final Recovery Determination ............         S-177
First P&I Date ..........................          S-99
Fitch ...................................         S-187
Floor Premium ...........................         S-183
Form 8-K ................................         S-114
Fully Amortizing Credit Lease
   Loans ................................          S-61
Fully Amortizing Loans ..................          S-88
G
Greenspoint Borrower ....................          S-68
Greenspoint Manager .....................          S-69
Greenspoint Property ....................          S-68
Guaranteed Payments .....................          S-84
Guarantor ...............................          S-60
H
Hard Lockbox ............................          S-94
Hospitality Loan ........................          S-53
Hospitality Property ....................          S-53
Hotel Management Agreement ..............          S-71
Hotel Manager ...........................          S-71
I
Indemnitors .............................          S-78
Indirect Participants ...................         S-116
Industrial Loan .........................          S-54
Industrial Property .....................          S-53
Initial Pool Balance ....................          S-53
Intell-Reichmann Portfolio
   Borrower .............................          S-62
Intell-Reichmann Portfolio Loan .........          S-61
Intell-Reichmann Portfolio
   Management Agreement .................          S-64
Intell-Reichmann Portfolio
   Manager ..............................          S-64
Intell-Reichmann Portfolio
   Mezzanine Borrower ...................          S-64

Intell-Reichmann Portfolio
   Mezzanine Lender ....................        S-64
Intell-Reichmann Portfolio
   Mezzanine Loan ......................        S-64
Intell-Reichmann Portfolio
   Property ............................        S-62
Intell-Reichmann Preferred Equity
   Interest ............................        S-64
Intell-Reichmann Special Limited
   Partner .............................        S-64
Interest Accrual Period ................       S-124
Interest Calc. .........................        S-99
Interest Reserve Account ...............       S-160
Interest Shortfall Amount ..............       S-124
IRS ....................................       S-168
K
Koll Borrower ..........................        S-81
Koll Loan ..............................        S-81
Koll Manager ...........................        S-82
Koll Mortgage ..........................        S-81
Koll Preferred Equity Interest .........        S-82
Koll Property ..........................        S-81
Koll Special Member ....................        S-82
L
Lease Enhancement Insurer ..............        S-60
Lease Enhancement Policies .............        S-60
Lease Expiration Date ..................        S-99
Leased LTV .............................        S-99
Leased Value ...........................  S-59, S-99
L'Enfant Borrower ......................        S-70
L'Enfant Loan ..........................        S-70
L'Enfant Manager .......................        S-71
L'Enfant Mezzanine Borrower ............        S-71
L'Enfant Mezzanine Lender ..............        S-71
L'Enfant Mezzanine Loan ................        S-71
L'Enfant Preferred Equity Interest .....        S-72
L'Enfant Property ......................        S-70
L'Enfant Special Limited Partner .......        S-72
LIBOR ..................................        S-84
Liquidation Fee ........................       S-175
Liquidation Fee Rate ...................       S-175
Liquidation Proceeds ...................       S-175
Litigation Escrow ......................        S-78
LNR ....................................       S-176
Loan Group .............................        S-54
Loan to Value Ratio ....................        S-99
Lockbox Account ........................        S-94
Lockout Period .........................        S-88
Lodging Loan ...........................        S-53
Lodging Property .......................        S-53
Lower-Tier Regular Interests ...........       S-181
Lower-Tier REMICs ......................       S-181



LTV ....................................        S-99
M
Maintenance Rights .....................        S-60
Maturity Date/ARD LTV ..................        S-99
Mezzanine Certificates .................       S-115
Modified Lockbox .......................        S-94
Monthly Interest Distribution
   Amount ..............................       S-124
Monthly Payment ........................  S-87, S-99
Monthly Rental Payments ................        S-61
Moody's ................................       S-187
Mortgage ...............................        S-53
Mortgage Deferred Interest .............       S-131
Mortgage File ..........................       S-144
Mortgage Interest Accrual Period .......       S-125
Mortgage Loan Assumptions ..............       S-134
Mortgage Loan Purchase
   Agreement ...........................        S-54
Mortgage Loan Sellers ..................        S-54
Mortgage Loans .........................        S-53
Mortgage Note ..........................        S-53
Mortgage Pass-Through Rate .............       S-125
Mortgage Pool ..........................        S-54
Mortgage Rate ..........................        S-87
Mortgaged Properties ...................        S-53
Multifamily Loan .......................        S-53
Multifamily Property ...................        S-53
Multi-Property Loans ...................        S-96
N
NAP ....................................       S-100
Net Cash Flow ..........................       S-100
Net Lease ..............................       S-101
Net Mortgage Pass-Through Rate .........       S-125
Net Mortgage Rate ......................       S-125
New Store ..............................       S-156
New Store Loan .........................       S-156
Nonrecoverable Advance .................       S-158
Notional Balance .......................       S-115
O
Occupancy ..............................       S-101
Occupancy Period .......................       S-101
Offered Certificates ...................       S-115
Office Loan ............................        S-53
Office Property ........................        S-53
OID Regulations ........................       S-181
Olympia & York .........................        S-63
Open ...................................        S-89
Operating Lease ........................        S-69
Operating Lessee .......................        S-69
Operating Statement Analysis ...........       S-179
Optimal Interest Distribution
   Amount ..............................       S-125

Original Amortization Term ..............         S-101
Original Principal Loan Balance .........         S-101
Other Loan ..............................          S-54
Other Property ..........................          S-54
Outside Completion Date .................          S-85
P
Participants ............................         S-116
Pass-Through Rate .......................         S-126
Patriot American Loan ...................          S-68
Patriot American Manager ................          S-69
Patriot American Property ...............          S-68
Penalty Charges .........................         S-174
Percentage Interest .....................         S-115
Permitted Investments ...................         S-161
P&I Advance .............................         S-156
Pinstripe Managing LLC ..................          S-83
Pinstripe Portfolio Borrowers ...........          S-83
Pinstripe Portfolio Loan ................          S-82
Pinstripe Portfolio Manager .............          S-84
Pinstripe Portfolio Mezzanine
   Borrower .............................          S-84
Pinstripe Portfolio Mezzanine
   Lender ...............................          S-84
Pinstripe Portfolio Mezzanine Loan                 S-84
Pinstripe Portfolio Properties ..........          S-83
Pinstripe Portfolio Special Member                 S-84
Pinstripe Preferred Equity Interest .....          S-84
Plan ....................................         S-184
Plaza 500 Property ......................          S-85
Pooling and Servicing Agreement .........         S-144
Preferred Interest Holder ...............          S-94
Premium .................................          S-89
Prepayment Interest Excess ..............         S-126
Prepayment Interest Shortfall ...........         S-126
Prepayment Premium Period ...............          S-89
Prepayment Premiums .....................          S-89
Primary Servicing Fee ...................         S-174
Primary Servicing Fee Rate ..............         S-174
Primary Term ............................          S-60
Prime Rate ..............................         S-158
Principal Distribution Amount ...........         S-126
Private Certificates ....................         S-115
Property Release Amount .................         S-101
PTE .....................................         S-184
Purchase Price ..........................         S-154
R
Rated Final Distribution Date ...........         S-129
Rating Agencies .........................         S-187
Record Date .............................         S-119
Reduction Rate ..........................         S-159
Regular Certificates ....................  S-115, S-181
Reimbursement Rate ......................         S-158

Related Proceeds ........................         S-158
Release Date ............................          S-93
Remaining Amortization Term .............         S-101
Remaining Lockout .......................         S-101
Remaining Lockout and YM ................         S-101
Remaining Principal Distribution
   Amount ...............................         S-126
REMIC ...................................         S-181
REMIC Regulations .......................         S-181
REO Loan ................................         S-127
REO Property ............................  S-115, S-170
Required Prepayment .....................          S-97
Residual Certificates ...................         S-115
Residual Value Policy ...................          S-61
Restricted Group ........................         S-185
Retail Loan .............................          S-53
Retail Property .........................          S-53
Rev .....................................          S-99
Revised Rate ............................          S-87
Ross Manager ............................          S-67
Rules ...................................         S-117
S
Sales Contract ..........................          S-78
Seasoning ...............................         S-101
Securities Act ..........................         S-115
Seller-Servicer .........................         S-155
Seller-Servicer Agreement ...............         S-155
Senior Certificates .....................         S-115
Servicer ................................         S-173
Servicer Remittance Date ................         S-156
Servicing Advances ......................         S-157
Servicing Fee ...........................         S-174
Servicing Fee Rate ......................         S-174
Servicing Standard ......................         S-155
Similar Law .............................         S-184
single-purpose entity ...................         S-150
S&P .....................................         S-184
Special Servicer ........................         S-176
Special Servicing Fee ...................         S-175
Special Servicing Fee Rate ..............         S-175
Springing Lockbox .......................          S-94
Stated Maturity Date ....................         S-101
Stated Principal Balance ................         S-127
Statements to Certificateholders ........         S-177
Subordinate Certificates ................         S-115
Swap Regulations ........................         S-183
T
Tenant ..................................   S-60, S-101
Tenant 1 ................................         S-101
Tenant 2 ................................         S-101
Tenant 3 ................................         S-101
Terms and Conditions ....................         S-117

Thurman Managing LLC .................   S-79
Thurman Portfolio Borrowers ..........   S-78
Thurman Portfolio Loan ...............   S-78
Thurman Portfolio Manager ............   S-80
Thurman Portfolio Mezzanine
   Lender ............................   S-80
Thurman Portfolio Mezzanine Loan         S-80
Thurman Portfolio Properties .........   S-78
Thurman Portfolio Special Member         S-80
Thurman Preferred Equity Interest        S-80
TPH ..................................   S-86
Treasury Regulations .................  S-181
Trident Borrower .....................   S-76
Trident Loan .........................   S-76
Trident Property .....................   S-76
Triple Net Leases ....................   S-60
TRNCC ................................   S-86
Trust Fund ...........................  S-115
Trust Mortgage Loan Seller ...........   S-54
Trust REMICs .........................  S-181
Trustee ..............................  S-173
Trustee Fee ..........................  S-173
Trustee Fee Rate .....................  S-173
U
Uncovered Prepayment Interest
   Shortfall .........................  S-176
Uncovered Prepayment Interest
   Shortfall Amount ..................  S-126
Underwriter ..........................  S-186
Underwritten NOI .....................  S-101
Unit of Measure ......................  S-101
United Artists Loan ..................  S-157
Units ................................  S-101
Unpaid Interest Shortfall Amount .....  S-126

Unscheduled Payments of Principal       S-126
Upper-Tier REMIC .....................  S-181
USAP .................................  S-164
U/W NOI ..............................  S-101
U/W Occupancy ........................  S-102
U/W Rev ..............................   S-99
V
Value ................................  S-102
VOCs .................................   S-86
Voting Rights ........................  S-167
W
Water Street Borrower ................   S-73
Water Street Loan ....................   S-72
Water Street Manager .................   S-73
Water Street Mortgage ................   S-72
Water Street Participation ...........   S-53
Water Street Property ................   S-72
Water Street Tenant ..................   S-73
Weighted Average DSCR ................  S-102
Weighted Average LTV .................  S-102
Weighted Average Net Mortgage
   Rate ..............................  S-127
Withheld Amounts .....................  S-161
Workout Fee ..........................  S-175
Workout Fee Rate .....................  S-175
Y
Year Built/Renovated .................  S-102
Yield Maintenance Charge .............   S-89
Yield Maintenance Period .............   S-88
Yield Protection Payments ............   S-97
Yield Rate ...........................   S-89
YM ...................................   S-89

Annex A
Loan Characteristics

LOAN     CONTROL      CSFB      LOAN
 #          #      CONTROL #   GROUP                    PROPERTY NAME                                      ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
  1       001        005         2      Intell/Reichmann Portfolio Summary             Various Addresses
  1       001A       005H        2      Edgewater Plaza                                One Edgewater Plaza
  1       001B       005E        2      Hurstbourne Place                              9300 Shelbyville Road
  1       001C       005I        2      Intell Tice Boulevard-SONY                     123 Tice Boulevard
  1       001D       005J        2      One Oxmoor Place                               101 Bullitt Lane
------------------------------------------------------------------------------------------------------------------------------------
  1       001E       005G        2      Hurstbourne Plaza                              101-315 Whittington Parkway
  1       001F       005F        2      Hurstbourne Park Office Building               9200 Shelbyville Road
  1       001G       005D        2      Steeplechase Place                             9410 Bunsen Parkway
  1       001H       005A        2      Hunnington Office Park                         9420 Bunsen Parkway
  1       001I       005C        2      Two Brittany Place                             1938 North Woodlawn Avenue
------------------------------------------------------------------------------------------------------------------------------------
  1       001J       005B        2      One Brittany Place                             2024 North Woodlawn Avenue
  2       002        006         1      180 Water Street                               180 Water Street
  3       003        007         2      Butera Portfolio Summary                       Various Addresses
  3       003A       007A        2      Girard Place                                   602, 620, 630 and 640 East Diamond Avenue
  3       003B       007B        2      Patrick Center                                 30 West Patrick Street
------------------------------------------------------------------------------------------------------------------------------------
  3       003C       007C        2      Deer Park Center                               9631-9637 Liberty Road
  3       003D       007D        2      Girard Business Center                         200-220 Girard Street and 504 East
                                                                                         Diamond Avenue
  3       003E       007E        2      Old Courthouse Square                          1291 Edwin Miller Boulevard
  3       003F       007F        2      Wedgewood Business Park                        6900 English Muffin Way
  3       003G       007G        2      Georgia Pacific                                4451 Georgia Pacific Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  3       003H       007H        2      Gateway West                                   115 & 125 Airport Drive and 1135 Business
                                                                                         Parkway South
  3       003I       007I        2      Gateway Center                                 807 - 831 Russell Avenue
  3       003J       007J        2      Westpark                                       10 North Jefferson Street
  3       003K       007K        2      Radtech Building                               15 Workmans Mill Court
  3       003L       007L        2      Woodlands Business Center                      9315 Largo Drive West
------------------------------------------------------------------------------------------------------------------------------------
  3       003M       007M        2      Microlog                                       20270 Golden Rod Lane
  3       003N       007N        2      Thomas AAA                                     7561 Lindbergh Drive
  4       004        008         2      Patriot American Summary                       Various Addresses
  4       004A       008A        2      Chicago Embassy Suites                         600 North State Street
  4       004B       008B        2      Wyndham Greenspoint Hotel                      12400 Greenspoint Drive
------------------------------------------------------------------------------------------------------------------------------------
  5       005        010         1      L'Enfant Plaza Summary                         Various Addresses
  5       005A       010A        1      L'Enfant Plaza - East Building                 990 L'Enfant Plaza SW
  5       005B       010B        1      Loews L'Enfant Plaza Hotel                     480 L'Enfant Plaza, SW
  6       006        011         2      260-261 Madison Avenue                         260-261 Madison Avenue
  7       007        012         2      Trident Center                                 11355 West Olympic Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  8       008        002         2      Thurman Multifamily Portfolio Summary          Various Addresses
  8       008A       002J        2      The Parks at Maryland Apartments               1161 Lulu Avenue
  8       008B       002F        2      Villas at Vickery                              7001 Fair Oaks Drive
  8       008C       002B        2      Park Hill Apartments                           7235 S.W. 94th Place
  8       008D       002D        2      The Woodlands of Plano Apartments              1370 Rigsbee Drive
------------------------------------------------------------------------------------------------------------------------------------
  8       008E       002H        2      Desert Sands Apartments                        5709 Belknap Street
  8       008F       002E        2      Willows on Hunnicut Apartments                 7526 Hunnicut Road
  8       008G       002C        2      The Encore Apartments                          7255 Corporate Drive
  8       008H       002A        2      Oakwood Gardens Apartments                     5625 Antoine Drive
  8       008I       002G        2      Turtle Creek Apartments                        2005 South Cooper Street
------------------------------------------------------------------------------------------------------------------------------------
  8       008J       002I        2      Woodlawn Park Apartments                       1626 18th Avenue North
  9       009        013         2      Koll Corporate Plaza                           485 Route 1
  10      010        003         2      Pinstripe Multifamily Portfolio Summary        Various Addresses
  10      010A       003B        2      Covington Walk Apartments                      4565 Covington Highway
  10      010B       003C        2      Oak Tree Apartments                            2877 Walnut Hill Lane
------------------------------------------------------------------------------------------------------------------------------------
  10      010C       003L        2      Sunridge Apartments                            145 East Pioneer Parkway
  10      010D       003J        2      Stradford Oaks Apartments                      4000 Watonga Blvd.
  10      010E       003K        2      Shadowtree Apartments                          9475 Roark Road
  10      010F       003I        2      Briarwood Apartments                           7326 Stockton Boulevard
  10      010G       003R        2      Wexford Townhomes                              600 Wembley Circle
------------------------------------------------------------------------------------------------------------------------------------
  10      010H       003H        2      Mediterranean Gardens Apartments               3958 Montgomery Blvd., NE
  10      010I       003A        2      Azalea Apartments                              764 Windomere Avenue
  10      010J       003E        2      Canyon Point Apartments                        301 Western Skies Drive, SE
  10      010K       003D        2      Canyon Ridge Apartments                        200 Figueroa Drive, NE
  10      010L       003Q        2      Toscana On Skillman Apartments                 6854 Skillman Street
------------------------------------------------------------------------------------------------------------------------------------
  11      011        014         1      Pearl Highlands Center                         1000 Kamehameha Highway
  12      012        015         2      1133 Connecticut Avenue                        1133 Connecticut Avenue, NW
  13      013        004         2      Garden Variety Apartments Portfolio Summary    Various Addresses
  13      013A       004E        2      Harbor Island Apartments                       433 Buena Vista Avenue
  13      013B       004A        2      Ski Lodge I Apartments                         108 Ski Lodge Drive
------------------------------------------------------------------------------------------------------------------------------------
  14      014        016         1      Donatelli Portfolio Summary                    Various Addresses
  14      014A       016D        1      Plaza 500                                      6295 Edsall Road
  14      014B       016B        1      Van Buren Office Center                        250 Exchange Place & 510-520 Herndon Parkway
  14      014C       016C        1      Reico Distributors                             6600 Business Parkway
  14      014D       016A        1      Standard Warehouse                             13129 Airpark Drive
------------------------------------------------------------------------------------------------------------------------------------
  15      015        018         2      Camco Summary                                  Various Addresses
  15      015A       018B        2      Irving Market Center                           3903-4033 West Highway 183
  15      015B       018A        2      North Hills Village                            7651-7655 Highway 26
  15      015C       018C        2      Northeast Business Park                        8200-8216 Northeast Parkway
  16      016        019         1      Accor - Texas Summary                          Various Addresses
------------------------------------------------------------------------------------------------------------------------------------
  16      016A       019E        1      Accor - Texas Motel 6 #1122                    211 North Pecos La Trinidad Street
  16      016B       019D        1      Accor - Texas Motel 6 #1121                    2550 North Central Expressway
  16      016C       019B        1      Accor - Texas Motel 6 #298                     909 66th Street
  16      016D       019F        1      Accor - Texas Motel 6 #1208                    16500 Interstate Highway, 10 W
  16      016E       019C        1      Accor - Texas Motel 6 #362                     2327 Texas Avenue South
------------------------------------------------------------------------------------------------------------------------------------
  16      016F       019A        1      Accor - Texas Motel 6 #229                     311 North Bryant
  17      017        020         1      8484 Wilshire Boulevard                        8484 Wilshire Boulevard
  18      018        021         2      Courthouse Square Apartments                   804 Mockingbird Lane
  19      019        273         1      United Artists - 5 Theaters Summary            Various Addresses
  19      019A       273B        1      UA Snowden Square                              9161 Commerce Center Drive
------------------------------------------------------------------------------------------------------------------------------------
  19      019B       273C        1      UA Commerce Crossing                           3330 Spring Vale Drive
  19      019C       273D        1      UA Cinemas 8 at Southlake                      6795 Green Industrial Way
  19      019D       273E        1      UA Shannon 8                                   4600 Jonesboro Road
  19      019E       273A        1      UA Berkeley Cinema 7                           2274 Shattuck Avenue
  20      020        022         2      Ramblewood Village Apartments                  601A Country Club Parkway
------------------------------------------------------------------------------------------------------------------------------------
  21      021        024         1      Lipkin Portfolio Summary                       Various Addresses
  21      021A       024I        1      Town & Country Shopping Center                 NWC Fruitville Rd & Beneva Road
  21      021B       024H        1      Southgate Shopping Center                      2018 South Philo Road
  21      021C       024G        1      O'Fallon Square                                20 O'Fallon Square
  21      021D       024A        1      Crossroads Plaza                               State Route 25 and Gypsy Lane
------------------------------------------------------------------------------------------------------------------------------------
  21      021E       024E        1      Independence Square                            16200 East Highway 24
  21      021F       024J        1      Steger K-Mart                                  3231 Chicago Road
  21      021G       024C        1      Summit Plaza                                   300 Summit Drive
  21      021H       024F        1      K-Mart Plaza                                   4300 Xylon Avenue
  21      021I       024D        1      Grady Plaza Shopping Center                    740 15th Street
------------------------------------------------------------------------------------------------------------------------------------
  21      021J       024B        1      K-Mart Plaza                                   1401 Memorial Parkway N.W.
  22      022        023         2      Grand Union Summary                            Various Addresses
  22      022A       023A        2      Grand Union - Valatie                          2827 Route 9
  22      022B       023C        2      Grand Union - Morristown                       Route 100/ Stafford Avenue
  22      022C       023B        2      Grand Union - Tannersville                     Route 23A/Leach Lane
------------------------------------------------------------------------------------------------------------------------------------
  23      023        025         1      Accor - Florida Summary                        Various Addresses
  23      023A       025A        1      Accor - Florida Motel 6 #436                   7455 West Irlo Bronson Memorial Highway
  23      023B       025B        1      Accor - Florida Motel 6 #483                   333 East Fowler Avenue
  23      023C       025C        1      Accor - Florida Motel 6 #677                   3120 U.S. Highway 98 North
  23      023D       025D        1      Accor - Florida Motel 6 #1191                  2738 North Monroe
------------------------------------------------------------------------------------------------------------------------------------
  24      024        026         2      Summit Portfolio Summary                       Various Addresses
  24      024A       026A        2      97 Sunfield Avenue                             97 Sunfield Avenue
  24      024B       026D        2      105 Raider Boulevard                           105 Raider Boulevard
  24      024C       026E        2      700 Federal Boulevard                          700 Federal Boulevard
  24      024D       026C        2      87 Sunfield Avenue                             87 Sunfield Avenue
------------------------------------------------------------------------------------------------------------------------------------
  24      024E       026B        2      503 Newfield Avenue                            503 Newfield Avenue
  25      025        028         1      American Restaurant Group, Inc. Summary        Various Addresses
  25      025A       028G        1      Stuart Anderson's Black Angus                  139 W. Thousand Oaks Boulevard
  25      025B       028F        1      Stuart Anderson's Black Angus                  1011 Blossom Hill Road
  25      025C       028D        1      Stuart Anderson's Black Angus                  101 East Bay State Street
------------------------------------------------------------------------------------------------------------------------------------
  25      025D       028C        1      Stuart Anderson's Black Angus                  1625 Watt Avenue
  25      025E       028H        1      Stuart Anderson's Cattle Company               1704 Shadeland Avenue
  25      025F       028E        1      Stuart Anderson's Cattle Company               7853 South U.S. Highway 31
  25      025G       028A        1      Stuart Anderson's Black Angus                  5259 West Indian School Road
  25      025H       028B        1      Stuart Anderson's Black Angus                  6875 South Broadway
------------------------------------------------------------------------------------------------------------------------------------
  26      026        029         1      Accor - Midwest Summary                        Various Addresses
  26      026A       029B        1      Accor - Midwest Motel 6 #1153                  3032 S. Expressway Street
  26      026B       029A        1      Accor - Midwest Motel 6 #1195                  1224 Wannamaker Road SW
  26      026C       029C        1      Accor - Midwest Motel 6 #1077                  635 West Diamond Drive
  26      026D       029D        1      Accor - Midwest Motel 6 #1173                  1754 Thierer Road
------------------------------------------------------------------------------------------------------------------------------------
  26      026E       029E        1      Accor - Midwest Motel 6 #1236                  4981 North Harrison Street
  27      027        030         2      Ventana Canyon Apartments                      1250 American Pacific Drive
  28      028        031         2      English Village Apartments                     15 Fox Hall
  29      029        032         1      Accor - East Summary                           Various Addresses
  29      029A       032A        1      Accor - East Motel 6 #1063                     269 Flanders Road
------------------------------------------------------------------------------------------------------------------------------------
  29      029B       032C        1      Accor - East Motel 6 #1062                     2 Progress Avenue
  29      029C       032D        1      Accor - East Motel 6 #1219                     249 J.T. Connell Highway
  29      029D       032B        1      Accor - East Motel 6 #403                      1200 West Avenue / S. Highway 9
  29      029E       032E        1      Accor - East Motel 6 #1058                     1254 Putney Road
  30      030        033         1      Cinemark - Austin                              5501 Interstate Highway 35 South
------------------------------------------------------------------------------------------------------------------------------------
  31      031        034         1      Town and Country Shopping Center               6302-6360 W. Third St/ 300-370 S.
                                                                                         Fairfax Ave./ 347 Ogden Dr
  32      032        036         1      Accor - Southeast Summary                      Various Addresses
  32      032A       036A        1      Accor - Southeast Motel 6 #1068                605 South Regional Road
  32      032B       036D        1      Accor - Southeast Motel 6 #459                 1321 Sycamore View
  32      032C       036C        1      Accor - Southeast Motel 6 #496                 7937 Dream Street
------------------------------------------------------------------------------------------------------------------------------------
  32      032D       036B        1      Accor - Southeast Motel 6 #1234                1408 Sandhills Boulevard
  33      033        037         1      Regal Cinema                                   103 State Road 7
  34      034        038         1      Southside Mall                                 275 Mall Road
  35      035        039         1      Accor - West Summary                           Various Addresses
  35      035A       039A        1      Accor - West Motel 6 #1185                     8152 N. Black Canyon
------------------------------------------------------------------------------------------------------------------------------------
  35      035B       039C        1      Accor - West Motel 6 #1043                     7407 Elsie Avenue
  35      035C       039B        1      Accor - West Motel 6 #675                      2040 North Preisker Lane
  36      036        041         2      McKnight Place Extended Care                   Two McKnight Place
  37      037        042         1      Tamarus I and II Apartments                    4255 Tamarus St
  38      038        043         2      Shaw's Shopping Center                         134-200 Walley Avenue
------------------------------------------------------------------------------------------------------------------------------------
  39      039        044         1      The Prada Building                             2174 Kalakana Avenue
  40      040        046         2      St. Landry Plaza Shopping Center               I-49 & Heather Drive
  41      041        047         1      Garden Ridge                                   3599 Park Mill Run Drive
  42      042        048         1      Jewelry Theatre Building                       411 West Seventh Street
  43      043        050         1      Holiday Inn - Farmington Hills                 38123 West Ten Mile Road
------------------------------------------------------------------------------------------------------------------------------------
  44      044        079         2      Whispering Palms-Viscaya Apart                 5800 University Blvd. West
  45      045        051         1      1000 Sylvan Avenue                             1000 Sylvan Avenue
  46      046        052         2      K-Mart Plaza                                   3010-3070 Highway 35 South
  47      047        053         2      Lincoln Plaza Hotel                            123 South Lincoln Avenue
  48      048        055         2      Island Walk Shopping Center                    1525 Sadler Road
------------------------------------------------------------------------------------------------------------------------------------
  49      049        266         2      Forest Ridge Shopping Center                   1636 Henderson Road (US Highway 25)
  50      050        056         1      Agawan Stop & Shop                             1282 Springfield Street
  51      051        058         1      Hoyt's - Bellingham                            259 Hartford Avenue (Charles River Center)
  52      052        060         2      Stirling Industrial Park                       1200-1340 Stirling Road
  53      053        999         1      Pamida Summary                                 Various Addresses
------------------------------------------------------------------------------------------------------------------------------------
  53      053A       215         1      Pamida Montana #296                            1600 U.S. Highway 2
  53      053B       216         1      Pamida Nebraska #113                           110 Pony Express Road
  53      053C       223         1      Pamida Nebraska #155                           East State Highway 8 & Hartley St.
  53      053D       224         1      Pamida Wyoming #291                            205 Boyd Avenue
  53      053E       235         1      Pamida Kansas #157                             821 West Crawford Street
------------------------------------------------------------------------------------------------------------------------------------
  54      054        061         2      Bloomfield Multi Summary                       Various Addresses
  54      054A       061L        2      13815-25 Victory Blvd.                         13815-25 Victory Blvd.
  54      054B       061G        2      14023-27 Oxnard Street                         14023-27 Oxnard Street
  54      054C       061I        2      14706 Dickens Street                           14706 Dickens Street
  54      054D       061M        2      15405 Vanowen Street                           15405 Vanowen Street
------------------------------------------------------------------------------------------------------------------------------------
  54      054E       061K        2      4437-39 Vista Del Monte                        4437-39 Vista Del Monte
  54      054F       061C        2      11564-11604 Sylvan Street                      11564-11604 Sylvan Street
  54      054G       061B        2      10745 Hortense Avenue                          10745 Hortense Avenue
  54      054H       061E        2      250 S. Reno Street                             250 S. Reno Street
  54      054I       061F        2      256 S. Rampart Street                          256 S. Rampart Street
------------------------------------------------------------------------------------------------------------------------------------
  54      054J       061J        2      5722-28 Elmer Ave                              5722-28 Elmer Ave
  54      054K       061H        2      7340 Variel Avenue                             7340 Variel Avenue
  54      054L       061D        2      1132 N. Cahuenga                               1132 N. Cahuenga
  54      054M       061A        2      5714-18 Elmer                                  5714-18 Elmer Ave
  55      055        065         2      Wendell Terrace                                20 Wendall Street
------------------------------------------------------------------------------------------------------------------------------------
  56      056        067         1      Washington HUD Summary                         Various Addresses
  56      056A       067B        1      McKinley Terrace                               809 East Wright Avenue
  56      056B       067A        1      Meadow Park Garden Court                       5602 Hanna Pierce Road West
  56      056C       067N        1      Chehalis Manor Apartments                      300 South Market Boulevard
  56      056D       067D        1      Kennewick Garden Court Apartments              955 West 5th Avenue
------------------------------------------------------------------------------------------------------------------------------------
  57      057        888         1      Best Buy Summary                               Various Addresses
  57      057A       119         1      Best Buy - Canton, OH                          4831 Whipple Avenue NW
  57      057B       136         1      Best Buy - Spartanburg, SC                     399 Peachwood Centre Drive
  58      058        069         2      Northpointe Shopping Center                    2402-2414 East Shawnee Avenue
  59      059        070         1      U.S. Equities II Summary                       Various Addresses
------------------------------------------------------------------------------------------------------------------------------------
  59      059A       070L        1      U.S. Post Office - Rincon                      503 Northridge
  59      059B       070C        1      U.S. Post Office - Chapin                      1249 Chapin Road
  59      059C       070D        1      U.S. Post Office - China Grove                 200 South Bostian Street
  59      059D       070J        1      U.S. Post Office - Lyman                       12490 Greenville Highway
  59      059E       070E        1      U.S. Post Office - Dallas                      3151 Dallas Highshoals Hwy.
------------------------------------------------------------------------------------------------------------------------------------
  59      059F       070B        1      U.S. Post Office - Carrollton                  15108 Carrollton Blvd.
  59      059G       070G        1      U.S. Post Office - Grand Isle                  Highway 1 at Lamanche de Nantes
  59      059H       070M        1      U.S. Post Office - West Union                  190 S. Highway 11
  59      059I       070K        1      U.S. Post Office - Nesbit                      600 Old Highway 51
  59      059J       070I        1      U.S. Post Office - Little Mountain             US 76 & Wheelland Road
------------------------------------------------------------------------------------------------------------------------------------
  59      059K       070A        1      U.S. Post Office - Barneveld                   117 Remsen Road
  59      059L       070F        1      U.S. Post Office - East Berne                  873 Helderberg Trail
  59      059M       070H        1      U.S. Post Office - Jonesville                  3912 Furman Fendley Highway (US-176)
  60      060        071         2      East 138th Street                              430 - 440 & 428 - 446 East 138th Street
  61      061        068         2      St. Charles Plaza                              3100 U.S. Highway 90
------------------------------------------------------------------------------------------------------------------------------------
  62      062        075         2      PFI - Ignacio Gardens                          420 Alameda Del Prado
  63      063        077         2      State Farm Building                            100 Haul Road
  64      064        078         2      Time Warner Building                           25-20 Brooklyn Queens Expressway
  65      065        082         2      Sunset Plaza Shopping Center                   18463 North US Highway 41
  66      066        084         2      Centro Plaza                                   400 North 48th Street
------------------------------------------------------------------------------------------------------------------------------------
  67      067        270         2      Sherwood Forest dba Grand Oaks                 10103 Sherwood Lane
  68      068        086         1      Shoppes of Wilton Manor                        2228-2292 Wilton Drive
  69      069        087         1      Essex Portfolio Summary                        Various Addresses
  69      069A       087A        1      Erie Microtel Inn                              8100 Peach Street
  69      069B       087B        1      Youngstown Microtel Inn                        7393 South Avenue
------------------------------------------------------------------------------------------------------------------------------------
  70      070        088         2      Royal Dane Mall                                26 Dronningens Gade
  71      071        089         1      29 John Street                                 29 John Street
  72      072        268         2      Warrington Apartments                          775 Post Street
  73      073        090         1      Plaza Diamond Bar                              1900-2040 South Brea Canyon Road
  74      074        092         2      Rio Del Oro Racquet Club                       119 Scripps Drive
------------------------------------------------------------------------------------------------------------------------------------
  75      075        093         2      Century Square Apartments                      3401 Red River Street
  76      076        095         1      East-West 4 LLC Summary                        Various Addresses
  76      076A       095A        1      312 East 93rd Street                           312 East 93rd Street
  76      076B       095D        1      237 West 18th Street                           237 West 18th Street
  76      076C       095B        1      349 East 51st Street                           349 East 51st Street
------------------------------------------------------------------------------------------------------------------------------------
  76      076D       095C        1      450 West 50th Street                           450 West 50th Street
  77      077        097         1      Alameda Office                                 2417 Central Avenue
  78      078        098         2      Jefferson Plaza Summary                        Various Addresses
  78      078A       098B        2      South Winton Court                             3136 South Winton Court
  78      078B       098A        2      Jefferson Plaza                                376 Jefferson Road
------------------------------------------------------------------------------------------------------------------------------------
  79      079        080         2      Bloomfield - Lex                               Various Addresses
  79      079A       080E        2      20615 Vanowen Street                           20615 Vanowen Street
  79      079B       080C        2      7410 Woodman Street                            7410 Woodman Street
  79      079C       080F        2      11422-26 & 11442 Tiara Street                  11422-26 & 11442 Tiara Street
  79      079D       080D        2      248 S. Occidental Blvd.                        248 S. Occidental Blvd.
------------------------------------------------------------------------------------------------------------------------------------
  79      079E       080B        2      15202-222 Victory Blvd.                        15202-222 Victory Blvd.
  79      079F       080A        2      5611 Fulcher Avenue                            5611 Fulcher Avenue
  80      080        099         1      Carroll Pool Summary                           Various Addresses
  80      080A       099B        1      Dorian Place                                   375 N. Dorian Way
  80      080B       099A        1      Wellsprings Assisted Living Facility           2104 W. Idaho Avenue
------------------------------------------------------------------------------------------------------------------------------------
  80      080C       099C        1      Indianhead Residential Care Facility           590 W. Indianhead Road
  81      081        265         2      Copacabana Mobile Home Park                    2717 Arrow Highway
  82      082        100         1      Budgetel St. Charles                           1425 South 5th Street
  83      083        101         2      942 Hyde Park                                  942 Hyde Park
  84      084        102         1      LG International Building                      13013 East 166th Street & 13012 Moore Street
------------------------------------------------------------------------------------------------------------------------------------
  85      085        104         2      Homestead Gardens Apartments                   Wall Road
  86      086        105         2      Westwood Portfolio Summary                     Various Addresses
  86      086A       105E        2      Hampton West Apartments                        157 Third Avenue
  86      086B       105B        2      Sturbridge Commons                             345 Kinderkamack Road
  86      086C       105D        2      Sutton Place West Apartments                   57 Crest Street
------------------------------------------------------------------------------------------------------------------------------------
  86      086D       105C        2      Linda Court Apartments                         110 Elm Street
  86      086E       105A        2      James Court Apartments                         120 Fairview Avenue
  86      086F       105F        2      Stratford Apartments                           195 Third Avenue
  87      087        106         2      Cherry Hill Plaza                              27359 Cherry Hill Road
  88      088        110         2      PFI - Lincoln Villa                            1825 Lincoln Avenue
------------------------------------------------------------------------------------------------------------------------------------
  89      089        107         1      Bayscene Mobilehome Park                       100 Woodlawn Ave.
  90      090        096         2      Edgewater Square                               2650 Pass Road
  91      091        108         1      Economic Press Building                        12 Daniel Road
  92      092        109         1      Commerce Security Center                       1533-1717 SW 1st Way
  93      093        111         2      PFI - Northgate                                825 Las Gallinas Avenue
------------------------------------------------------------------------------------------------------------------------------------
  94      094        112         2      Derrer Field Estates Apartments                3473 Derrer Hill Drive
  95      095        113         1      Cedarwood Valley Office Park                   1725-1765 Merriman Road
  96      096        116         1      One Finderne Avenue                            1 Finderne Avenue
  97      097        117         1      Best Western Chateau Suite Hotel               201 Lake Drive
  98      098        118         2      Affordable Warehouses                          NW 29th Street and NW 21st Avenue
------------------------------------------------------------------------------------------------------------------------------------
  99      099        267         2      Burke-Lewis Apartments                         776 Bush Street
 100      100        122         1      Rite Aid -  Burton                             G-4007 South Saginaw Road and Bristol Road
 101      101        123         2      AMP Building                                   59-61 Chubb Way
 102      102        124         1      Holiday Inn Express                            1695 Woodland Park Drive
 103      103        125         2      Anchorage Trade Center Building                619 East Warehouse Avenue
------------------------------------------------------------------------------------------------------------------------------------
 104      104        128         1      Quality Inn - Nautilus                         1538 Cape Coral Parkway
 105      105        129         2      Rain Tree Plaza                                4300 South Padre Island Drive
 106      106        130         1      Comfort Inn - Greensboro                       2001 Veasley Road
 107      107        131         2      1270 Gerard Avenue                             1270 Gerard Avenue
 108      108        133         1      Suburban Lodge of Baymeadows                   8285 Phillips Highway
------------------------------------------------------------------------------------------------------------------------------------
 109      109        134         1      Comfort Inn                                    4312 Cerrillos Road
 110      110        135         2      PFI - Creekside                                2575 Sir Francis Drake Blvd.
 111      111        132         2      PFI - Fairway                                  1000 Ignacio Blvd
 112      112        137         1      Franklin Court                                 2700 East Foothill Blvd
 113      113        139         1      West Lancaster Plaza                           2733-2849 West Avenue "L"
------------------------------------------------------------------------------------------------------------------------------------
 114      114        140         1      733 Yonkers Avenue                             733 Yonkers Avenue
 115      115        142         2      Bari Manor                                     31 Old Post Road South
 116      116        144         1      Eckerd's - Berwick #5923                       401 West Front Street
 117      117        145         1      244 West 39th Street                           244 West 39th Street
 118      118        143         2      690 Gerard Avenue                              690 Gerard Avenue
------------------------------------------------------------------------------------------------------------------------------------
 119      119        147         2      Lake Pointe Apartments                         1100 Grand Avenue
 120      120        148         2      230 East 167th Street                          230 East 167th Street
 121      121        146         2      2300 Grand Concourse                           2300 Grand Concourse
 122      122        149         1      CVS - Forest Hill                              5001-5011 Forest Hill Avenue
 123      123        160         1      Office Depot - Dallas                          5111 Greenville Avenue
------------------------------------------------------------------------------------------------------------------------------------
 124      124        154         1      8000 North Federal Highway                     8000 North Federal Highway
 125      125        155         1      Portofino Beach Hotel                          2304-2306 W Oceanfront
 126      126        156         1      CVS - Auburn                                   Court Street at Union Street
 127      127        158         2      PFI - Ignacio Pines                            195 Los Robles
 128      128        159         1      CVS - Montgomery                               10 Coliseum Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 129      129        157         2      984 Sheridan Avenue                            984 Sheridan Avenue
 130      130        162         2      Shop Rite Center                               775 NW 119th Street
 131      131        163         2      111 East 167th Street                          111 East 167th Street
 132      132        164         1      CVS - Cranston                                 1178-1194 Pontiac Avenue
 133      133        152         2      PFI - Oak Hill Apartments                      216 Marin Street
------------------------------------------------------------------------------------------------------------------------------------
 134      134        168         2      176 East 176th Street                          176 East 176th Street
 135      135        166         1      CVS - Bessemer                                 831 - 9th Avenue North
 136      136        167         2      2585-93 Grand Concourse                        2585-93 Grand Concourse
 137      137        170         1      2899-2901 Third Avenue                         2899-2901 Third Avenue
 138      138        169         1      CVS - Middlefield                              15925-15935 W. High Street
------------------------------------------------------------------------------------------------------------------------------------
 139      139        161         2      1210 Sherman Avenue                            1210 Sherman Avenue
 140      140        153         2      215 Mount Hope Place                           215 Mount Hope Place
 141      141        165         2      Hudson View Estates                            2 Lake View Drive
 142      142        173         1      Belleair Bazaar                                2901-2989 West Bay Drive
 143      143        171         2      Chateau Thierry Apartments                     10500 Hayne Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 144      144        172         1      CVS - Colonial Heights                         U.S. Rte 1/301 (Colonial Heights Blvd)
 145      145        175         1      CVS - Augusta                                  3527 Old Petersburg Road
 146      146        176         1      Safeguard Self Storage                         3134 Chestnut Drive
 147      147        177         1      CVS - New Haven #6496                          Hartzell Road & U.S. 930
 148      148        178         1      CVS - Huntersville                             Sam Furr Road and NC Highway 73
------------------------------------------------------------------------------------------------------------------------------------
 149      149        272         1      Buena Park Manor MHP                           7142 Orangethorpe Avenue
 150      150        179         1      Comfort Inn - Petersburg                       11974 South Crater Road
 151      151        180         1      CVS - Ringgold                                 US Highway 41 & Highway 151
 152      152        181         2      Continental Pak                                75 Onderdonk Avenue
 153      153        183         2      2544 Valentine Avenue                          2544 Valentine Avenue
------------------------------------------------------------------------------------------------------------------------------------
 154      154        184         1      CVS - Cleveland                                6301 Harvard Avenue
 155      155        186         1      CVS - Madison                                  717 Highway Street
 156      156        185         2      PFI - Westview                                 125 Nova Albion Way
 157      157        188         1      CVS - Painesville                              Route 20 at Palmer
 158      158        189         1      CVS - Pelzer                                   SC Highway 8
------------------------------------------------------------------------------------------------------------------------------------
 159      159        211         2      PFI - Ignacio Hills III                        401 Ignacio Boulevard
 160      160        191         1      Walgreens Plaza                                2785-2845 North Andrews Avenue
 161      161        193         1      Best Western - Wright Patterson                800 North Broad Street
 162      162        195         2      Clarion Hotel                                  34734 Pacific Coast Highway
 163      163        194         2      7600 Medley Industrial Building                7600-7650 N.W. 69th Avenue
------------------------------------------------------------------------------------------------------------------------------------
 164      164        197         1      CVS - Smyrna                                   Sam Ridley Parkway
 165      165        199         1      Citrus Plaza                                   230 US Highway 41
 166      166        200         2      Cane Village/Indian Summer Apartments          100 Melrose Avenue
 167      167        198         2      2908-10 Valentine Avenue                       2908-10 Valentine Avenue
 168      168        202         1      416-418 Knickerbocker                          416-418 Knickerbocker Avenue
------------------------------------------------------------------------------------------------------------------------------------
 169      169        196         2      2 Minerva Place                                2 Minerva Place
 170      170        201         2      PFI - Northern Apartments                      507 Northern Avenue
 171      171        203         2      Sparta Green Townhouses                        111 South Highland Avenue
 172      172        204         1      CVS - Owensboro                                3311 KY Highway 54
 173      173        205         1      CVS - Barnwell                                 Dunbarton Street
------------------------------------------------------------------------------------------------------------------------------------
 174      174        207         2      48 Hill Street                                 48 Hill Street
 175      175        206         1      Galaxy Hotel                                   860 Pennsylvania Avenue
 176      176        208         2      Elmwood Galleria                               77 West Elmwood Drive
 177      177        209         1      CVS - Marysville                               969 West Fifth Street
 178      178        182         2      1791 Grand Concourse                           1791 Grand Concourse
------------------------------------------------------------------------------------------------------------------------------------
 179      179        187         2      2505 Olinville Avenue                          2505 Olinville Avenue
 180      180        212         1      Econo Lodge - Biloxi                           1776 Beach Boulevard
 181      181        217         1      CVS - Bedford                                  SWC Northfield and Solon Rds.
 182      182        220         1      Ingram Park Plaza Shopping Center              6151 NW Loop 410
 183      183        221         1      Rite Aid - Detroit                             19160 Greenfield Road
------------------------------------------------------------------------------------------------------------------------------------
 184      184        222         2      Powell Street Warehouses                       5725 Powell Street
 185      185        218         2      3041 Holland Avenue                            3041 Holland Avenue
 186      186        214         2      3031 Holland Avenue                            3031 Holland Avenue
 187      187        219         2      1240 Sherman Avenue                            1240 Sherman Avenue
 188      188        226         1      2174 Pelham Associates                         2174-2180 White Plains Road
------------------------------------------------------------------------------------------------------------------------------------
 189      189        227         1      CVS - Cairo                                    Routes 23B and 32
 190      190        229         2      PFI - Strawberry                               11 South Knoll Drive
 191      191        228         1      CVS - Hopewell                                 Gringo-South Heights Road/Laurel Road
 192      192        233         1      54-64 Broad Street                             54-64 Broad Street
 193      193        236         2      PFI - Via Casitas                              140 Lower Via Casitas
------------------------------------------------------------------------------------------------------------------------------------
 194      194        234         1      Best Western - Celebration                     724 Madison Street
 195      195        237         1      Rite Aid - Dearborn                            7630 Wyoming Avenue
 196      196        239         1      Gateway Retail Center                          7100 Gateway Blvd. East
 197      197        246         2      PFI - Ignacio Hills I                          475 Ignacio Boulevard
 198      198        230         2      1945 Loring Place South                        1945 Loring Place South
------------------------------------------------------------------------------------------------------------------------------------
 199      199        240         2      Three Pines Apartments                         6222 Lewis Avenue
 200      200        241         1      363 Bloomfield Avenue                          363 Bloomfield Avenue
 201      201        248         2      Parker Plaza Shopping Center                   10401-10465 South Parker Road
 202      202        243         1      Nature's Edge Assisted Living Facility         699 NW Airoso Boulevard
 203      203        244         2      PFI - Country Club                             980 Ignacio Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 204      204        245         2      202 Industrial Loop                            202 Industrial Loop
 205      205        249         2      Stonegate Apartments                           747 N. Azusa Avenue
 206      206        250         1      1655 East 13th Street                          1655 East 13th Street
 207      207        251         2      Villa Serena                                   1380 and 1390 Moline Street
 208      208        271         2      Lake Village Apartments                        3700 Lake Avenue
------------------------------------------------------------------------------------------------------------------------------------
 209      209        255         1      AeroPanel Building                             661 Myrtle Avenue
 210      210        253         2      344 East 209th Street                          344 East 209th Street
 211      211        254         2      2935 Holland Avenue                            2935 Holland Avenue
 212      212        258         2      Sherwood Townhouses                            7 Sherwood Avenue
 213      213        256         2      2885 Briggs Avenue                             2885 Briggs Avenue
------------------------------------------------------------------------------------------------------------------------------------
 214      214        260         2      PFI - Ignacio Hills IV                         551 Ignacio Boulevard
 215      215        259         2      116 Henwood Place                              116 Henwood Place
 216      216        261         1      398 Third Avenue                               398 Third Avenue
 217      217        263         1      SpinCycle 173 - Milwaukee                      2239 W. National Avenue

                                                                                                                 ORIGINAL
                                                                                                                PRINCIPAL
                                                                                                                   LOAN
      CITY                        STATE                ZIP CODE                PROPERTY TYPE                     BALANCE
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Office                           86,909,466
Staten Island                      NY                   10309                  Office
Louisville                         KY                   40222                  Office
Woodcliff Lake                     NJ                   07675                  Office
Louisville                         KY                   40222                  Office
---------------------------------------------------------------------------------------------------------------------------
Louisville                         KY                   40223                  Retail, Anchored
Louisville                         KY                   40223                  Office
Louisville                         KY                   40220                  Office
Louisville                         KY                   40222                  Office
Wichita                            KS                   67208                  Office
---------------------------------------------------------------------------------------------------------------------------
Wichita                            KS                   67206                  Office
New York                           NY                   10038                  Office                           75,000,000
Various Cities                   Various               Various                 Industrial                       83,000,000
Gaithersburg                       MD                   20877                  Industrial
Frederick                          MD                   21701                  Office
---------------------------------------------------------------------------------------------------------------------------
Randallstown                       MD                   21133                  Industrial
Gaithersburg                       MD                   20877                  Industrial
Martinsburg                        WV                   25401                  Retail, Anchored
Frederick                          MD                   21701                  Industrial
Frederick                          MD                   21704                  Industrial
---------------------------------------------------------------------------------------------------------------------------
Westminster                        MD                   21157                  Industrial
Gaithersburg                       MD                   20877                  Retail, Unanchored
Frederick                          MD                   21701                  Office
Frederick                          MD                   21701                  Office
Largo                              MD                   20785                  Office
---------------------------------------------------------------------------------------------------------------------------
Germantown                         MD                   20876                  Office
Gaithersburg                       MD                   20879                  Industrial
Various Cities                   Various               Various                 Lodging, Full Service            81,569,558
Chicago                            IL                   60610                  Lodging, Full Service
Houston                            TX                   77060                  Lodging, Full Service
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Office                           75,000,000
Washington                         DC                   20024                  Office
Washington                         DC                   20024                  Lodging, Full Service
New York                           NY                   10016                  Office                           75,000,000
Los Angeles                        CA                   90064                  Office                           60,000,000
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Multifamily                      55,745,250
Las Vegas                          NV                   89119                  Multifamily
Dallas                             TX                   75231                  Multifamily
Miami                              FL                   33173                  Multifamily
Plano                              TX                   75074                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Fort Worth                         TX                                          Multifamily
Dallas                             TX                   75227                  Multifamily
Houston                            TX                   77036                  Multifamily
Houston                            TX                   77091                  Multifamily
Arlington                          TX                   76010                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
St. Petersburg                     FL                   33713                  Multifamily
Iselin                             NJ                   08830                  Office                           54,900,000
Various Cities                   Various               Various                 Multifamily                      52,709,690
Decatur                            GA                   30035                  Multifamily
Irving                             TX                   75038                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Grand Prairie                      TX                   75051                  Multifamily
Houston                            TX                   77092                  Multifamily
Houston                            TX                   77099                  Multifamily
Sacramento                         CA                   95823                  Multifamily
Duncanville                        TX                   75055                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Albuquerque                        NM                   87109                  Multifamily
Richmond                           VA                   23227                  Multifamily
Albuquerque                        NM                   87123                  Multifamily
Albuquerque                        NM                   87109                  Multifamily
Dallas                             TX                   75231                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Pearl City, Island of Oahu         HI                   96782                  Retail, Anchored                 50,000,000
Washington                         DC                   20036                  Office                           46,200,000
Various Cities                   Various               Various                 Multifamily                      44,088,900
Alameda                            CA                   94501                  Multifamily
Birmingham                         AL                   35209                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Industrial                       41,841,021
Alexandria                         VA                   22312                  Industrial
Herndon                            VA                   20170                  Office
Elkridge                           MD                   21227                  Industrial
Elkwood                            VA                   20170                  Industrial
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Retail, Anchored                 37,000,000
Irving                             TX                                          Retail, Anchored
North Richland Hills               TX                   76180                  Retail, Anchored
North Richland Hills               TX                   76180                  Industrial
Various Cities                   Various               Various                 Credit Lease                     30,291,596
---------------------------------------------------------------------------------------------------------------------------
San Antonio                        TX                   78207                  Credit Lease
Plano                              TX                   75074                  Credit Lease
Lubbock                            TX                   79412                  Credit Lease
San Antonio                        TX                   78257                  Credit Lease
College Station                    TX                   77840                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
San Angelo                         TX                   76901                  Credit Lease
Beverly Hills                      CA                   90211                  Office                           23,700,000
Towson                             MD                   21286                  Multifamily                      23,577,591
Various Cities                   Various               Various                 Credit Lease                     23,302,898
Columbia                           MD                   21045                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Commerce Township                  MI                   48322                  Credit Lease
Morrow                             GA                   30260                  Credit Lease
Union City                         GA                   30291                  Credit Lease
Berkeley                           CA                   94704                  Credit Lease
Mount Laurel                       NJ                   08054                  Multifamily                      22,232,427
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Retail                           19,770,000
Sarasota                           FL                   33577                  Retail, Anchored
Urbana                             IL                   61801                  Retail, Anchored
O'Fallon                           MO                   63366                  Retail, Anchored
Bowling Green                      OH                   43402                  Retail, Anchored
---------------------------------------------------------------------------------------------------------------------------
Independence                       MO                   64056                  Retail, Anchored
Steger                             IL                   60475                  Retail, Single Tenant
Lockport                           IL                   60441                  Retail, Anchored
New Hope                           MN                   55428                  Retail, Single Tenant
Yazoo City                         MS                   39194                  Retail, Anchored
---------------------------------------------------------------------------------------------------------------------------
Huntsville                         AL                   35816                  Retail, Single Tenant
Various Cities                   Various               Various                 Retail, Single Tenant            19,700,000
Valatie                            NY                   12184                  Retail, Single Tenant
Morristown                         VT                   05661                  Retail, Single Tenant
Tannersville                       NY                   12485                  Retail, Single Tenant
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Credit Lease                     19,213,232
Kissimmee                          FL                   34747                  Credit Lease
Tampa                              FL                   33612                  Credit Lease
Lakeland                           FL                   33805                  Credit Lease
Tallahassee                        FL                   32303                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Industrial                       17,800,000
Edison                             NJ                   08837                  Industrial
Hillsborough                       NJ                   08502                  Office
Carteret                           NJ                   07008                  Office
Edison                             NJ                   08837                  Industrial
---------------------------------------------------------------------------------------------------------------------------
Edison                             NJ                   08837                  Industrial
Various Cities                   Various               Various                 Credit Lease                     17,866,864
Thousand Oaks                      CA                   91360                  Credit Lease
San Jose                           CA                   95123                  Credit Lease
Alhambra                           CA                   91801                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Sacramento                         CA                   95864                  Credit Lease
Indianapolis                       IN                   46219                  Credit Lease
Indianapolis                       IN                   46227                  Credit Lease
Phoenix                            AZ                   85031                  Credit Lease
Littleton                          CO                   80122                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Credit Lease                     15,681,646
Council Bluffs                     IA                   51501                  Credit Lease
Topeka                             KS                   66604                  Credit Lease
Salina                             KS                   67401                  Credit Lease
Madison                            WI                   53704                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Shawnee                            OK                   74801                  Credit Lease
Henderson                          NV                   89014                  Multifamily                      15,325,000
Mill Creek Hundred                 DE                   19711                  Multifamily                      15,230,992
Various Cities                   Various               Various                 Credit Lease                     14,493,210
Niantic                            CT                   06357                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Nashua                             NH                   03062                  Credit Lease
Newport                            RI                   02840                  Credit Lease
Wilmington                         DE                   19720                  Credit Lease
Brattleboro                        VT                   05301                  Credit Lease
Austin                             TX                   75231                  Credit Lease                     14,413,144
---------------------------------------------------------------------------------------------------------------------------
Los Angeles                        CA                   90048                  Retail, Anchored                 14,000,000
Various Cities                   Various               Various                 Credit Lease                     13,812,715
Greensboro                         NC                   27408                  Credit Lease
Memphis                            TN                   38134                  Credit Lease
Florence                           KY                   41042                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Aberdeen (Pinehurst)               NC                   28315                  Credit Lease
Village of Royal Palm Beach        FL                   33411                  Credit Lease                     13,571,358
South Williamson                   KY                   41503                  Retail, Anchored                 13,250,000
Various Cities                   Various               Various                 Credit Lease                     13,157,902
Phoenix                            AZ                   85051                  Credit Lease
---------------------------------------------------------------------------------------------------------------------------
Sacramento                         CA                   95828                  Credit Lease
Santa Maria                        CA                   93454                  Credit Lease
St. Louis                          MO                   63124                  Nursing Home                     12,800,000
Las Vegas                          NV                   81166                  Multifamily                      12,675,000
New Haven                          CT                   06511                  Retail, Anchored                 12,500,000
---------------------------------------------------------------------------------------------------------------------------
Honolulu                           HI                   96815                  Retail, Single Tenant            12,000,000
Opelousas                          LA                   70570                  Retail, Anchored                 10,800,000
Hilliard                           OH                   43026                  Credit Lease                     10,683,961
Los Angeles                        CA                   90014                  Retail, Unanchored               10,100,000
Farmington                         MI                   48335                  Lodging, Full Service            10,000,000
---------------------------------------------------------------------------------------------------------------------------
Jacksonville                       FL                   32216                  Multifamily                       9,925,000
Englewood Cliffs                   NJ                   07632                  Office                            9,650,000
Hazlet                             NJ                   07730                  Retail, Anchored                  9,300,000
Monterey Park                      CA                   91755                  Lodging, Full Service             9,000,000
Fernandina Beach                   FL                   32034                  Retail, Anchored                  8,700,000
---------------------------------------------------------------------------------------------------------------------------
Asheville                          NC                   28803                  Retail, Anchored                  8,050,000
Agawam                             MA                   01030                  Retail, Single Tenant             8,000,000
Bellingham                         MA                   02019                  Credit Lease                      7,999,990
Dania                              FL                   33004                  Industrial                        7,800,000
Various Cities                   Various               Various                 Credit Lease                      7,684,218
---------------------------------------------------------------------------------------------------------------------------
Libby                              MT                   59923                  Credit Lease                      1,674,168
Ogallala                           NE                   69153                  Credit Lease                      1,635,084
Superior                           NE                   68978                  Credit Lease                      1,529,487
Newcastle                          WY                   82701                  Credit Lease                      1,502,011
Clay Center                        KS                   67432                  Credit Lease                      1,343,468
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Multifamily                       7,442,000
Van Nuys                           CA                   91436                  Multifamily
Van Nuys                           CA                   91401                  Multifamily
Sherman Oaks                       CA                   91423                  Multifamily
Van Nuys                           CA                   91406                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Sherman Oaks                       CA                   91436                  Multifamily
North Hollywood                    CA                   91601                  Multifamily
North Hollywood                    CA                   91436                  Multifamily
Los Angeles                        CA                   90057                  Multifamily
Los Angeles                        CA                   91436                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
North Hollywood                    CA                   91601                  Multifamily
Canoga Park                        CA                   91303                  Multifamily
Hollywood                          CA                   91436                  Multifamily
North Hollywood                    CA                   91601                  Multifamily
Hempstead                          NY                   11550                  Multifamily                       7,000,000
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Multifamily                       6,900,000
Tacoma                             WA                   98404                  Multifamily
Tacoma                             WA                   98467                  Multifamily
Chehalis                           WA                   98532                  Multifamily
Kennewick                          WA                   99336                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Retail, Single Tenant             6,667,500
Canton                             OH                   44718                  Retail, Single Tenant             3,642,500
Spartanburg                        SC                   29301                  Retail, Single Tenant             3,025,000
Muskogee                           OK                   74403                  Retail, Anchored                  6,600,000
Various Cities                   Various               Various                 Special Purpose                   6,560,000
---------------------------------------------------------------------------------------------------------------------------
Rincon                             GA                   31326                  Special Purpose
Chapin                             SC                                          Special Purpose
China Grove                        NC                   28023                  Special Purpose
Lyman                              SC                   29365                  Special Purpose
Dallas                             NC                   28034                  Special Purpose
---------------------------------------------------------------------------------------------------------------------------
Carrollton                         VA                   23314                  Special Purpose
Grand Isle                         LA                   70358                  Special Purpose
West Union                         SC                   29696                  Special Purpose
Nesbit                             MS                   38651                  Special Purpose
Little Mountain                    SC                   29075                  Special Purpose
---------------------------------------------------------------------------------------------------------------------------
Barneveld                          NY                   13304                  Special Purpose
East Berne                         NY                   12059                  Special Purpose
Jonesville                         SC                   29353                  Special Purpose
Bronx                              NY                   10454                  Multifamily                       6,306,000
Luling                             LA                   70070                  Retail, Anchored                  6,300,000
---------------------------------------------------------------------------------------------------------------------------
Novato                             CA                   94949                  Multifamily                       6,231,000
Wayne                              NJ                   07470                  Industrial                        6,000,000
Woodside                           NY                   11377                  Industrial                        6,000,000
Lutz                               FL                   33549                  Retail, Anchored                  5,800,000
Lincoln                            NE                   68504                  Retail, Anchored                  5,625,000
---------------------------------------------------------------------------------------------------------------------------
Riverview                          FL                   33569                  Multifamily                       5,600,000
Wilton Manors                      FL                   33305                  Retail, Unanchored                5,500,000
Various Cities                   Various               Various                 Lodging, Limited Service          5,350,000
Erie                               PA                   16509                  Lodging, Limited Service
Boardman                           OH                   44512                  Lodging, Limited Service
---------------------------------------------------------------------------------------------------------------------------
St. Thomas                         VI                   00802                  Retail, Unanchored                5,300,000
New York                           NY                   10038                  Office                            5,250,000
San Francisco                      CA                   94109                  Multifamily                       5,200,000
Diamond Bar                        CA                   91765                  Office                            5,200,000
Sacramento                         CA                   95825                  Special Purpose                   4,850,000
---------------------------------------------------------------------------------------------------------------------------
Austin                             TX                   78705                  Multifamily                       4,800,000
Various Cities                   Various               Various                 Multifamily                       4,750,000
New York                           NY                   10028                  Multifamily
New York                           NY                   10011                  Multifamily
New York                           NY                   10019                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
New York                           NY                   10019                  Multifamily
Alameda                            CA                   94501                  Medical Office                    4,600,000
Various Cities                   Various               Various                 Retail                            4,600,000
Henrietta                          NY                   14623                  Office
Henrietta                          NY                   14623                  Retail, Unanchored
---------------------------------------------------------------------------------------------------------------------------
Various Cities                   Various               Various                 Multifamily                       4,558,000
Canoga Park                        CA                   91306                  Multifamily
Van Nuys                           CA                   91405                  Multifamily
North Hollywood                    CA                   91601                  Multifamily
Los Angeles                        CA                   90057                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Van Nuys                           CA                   91411                  Multifamily
North Hollywood                    CA                   91436                  Multifamily
Various Cities                   Various               Various                 Assisted Living Facility          4,505,000
Ontario                            OR                   97914                  Assisted Living Facility
Ontario                            OR                   97914                  Assisted Living Facility
---------------------------------------------------------------------------------------------------------------------------
Weiser                             ID                   83672                  Nursing Home
LaVerne                            CA                   91750                  Mobile Home Park                  4,450,000
St. Charles                        MO                   63301                  Lodging, Limited Service          4,420,000
Boston                             MA                   02136                  Retail, Anchored                  4,400,000
Cerritos                           CA                   90701                  Industrial                        4,350,000
---------------------------------------------------------------------------------------------------------------------------
Spring Lake Heights                NJ                   07762                  Multifamily                       4,276,375
Various Cities                   Various               Various                 Multifamily                       4,210,000
Westwood                           NJ                   07675                  Multifamily
Westwood Borough                   NJ                   07675                  Office
Westwood Borough                   NJ                   07675                  Multifamily
---------------------------------------------------------------------------------------------------------------------------
Westwood                           NJ                   07676                  Multifamily
Westwood Borough                   NJ                   07675                  Multifamily
Westwood                           NJ                   07675                  Multifamily
Inkster                            MI                   48141                  Retail, Anchored                  4,100,000
San Rafael                         CA                   94901                  Multifamily                       4,065,000
---------------------------------------------------------------------------------------------------------------------------
Chula Vista                        CA                   91910                  Mobile Home Park                  4,050,238
Biloxi                             MS                   39531                  Retail, Unanchored                4,000,000
Fairfield                          NJ                   07004                  Industrial                        4,000,000
Deerfield Beach                    FL                   33064                  Industrial                        4,000,000
San Rafael                         CA                   94903                  Multifamily                       3,864,000
---------------------------------------------------------------------------------------------------------------------------
Columbus                           OH                   43204                  Multifamily                       3,864,000
Akron                              OH                   44313                  Office                            3,840,000
Bridgewater                        NJ                   08807                  Industrial                        3,800,000
Shreveport                         LA                   71101                  Lodging, Limited Service          3,750,000
Oakland Park                       FL                   33311                  Industrial                        3,700,000
---------------------------------------------------------------------------------------------------------------------------
San Francisco                      CA                   94102                  Multifamily                       3,645,000
Burton                             MI                                          Credit Lease                      3,578,954
Branchburg                         NJ                   08876                  Industrial                        3,560,000
Layton                             UT                   84041                  Lodging, Limited Service          3,500,000
Anchorage                          AK                   99501                  Industrial                        3,500,000
---------------------------------------------------------------------------------------------------------------------------
Cape Coral                         FL                   33904                  Lodging, Limited Service          3,300,000
Corpus Christi                     TX                   78411                  Retail, Unanchored                3,230,000
Greensboro                         NC                   27407                  Lodging, Limited Service          3,225,000
New York                           NY                   10452                  Multifamily                       3,200,000
Jacksonville                       FL                   32256                  Lodging, Extended Stay            3,150,000
---------------------------------------------------------------------------------------------------------------------------
Santa Fe                           NM                   87505                  Lodging, Limited Service          3,150,000
Fairfax                            CA                   94939                  Multifamily                       3,041,000
Novato                             CA                   94949                  Multifamily                       3,015,000
Pasadena                           CA                   91107                  Office                            3,000,000
Lancaster                          CA                   93536                  Retail, Anchored                  2,925,000
---------------------------------------------------------------------------------------------------------------------------
Yonkers                            NY                   10704                  Office                            2,900,000
Croton-on-Hudson                   NY                   10520                  Multifamily                       2,885,000
Berwick                            PA                   18603                  Credit Lease                      2,793,838
New York                           NY                   10018                  Office                            2,775,000
Bronx                              NY                   10451                  Multifamily                       2,740,000
---------------------------------------------------------------------------------------------------------------------------
Schofield                          WI                   54476                  Multifamily                       2,750,000
Bronx                              NY                   10456                  Multifamily                       2,720,000
Bronx                              NY                   10458                  Multifamily                       2,720,000
Richmond                           VA                   23225                  Credit Lease                      2,673,833
Dallas                             TX                   75206                  Credit Lease                      2,526,384
---------------------------------------------------------------------------------------------------------------------------
Boca Raton                         FL                   33434                  Office                            2,500,000
Newport Beach                      CA                   92663                  Lodging, Full Service             2,500,000
Auburn                             ME                   04210                  Credit Lease                      2,487,366
Novato                             CA                   94949                  Multifamily                       2,480,000
Montgomery                         AL                   36109                  Credit Lease                      2,428,261
---------------------------------------------------------------------------------------------------------------------------
Bronx                              NY                   10456                  Multifamily                       2,400,000
North Miami                        FL                   33168                  Retail, Anchored                  2,400,000
Bronx                              NY                   10452                  Multifamily                       2,400,000
Cranston                           RI                   02920                  Credit Lease                      2,374,166
San Rafael                         CA                   94901                  Multifamily                       2,303,000
---------------------------------------------------------------------------------------------------------------------------
Bronx                              NY                   10457                  Multifamily                       2,300,000
Bessemer                           AL                   35020                  Credit Lease                      2,301,350
Bronx                              NY                   10468                  Multifamily                       2,300,000
Bronx                              NY                   10455                  Retail, Unanchored                2,275,000
Middlefield                        OH                   44062                  Credit Lease                      2,253,543
---------------------------------------------------------------------------------------------------------------------------
Bronx                              NY                   10456                  Multifamily                       2,250,000
Bronx                              NY                   10457                  Multifamily                       2,250,000
Peekskill                          NY                   10566                  Multifamily                       2,240,000
Belleair Bluffs                    FL                   33770                  Retail, Unanchored                2,236,000
New Orleans                        LA                   70127                  Multifamily                       2,220,000
---------------------------------------------------------------------------------------------------------------------------
Colonial Heights                   VA                   23834                  Credit Lease                      2,215,236
Augusta                            GA                   30907                  Credit Lease                      2,198,416
Doraville                          GA                   30130                  Self-Storage                      2,180,000
New Haven                          IN                   46774                  Credit Lease                      2,175,024
Huntersville                       NC                   28078                  Credit Lease                      2,173,698
---------------------------------------------------------------------------------------------------------------------------
Buena Park                         CA                   90621                  Mobile Home Park                  2,150,000
Petersburg                         VA                   23805                  Lodging, Limited Service          2,150,000
Ringgold                           GA                   30736                  Credit Lease                      2,118,307
Ridgewood                          NY                   11385                  Industrial                        2,100,000
New York                           NY                   10458                  Multifamily                       2,100,000
---------------------------------------------------------------------------------------------------------------------------
Cleveland                          OH                   44124                  Credit Lease                      2,092,344
Madison                            NC                   27025                  Credit Lease                      2,079,870
San Rafael                         CA                   94903                  Multifamily                       2,037,000
Painesville                        OH                   44077                  Credit Lease                      2,018,150
Pelzer                             SC                   29669                  Credit Lease                      2,013,530
---------------------------------------------------------------------------------------------------------------------------
Novato                             CA                   94949                  Multifamily                       2,007,000
Wilton Manors                      FL                   33311                  Retail, Anchored                  2,000,000
Fairborn                           OH                   45324                  Lodging, Full Service             2,000,000
Capistrano Beach                   CA                   92624                  Lodging, Extended Stay            2,000,000
Medley                             FL                   33166                  Industrial                        2,000,000
---------------------------------------------------------------------------------------------------------------------------
Smyrna                             TN                   37167                  Credit Lease                      1,973,764
Inverness                          FL                   36250                  Retail, Anchored                  1,930,000
Natchitoches                       LA                   71457                  Multifamily                       1,920,000
Bronx                              NY                   10458                  Multifamily                       1,860,000
Brooklyn                           NY                   11237                  Retail, Single Tenant             1,850,000
---------------------------------------------------------------------------------------------------------------------------
Bronx                              NY                   10468                  Multifamily                       1,840,000
Mill Valley                        CA                   94941                  Multifamily                       1,830,000
Ossining                           NY                   10562                  Multifamily                       1,824,000
Owensboro                          KY                   42301                  Credit Lease                      1,815,483
Barnwell                           SC                   29812                  Credit Lease                      1,807,234
---------------------------------------------------------------------------------------------------------------------------
Bloomfield                         NJ                   07003                  Multifamily                       1,800,000
Brooklyn                           NY                   11207                  Lodging, Limited Service          1,800,000
Centerville                        OH                   45459                  Office                            1,800,000
Marysville                         OH                   43040                  Credit Lease                      1,787,026
Bronx                              NY                   10453                  Multifamily                       1,777,000
---------------------------------------------------------------------------------------------------------------------------
Bronx                              NY                   10467                  Multifamily                       1,735,000
Biloxi                             MS                   39531                  Lodging, Limited Service          1,725,000
Bedford                            OH                   44146                  Credit Lease                      1,624,600
San Antonio                        TX                   78238                  Retail, Unanchored                1,600,000
Detroit                            MI                   48235                  Credit Lease                      1,604,436
---------------------------------------------------------------------------------------------------------------------------
Jefferson Parish                   LA                   70115                  Industrial                        1,600,000
Bronx                              NY                   10467                  Multifamily                       1,580,000
Bronx                              NY                   10467                  Multifamily                       1,548,000
Bronx                              NY                   10456                  Multifamily                       1,525,000
Bronx                              NY                   10462                  Retail, Unanchored                1,500,000
---------------------------------------------------------------------------------------------------------------------------
Cairo                              NY                   12413                  Credit Lease                      1,444,868
Mill Valley                        CA                   94941                  Multifamily                       1,431,000
Hopewell                           PA                   15001                  Credit Lease                      1,403,424
Elizabeth                          NJ                   07201                  Office                            1,350,000
Greenbrae                          CA                   94904                  Multifamily                       1,339,000
---------------------------------------------------------------------------------------------------------------------------
Shelbyville                        TN                   37160                  Lodging, Limited Service          1,350,000
Dearborn                           MI                   48120                  Credit Lease                      1,333,342
El Paso                            TX                   79915                  Retail, Unanchored                1,300,000
Novato                             CA                   94949                  Multifamily                       1,285,000
Bronx                              NY                   10453                  Multifamily                       1,280,000
---------------------------------------------------------------------------------------------------------------------------
Toledo                             OH                   43612                  Multifamily                       1,260,000
Montclair                          NJ                   07042                  Retail, Unanchored                1,250,000
Parker                             CO                   80134                  Retail, Unanchored                1,200,000
Port St. Lucie                     FL                   34983                  Assisted Living Facility          1,200,000
Novato                             CA                   94949                  Multifamily                       1,121,000
---------------------------------------------------------------------------------------------------------------------------
Staten Island                      NY                   10309                  Industrial                        1,106,000
West Covina                        CA                   91791                  Multifamily                       1,050,000
Brooklyn                           NY                   11235                  Medical Office                    1,040,000
Aurora                             CO                   80909                  Multifamily                       1,000,000
Rochester                          NY                   14612                  Multifamily                         900,000
---------------------------------------------------------------------------------------------------------------------------
Boonton                            NJ                   07005                  Industrial                          875,000
Bronx                              NY                   10467                  Multifamily                         855,000
Bronx                              NY                   10467                  Multifamily                         825,000
Ossining                           NY                   10562                  Multifamily                         697,000
Bronx                              NY                   10458                  Multifamily                         680,000
---------------------------------------------------------------------------------------------------------------------------
Novato                             CA                   94949                  Multifamily                         583,000
Bronx                              NY                   10453                  Multifamily                         560,000
New York                           NY                   10016                  Multifamily                         499,995
Milwaukee                          WI                   53204                  Retail, Single Tenant               335,000

 CUT-OFF DATE         CUT-OFF
PRINCIPAL LOAN     DATE PRINCIPAL
   BALANCE          BALANCE/UNIT         1996 NOI             1997 NOI                 1998 NOI        1998 DATE         1998 TYPE
------------------------------------------------------------------------------------------------------------------------------------
  86,666,578            71              6,144,738            10,494,309
  20,768,955            81                                    1,579,282
  15,956,972            68              2,013,395             2,383,252
  14,621,661           119                                    1,835,120
   9,547,477            70              1,182,286             1,224,603
------------------------------------------------------------------------------------------------------------------------------------
   7,344,213            65                971,999             1,045,707
   6,209,198            61                542,243               650,078
   4,873,887            64                644,595               748,825
   3,204,748            51                312,754               346,993
   2,069,733            36                165,101               301,178
------------------------------------------------------------------------------------------------------------------------------------
   2,069,733            36                312,365               379,271
  74,948,322           149
  82,871,008            61
  10,603,574            59              1,114,145             1,317,108
   8,645,991           132                695,410               605,693
------------------------------------------------------------------------------------------------------------------------------------
   8,401,293            49                703,712               749,208
   8,319,727            67                991,705                                      1,014,522       11/30/97         Annualized
   8,156,595            41                929,385             1,022,661
   7,585,634            46
   7,340,936            43                                                               619,334        6/30/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   6,525,276            79                659,439               684,667
   4,322,995            98
   2,936,374           101                                       87,664                  244,638        6/30/98         Trailing 12
   2,854,808            71                124,917               259,790
   2,773,242            74                163,376               205,647
------------------------------------------------------------------------------------------------------------------------------------
   2,283,847            93
   2,120,715            59
  81,569,558        98,277             11,303,801            13,062,570               13,356,121
  41,370,451       115,560              5,657,139             6,457,731                7,779,091        7/31/98         Trailing 12
  40,199,107        85,168              5,646,662             6,604,839                5,577,030        7/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
  74,961,792                            8,957,607            10,079,375               11,383,612
  59,372,393            67              7,181,712             7,814,165                8,963,413        6/30/98         Trailing 12
  15,589,399        42,134              1,775,895             2,265,210                2,420,199        6/30/98         Trailing 12
  74,355,366            84                                    9,794,970                7,803,271        6/30/98         Annualized
  60,000,000           192              9,216,180             8,413,150                8,675,092        8/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
  55,745,250        18,489              1,156,989             5,836,226                6,144,591
  11,962,500        31,480                                    1,340,870                1,138,284        9/30/98         Trailing 12
   8,772,500        12,391                                      419,551                  929,036        9/30/98         Trailing 12
   7,975,000        30,208                                      905,758                  918,223        9/30/98         Trailing 12
   6,539,500        28,188                                      782,427                  876,363        9/30/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   4,944,500        14,290                521,084               652,211                  580,815        9/30/98         Trailing 12
   4,466,000        21,471                                      534,126                  608,343        9/30/98         Trailing 12
   3,509,000        11,393                374,771               125,235                  158,619        9/30/98         Trailing 12
   3,269,750        16,349                                      608,218                  404,452        9/30/98         Trailing 12
   2,392,500        12,396                261,134               249,273                  233,589        9/30/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   1,914,000        10,875                                      218,557                  296,867        9/30/98         Trailing 12
  54,819,238            90                                    4,192,957
  52,709,690        20,304              1,987,806             6,017,615                5,333,197
   7,341,400        33,988                                    1,151,091                  875,581        9/30/98         Trailing 12
   5,545,100        26,918                                      630,845                  628,837        9/1/98          Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   5,232,700        15,761                                      663,780                  689,301        9/30/98         Trailing 12
   4,998,400        12,751                452,680               499,896                  396,450        9/30/98         Trailing 12
   4,764,100        11,131                564,773               595,646                  509,094        9/30/98         Trailing 12
   4,373,600        27,335                                      376,004                  400,169        9/30/98         Trailing 12
   4,217,400        34,569                                      525,232                  481,198        9/30/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   4,178,350        23,213                                      328,543                  308,901        9/30/98         Trailing 12
   3,748,800        24,031                446,622               577,388                  416,928        9/30/98         Trailing 12
   3,100,570        22,798                368,747               231,743                  136,665        9/30/98         Trailing 12
   2,631,970        21,226                                      275,042                  226,723        9/1/98          Trailing 12
   2,577,300        17,898                154,984               162,405                  263,350        9/30/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
  49,972,867           122              4,563,079             5,480,957                6,120,213        7/31/98         Trailing 12
  46,021,342           263              4,719,742             5,031,083                                 8/31/98         Annualized
  44,088,900        35,019              1,956,013             3,919,626                4,457,025
  28,409,100        46,194                                    2,040,143                2,796,491        9/30/98         Trailing 12
  15,679,800        24,348              1,956,013             1,879,483                1,660,534        9/30/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
  41,540,422            45              6,384,531             6,439,176                6,658,551
  25,252,536            51              3,988,566             4,112,412                4,231,201        8/31/98         Annualized
   8,585,862            80                710,783               946,565                1,175,167        8/31/98         Annualized
   4,861,113            28                924,648               931,259                  789,792        8/31/98         Annualized
   2,840,910            19                760,534               448,940                  462,391        8/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
  36,953,806            68              3,852,533             3,542,808                3,254,303
  18,775,606            78              2,120,685             1,791,864                1,494,588        5/22/98         Annualized
  15,105,828            80              1,440,495             1,450,879                1,449,979        5/22/98         Annualized
   3,072,372            26                291,353               300,065                  309,736        5/22/98         Annualized
  30,176,866        40,076
------------------------------------------------------------------------------------------------------------------------------------
   7,754,121        65,713
   5,778,549        48,971
   5,531,602        31,076
   4,494,427        36,540
   3,704,198        33,675
------------------------------------------------------------------------------------------------------------------------------------
   2,913,969        27,490
  23,700,000           116              2,234,576             2,247,152                2,356,321        8/31/98         Trailing 12
  23,564,880        44,800              2,064,551             2,384,612                2,440,820        3/31/98         Trailing 12
  23,302,898           115
   7,390,845           139
------------------------------------------------------------------------------------------------------------------------------------
   7,390,845           120
   2,956,338            99
   2,782,436            93
   2,782,436            98
  22,220,441        44,088              2,058,650             2,225,059                2,324,484        3/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
  19,716,966            19              3,084,785             3,167,160
   3,329,686            25                516,019               527,875
   2,350,367            42                310,037               344,257
   2,317,723            25                360,634               373,428
   2,089,215            15                373,485               378,239
------------------------------------------------------------------------------------------------------------------------------------
   1,925,995            14                291,507               285,171
   1,860,707            21                303,747               313,262
   1,795,419            18                247,025               291,921
   1,697,487            15                278,411               313,827
   1,240,471            16                221,505               168,454
------------------------------------------------------------------------------------------------------------------------------------
   1,109,895            11                182,415               170,726
  19,662,220           140              2,273,733             2,439,362
   8,426,666           116              1,026,667             1,061,941
   7,262,005           155                846,921               927,309
   3,973,550           183                400,145               450,112
------------------------------------------------------------------------------------------------------------------------------------
  19,143,664        36,604
   6,149,778        41,553
   5,257,068        35,047
   4,513,144        36,396
   3,223,674        31,918
------------------------------------------------------------------------------------------------------------------------------------
  17,790,686            48              2,206,469             2,082,815                2,051,686
   7,067,770            37                802,987               944,660                  955,782        6/30/98         Trailing 12
   3,811,052            76                528,865               328,293                  179,600        6/30/98         Trailing 12
   3,741,761           367                498,119               502,253                  559,348        6/30/98         Trailing 12
   2,251,986            27                242,872               204,814                  242,528        6/30/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
     918,117            24                133,626               102,795                  114,428        6/30/98         Trailing 12
  17,787,585           217
   3,085,110           237
   2,680,189           262
   2,651,266           273
------------------------------------------------------------------------------------------------------------------------------------
   2,265,627           236
   1,937,834           201
   1,846,245           188
   1,730,554           160
   1,590,760           173
------------------------------------------------------------------------------------------------------------------------------------
  15,623,817        37,922
   3,915,868        46,617
   3,767,164        41,397
   2,805,546        34,214
   2,706,410        29,741
------------------------------------------------------------------------------------------------------------------------------------
   2,428,829        37,950
  15,316,465        61,760                                                               975,876        6/30/98         Annualized
  15,222,781        36,770              1,380,776             1,572,895                1,603,174        3/31/98         Trailing 12
  14,443,020        33,824
   4,397,875        47,289
------------------------------------------------------------------------------------------------------------------------------------
   3,298,406        41,752
   2,548,768        33,536
   2,348,865        19,574
   1,849,106        31,341
  14,388,230           201
------------------------------------------------------------------------------------------------------------------------------------
  13,993,157            55              1,589,517             1,503,292                1,596,831        7/31/98         Annualized
  13,763,265        35,842
   4,879,884        39,039
   3,784,400        37,844
   2,659,039        33,659
------------------------------------------------------------------------------------------------------------------------------------
   2,439,942        30,499
  13,473,026           177
  13,243,338            47              1,720,668             1,625,412                1,710,295        9/30/98         Trailing 12
  13,112,290        33,882
   6,252,836        44,034
------------------------------------------------------------------------------------------------------------------------------------
   3,733,036        31,370
   3,126,418        24,813
  12,774,778       165,906              1,783,069             1,777,736                1,996,983        6/30/98         Trailing 12
  12,657,153        41,499              1,044,970             1,038,350                1,227,960        4/30/98         Annualized
  12,493,327           161
------------------------------------------------------------------------------------------------------------------------------------
  11,936,969         2,044                                    1,159,261                1,942,760        6/30/98         Trailing 12
  10,776,767            49              1,370,389             1,371,364                1,382,608        4/30/98         Trailing 12
  10,627,254            68
  10,094,357           142                995,396             1,157,512                1,160,516        4/30/98         Trailing 12
   9,979,093        38,381              1,546,404             1,622,699                1,623,333        6/30/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   9,920,464        22,144                803,338               776,722                  973,276        7/31/98         Annualized
   9,616,048           169              1,824,000             1,824,000                1,396,500        3/31/98         Annualized
   9,281,232            45              1,170,335               991,194                1,048,153        6/30/98         Annualized
   8,996,493        62,045              1,281,866             1,470,786
   8,700,000            42                996,332             1,040,049                1,060,071        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   8,050,000            49                455,613               830,281
   7,984,278           120                861,261               868,792                  912,220        3/31/98         Annualized
   7,943,633           150
   7,764,366            25                580,552             1,247,935                1,230,142        8/31/98         Annualized
   7,662,521            36
------------------------------------------------------------------------------------------------------------------------------------
   1,669,441            40
   1,630,467            38
   1,525,168            36
   1,497,770            36
   1,339,674            32
------------------------------------------------------------------------------------------------------------------------------------
   7,438,145        34,596                801,968               819,029                  834,779
   1,034,093        94,008                101,600               114,687                  114,985        7/31/98         Trailing 12
     903,814        22,595                116,002               118,993                  117,618        7/31/98         Trailing 12
     830,532        75,503                102,178                97,931                   98,011        7/31/98         Trailing 12
     614,756        20,492                 96,893                93,633                   98,940        7/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
     614,756        68,306
     602,543        33,475                 76,648                74,197                   74,079        7/31/98         Trailing 12
     578,115        41,294                 57,982                59,293                   54,205        7/31/98         Trailing 12
     569,973        25,908                 65,213                62,216                   70,196        7/31/98         Trailing 12
     537,403        33,588                 62,347                62,003                   60,448        7/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
     350,126        35,013                 34,929                36,134                   40,115        7/31/98         Trailing 12
     297,200        27,018                 37,133                38,686                   40,800        7/31/98         Trailing 12
     260,559        17,371                 28,573                33,976                   32,704        7/31/98         Trailing 12
     244,274        30,534                 22,470                27,280                   32,678        7/31/98         Trailing 12
   7,000,000        29,289                619,313               483,974
------------------------------------------------------------------------------------------------------------------------------------
   6,798,452        29,178              1,146,606             1,177,842                1,188,026
   2,706,536        25,295                529,110               532,016                  539,326        6/30/98         Annualized
   2,041,370        30,930                306,986               331,364                  332,447        6/30/98         Annualized
   1,408,316        42,676                172,408               184,398                  179,308        6/30/98         Annualized
     642,229        23,786                138,102               130,064                  136,945        6/30/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   6,645,906            72
   3,630,703            78
   3,015,203            66
   6,597,114            37                748,673               783,077                  797,433       10/19/98         Trailing 12
   6,514,620           109                                      452,416                   50,034
------------------------------------------------------------------------------------------------------------------------------------
   1,113,573           135
     957,666           145
     687,473            93                                       68,040
     636,424           125                                       70,410
     632,033            95                                       71,553
------------------------------------------------------------------------------------------------------------------------------------
     603,706           119                                       50,034
     492,005           146                                       54,960
     288,923            70                                       40,787
     285,542           103                                       35,512
     249,820            61                                       41,385
------------------------------------------------------------------------------------------------------------------------------------
     210,304           104                                       24,400
     200,742           133                                       23,225
     156,409            51                                       22,144
   6,300,581        42,571                777,867               746,440
   6,300,000            44                842,512               824,016                  821,197        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   6,228,111        64,876                479,078               919,604                  959,467        8/31/98         Trailing 12
   5,984,382            61                900,595               905,273
   5,974,670            51                779,571               703,260
   5,783,844            44                621,780               631,625                  600,009        4/30/98         Annualized
   5,612,164            48                580,654               770,309
------------------------------------------------------------------------------------------------------------------------------------
   5,600,000        27,723                                                               535,138        7/31/98         Annualized
   5,482,156            75                 31,288                 5,262                  257,530        8/31/98         Annualized
   5,328,399        27,608                892,578               903,333                  859,484
   3,330,249        32,973                525,181               569,922                  610,710        8/31/98         Annualized
   1,998,150        21,719                367,397               333,411                  248,774        8/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   5,278,249           265                565,247               539,501
   5,240,984            75                289,161               636,143
   5,197,109        57,746                472,537               545,624                  511,492        9/30/98         Trailing 12
   5,178,746            79                630,194               618,386                  887,680        7/31/98         Annualized
   4,827,366           253                795,277               832,246                  965,428        8/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   4,793,647        34,487                617,501               634,277                  581,782        6/30/98         Annualized
   4,738,569        58,501                300,679               299,379
   1,450,972        50,034                 88,914                77,397
   1,328,785        63,275                 99,199                92,088
   1,328,785        63,275                 86,750                84,506
------------------------------------------------------------------------------------------------------------------------------------
     630,027        63,003                 25,816                45,388
   4,600,000           185
   4,591,080            42                488,682               460,201
   2,435,134            50                329,517               371,047
   2,155,946            36                159,165                89,154
------------------------------------------------------------------------------------------------------------------------------------
   4,555,639        28,833                572,551               571,398                  591,602
   1,096,152        43,846                139,376               137,316                  142,717        7/31/98         Trailing 12
     971,766        22,599                114,238               115,671                  120,516        7/31/98         Trailing 12
     761,865        25,395                 87,075                84,195                   90,716        7/31/98         Trailing 12
     637,478        30,356                 84,551                83,647                   84,204        7/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
     629,704        31,485                 79,440                80,887                   84,362        7/31/98         Trailing 12
     458,674        24,141                 67,871                69,682                   69,087        7/31/98         Trailing 12
   4,498,950        47,861                560,871               709,668                  687,654
   2,133,417        47,409                230,168               289,260                  305,066        8/31/98         Trailing 12
   1,546,301        48,322                221,607               277,302                  253,181        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
     819,232        48,190                109,096               143,106                  129,407        8/31/98         Trailing 12
   4,442,095        25,677                270,261               330,005                  378,342        8/31/98         Annualized
   4,417,462        31,330                577,713               529,642                  682,672        8/31/98         Trailing 12
   4,390,626            99                                                               345,129        6/30/98         Trailing 12
   4,340,558            47               (153,055)             (131,178)
------------------------------------------------------------------------------------------------------------------------------------
   4,274,070        44,522                381,651               479,432                  455,480        7/31/98         Annualized
   4,201,726           358                459,182               549,600
   1,183,585        59,179                139,819               156,964
     961,663            82                 94,738               124,659
     961,663        56,568                100,163               108,344
------------------------------------------------------------------------------------------------------------------------------------
     466,037        51,782                 65,054                70,666
     369,870        52,839                 36,265                46,079
     258,909        51,782                 23,143                42,888
   4,098,160            35                489,695               513,441                  479,968        8/31/98         Trailing 12
   4,063,115        63,486                355,915               426,749                  454,706        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   4,035,586        32,028                420,230               393,435                  396,940        8/31/98         Trailing 12
   4,000,000            32                621,866               612,971                  661,365        8/31/98         Trailing 12
   3,996,282            39                 51,170               110,921                  176,690        3/31/98         Trailing 12
   3,981,726            22                666,178               779,707                  663,628        8/31/98         Annualized
   3,862,209        78,821                353,117               371,967                  404,877        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   3,854,487        25,526                414,306               463,919                  436,572        5/30/98         Trailing 12
   3,832,454            46                503,619               540,616                  593,566        5/31/98         Annualized
   3,790,432            17                316,101               883,917                  711,850        6/30/98         Annualized
   3,730,683        36,220              1,087,260               999,852                  966,422        6/30/98         Trailing 12
   3,683,096            19                603,493               634,109                  578,541        8/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   3,642,973        59,721                317,782               361,187                  372,870        9/30/98         Annualized
   3,560,238           318
   3,558,024            66                419,522               399,812                  417,198        6/30/98         Annualized
   3,496,226        34,277                                      743,974                  856,022        7/31/98         Trailing 12
   3,488,643            35                664,379               459,093                  447,403        7/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   3,290,225        23,009                480,298               483,416                  693,427        6/30/98         Trailing 12
   3,228,459            45                444,168               450,807
   3,215,828        26,145                468,268               703,749                  765,869        5/31/98         Trailing 12
   3,195,383        29,315                345,755               369,829                  406,198        5/31/98         Annualized
   3,144,317        22,785                                      547,775                  547,070        7/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   3,137,998        37,807                345,976               471,858                  525,161        5/31/98         Trailing 12
   3,039,590        63,325                267,980               290,869                  322,613        8/31/98         Trailing 12
   3,013,602        55,807                272,320               337,746                  348,912        8/31/98         Trailing 12
   2,998,789            70                325,786               322,176                  402,362        7/31/98         Trailing 12
   2,923,402            37                                      734,674                  792,000        3/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   2,898,018            62                226,788               318,341
   2,883,445        35,164                341,238               340,087                  290,852        7/31/98         Trailing 12
   2,781,678           198
   2,759,884            59                437,826               439,319
   2,740,000        35,584                283,845               299,640                  320,308        7/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   2,736,597        38,008                294,860               304,095                                 8/31/98         Annualized
   2,720,000        34,872                286,296               286,034                  311,173        7/31/98         Annualized
   2,720,000        35,325                315,696               304,064                  314,128        7/31/98         Annualized
   2,671,964           264
   2,524,380            83
------------------------------------------------------------------------------------------------------------------------------------
   2,495,191            92
   2,495,993       166,400                321,769               436,028                  516,820        3/31/98         Trailing 12
   2,485,162           245
   2,478,850        63,560                198,363               242,206                  266,867        8/31/98         Trailing 12
   2,427,442           240
------------------------------------------------------------------------------------------------------------------------------------
   2,400,000        31,169                222,297               252,726                  267,624        7/31/98         Annualized
   2,398,617            50                308,774                45,013                  276,508        7/31/98         Annualized
   2,396,503        35,243                256,054               271,617                  290,337        5/31/98         Annualized
   2,373,332           234
   2,301,932        65,769                240,601               267,138                  286,163        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   2,300,000        37,705                236,774               241,409                  262,804        7/31/98         Annualized
   2,299,743           227
   2,296,681        31,461                255,149               276,433                  283,586        5/31/98         Annualized
   2,273,396           228
   2,251,091           222
------------------------------------------------------------------------------------------------------------------------------------
   2,250,000        40,179                227,032               253,351                  273,427        7/31/98         Trailing 12
   2,250,000        31,250                236,942               257,342                  275,225        7/31/98         Annualized
   2,238,792        31,532                248,580               240,114                  249,247        7/31/98         Trailing 12
   2,236,000            58                250,193               282,556                  288,419        8/31/98         Trailing 12
   2,215,063        16,781                245,729               271,088                  310,993        7/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   2,213,198           219
   2,196,408           217
   2,175,519            24                354,025               339,922                  358,284        6/30/98         Trailing 12
   2,173,888           215
   2,172,174           215
------------------------------------------------------------------------------------------------------------------------------------
   2,144,931        25,234                305,049               295,044                  291,141        7/31/98         Annualized
   2,143,220        22,325                295,230               310,122
   2,116,349           209
   2,098,968            30
   2,096,970        29,125                217,686               248,837                  281,093        5/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   2,090,866           207
   2,077,611           205
   2,036,056        72,716                199,649               195,701                  214,545        8/31/98         Trailing 12
   2,015,924           199
   2,012,127           199
------------------------------------------------------------------------------------------------------------------------------------
   2,006,070        66,869                179,575               190,158                  218,312        8/31/98         Annualized
   1,995,780            74                207,519               178,637
   1,994,076        13,383                                      278,241                  430,224        6/30/98         Trailing 12
   1,991,585        58,576                288,769               285,236                  408,290        8/31/98         Annualized
   1,991,039            16                356,083               369,306                  358,853        3/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   1,971,569           195
   1,930,000            34                310,986               311,766                  334,529        8/31/98         Trailing 12
   1,915,683        19,955                123,921               186,185                  250,800        7/31/98         Annualized
   1,860,000        34,444                183,841               194,322                  220,966        8/1/98          Annualized
   1,845,638           252                 29,357                47,427
------------------------------------------------------------------------------------------------------------------------------------
   1,840,000        36,800                181,691               203,931                  214,766        7/31/98         Annualized
   1,829,152        70,352                167,952               181,405                  184,594        8/31/98         Trailing 12
   1,823,017        42,396                233,276               230,316                  231,742        7/31/98         Trailing 12
   1,814,530           179
   1,805,561           178
------------------------------------------------------------------------------------------------------------------------------------
   1,799,102        28,557                259,390               188,223                  216,343        7/31/98         Trailing 12
   1,797,417        31,534                449,139               519,678                  493,231        2/28/98         Trailing 12
   1,796,856            71                227,419               228,407                  207,490        5/29/98         Annualized
   1,785,062           176
   1,777,000        27,338                200,789               202,610                  209,812        7/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   1,735,000        35,408                195,331               209,218                  220,301        7/31/98         Annualized
   1,716,503        33,657                356,003               344,014                  328,769        2/28/98         Trailing 12
   1,623,093           160
   1,598,773            38                134,653               238,034                  245,203        8/31/98         Trailing 12
   1,598,697           143
------------------------------------------------------------------------------------------------------------------------------------
   1,580,199            18                203,775               204,750
   1,580,000        28,727                163,687               163,836                  179,282        7/31/98         Annualized
   1,548,000        28,145                                      165,097
   1,525,000        26,293                170,663               168,789                  179,202        7/31/98         Annualized
   1,496,463           162                236,171               247,844
------------------------------------------------------------------------------------------------------------------------------------
   1,444,114           143
   1,430,337        68,111                117,229               131,497                  150,827        8/31/98         Trailing 12
   1,402,926           139
   1,347,461            69                185,537               225,025                  257,176        7/31/98         Annualized
   1,338,379        70,441                121,809               132,868                  148,822        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   1,334,556        23,010                445,352               477,627                  429,823        7/31/98         Annualized
   1,321,705           121
   1,297,292            29                204,995               230,605                  298,095        4/30/98         Annualized
   1,284,404        64,220                122,388               125,757                  144,547        8/31/98         Trailing 12
   1,280,000        30,476                135,762               144,293                  148,841        7/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
   1,255,595        24,146                170,488               158,860                  137,917        7/31/98         Annualized
   1,248,673            86                198,468               179,997
   1,198,882            36                182,137               194,666
   1,194,637        36,201                                      245,074                  176,110        3/31/98         Trailing 12
   1,120,480        62,249                118,024               123,164                  129,104        8/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
   1,106,000            77
   1,047,473        27,565                                      129,121
   1,038,101           136                                                               138,860        9/4/98          Annualized
     999,068        20,814                 91,252               109,694                  127,561        8/31/98         Trailing 12
     898,267        18,714                107,766               124,701                  125,774        7/31/98         Trailing 12
------------------------------------------------------------------------------------------------------------------------------------
     873,730            31                114,692               143,137                  143,735        8/31/98         Trailing 12
     855,000        26,719                 87,207                96,980                  101,349        7/31/98         Annualized
     825,000        31,731                 85,185                86,478                  101,359        7/31/98         Annualized
     696,624        31,665                103,860                94,443                   99,913        7/31/98         Trailing 12
     680,000        32,381                 70,659                73,978                   87,472        7/31/98         Annualized
------------------------------------------------------------------------------------------------------------------------------------
     582,730        58,273                 46,866                51,020                   60,101        8/31/98         Trailing 12
     560,000        18,667                 51,296                62,295                   72,433        7/31/98         Annualized
     498,504        29,324                 83,456                80,236
     334,498            58


                                                                                                                           ANNUAL
                                                                                                         U/W NET            DEBT
  U/W NOI               1996 REV                1997 REV        1998 REV                U/W REV         CASH FLOW         SERVICE
-----------------------------------------------------------------------------------------------------------------------------------
 10,968,267            10,437,006              16,525,180                             17,562,816        8,849,705        7,053,294
  2,279,293                                     3,212,673                              4,288,264        1,704,294
  2,211,083             3,252,034               3,601,313                              3,420,040        1,790,187
  1,752,046                                     1,845,000                              1,835,340        1,528,878
  1,082,485             2,106,777               2,220,346                              2,061,826          869,841
-----------------------------------------------------------------------------------------------------------------------------------
  1,050,048             1,232,788               1,275,067                              1,320,157          938,454
    762,088             1,052,732               1,219,092                              1,378,940          593,647
    708,324               990,386               1,109,750                              1,072,413          573,543
    523,972               574,381                 614,093                                803,186          429,364
    308,392               539,346                 691,435                                714,330          219,176
-----------------------------------------------------------------------------------------------------------------------------------
    290,536               688,562                 736,411                                668,320          202,321
  7,248,163                                                                            8,481,674        7,147,248        6,303,624
  9,373,405             7,747,164               6,896,663       2,354,420             12,445,763        8,409,823        6,433,577
  1,177,004             1,549,735               1,563,663                              1,516,993        1,034,792
    990,674             1,247,547               1,028,673                              1,454,532          912,278
-----------------------------------------------------------------------------------------------------------------------------------
    936,338               877,851                 947,015                              1,149,686          814,468
    903,939             1,224,701                               1,200,214              1,194,334          778,965
  1,139,181             1,232,132               1,339,060                              1,436,391        1,000,505
    859,966                                                                            1,014,248          802,254
    773,241                                                       694,902                928,087          714,027
-----------------------------------------------------------------------------------------------------------------------------------
    724,607               887,593                 907,329                                938,823          655,483
    444,597                                                                              593,449          415,877
    289,069                                       206,274         459,304                492,758          255,690
    302,651               215,306                 343,329                                394,223          266,714
    332,497               512,299                 561,320                                610,040          293,789
-----------------------------------------------------------------------------------------------------------------------------------
    277,166                                                                              442,341          258,662
    222,475                                                                              279,858          206,319
 12,959,284            37,461,135              41,059,477      42,673,844             41,914,410       10,863,564        7,717,620
  6,998,693            18,396,811              19,925,844      21,528,417             19,826,649        6,007,361
  5,960,591            19,064,324              21,133,633      21,145,427             22,087,761        4,856,203
-----------------------------------------------------------------------------------------------------------------------------------
  9,456,881            24,027,857              24,636,260      26,221,173             24,198,838        8,085,519        6,379,500
  7,307,369            13,554,284              13,571,905      14,671,995             12,865,999        6,502,649
  2,149,512            10,473,573              11,064,355      11,549,178             11,332,839        1,582,870
 11,910,549                                    19,453,829      16,661,201             23,062,889        9,659,470        6,280,387
  7,688,447            12,198,396              11,522,454      12,054,665             10,898,717        7,139,453        5,398,250
-----------------------------------------------------------------------------------------------------------------------------------
  6,386,894             3,291,047              14,124,419      14,937,713             15,159,212        5,631,611        4,709,452
  1,129,836                                     2,477,549       2,241,824              2,241,504        1,034,836
    932,928                                     2,116,082       2,883,759              2,879,137          755,928
    819,101                                     1,764,821       1,823,949              1,718,139          753,101
    909,301                                     1,512,437       1,600,555              1,621,593          850,373
-----------------------------------------------------------------------------------------------------------------------------------
    636,775             1,199,923               1,433,329       1,250,931              1,318,344          550,275
    581,715                                     1,054,948       1,124,595              1,087,541          529,715
    365,768             1,203,642                 957,957       1,111,549              1,323,889          288,768
    458,898                                     1,077,790       1,135,413              1,185,629          408,898
    239,180               887,482                 938,190         973,102                975,861          190,325
-----------------------------------------------------------------------------------------------------------------------------------
    313,392                                       791,316         792,036                807,575          269,392
  6,474,403                                     8,362,551                             10,624,477        5,475,114        4,356,498
  5,986,745             5,464,201              12,790,479      13,136,630             13,641,103        5,333,317        4,453,003
    894,161                                     1,607,862       1,533,114              1,535,485          840,161
    657,655                                     1,327,742       1,379,634              1,381,263          606,155
-----------------------------------------------------------------------------------------------------------------------------------
    758,895                                     1,371,292       1,454,163              1,512,532          675,895
    578,235             1,648,027               1,490,244       1,622,280              1,793,820          480,235
    654,146             1,580,439               1,539,991       1,561,580              1,712,353          547,146
    438,276                                       814,890         869,128                903,272          398,276
    496,262                                       902,212         911,142                919,129          465,762
-----------------------------------------------------------------------------------------------------------------------------------
    276,366                                       853,541         959,096                893,063          231,366
    399,554               908,042               1,049,333         926,800                912,028          359,150
    255,664               749,637                 576,148         597,279                685,822          221,664
    266,748                                       619,401         623,506                652,926          235,748
    310,783               578,056                 637,823         698,908                739,410          271,759
-----------------------------------------------------------------------------------------------------------------------------------
  5,943,986             8,534,519               9,185,154       9,878,607             10,010,265        5,784,629        4,174,764
  4,907,378             6,774,234               7,087,343                              6,949,620        4,511,632        3,917,067
  4,768,275             3,182,253               7,250,396       7,907,543              8,205,305        4,453,775        3,724,704
  2,892,216                                     4,143,759       4,914,323              4,958,532        2,738,466
  1,876,059             3,182,253               3,106,637       2,993,220              3,246,773        1,715,309
-----------------------------------------------------------------------------------------------------------------------------------
  6,249,230             8,304,382               8,287,221       8,789,512              8,223,859        5,421,026        3,428,901
  3,783,454             5,194,730               5,215,295       5,434,563              4,951,128        3,244,590
  1,247,691             1,280,378               1,501,380       1,908,659              1,846,558        1,106,205
    740,918             1,024,383               1,096,757         925,121                894,683          659,650
    477,167               804,891                 473,789         521,169                531,490          410,581
-----------------------------------------------------------------------------------------------------------------------------------
  4,376,455             5,158,698               4,725,431       4,464,505              5,674,766        3,988,626        3,134,976
  2,208,103             2,922,789               2,508,443       2,216,499              2,944,513        2,038,881
  1,809,150             1,867,506               1,852,891       1,863,477              2,246,063        1,648,713
    359,202               368,403                 364,097         384,529                484,190          301,032
                                                                                                                         2,526,553
-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------

  2,915,128             4,438,126               4,448,181       4,616,065              5,251,873        2,637,660        2,132,605
  2,742,574             4,038,994               4,293,112       4,342,362              4,573,720        2,611,074        1,972,486
                                                                                                                         2,333,784

-----------------------------------------------------------------------------------------------------------------------------------




  2,604,892             4,264,482               4,411,773       4,513,490              4,757,078        2,478,892        1,859,951
-----------------------------------------------------------------------------------------------------------------------------------
  2,940,960             4,643,153               4,958,263                              4,206,915        2,387,569        1,586,340
    468,058               702,644                 716,958                                650,752          370,406
    331,431               431,547                 469,130                                458,404          280,088
    350,282               474,165                 493,998                                474,840          273,356
    334,717               529,186                 566,247                                529,166          268,377
-----------------------------------------------------------------------------------------------------------------------------------
    287,912               457,621                 454,413                                465,903          244,965
    282,443               442,724                 566,998                                291,611          269,291
    258,906               452,928                 483,729                                451,738          191,806
    279,806               571,861                 598,690                                309,230          262,482
    191,839               276,004                 296,942                                276,333          136,232
-----------------------------------------------------------------------------------------------------------------------------------
    155,566               304,473                 311,158                                298,938           90,566
  2,312,801             2,825,000               2,825,000                              2,384,331        2,224,719        1,812,063
  1,111,582             1,206,275               1,206,275                              1,145,961        1,066,374
    820,316             1,045,250               1,045,250                                845,687          791,039
    380,903               573,475                 573,475                                392,683          367,306
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,590,894




-----------------------------------------------------------------------------------------------------------------------------------
  2,373,468             3,265,553               3,215,890       3,171,713              3,370,173        2,087,046        1,502,308
    998,597             1,173,386               1,273,814       1,293,310              1,297,652          881,646
    507,345               855,532                 698,394         565,235                874,625          414,272
    485,845               671,697                 686,144         749,259                655,637          471,389
    254,348               351,261                 350,061         357,998                342,775          213,055
-----------------------------------------------------------------------------------------------------------------------------------
    127,333               213,677                 207,477         205,911                199,484          106,684
                                                                                                                         1,787,973



-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         1,302,275




-----------------------------------------------------------------------------------------------------------------------------------

  1,673,623                                                     1,612,985              2,346,725        1,624,023        1,269,525
  1,716,464             2,722,490               2,940,156       2,967,218              3,071,156        1,612,964        1,274,215
                                                                                                                         1,191,737

-----------------------------------------------------------------------------------------------------------------------------------




                                                                                                                         1,431,119
-----------------------------------------------------------------------------------------------------------------------------------
  1,456,854             2,405,982               2,353,562       2,302,601              2,461,494        1,397,614        1,204,734
                                                                                                                         1,141,661



-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                         1,284,742
  1,619,194             2,567,246               2,474,385       2,482,897              2,463,934        1,416,795        1,134,200
                                                                                                                         1,082,109

-----------------------------------------------------------------------------------------------------------------------------------


  1,807,724             5,545,754               5,990,951       6,293,401              6,212,492        1,777,474        1,043,659
  1,360,411             1,877,175               1,903,490       1,990,751              2,104,406        1,284,161        1,024,213
  1,287,106                                                                            1,603,271        1,253,327        1,048,822
-----------------------------------------------------------------------------------------------------------------------------------
  1,422,432                                     1,168,839       1,942,760              1,466,424        1,330,747        1,133,783
  1,284,154             1,484,217               1,481,994       1,489,442              1,448,695        1,144,767          893,864
                                                                                                                         1,050,059
  1,246,332             1,510,463               1,667,451       1,682,143              1,785,755        1,141,092          835,860
  1,572,114             4,884,010               4,989,420       5,020,096              5,020,096        1,321,109          884,449
-----------------------------------------------------------------------------------------------------------------------------------
  1,156,457             2,082,989               2,165,959       2,112,634              2,339,246        1,041,321          869,766
  1,164,833             2,635,638               2,470,466       1,791,331              1,877,036        1,153,449          773,923
  1,082,826             1,700,222               1,596,140       1,642,578              1,697,084          919,080          751,493
  1,220,343             2,913,107               2,840,085                              2,840,085        1,078,339          820,497
    998,731             1,202,019               1,253,136       1,272,739              1,277,670          914,829          729,984
-----------------------------------------------------------------------------------------------------------------------------------
    912,879               683,225                 968,168                              1,090,654          822,563          698,742
    954,151             1,196,711               1,155,673       1,212,996              1,221,747          944,172          652,937
                                                                                                                           799,348
  1,209,754               881,137               1,812,847       1,734,525              1,765,834        1,060,842          649,651
                                                                                                                           729,562
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           158,950
                                                                                                                           155,240
                                                                                                                           145,214
                                                                                                                           142,605
                                                                                                                           127,553
-----------------------------------------------------------------------------------------------------------------------------------
    839,354             1,226,134               1,257,561       1,268,304              1,346,659          771,615          629,939
    106,917               136,214                 144,787         144,622                145,688          102,892
    112,236               179,276                 184,880         183,603                182,660           99,813
     79,717               115,164                 111,770         112,004                102,496           76,967
     94,734               151,576                 155,030         155,694                153,941           85,100
-----------------------------------------------------------------------------------------------------------------------------------
     62,616                                                                               89,520           60,366
     66,795               112,494                 114,468         114,906                111,902           60,691
     51,881                94,844                  98,147          94,761                 95,611           47,181
     62,021               118,972                 117,349         125,798                124,860           55,487
     58,065               106,445                 105,568         108,114                109,606           52,579
-----------------------------------------------------------------------------------------------------------------------------------
     41,200                55,298                  60,764          61,956                 63,407           38,256
     40,039                62,100                  64,306          64,162                 63,902           36,446
     32,193                54,439                  58,715          56,652                 57,738           27,493
     30,940                39,312                  41,777          46,032                 45,328           28,344
  1,148,446             1,771,711               1,809,805                              2,425,620        1,088,696          553,224
-----------------------------------------------------------------------------------------------------------------------------------
  1,190,402             1,724,047               1,756,684       1,736,628              1,775,867        1,125,295          981,742
    545,892               750,670                 768,290         760,027                785,126          519,142
    336,247               528,746                 541,550         533,305                542,505          315,655
    174,721               237,234                 242,648         242,328                239,992          166,041
    133,542               207,397                 204,196         200,968                208,244          124,457
-----------------------------------------------------------------------------------------------------------------------------------
    792,489                                                                              817,000          772,641          573,173
    428,497                                                                              441,750          415,519          313,128
    363,992                                                                              375,250          357,122          260,045
    748,126             1,035,230               1,072,165       1,088,502              1,069,628          691,876          585,011
    722,748                                       483,854          50,980                824,235          712,994          673,264
-----------------------------------------------------------------------------------------------------------------------------------
    114,814                                                                              121,001          113,576
    102,837                                                                              110,035          101,847
     73,742                                        69,827                                 84,478           72,630
     68,776                                        72,000                                 82,193           68,012
     69,780                                        73,125                                 80,859           68,787
-----------------------------------------------------------------------------------------------------------------------------------
     64,388                                        50,980                                 72,039           63,624
     54,765                                        59,800                                 59,800           54,170
     39,716                                        48,500                                 48,500           38,937
     31,861                                        39,092                                 36,526           31,302
     34,099                                        45,000                                 45,000           33,408
-----------------------------------------------------------------------------------------------------------------------------------
     23,829                                        24,960                                 27,723           23,411
     22,453                                        23,550                                 28,081           22,194
     21,688                                        28,000                                 28,000           21,096
    781,100             1,361,158               1,363,322                              1,406,836          741,317          576,549
    759,061               980,037                 969,665         958,271                949,538          692,193          528,612
-----------------------------------------------------------------------------------------------------------------------------------
    727,556               898,697               1,271,965       1,330,279              1,091,978          696,388          543,966
    757,265               937,356                 937,969                                795,208          646,336          486,779
    696,741             1,097,572               1,053,706                              1,061,302          665,471          518,104
    698,777               876,208                 893,467         819,624                952,675          614,116          458,851
    878,297             1,098,332               1,118,174                              1,156,781          787,867          477,076
-----------------------------------------------------------------------------------------------------------------------------------
    656,678                                                     1,075,368              1,156,478          597,438          493,090
    686,549               217,675                 275,875         690,134              1,005,167          606,321          455,171
    821,560             2,145,676               2,109,039       2,071,889              2,065,503          718,286          471,097
    566,416             1,174,978               1,211,978       1,265,784              1,259,365          503,448
    255,144               970,698                 897,061         806,105                806,138          214,838
-----------------------------------------------------------------------------------------------------------------------------------
    681,049               902,984                 836,949                                980,073          612,604          463,399
    715,465             1,010,533               1,213,489                              1,317,540          544,415          449,600
    608,537               772,975                 834,987         844,123                931,949          586,037          430,981
    654,465             1,064,587               1,084,387       1,106,114              1,109,654          569,854          455,463
    812,438             1,949,867               2,104,064       2,420,175              2,291,147          743,704          487,533
-----------------------------------------------------------------------------------------------------------------------------------
    639,213               861,951                 880,885         891,274                938,250          597,196          397,633
    544,221               646,920                 655,518                                866,444          523,931          435,456
    159,908               196,895                 192,226                                272,373          152,658
    152,082               181,436                 197,999                                238,830          146,832
    156,153               184,580                 173,771                                238,015          150,903
-----------------------------------------------------------------------------------------------------------------------------------
     76,078                84,009                  91,522                                117,226           73,538
    530,014                                                                              714,562          502,604          408,893
    908,696               868,472                 828,302                              1,320,479          709,028          377,310
    502,936               561,995                 585,023                                742,334          398,239
    405,760               306,477                 243,279                                578,145          310,789
-----------------------------------------------------------------------------------------------------------------------------------
    530,491               910,926                 903,011         930,862                905,790          475,944          385,819
    122,862               209,520                 195,822         213,208                201,553          113,398
    113,459               202,636                 203,338         205,147                203,437           98,648
     87,955               146,044                 147,093         153,361                156,486           77,868
     73,730               136,677                 137,237         135,911                133,205           66,057
-----------------------------------------------------------------------------------------------------------------------------------
     71,117               111,175                 113,590         115,501                107,949           64,986
     61,368               104,874                 105,931         107,734                103,160           54,987
    623,240             1,937,790               2,073,166       2,032,836              2,003,554          584,927          471,543
    291,096               809,216                 887,750         897,015                869,758          275,475
    211,833               683,693                 709,369         676,693                674,668          199,902
-----------------------------------------------------------------------------------------------------------------------------------
    120,311               444,881                 476,047         459,128                459,128          109,550
    464,727               635,478                 657,432         701,361                819,720          456,077          376,677
    629,017             2,013,485               2,017,894       1,922,646              1,922,646          532,885          436,949
    519,680                                                       470,555                692,825          495,151          385,734
    464,577                                                                              621,809          414,970          358,588
-----------------------------------------------------------------------------------------------------------------------------------
    495,940               893,125                 930,929         954,475                955,668          471,940          357,759
    492,057               734,463                 779,026                                744,170          462,783          343,608
    141,313               196,582                 207,290                                200,630          136,313
    106,903               169,510                 186,842                                176,256           92,319
    109,717               155,910                 165,058                                163,160          105,467
-----------------------------------------------------------------------------------------------------------------------------------
     65,207               101,621                  98,824                                 97,844           62,957
     38,426                61,281                  64,199                                 59,498           36,486
     30,491                49,559                  56,813                                 46,782           29,241
    539,248               696,741                 674,319         806,621                755,585          427,905          361,012
    473,833               591,108                 653,419         665,876                691,326          457,833          354,875
-----------------------------------------------------------------------------------------------------------------------------------
    397,514               667,789                 671,771         679,912                674,656          391,214          341,837
    545,509               734,222                 722,469         770,059                704,147          482,166          363,630
    549,321               609,096                 609,096         609,096              1,012,090          483,335          355,028
    839,885               982,234               1,115,278       1,101,939              1,214,532          765,679          333,155
    440,942               544,223                 567,786         593,806                629,907          425,573          337,327
-----------------------------------------------------------------------------------------------------------------------------------
    431,684               787,835                 786,541         755,975                794,595          393,934          319,778
    619,675               873,565                 918,720         955,126                992,004          428,980          313,410
    614,623               422,520               1,046,355         849,027                754,807          541,483          312,001
    800,041             2,834,165               2,816,172       2,741,991              2,530,515          673,516          332,253
    613,344               827,141                 933,938         957,236                970,003          535,235          308,168
-----------------------------------------------------------------------------------------------------------------------------------
    404,885               502,646                 540,991         571,569                605,314          389,635          302,101
                                                                                                                           292,594
    444,914               561,086                 539,150         585,114                579,019          403,686          295,202
    730,907                                     1,744,732       1,957,774              1,750,904          643,362          292,308
    465,474               998,005                 775,205         767,052                782,151          385,874          318,536
-----------------------------------------------------------------------------------------------------------------------------------
    617,082             1,346,150               1,452,766       1,683,663              1,683,663          532,899          295,221
    442,464               596,274                 606,249                                636,566          394,974          279,827
    715,297             1,360,493               1,379,189       1,416,199              1,416,172          644,514          293,584
    389,414               677,245                 720,473         758,412                731,489          354,105          255,992
    429,640                                     1,103,463       1,151,346              1,034,193          377,931          297,529
-----------------------------------------------------------------------------------------------------------------------------------
    525,329             1,061,941               1,265,320       1,371,896              1,371,784          456,740          284,275
    354,619               467,778                 483,948         500,405                528,297          342,619          265,479
    374,009               489,117                 534,557         551,312                592,221          360,509          263,210
    382,064               526,758                 559,854         665,408                661,928          332,484          271,216
    375,027                                     1,058,186       1,079,144                622,832          312,850          243,744
-----------------------------------------------------------------------------------------------------------------------------------
    428,553               591,952                 668,398                                726,612          372,675          235,346
    312,047               678,708                 684,450         686,896                660,115          290,974          241,357
                                                                                                                           229,576
    365,335               607,024                 606,338                                550,659          275,113          239,623
    328,307               534,999                 554,951         574,836                586,699          304,990          236,921
-----------------------------------------------------------------------------------------------------------------------------------
    337,395               505,802                 510,017                                547,403          320,178          233,005
    317,469               550,066                 567,389         594,420                596,738          296,757          235,192
    311,943               567,584                 591,233         605,290                621,381          291,853          235,192
                                                                                                                           179,426
                                                                                                                           219,000
-----------------------------------------------------------------------------------------------------------------------------------
    321,023                                                                              474,762          286,192          205,671
    422,334             1,067,629               1,182,523       1,209,903              1,209,683          361,850          219,085
                                                                                                                           163,999
    275,223               359,618                 407,535         421,407                433,549          263,776          216,504
                                                                                                                           208,299
-----------------------------------------------------------------------------------------------------------------------------------
    279,705               488,443                 512,561         528,607                537,701          256,952          207,522
    317,609               405,011                 142,430         401,444                440,642          273,716          220,451
    302,574               522,794                 543,817         557,662                576,000          283,074          191,220
                                                                                                                           159,134
    257,409               400,030                 418,333         453,121                415,014          248,659          201,052
-----------------------------------------------------------------------------------------------------------------------------------
    269,089               450,470                 474,554         490,431                498,056          251,813          198,875
                                                                                                                           154,651
    280,087               502,681                 532,640         549,684                541,658          261,615          183,994
    307,495                                                                              441,987          292,346          222,593
                                                                                                                           153,824
-----------------------------------------------------------------------------------------------------------------------------------
    261,747               434,789                 460,204         472,565                471,455          244,800          194,552
    277,748               483,785                 510,406         529,690                536,952          257,100          194,552
    276,461               601,966                 604,623         604,745                582,809          254,734          187,397
    295,224               381,641                 405,198         413,170                447,898          262,429          192,864
    297,292               569,383                 576,777         593,491                593,510          261,388          190,672
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           147,614
                                                                                                                           148,044
    378,199               546,746                 538,891         542,624                583,873          354,199          194,342
                                                                                                                           146,245
                                                                                                                           145,071
-----------------------------------------------------------------------------------------------------------------------------------
    283,880               498,342                 495,683         510,660                509,128          279,630          238,782
    331,261               962,309               1,097,908                              1,090,678          278,372          216,927
                                                                                                                           140,210
    363,237                                                                              396,019          329,734          216,363
    285,759               436,015                 468,412         496,874                507,773          263,335          167,995
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           138,235
                                                                                                                           142,293
    228,165               313,805                 305,360         318,762                342,500          221,165          177,830
                                                                                                                           135,196
                                                                                                                           135,890
-----------------------------------------------------------------------------------------------------------------------------------
    215,009               305,539                 313,131         331,318                331,538          207,509          175,211
    243,689               299,762                 283,444                                350,192          228,193          158,868
    422,085                                     1,075,783       1,269,940              1,269,940          358,588          178,922
    380,252               526,026                 560,850         854,689                854,689          337,518          193,093
    319,381               487,785                 495,099         482,190                458,354          276,213          168,099
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           130,605
    308,422               396,227                 383,811         408,620                411,736          272,515          166,464
    283,853               448,576                 504,707         514,797                521,565          255,053          164,020
    224,547               354,884                 366,680         382,562                387,817          209,882          160,830
    253,321                35,000                  52,920                                270,750          238,590          160,379
-----------------------------------------------------------------------------------------------------------------------------------
    228,938               350,826                 364,066         383,736                391,935          214,592          159,100
    219,290               277,092                 287,869         294,596                328,419          212,790          159,759
    199,573               467,302                 469,258         469,077                454,133          188,436          152,595
                                                                                                                           122,419
                                                                                                                           119,308
-----------------------------------------------------------------------------------------------------------------------------------
    232,189               394,778                 362,462         388,613                401,839          209,383          153,999
    345,177             1,047,248               1,209,726       1,187,124              1,072,666          291,544          182,963
    223,411               377,255                 374,335         366,609                369,713          185,734          153,255
                                                                                                                           120,344
    213,964               407,595                 429,257         432,101                450,681          194,312          153,653
-----------------------------------------------------------------------------------------------------------------------------------
    217,489               333,888                 347,485         363,435                375,125          202,450          150,021
    275,797               778,484                 772,617         769,150                758,169          237,890          168,662
                                                                                                                           107,048
    232,173               242,542                 350,747         352,547                339,623          187,009          152,282
                                                                                                                           147,500
-----------------------------------------------------------------------------------------------------------------------------------
    218,618               291,294                 277,719                                289,747          189,487          152,334
    185,615               343,032                 358,985         369,063                376,925          171,811          136,619
    183,125                                       356,379                                374,071          167,886          133,852
    193,537               366,992                 375,289         384,254                392,963          169,309          131,863
    229,543               313,495                 310,297                                319,290          212,728          130,037
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            97,095
    166,150               216,281                 233,886         245,907                260,730          160,900          124,926
                                                                                                                            92,801
    221,918               247,389                 286,783         318,916                295,840          189,996          125,249
    155,604               216,076                 225,337         238,252                249,125          150,854          116,895
-----------------------------------------------------------------------------------------------------------------------------------
    429,251               869,315                 925,358         957,209                925,358          382,984          151,190
                                                                                                                           118,363
    212,257               316,986                 354,300         358,965                340,567          167,836          113,712
    140,895               199,568                 201,360         209,906                211,895          135,895          112,181
    152,445               276,325                 286,781         293,282                302,094          139,225          110,678
-----------------------------------------------------------------------------------------------------------------------------------
    162,008               262,300                 249,045         246,798                270,702          149,008          101,306
    151,111               267,355                 260,029                                231,424          140,151          109,051
    212,612               275,865                 298,627                                313,748          167,956          106,415
    155,517                                       529,329         638,343                589,950          149,817          113,056
    120,544               194,816                 202,886         210,140                207,276          116,044           97,863
-----------------------------------------------------------------------------------------------------------------------------------
    132,429                                                                              149,720          119,534           99,708
    153,225                                       207,143                                232,847          137,274           87,584
    128,393                                                       162,840                154,688          116,412           87,177
    133,321               204,458                 223,365         241,992                244,926          119,065           88,679
    120,801               278,547                 281,603         275,673                287,873          108,801           82,642
-----------------------------------------------------------------------------------------------------------------------------------
    146,946               267,591                 272,707         272,148                284,641          133,205           88,481
    111,288               189,834                 191,980         202,634                209,462          102,934           73,930
     98,970               163,803                 169,976         184,608                183,296           87,872           71,336
     79,395               235,786                 236,405         236,218                224,655           73,895           58,311
     87,324               152,294                 159,313         166,767                167,708           80,740           58,798
-----------------------------------------------------------------------------------------------------------------------------------
     64,648                92,010                  88,448          93,750                100,299           62,148           50,896
     71,113               163,078                 171,310         179,652                179,282           60,605           48,422
    117,716               159,119                 168,807                                208,076          113,316           54,683
     48,025                                                                               64,717           42,507           34,094

                                                           STATED       ANTICIPATED    ANTICIPATED     ORIGINAL
                  MORTGAGE               INTEREST         MATURITY       REPAYMENT      REMAINING       AMORT       REMAINING
DSCR                RATE                  CALC.             DATE            DATE           TERM          TERM        LOCKOUT
-------------------------------------------------------------------------------------------------------------------------------
1.25               7.1550             Actual / 360         6/11/28         6/11/08         115            358          108




-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------

1.13               8.0000             Actual / 360         7/11/18         7/11/13         176            240          169
1.31               6.7100             Actual / 360         9/11/28         9/11/08         118            360          115


-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------


1.41               8.2500             Actual / 360        11/11/23        11/11/08         120            300          116


-------------------------------------------------------------------------------------------------------------------------------
1.27               7.6400             Actual / 360        10/11/28        10/11/08         119            360          116


1.54               7.2750             Actual / 360         1/11/26         2/11/08         111            336          104
1.32               7.6650             Actual / 360        11/11/23        11/11/08         120            300          117
-------------------------------------------------------------------------------------------------------------------------------
1.20               7.5700             Actual / 360        11/11/28        11/11/08         120            360          113




-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------

1.26               6.9400             Actual / 360         9/11/28         9/11/08         118            360          111
1.20               7.5700             Actual / 360        11/11/28        11/11/08         120            360          113


-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------
1.39               7.4500             Actual / 360        10/11/28        10/11/05         83             360           76
1.15               7.1500             Actual / 360         7/11/24         7/11/08         116            312          109
1.20               7.5700             Actual / 360        11/11/28        11/11/08         120            360          113


-------------------------------------------------------------------------------------------------------------------------------
1.58               7.2610             Actual / 360         1/11/28         1/11/08         110            360          106




-------------------------------------------------------------------------------------------------------------------------------
1.27               7.6000             Actual / 360        10/11/28        10/11/08         119            360          115



                   6.6858             Actual / 360         3/11/19                                        291          240
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------

1.24               8.2300             Actual / 360        11/11/28        11/11/08         120            360          118
1.32               7.4700             Actual / 360        11/11/28         5/11/08         114            360          110
                   8.0880               30 / 360           7/1/16                                         216           0

-------------------------------------------------------------------------------------------------------------------------------




1.33               7.4700             Actual / 360        11/11/28         5/11/08         114            360          110
-------------------------------------------------------------------------------------------------------------------------------
1.51               7.0500             Actual / 360         7/11/28         7/11/08         116            360          113




-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------

1.23               7.9200             Actual / 360         9/11/23         9/11/08         118            300          111



-------------------------------------------------------------------------------------------------------------------------------
                   6.6914             Actual / 360         3/11/19                                        297          240




-------------------------------------------------------------------------------------------------------------------------------
1.39               7.5600             Actual / 360        10/11/28        10/11/08         119            360          112




-------------------------------------------------------------------------------------------------------------------------------

                   8.7829             Actual / 360         5/11/23                                        299          290



-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------
                   6.6891             Actual / 360         3/11/19                                        295          240




-------------------------------------------------------------------------------------------------------------------------------

1.28               7.3700             Actual / 360        10/11/28        10/11/08         119            360          112
1.27               7.4700             Actual / 360        11/11/28         5/11/08         114            360          110
                   6.6966             Actual / 360         3/11/19                                        303          240

-------------------------------------------------------------------------------------------------------------------------------




                   7.8550               30 / 360          10/11/18                                        240          235
-------------------------------------------------------------------------------------------------------------------------------
1.16               7.7600             Actual / 360         8/11/07         8/11/07                        360          101
                   6.6927             Actual / 360         3/11/19                                        298          240



-------------------------------------------------------------------------------------------------------------------------------

                   7.5984             Actual / 360         4/11/18                                        238          226
1.25               7.7000             Actual / 360        10/11/28        10/11/08         119            360          112
                   6.6965             Actual / 360         3/11/19                                        303          240

-------------------------------------------------------------------------------------------------------------------------------


1.70               7.2100             Actual / 360         8/11/28         8/11/08         117            360          110
1.25               7.1200             Actual / 360         9/11/28         9/11/08         118            360           34
1.19               7.5000             Actual / 360        10/11/28        10/11/08         119            360          112
-------------------------------------------------------------------------------------------------------------------------------
1.17               7.2000             Actual / 360         8/11/18         8/11/08         117            240          110
1.28               7.2600             Actual / 360         8/11/28         7/11/08         116            360          113
                   7.7189               30 / 360           8/11/18                                        240          233
1.37               7.3600             Actual / 360        10/11/28        10/11/13         179            360          177
1.49               7.4700             Actual / 360         9/11/23         9/11/05         82             300           78
-------------------------------------------------------------------------------------------------------------------------------
1.20               7.9500             Actual / 360        10/11/28        10/11/08         119            360          112
1.49               7.0450             Actual / 360         6/11/28         6/11/03         55             360           52
1.22               7.1200             Actual / 360         8/11/28         8/11/08         117            360          113
1.31               8.3700             Actual / 360        10/11/28        10/11/08         119            360          112
1.25               7.5000             Actual / 360        11/11/28        11/11/08         120            360          118
-------------------------------------------------------------------------------------------------------------------------------
1.18               7.8500             Actual / 360        11/11/28        11/11/08         120            360          113
1.45               7.2200             Actual / 360         8/11/28         8/11/13         177            360          170
                   7.7063             Actual / 360         2/11/18                                        235          227
1.63               6.8000             Actual / 360         7/11/23         7/11/08         116            300          112
                   8.4449             Actual / 360         6/11/23                                        299          291
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------
1.22               7.5900             Actual / 360        10/11/28        10/11/08         119            360          117




-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------




1.97               6.9000             Actual / 360        11/11/08                                        360          116
-------------------------------------------------------------------------------------------------------------------------------
1.15               8.2000             Actual / 360         9/11/28         9/11/05         82             360           80




-------------------------------------------------------------------------------------------------------------------------------
1.35               7.1500             Actual / 360         8/11/23         8/11/08         117            300          115
1.33               7.1500             Actual / 360         8/11/23         8/11/08         117            300          115
1.37               7.1500             Actual / 360         8/11/23         8/11/08         117            300          115
1.18               8.0700             Actual / 360        10/11/28        10/11/08         119            360          112
1.06               7.3500             Actual / 360         8/11/18                                        240          236
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------



1.29               7.8500             Actual / 360        10/11/23        10/11/08         119            300          112
1.31               7.5000             Actual / 360        11/11/28        11/11/08         120            360          118
-------------------------------------------------------------------------------------------------------------------------------
1.28               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
1.33               7.1600             Actual / 360         7/11/28         7/11/08         116            360          109
1.28               7.2000             Actual / 360         7/11/23         7/11/08         116            300          109
1.34               6.9100             Actual / 360         7/11/28         7/11/08         116            360          109
1.65               7.0000             Actual / 360         9/11/23         9/11/08         118            300          111
-------------------------------------------------------------------------------------------------------------------------------
1.21               8.0000             Actual / 360        11/11/28        11/11/08         120            360          113
1.33               7.3600             Actual / 360         6/11/28         6/11/08         115            360          112
1.52               7.4200             Actual / 360         7/11/23         7/11/08         116            300          109


-------------------------------------------------------------------------------------------------------------------------------
1.32               7.3400             Actual / 360         7/11/23         7/11/08         116            300          112
1.21               7.7100             Actual / 360         8/11/28         8/11/05         81             360           79
1.36               7.3750             Actual / 360        10/11/28        10/11/08         119            360          112
1.25               7.3600             Actual / 360         7/11/23         7/11/05         80             300           73
1.53               8.0200             Actual / 360         8/11/18         8/11/08         117            240          110
-------------------------------------------------------------------------------------------------------------------------------
1.50               7.3700             Actual / 360         9/11/28         9/11/08         118            360          111
1.20               8.4300             Actual / 360         6/11/28         6/11/05         79             360           42



-------------------------------------------------------------------------------------------------------------------------------

1.23               8.1000             Actual / 360        11/11/28        11/11/08         120            360          116
1.88               7.2700             Actual / 360         8/11/28         8/11/08         117            360          115


-------------------------------------------------------------------------------------------------------------------------------
1.23               7.5900             Actual / 360        10/11/28        10/11/08         119            360          117




-------------------------------------------------------------------------------------------------------------------------------


1.24               8.5700             Actual / 360        10/11/18                                        240          232


-------------------------------------------------------------------------------------------------------------------------------

1.21               7.5900             Actual / 360         8/11/28         8/11/08         117            360          110
1.22               8.9000             Actual / 360        10/11/24        10/11/08         119            312          115
1.28               7.3700             Actual / 360         9/11/23         9/11/08         118            300          114
1.16               7.2200             Actual / 360         8/11/28         8/11/03         57             360           54
-------------------------------------------------------------------------------------------------------------------------------
1.32               7.4700             Actual / 360        11/11/28         5/11/08         114            360          110
1.35               7.2200             Actual / 360         8/11/28         8/11/08         117            360          115



-------------------------------------------------------------------------------------------------------------------------------



1.19               8.0000             Actual / 360        10/11/28        10/11/08         119            360          117
1.29               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
-------------------------------------------------------------------------------------------------------------------------------
1.14               7.5600             Actual / 360         5/11/28         5/11/08         114            360          107
1.33               7.7840             Actual / 360        11/11/23        11/11/08         120            300          118
1.36               7.5100             Actual / 360        10/11/23        10/11/05         83             300           76
2.30               6.8000             Actual / 360         7/11/23         7/11/08         116            300          112
1.26               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
-------------------------------------------------------------------------------------------------------------------------------
1.23               7.3600             Actual / 360         7/11/28         7/11/08         116            360          109
1.37               7.2200             Actual / 360         8/11/28         8/11/08         117            360          113
1.74               7.2800             Actual / 360         7/11/28         7/11/08         116            360          114
2.03               7.4900             Actual / 360         6/11/23         6/11/08         115            300          111
1.74               6.8000             Actual / 360         7/11/23         7/11/08         116            300          112
-------------------------------------------------------------------------------------------------------------------------------
1.29               7.3750             Actual / 360        10/11/28        10/11/08         119            360          112
                   6.4579             Actual / 360         4/11/23                                        297          289
1.37               7.3800             Actual / 360        10/11/28        10/11/08         119            360          117
2.20               6.8300             Actual / 360        10/11/23        10/11/08         119            300          115
1.21               8.1700             Actual / 360         6/11/08                                        336          108
-------------------------------------------------------------------------------------------------------------------------------
1.81               7.6000             Actual / 360         8/11/23         8/11/08         117            300          113
1.41               7.8300             Actual / 360        10/11/28        10/11/08         119            360          112
2.20               7.8000             Actual / 360         8/11/23         8/11/08         117            300          110
1.38               7.0200             Actual / 360         9/11/28         9/11/08         118            360          116
1.27               8.2300             Actual / 360         9/11/23         9/11/08         118            300          111
-------------------------------------------------------------------------------------------------------------------------------
1.61               7.7000             Actual / 360         7/11/23         7/11/08         116            300          109
1.29               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
1.37               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
1.23               8.2800             Actual / 360        10/11/28        10/11/08         119            360          115
1.28               7.4300             Actual / 360        10/11/28        10/11/08         119            360          115
-------------------------------------------------------------------------------------------------------------------------------
1.58               7.0600             Actual / 360        10/11/28        10/11/08         119            360          115
1.21               7.4700             Actual / 360        10/11/28        10/11/08         119            360          117
                   6.3447             Actual / 360         5/11/18                                        263          230
1.15               7.2000             Actual / 360         6/11/23         6/11/08         115            300          111
1.29               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
-------------------------------------------------------------------------------------------------------------------------------
1.37               7.6000             Actual / 360         3/11/28         3/11/08         112            360          110
1.26               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.24               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
                   6.5024               30 / 360           1/6/19                                         246          238
                   7.4678             Actual / 360         6/11/16                                        212          207
-------------------------------------------------------------------------------------------------------------------------------
1.39               7.3000             Actual / 360         8/11/28         8/11/08         117            360          115
1.65               7.9500             Actual / 360         8/11/28         8/11/08         117            360          115
                   6.3828               30 / 360          12/6/18                                         246          237
1.22               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
                   6.8100               30 / 360           3/6/19                                         246          240
-------------------------------------------------------------------------------------------------------------------------------
1.24               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.24               8.2200             Actual / 360         4/11/26        10/11/08         119            330          112
1.48               6.9800             Actual / 360         9/11/28         9/11/08         118            360          116
                   6.4925               30 / 360           2/6/19                                         245          239
1.24               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
-------------------------------------------------------------------------------------------------------------------------------
1.27               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
                   6.5122               30 / 360           1/6/19                                         246          238
1.42               7.0200             Actual / 360         9/11/28         9/11/08         118            360          116
1.31               8.6500             Actual / 360        10/11/23        10/11/08         119            300          112
                   6.6112               30 / 360          12/6/18                                         247          237
-------------------------------------------------------------------------------------------------------------------------------
1.26               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.32               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.36               7.4700             Actual / 360        10/11/28        10/11/08         119            360          117
1.36               7.7840             Actual / 360        11/11/28        11/11/08         120            360          118
1.37               7.1400             Actual / 360         9/11/23         9/11/08         118            300          114
-------------------------------------------------------------------------------------------------------------------------------
                   6.4451               30 / 360           1/6/19                                         247          238
                   6.5173               30 / 360           1/6/19                                         247          238
1.82               7.5600             Actual / 360         9/11/23         9/11/13         178            300          171
                   6.5161               30 / 360           2/6/19                                         246          239
                   6.4652               30 / 360           1/6/19                                         246          238
-------------------------------------------------------------------------------------------------------------------------------
1.17               8.0100             Actual / 360        10/11/05                                        192           76
1.28               8.0700             Actual / 360         9/11/18                                        240          231
                   6.3995               30 / 360           1/6/19                                         247          238
1.52               9.4000             Actual / 360        10/11/24        10/11/08         119            312          112
1.57               7.0200             Actual / 360         9/11/28         9/11/08         118            360          116
-------------------------------------------------------------------------------------------------------------------------------
                   6.3965               30 / 360           1/6/19                                         246          238
                   6.6271               30 / 360          12/6/18                                         247          237
1.24               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
                   6.4814               30 / 360          12/6/18                                         247          237
                   6.5416               30 / 360           1/6/19                                         246          238
-------------------------------------------------------------------------------------------------------------------------------
1.18               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
1.44               6.9500             Actual / 360         8/11/28         8/11/08         117            360          114
2.00               7.6000             Actual / 360         8/11/23         8/11/08         117            300          113
1.75               8.4900             Actual / 360         6/11/23         6/11/08         115            300          113
1.64               6.9000             Actual / 360         7/11/23         7/11/08         116            300          112
-------------------------------------------------------------------------------------------------------------------------------
                   6.3975               30 / 360          12/6/18                                         247          237
1.64               7.7840             Actual / 360        11/11/28        11/11/08         120            360          118
1.56               7.0800             Actual / 360         9/11/23         9/11/08         118            300          114
1.30               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.49               7.1400             Actual / 360         9/11/08                                        300          114
-------------------------------------------------------------------------------------------------------------------------------
1.35               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.33               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
1.23               7.4700             Actual / 360        10/11/28        10/11/08         119            360          117
                   6.5343               30 / 360           1/6/19                                         245          238
                   6.3818               30 / 360           1/6/19                                         247          238
-------------------------------------------------------------------------------------------------------------------------------
1.36               7.7000             Actual / 360        10/11/28        10/11/08         119            360          112
1.59               8.1700             Actual / 360        10/11/18        10/11/08         119            240          112
1.21               7.6500             Actual / 360         8/11/28         8/11/08         117            360          110
                   6.5175               30 / 360          12/6/18                                         247          237
1.26               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
-------------------------------------------------------------------------------------------------------------------------------
1.35               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.41               7.6500             Actual / 360         8/11/18         8/11/08         117            240          110
                   6.3690               30 / 360           1/6/19                                         247          238
1.23               8.3200             Actual / 360        10/11/23        10/11/08         119            300          112
                   6.9380             Actual / 360         9/11/17                                        228          222
-------------------------------------------------------------------------------------------------------------------------------
1.24               7.3000             Actual / 360         4/11/18         4/11/08         113            240          106
1.26               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.25               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.28               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.64               7.1400             Actual / 360         9/11/08                                        300          114
-------------------------------------------------------------------------------------------------------------------------------
                   6.5122               30 / 360           2/6/19                                         246          239
1.29               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
                   6.4003               30 / 360           2/6/19                                         245          239
1.52               8.0200             Actual / 360         9/11/23         9/11/08         118            300          111
1.29               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
-------------------------------------------------------------------------------------------------------------------------------
2.53               7.6100             Actual / 360         7/11/13                                        180          169
                   6.6730             Actual / 360         3/11/16                                        213          204
1.48               7.9300             Actual / 360         7/11/28         7/11/08         116            360          114
1.21               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
1.26               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
-------------------------------------------------------------------------------------------------------------------------------
1.47               7.0700             Actual / 360         6/11/28         6/11/08         115            360          110
1.29               7.2100             Actual / 360        10/11/23        10/11/08         119            300          112
1.58               7.5000             Actual / 360        10/11/23        10/11/08         119            300          112
1.33               8.2000             Actual / 360         6/11/23         6/11/08         115            300          111
1.19               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
-------------------------------------------------------------------------------------------------------------------------------
1.20               8.2500             Actual / 360        11/11/28        11/11/08         120            360          113
1.57               7.4400             Actual / 360         7/11/28         7/11/08         116            360          114
1.34               7.4900             Actual / 360         8/11/28         8/11/08         117            360          113
1.34               7.5000             Actual / 360        10/11/23        10/11/08         119            300          112
1.32               7.9000             Actual / 360         9/11/08                                        300          111
-------------------------------------------------------------------------------------------------------------------------------
1.51               8.1000             Actual / 360        10/11/18        10/11/08         119            240          112
1.39               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.23               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
1.27               7.4700             Actual / 360        10/11/28        10/11/08         119            360          117
1.37               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
-------------------------------------------------------------------------------------------------------------------------------
1.22               7.9100             Actual / 360        10/11/28        10/11/08         119            360          112
1.25               7.8100             Actual / 360        11/11/28        11/11/08         120            360          118
2.07               7.1200             Actual / 360        10/11/13                                        180          175
1.25               9.1300             Actual / 360         9/11/23         9/11/08         118            300          111

       REMAINING                                  ANTICIPATED
        LOCKOUT                                    REPAYMENT
        AND YM           VALUE          LTV         DATE LTV      LOCKBOX              OWNERSHIP
----------------------------------------------------------------------------------------------------------------------------------
         108          121,000,000        72             63          Hard
                       22,300,000                                                      Fee Simple
                       23,900,000                                                      Fee Simple
                       21,900,000                                                      Fee Simple
                       14,300,000                                                      Both Fee Simple and Leasehold
----------------------------------------------------------------------------------------------------------------------------------
                       11,000,000                                                      Fee Simple
                        9,300,000                                                      Fee Simple
                        7,300,000                                                      Fee Simple
                        4,800,000                                                      Fee Simple
                        3,100,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        3,100,000                                                      Fee Simple
         169          101,000,000        74             42          Hard               Fee Simple
         115          101,600,000        82             71          Hard
                       13,000,000                                                      Fee Simple
                       10,600,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                       10,300,000                                                      Fee Simple
                       10,200,000                                                      Fee Simple
                       10,000,000                                                      Fee Simple
                        9,300,000                                                      Fee Simple
                        9,000,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        8,000,000                                                      Fee Simple
                        5,300,000                                                      Fee Simple
                        3,600,000                                                      Fee Simple
                        3,500,000                                                      Fee Simple
                        3,400,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        2,800,000                                                      Fee Simple
                        2,600,000                                                      Fee Simple
         116          116,000,000        70             58          Hard
                       62,000,000                                                      Leasehold
                       54,000,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         116          226,000,000        66             58          Hard
                      179,000,000                                                      Both Fee Simple and Leasehold
                       47,000,000                                                      Both Fee Simple and Leasehold
         104          130,000,000        50             41          Hard               Fee Simple
         117           83,000,000        72             59          Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         113           69,900,000        80             71          Hard
                       15,000,000                                                      Fee Simple
                       11,000,000                                                      Fee Simple
                       10,000,000                                                      Fee Simple
                        8,200,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        6,200,000                                                      Fee Simple
                        5,600,000                                                      Fee Simple
                        4,400,000                                                      Fee Simple
                        4,100,000                                                      Fee Simple
                        3,000,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        2,400,000                                                      Fee Simple
         111           66,425,000        83             72          Hard               Fee Simple
         113           67,490,000        78             69          Hard
                        9,400,000                                                      Fee Simple
                        7,100,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        6,700,000                                                      Fee Simple
                        6,400,000                                                      Fee Simple
                        6,100,000                                                      Fee Simple
                        5,600,000                                                      Fee Simple
                        5,400,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        5,350,000                                                      Fee Simple
                        4,800,000                                                      Fee Simple
                        3,970,000                                                      Fee Simple
                        3,370,000                                                      Fee Simple
                        3,300,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
          76           78,000,000        64             59          Hard               Fee Simple
         109           62,500,000        74             61          Hard               Fee Simple
         113           52,300,000        84             75          Hard
                       33,700,000                                                      Fee Simple
                       18,600,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         106           65,800,000        63             56        Modified
                       40,000,000                                                      Fee Simple
                       13,600,000                                                      Fee Simple
                        7,700,000                                                      Fee Simple
                        4,500,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         115           43,300,000        85             76          Hard
                       22,000,000                                                      Fee Simple
                       17,700,000                                                      Fee Simple
                        3,600,000                                                      Fee Simple
         240           30,550,000                                   Hard
----------------------------------------------------------------------------------------------------------------------------------
                        7,850,000                                                      Fee Simple
                        5,850,000                                                      Fee Simple
                        5,600,000                                                      Fee Simple
                        4,550,000                                                      Fee Simple
                        3,750,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        2,950,000                                                      Fee Simple
         118           37,000,000        64             58          Hard               Fee Simple
         110           28,500,000        83             74          Hard               Fee Simple
         211           26,800,000                                   Hard
                        8,500,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        8,500,000                                                      Fee Simple
                        3,400,000                                                      Fee Simple
                        3,200,000                                                      Fee Simple
                        3,200,000                                                      Fee Simple
         110           27,250,000        82             73          Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         113           30,200,000        65             57       Springing
                        5,100,000                                                      Fee Simple
                        3,600,000                                                      Fee Simple
                        3,550,000                                                      Fee Simple
                        3,200,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        2,950,000                                                      Fee Simple
                        2,850,000                                                      Fee Simple
                        2,750,000                                                      Fee Simple
                        2,600,000                                                      Fee Simple
                        1,900,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        1,700,000                                                      Both Fee Simple and Leasehold
         111           28,700,000        69             56          Hard
                       12,300,000                                                      Fee Simple
                       10,600,000                                                      Fee Simple
                        5,800,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         240           19,300,000                                   Hard
                        6,200,000                                                      Fee Simple
                        5,300,000                                                      Fee Simple
                        4,550,000                                                      Fee Simple
                        3,250,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112           25,675,000        69             61          Hard
                       10,200,000                                                      Fee Simple
                        5,500,000                                                      Fee Simple
                        5,400,000                                                      Fee Simple
                        3,250,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        1,325,000                                                      Fee Simple
         290           18,450,000                                   Hard
                        3,200,000                                                      Fee Simple
                        2,780,000                                                      Fee Simple
                        2,750,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        2,350,000                                                      Fee Simple
                        2,010,000                                                      Fee Simple
                        1,915,000                                                      Fee Simple
                        1,795,000                                                      Fee Simple
                        1,650,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         240           15,760,000                                   Hard
                        3,950,000                                                      Fee Simple
                        3,800,000                                                      Fee Simple
                        2,830,000                                                      Fee Simple
                        2,730,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        2,450,000                                                      Fee Simple
         112           19,110,000        80             71       Springing             Fee Simple
         110           18,250,000        83             74          Hard               Fee Simple
         240           14,450,000                                   Hard
                        4,400,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        3,300,000                                                      Fee Simple
                        2,550,000                                                      Fee Simple
                        2,350,000                                                      Fee Simple
                        1,850,000                                                      Fee Simple
         235           15,000,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         101           18,700,000        75             68          Hard               Leasehold
         240           13,820,000                                   Hard
                        4,900,000                                                      Fee Simple
                        3,800,000                                                      Fee Simple
                        2,670,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        2,450,000                                                      Fee Simple
         226           13,500,000                                   Hard               Fee Simple
         112           17,000,000        78             69          Hard               Fee Simple
         240           14,050,000                                   Hard
                        6,700,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        4,000,000                                                      Fee Simple
                        3,350,000                                                      Fee Simple
         110           17,070,000        75             66       Springing             Fee Simple
         111           14,350,000        88             77       Springing             Fee Simple
         112           15,400,000        81             72          Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         110           17,000,000        70             48          Hard               Fee Simple
         113           13,500,000        80             69          Hard               Fee Simple
         233           13,100,000                                   Hard               Fee Simple
         177           12,300,000        82             64       Springing             Fee Simple
          78           13,750,000        73             64       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112           12,000,000        83             74       Springing             Fee Simple
          52           14,000,000        69             65        Modified             Fee Simple
         113           11,800,000        79             69       Springing             Fee Simple
         112           13,300,000        68             62       Springing             Fee Simple
         118           10,600,000        82             73          Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         113            9,350,000        86             77       Springing             Fee Simple
         170           10,200,000        78             61       Springing             Fee Simple
         227            7,600,000                                   Hard               Leasehold
         112           11,400,000        68             54       Springing             Fee Simple
         291            7,700,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        1,700,000                                                      Fee Simple
                        1,700,000                                                      Fee Simple
                        1,500,000                                                      Fee Simple
                        1,500,000                                                      Fee Simple
                        1,300,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         117            9,135,000        81             72       Springing
                        1,270,000                                                      Fee Simple
                        1,110,000                                                      Fee Simple
                        1,020,000                                                      Fee Simple
                          755,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                          755,000                                                      Fee Simple
                          740,000                                                      Fee Simple
                          710,000                                                      Fee Simple
                          700,000                                                      Fee Simple
                          660,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                          430,000                                                      Fee Simple
                          365,000                                                      Fee Simple
                          320,000                                                      Fee Simple
                          300,000                                                      Fee Simple
         116           15,440,000        45             39          None               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
          80            7,410,000        92             77          Hard
                        2,950,000                                                      Fee Simple
                        2,225,000                                                      Fee Simple
                        1,535,000                                                      Fee Simple
                          700,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         115            9,550,000        70             56       Springing             Fee Simple
         115            5,150,000        71             57       Springing             Fee Simple
         115            4,400,000        69             55       Springing             Fee Simple
         112            8,250,000        80             72       Springing             Leasehold
         236            7,890,000        83                      Springing
----------------------------------------------------------------------------------------------------------------------------------
                        1,190,000                                                      Fee Simple
                        1,070,000                                                      Fee Simple
                          805,000                                                      Fee Simple
                          750,000                                                      Fee Simple
                          755,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                          675,000                                                      Fee Simple
                          590,000                                                      Fee Simple
                          505,000                                                      Fee Simple
                          335,000                                                      Fee Simple
                          465,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                          260,000                                                      Leasehold
                          250,000                                                      Leasehold
                          240,000                                                      Fee Simple
         112            8,100,000        78             64       Springing             Fee Simple
         118            7,850,000        80             71          Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112           10,040,000        62             55       Springing             Fee Simple
         109            7,500,000        80             70          Hard               Fee Simple
         109            7,500,000        80             64        Modified             Fee Simple
         109            7,300,000        79             69          Hard               Fee Simple
         111            9,000,000        62             50       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         113            7,200,000        78             70          Hard               Fee Simple
         112            7,300,000        75             66       Springing             Fee Simple
         109            7,200,000        74             60       Springing
                        4,500,000                                                      Fee Simple
                        2,700,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112            7,200,000        73             60        Modified             Fee Simple
          79            8,500,000        62             58       Springing             Fee Simple
         112            7,800,000        67             59       Springing             Fee Simple
          73            7,200,000        72             64       Springing             Fee Simple
         110            7,400,000        65             46       Springing             Both Fee Simple and Leasehold
----------------------------------------------------------------------------------------------------------------------------------
         111            6,100,000        79             69       Springing             Fee Simple
          42            6,205,000        76             72          Hard
                        1,900,000                                                      Fee Simple
                        1,740,000                                                      Fee Simple
                        1,740,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                          825,000                                                      Fee Simple
         116            5,800,000        79             71          Hard               Fee Simple
         115            7,400,000        62             55        Modified
                        3,925,000                                                      Fee Simple
                        3,475,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         117            5,860,000        78             69       Springing
                        1,410,000                                                      Fee Simple
                        1,250,000                                                      Fee Simple
                          980,000                                                      Fee Simple
                          820,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                          810,000                                                      Fee Simple
                          590,000                                                      Fee Simple
         232            6,590,000        68                      Springing
                        3,125,000                                                      Fee Simple
                        2,265,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                        1,200,000                                                      Fee Simple
         110            5,750,000        77             69          Hard               Fee Simple
         115            5,800,000        76             66          Hard               Fee Simple
         114            5,600,000        78             64          Hard               Fee Simple
          54            5,000,000        87             82          Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         110            5,600,000        76             68          Hard               Fee Simple
         115            5,680,000        74             65       Springing
                        1,600,000                                                      Fee Simple
                        1,300,000                                                      Fee Simple
                        1,300,000                                                      Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
                          630,000                                                      Fee Simple
                          500,000                                                      Fee Simple
                          350,000                                                      Fee Simple
         117            6,250,000        66             59       Springing             Fee Simple
         112            6,730,000        60             54       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         107            5,200,000        78             69          Hard               Fee Simple
         118            5,800,000        69             56          Hard               Fee Simple
          76            6,000,000        67             59       Springing             Fee Simple
         112            6,750,000        59             47       Springing             Fee Simple
         112            5,280,000        73             65       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         109            4,800,000        80             71       Springing             Fee Simple
         113            4,900,000        78             69          Hard               Fee Simple
         114            5,700,000        67             59       Springing             Fee Simple
         111            7,900,000        47             39       Springing             Leasehold
         112            5,900,000        62             50       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112            5,100,000        71             63       Springing             Fee Simple
         289            3,600,000                                   Hard               Fee Simple
         117            4,500,000        79             70       Springing             Fee Simple
         115            6,000,000        58             46       Springing             Fee Simple
         108            5,200,000        67             59       Springing             Leasehold
----------------------------------------------------------------------------------------------------------------------------------
         113            5,360,000        61             50          Hard               Fee Simple
         112            4,075,000        79             71       Springing             Fee Simple
         110            4,300,000        75             61       Springing             Fee Simple
         116            4,000,000        80             70       Springing             Fee Simple
         111            4,375,000        72             60       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         109            4,400,000        71             59       Springing             Fee Simple
         112            4,500,000        68             60       Springing             Fee Simple
         112            5,680,000        53             47       Springing             Fee Simple
         115            4,000,000        75             68       Springing             Fee Simple
         115            5,500,000        53             47       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         115            4,500,000        64             56       Springing             Fee Simple
         117            3,950,000        73             64       Springing             Fee Simple
         230            2,900,000                                   Hard               Fee Simple
         111            3,700,000        75             60       Springing             Fee Simple
         118            3,425,000        80             71       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         110            3,700,000        74             66       Springing             Fee Simple
         118            3,400,000        80             71       Springing             Fee Simple
         118            3,500,000        78             69       Springing             Fee Simple
         238            2,810,000                                   Hard               Fee Simple
         207            2,600,000                                   Hard               Leasehold
----------------------------------------------------------------------------------------------------------------------------------
         115            3,415,000        73             64       Springing             Fee Simple
         115            3,450,000        72             65          Hard               Fee Simple
         237            2,480,000                                   Hard               Fee Simple
         112            3,900,000        64             57       Springing             Fee Simple
         240            2,410,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         118            3,000,000        80             71       Springing             Fee Simple
         112            3,200,000        75             65       Springing             Fee Simple
         116            3,100,000        77             67       Springing             Fee Simple
         239            2,790,000                                   Hard               Fee Simple
         112            3,550,000        65             58       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         118            2,900,000        79             71       Springing             Fee Simple
         238            2,330,000                                   Hard               Fee Simple
         116            2,900,000        79             69       Springing             Fee Simple
         112            3,250,000        70             59       Springing             Fee Simple
         237            2,260,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         118            2,850,000        79             70       Springing             Fee Simple
         118            2,900,000        78             69       Springing             Fee Simple
         117            2,550,000        88             78       Springing             Fee Simple
         118            2,950,000        76             67          Hard               Fee Simple
         114            2,775,000        80             64       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         238            2,240,000                                   Hard               Fee Simple
         238            2,215,000                                   Hard               Fee Simple
         171            3,100,000        70             46       Springing             Fee Simple
         239            2,190,000                                   Hard               Fee Simple
         238            2,200,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
          76            2,940,000        73             53          Hard               Leasehold
         231            3,000,000        71                      Springing             Fee Simple
         238            2,140,000                                   Hard               Fee Simple
         112            3,200,000        66             57       Springing             Both Fee Simple and Leasehold
         116            2,700,000        78             68       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         238            2,100,000                                   Hard               Fee Simple
         237            2,250,000                                   Hard               Fee Simple
         112            3,050,000        67             60       Springing             Fee Simple
         237            2,030,000                                   Hard               Fee Simple
         238            2,090,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112            3,000,000        67             60       Springing             Fee Simple
         114            2,500,000        80             70          Hard               Fee Simple
         113            3,300,000        60             49          Hard               Fee Simple
         113            2,755,000        72             61       Springing             Fee Simple
         112            2,850,000        70             56       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         237            1,980,000                                   Hard               Fee Simple
         118            2,800,000        69             61          Hard               Fee Simple
         114            2,400,000        80             64       Springing             Fee Simple
         118            2,400,000        78             69       Springing             Fee Simple
         114            2,600,000        71             56          None               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         118            2,300,000        80             71       Springing             Fee Simple
         112            2,900,000        63             56       Springing             Fee Simple
         117            2,300,000        79             70       Springing             Fee Simple
         238            1,840,000                                   Hard               Fee Simple
         238            1,840,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112            2,300,000        78             69       Springing             Fee Simple
         112            2,900,000        62             44       Springing             Fee Simple
         110            2,380,000        76             67       Springing             Fee Simple
         237            1,810,000                                   Hard               Fee Simple
         118            2,300,000        77             69       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         118            2,300,000        75             67       Springing             Fee Simple
         110            2,300,000        75             52       Springing             Fee Simple
         238            1,630,000                                   Hard               Fee Simple
         112            2,200,000        73             61       Springing             Fee Simple
         222            1,700,000                                   Hard               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         106            2,350,000        67             47       Springing             Fee Simple
         118            2,000,000        79             70       Springing             Fee Simple
         118            2,000,000        77             69       Springing             Fee Simple
         118            2,100,000        73             65       Springing             Fee Simple
         114            2,350,000        64             51          None               Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         239            1,620,000                                   Hard               Fee Simple
         112            2,300,000        62             56       Springing             Fee Simple
         239            1,410,000                                   Hard               Leasehold
         111            1,800,000        75             62       Springing             Fee Simple
         112            2,050,000        65             58       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         169            3,550,000        38                      Springing             Fee Simple
         204            1,600,000                                   Hard               Fee Simple
         114            1,950,000        67             60       Springing             Fee Simple
         112            1,900,000        68             60       Springing             Fee Simple
         118            1,620,000        79             70       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         110            1,600,000        78             69       Springing             Fee Simple
         112            1,750,000        71             57       Springing             Fee Simple
         112            2,200,000        54             44       Springing             Fee Simple
         111            1,750,000        68             57        Modified             Fee Simple
         112            1,800,000        62             56       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         113            1,475,000        75             67       Springing             Fee Simple
         114            1,425,000        74             65       Springing             Fee Simple
         113            1,400,000        74             66          Hard               Fee Simple
         112            1,250,000        80             65       Springing             Fee Simple
         111            1,125,000        80             66       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112            1,140,000        77             54       Springing             Fee Simple
         118            1,230,000        70             62       Springing
         118            1,040,000        79             71       Springing             Fee Simple
         117              960,000        73             64       Springing             Fee Simple
         118              980,000        69             62       Springing             Fee Simple
----------------------------------------------------------------------------------------------------------------------------------
         112              900,000        65             58       Springing             Fee Simple
         118              800,000        70             62       Springing             Fee Simple
         175            1,800,000        28                         None               Fee Simple
         111              450,000        74             63          Hard               Fee Simple

     YEAR BUILT         YEAR RENOVATED            UNIT          UNIT OF MEASURE      OCCUPANCY       OCCUPANCY PERIOD
------------------------------------------------------------------------------------------------------------------------------
                                               1,218,718             Sq Ft
        1919                 1982                255,257             Sq Ft              90%               5/1/98
        1982                                     234,244             Sq Ft              90%               5/1/98
        1985                                     123,000             Sq Ft             100%               5/1/98
        1989                                     137,190             Sq Ft              98%               5/1/98
------------------------------------------------------------------------------------------------------------------------------
        1971                 1991                112,357             Sq Ft              96%               5/1/98
        1971                                     102,460             Sq Ft             100%               5/1/98
        1990                                      76,666             Sq Ft              97%               5/1/98
        1987                 1998                 63,072             Sq Ft              86%               5/1/98
        1985                                      57,559             Sq Ft             100%               5/1/98
------------------------------------------------------------------------------------------------------------------------------
        1982                                      56,913             Sq Ft              96%               5/1/98
        1971                 1998                504,573             Sq Ft             100%              6/25/97
                                               1,367,656             Sq Ft
        1994                                     178,602             Sq Ft             100%              10/21/98
        1987                                      65,262             Sq Ft              95%              10/21/98
------------------------------------------------------------------------------------------------------------------------------
        1997                                     171,170             Sq Ft              94%              8/30/98
        1989                 1997                123,930             Sq Ft             100%              10/21/98
        1988                                     199,192             Sq Ft             100%              10/21/98
        1998                                     165,690             Sq Ft             100%              8/11/98
        1997                                     170,000             Sq Ft             100%              8/11/98
------------------------------------------------------------------------------------------------------------------------------
        1994                                      82,757             Sq Ft             100%              8/30/98
        1997                                      44,307             Sq Ft             100%              10/21/98
        1989                 1997                 28,990             Sq Ft              87%              8/11/98
        1988                                      40,042             Sq Ft              92%              8/30/98
        1989                                      37,246             Sq Ft             100%              10/21/98
------------------------------------------------------------------------------------------------------------------------------
        1986                                      24,468             Sq Ft             100%              8/11/98
        1997                                      36,000             Sq Ft             100%              10/21/98
                                                     830             Rooms
        1991                                         358             Rooms              84%              7/31/98
        1984                 1998                    472             Rooms              69%              7/31/98
------------------------------------------------------------------------------------------------------------------------------
                                                 888,698             Sq Ft
        1972                 1990                888,698             Sq Ft              98%              8/11/98
        1973                 1990                    370             Rooms              76%              6/30/98
        1953                 1987                888,315             Sq Ft              85%              10/20/98
        1983                                     312,933             Sq Ft             100%              1/31/98
------------------------------------------------------------------------------------------------------------------------------
                                                   3,015             Units
        1968                 1998                    380             Units              84%              10/1/98
        1978                 1998                    708             Units              91%              10/1/98
        1969                 1997                    264             Units              91%              10/1/98
        1966                 1998                    232             Units              97%              10/1/98
------------------------------------------------------------------------------------------------------------------------------
        1984                 1997                    346             Units              97%              10/1/98
        1973                 1997                    208             Units              99%              10/1/98
        1978                 1998                    308             Units              97%              10/1/98
        1972                 1998                    200             Units              97%              10/1/98
        1968                 1998                    193             Units              92%              10/1/98
------------------------------------------------------------------------------------------------------------------------------
        1947                 1997                    176             Units              88%              10/1/98
        1984                                     610,253             Sq Ft              91%              8/28/98
                                                   2,596             Units
        1972                 1998                    216             Units              87%              10/1/98
        1972                 1998                    206             Units              95%              10/1/98
------------------------------------------------------------------------------------------------------------------------------
        1984                 1998                    332             Units              96%              10/1/98
        1974                 1998                    392             Units              94%              10/1/98
        1979                 1998                    428             Units              96%              10/1/98
        1984                 1997                    160             Units              96%              10/1/98
        1985                 1998                    122             Units             100%              10/1/98
------------------------------------------------------------------------------------------------------------------------------
        1972                 1997                    180             Units              92%              10/1/98
        1968                 1997                    156             Units              92%              10/1/98
        1976                 1997                    136             Units              77%              10/1/98
        1978                 1997                    124             Units              91%              10/1/98
        1970                 1997                    144             Units              97%              10/1/98
------------------------------------------------------------------------------------------------------------------------------
        1993                                     410,206             Sq Ft              79%              9/24/98
        1988                                     174,769             Sq Ft             100%               9/8/98
                                                   1,259             Units
        1965                 1997                    615             Units              93%              10/1/98
        1971                 1998                    644             Units              93%              10/1/98
------------------------------------------------------------------------------------------------------------------------------
                                                 927,652             Sq Ft
        1973                                     497,870             Sq Ft             100%              12/23/97
        1985                                     107,182             Sq Ft             100%              12/23/97
        1994                                     172,200             Sq Ft             100%              12/23/97
        1989                                     150,400             Sq Ft             100%              12/23/97
------------------------------------------------------------------------------------------------------------------------------
                                                 547,217             Sq Ft
        1987                                     242,021             Sq Ft              91%              4/17/98
        1988                                     188,856             Sq Ft              97%              4/17/98
        1986                                     116,340             Sq Ft              94%              4/17/98
                                                     753             Rooms
------------------------------------------------------------------------------------------------------------------------------
        1983                                         118             Rooms             100%              9/30/98
        1982                                         118             Rooms             100%              9/30/98
        1979                                         178             Rooms             100%              9/30/98
        1991                                         123             Rooms             100%              9/30/98
        1979                                         110             Rooms             100%              9/30/98
------------------------------------------------------------------------------------------------------------------------------
        1980                                         106             Rooms             100%              9/30/98
        1972                                     205,167             Sq Ft              94%              10/1/98
        1969                 1997                    526             Units              94%               5/8/98
                                                 202,991             Sq Ft
        1998                                      53,000             Sq Ft             100%              10/23/98
------------------------------------------------------------------------------------------------------------------------------
        1998                                      61,585             Sq Ft             100%              10/23/98
        1983                                      29,953             Sq Ft             100%              10/21/98
        1983                                      29,953             Sq Ft             100%              10/23/98
        1931                 1985                 28,500             Sq Ft             100%              10/23/98
        1974                 1997                    504             Units              97%              4/15/98
------------------------------------------------------------------------------------------------------------------------------
                                               1,039,222             Sq Ft
        1978                                     134,805             Sq Ft             100%              8/31/98
        1982                 1996                 55,531             Sq Ft             100%              8/31/98
        1980                                      91,061             Sq Ft             100%              8/31/98
        1976                 1991                135,187             Sq Ft              96%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
        1972                                     134,634             Sq Ft              95%              8/31/98
        1980                 1997                 87,678             Sq Ft             100%              8/31/98
        1973                 1997                100,838             Sq Ft              97%              8/31/98
        1972                                     115,492             Sq Ft             100%              8/31/98
        1976                                      79,996             Sq Ft             100%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
        1970                                     104,000             Sq Ft             100%              8/31/98
                                                 140,932             Sq Ft
        1994                                      72,332             Sq Ft             100%              8/31/98
        1995                                      46,844             Sq Ft             100%              8/31/98
        1995                                      21,756             Sq Ft             100%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
                                                     523             Rooms
        1983                 1994                    148             Rooms             100%              9/30/98
        1985                 1998                    150             Rooms             100%              9/30/98
        1987                                         124             Rooms             100%              9/30/98
        1985                 1998                    101             Rooms             100%              9/30/98
------------------------------------------------------------------------------------------------------------------------------
                                                 373,455             Sq Ft
        1989                                     191,925             Sq Ft             100%              7/16/98
        1989                                      50,084             Sq Ft              93%              7/16/98
        1970                                      10,193             Sq Ft             100%              7/16/98
        1915                 1966                 83,000             Sq Ft             100%              7/16/98
------------------------------------------------------------------------------------------------------------------------------
        1965                                      38,253             Sq Ft             100%              7/16/98
                                                  81,960             Sq Ft
        1978                 1991                 13,000             Sq Ft             100%              5/11/98
        1985                 1994                 10,215             Sq Ft             100%              5/11/98
        1984                 1994                  9,700             Sq Ft             100%              5/11/98
------------------------------------------------------------------------------------------------------------------------------
        1983                 1995                  9,584             Sq Ft             100%              5/11/98
        1984                 1995                  9,639             Sq Ft             100%              5/11/98
        1985                 1996                  9,822             Sq Ft             100%              5/11/98
        1982                                      10,800             Sq Ft             100%              5/11/98
        1982                 1994                  9,200             Sq Ft             100%              5/11/98
------------------------------------------------------------------------------------------------------------------------------
                                                     412             Rooms
        1985                                          84             Rooms             100%              9/30/98
        1987                 1994                     91             Rooms             100%              9/30/98
        1979                                          82             Rooms             100%              9/30/98
        1983                 1994                     91             Rooms             100%              9/30/98
------------------------------------------------------------------------------------------------------------------------------
        1986                                          64             Rooms             100%              9/30/98
        1998                                         248             Units              98%              6/20/98
        1975                 1997                    414             Units              97%              4/15/98
                                                     427             Rooms
        1963                                          93             Rooms             100%              9/30/98
------------------------------------------------------------------------------------------------------------------------------
        1973                 1995                     79             Rooms             100%              9/30/98
        1988                                          76             Rooms             100%              9/30/98
        1982                 1997                    120             Rooms             100%              9/30/98
        1970                 1998                     59             Rooms             100%              9/30/98
        1998                                      71,449             Sq Ft             100%              10/9/98
------------------------------------------------------------------------------------------------------------------------------
        1965                 1994                252,714             Sq Ft             100%              8/21/98
                                                     384             Rooms
        1985                 1998                    125             Rooms             100%              9/30/98
        1985                 1997                    100             Rooms             100%              9/30/98
        1985                 1997                     79             Rooms             100%              9/30/98
------------------------------------------------------------------------------------------------------------------------------
        1988                 1998                     80             Rooms             100%              9/30/98
        1998                                      76,315             Sq Ft             100%              5/12/98
        1981                 1986                282,051             Sq Ft              95%               9/3/98
                                                     387             Rooms
        1982                 1995                    142             Rooms             100%              9/30/98
------------------------------------------------------------------------------------------------------------------------------
        1985                 1997                    119             Rooms             100%              9/30/98
        1987                 1998                    126             Rooms             100%              9/30/98
        1995                                          77              Beds             100%              4/30/98
        1979                 1997                    305             Units              94%               6/7/98
        1998                                      77,398             Sq Ft              95%              9/21/98
------------------------------------------------------------------------------------------------------------------------------
        1995                 1997                  5,840             Sq Ft             100%               6/1/98
        1980                 1991                221,508             Sq Ft             100%               7/1/98
        1994                                     155,979             Sq Ft             100%               5/6/98
        1921                 1998                 71,117             Sq Ft              89%               7/1/98
        1971                 1996                    260             Rooms              60%               9/2/98
------------------------------------------------------------------------------------------------------------------------------
        1976                                         448             Units              97%              9/10/98
        1989                                      56,920             Sq Ft             100%               8/5/98
        1969                                     204,832             Sq Ft             100%              9/11/98
        1984                                         145             Rooms              61%              6/30/98
        1987                 1995                209,216             Sq Ft              99%              10/9/98
------------------------------------------------------------------------------------------------------------------------------
        1988                                     164,672             Sq Ft             100%              10/1/98
        1994                                      66,525             Sq Ft             100%              7/30/98
        1998                                      53,045             Sq Ft             100%              6/26/98
        1980                 1997                306,000             Sq Ft              97%              9/28/98
                                                 210,728             Sq Ft
------------------------------------------------------------------------------------------------------------------------------
        1990                                      41,828             Sq Ft             100%              6/30/98
        1995                                      42,455             Sq Ft             100%              6/30/98
        1996                                      42,456             Sq Ft             100%              6/30/98
        1990                                      41,533             Sq Ft             100%              5/19/98
        1996                                      42,456             Sq Ft             100%              6/30/98
------------------------------------------------------------------------------------------------------------------------------
                                                     215             Units
        1988                                          11             Units              95%               5/1/98
        1957                 1985                     40             Units              95%              6/14/98
        1961                 1996                     11             Units              91%              6/15/98
        1960                 1994                     30             Units              95%              6/15/98
------------------------------------------------------------------------------------------------------------------------------
        1936                 1998                      9             Units              95%              6/14/98
        1961                 1995                     18             Units              90%              6/15/98
        1963                 1995                     14             Units              93%              6/15/98
        1960                 1996                     22             Units              95%              6/15/98
        1992                                          16             Units              93%              6/15/98
------------------------------------------------------------------------------------------------------------------------------
        1960                 1997                     10             Units             100%              6/15/98
        1961                 1985                     11             Units              91%              6/15/98
        1991                                          15             Units             100%              6/15/98
        1956                 1997                      8             Units             100%              6/15/98
        1965                                         239             Units             100%              7/29/98
------------------------------------------------------------------------------------------------------------------------------
                                                     233             Units
        1981                                         107             Units              93%              7/21/98
        1981                                          66             Units             100%              7/20/98
        1980                                          33             Units             100%              7/20/98
        1981                                          27             Units             100%              7/20/98
------------------------------------------------------------------------------------------------------------------------------
                                                  92,150             Sq Ft
        1995                                      46,350             Sq Ft             100%              6/17/98
        1995                                      45,800             Sq Ft             100%              6/25/98
        1991                                     178,031             Sq Ft             100%               8/6/98
                                                  60,007             Sq Ft
------------------------------------------------------------------------------------------------------------------------------
        1997                                       8,256             Sq Ft             100%              2/20/98
        1997                                       6,602             Sq Ft             100%              2/20/98
        1996                                       7,414             Sq Ft             100%              2/20/98
        1996                                       5,090             Sq Ft             100%              2/20/98
        1995                                       6,620             Sq Ft             100%              2/20/98
------------------------------------------------------------------------------------------------------------------------------
        1997                                       5,090             Sq Ft             100%              2/20/98
        1995                                       3,360             Sq Ft             100%              2/20/98
        1995                                       4,101             Sq Ft             100%              2/20/98
        1995                                       2,761             Sq Ft             100%              2/20/98
        1995                                       4,101             Sq Ft             100%              2/20/98
------------------------------------------------------------------------------------------------------------------------------
        1995                                       2,015             Sq Ft             100%              2/20/98
        1995                                       1,507             Sq Ft             100%              2/20/98
        1995                                       3,090             Sq Ft             100%              2/20/98
        1932                                         148             Units              99%               8/1/98
        1981                                     143,217             Sq Ft              93%              10/9/98
------------------------------------------------------------------------------------------------------------------------------
        1971                 1996                     96             Units             100%              9/30/98
        1988                                      98,025             Sq Ft             100%               6/1/98
        1950                 1986                117,000             Sq Ft             100%               6/9/98
        1977                 1992                130,091             Sq Ft              95%               8/3/98
        1986                 1994                116,288             Sq Ft              94%               5/8/98
------------------------------------------------------------------------------------------------------------------------------
        1984                 1998                    202             Units              88%              10/4/98
        1983                 1997                 72,935             Sq Ft              99%              9/29/98
                                                     193             Rooms
        1993                                         101             Rooms              87%              12/31/97
        1993                                          92             Rooms              68%              12/31/97
------------------------------------------------------------------------------------------------------------------------------
        1820                 1986                 19,935             Sq Ft              94%              5/26/98
        1906                 1981                 69,514             Sq Ft              95%               7/8/98
        1913                 1998                     90             Units              94%              10/1/98
        1980                 1994                 65,192             Sq Ft             100%              7/31/98
        1988                                      19,075             Sq Ft             100%              3/30/98
------------------------------------------------------------------------------------------------------------------------------
        1971                                         139             Units              99%              9/17/98
                                                      81             Units
        1925                 1990                     29             Units             100%               6/1/98
        1930                 1997                     21             Units             100%              5/15/98
        1901                 1998                     21             Units             100%               5/1/98
------------------------------------------------------------------------------------------------------------------------------
        1910                 1998                     10             Units             100%               5/1/98
        1900                 1997                 24,904             Sq Ft              95%              9/24/98
                                                 108,354             Sq Ft
        1988                                      49,000             Sq Ft             100%               7/1/98
        1989                                      59,354             Sq Ft              88%               7/1/98
------------------------------------------------------------------------------------------------------------------------------
                                                     158             Units
        1988                                          25             Units             100%              6/15/98
        1965                 1988                     43             Units             100%              6/15/98
        1958                 1980                     30             Units              93%              5/31/98
        1962                 1991                     21             Units             100%              6/15/98
------------------------------------------------------------------------------------------------------------------------------
        1947                 1978                     20             Units             100%              6/15/98
        1964                 1981                     19             Units             100%              6/15/98
                                                      94             Units
        1995                                          45             Units              97%              9/30/98
        1993                                          32             Units              96%               9/1/98
------------------------------------------------------------------------------------------------------------------------------
        1991                                          17              Beds              71%               9/1/98
        1960                                         173              Pads              98%               7/1/98
        1971                 1993                    141             Rooms              72%              8/31/98
        1990                 1997                 44,552             Sq Ft              93%               9/8/98
        1978                 1994                 92,000             Sq Ft             100%              5/18/98
------------------------------------------------------------------------------------------------------------------------------
        1967                 1997                     96             Units              99%              10/1/98
                                                  11,738             Units
        1976                                          20             Units             100%               6/1/98
        1984                                      11,680             Sq Ft             100%               6/1/98
        1983                                          17             Units             100%               6/1/98
------------------------------------------------------------------------------------------------------------------------------
        1977                                           9             Units             100%               6/1/98
        1978                                           7             Units             100%               7/1/98
        1976                                           5             Units              80%               6/1/98
        1976                 1998                116,259             Sq Ft              82%               9/3/98
        1963                 1994                     64             Units             100%              9/30/98
------------------------------------------------------------------------------------------------------------------------------
        1962                                         126              Pads              99%              3/31/98
        1981                                     124,665             Sq Ft             100%               9/1/98
        1969                 1989                101,516             Sq Ft             100%               8/5/98
        1987                                     182,465             Sq Ft              97%              9/28/98
        1963                                          49             Units             100%               9/8/98
------------------------------------------------------------------------------------------------------------------------------
        1989                                         151             Units              87%              8/20/98
        1986                                      83,713             Sq Ft              98%              7/21/98
        1945                                     225,600             Sq Ft             100%               7/8/98
        1975                 1987                    103             Rooms              82%              6/30/98
        1974                                     194,742             Sq Ft             100%              9/28/98
------------------------------------------------------------------------------------------------------------------------------
        1911                 1998                     61             Units             100%              9/30/98
        1998                                      11,180             Sq Ft             100%              4/15/98
        1978                 1998                 54,247             Sq Ft             100%              6/11/98
        1996                                         102             Rooms              84%               7/1/98
        1975                 1986                 99,180             Sq Ft              81%               4/1/98
------------------------------------------------------------------------------------------------------------------------------
        1983                 1998                    143             Rooms              55%              6/30/98
        1956                 1984                 71,869             Sq Ft              92%              8/13/98
        1983                 1997                    123             Rooms              56%              12/31/97
        1927                 1991                    109             Units              97%              8/11/98
        1997                                         138             Rooms              90%              3/23/98
------------------------------------------------------------------------------------------------------------------------------
        1997                                          83             Rooms              88%               1/1/98
        1960                                          48             Units             100%              9/30/98
        1967                 1996                     54             Units             100%              9/30/98
        1991                                      42,591             Sq Ft              99%              7/28/98
        1985                                      79,652             Sq Ft              86%               8/1/98
------------------------------------------------------------------------------------------------------------------------------
        1971                 1997                 46,384             Sq Ft             100%              9/14/98
        1962                                          82             Units             100%               9/1/98
        1998                                      14,055             Sq Ft             100%               6/1/98
        1927                                      47,100             Sq Ft             100%               5/1/98
        1936                                          77             Units              99%              8/19/98
------------------------------------------------------------------------------------------------------------------------------
        1989                                          72             Units              99%              8/31/98
        1940                                          78             Units              99%              8/19/98
        1940                                          77             Units              99%              8/19/98
        1998                                      10,125             Sq Ft             100%              6/24/98
        1997                                      30,367             Sq Ft             100%               6/1/98
------------------------------------------------------------------------------------------------------------------------------
        1984                 1998                 27,000             Sq Ft             100%              7/30/98
        1906                 1986                     15             Rooms              60%               5/7/98
        1998                                      10,125             Sq Ft             100%               6/4/98
        1963                                          39             Units             100%              8/31/98
        1998                                      10,125             Sq Ft             100%               9/3/98
------------------------------------------------------------------------------------------------------------------------------
        1928                                          77             Units              96%              8/19/98
        1955                 1998                 47,994             Sq Ft             100%              10/12/98
        1936                 1998                     68             Units             100%              8/11/98
        1998                                      10,125             Sq Ft             100%              8/14/98
        1975                                          35             Units             100%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
        1936                                          61             Units              99%              8/19/98
        1998                                      10,125             Sq Ft             100%              6/18/98
        1917                 1997                     73             Units              99%               7/2/98
        1925                 1996                  9,950             Sq Ft             100%              10/7/98
        1998                                      10,125             Sq Ft             100%              4/29/98
------------------------------------------------------------------------------------------------------------------------------
        1938                                          56             Units             100%              8/19/98
        1938                                          72             Units              98%              8/19/98
        1974                                          71             Units             100%               9/1/98
        1969                 1993                 38,569             Sq Ft              91%              10/9/98
        1981                 1998                    132             Units             100%              7/28/98
------------------------------------------------------------------------------------------------------------------------------
        1998                                      10,125             Sq Ft             100%              5/19/98
        1998                                      10,125             Sq Ft             100%              6/10/98
        1973                                      92,438             Sq Ft              81%              6/30/98
        1998                                      10,125             Sq Ft             100%              7/22/98
        1998                                      10,125             Sq Ft             100%              6/19/98
------------------------------------------------------------------------------------------------------------------------------
        1962                                          85              Pads              94%              8/21/98
        1988                 1993                     96             Rooms              64%              12/31/97
        1998                                      10,125             Sq Ft             100%              5/22/98
        1950                                      70,000             Sq Ft             100%              9/29/98
        1920                 1997                     72             Units              97%              8/11/98
------------------------------------------------------------------------------------------------------------------------------
        1998                                      10,125             Sq Ft             100%              6/17/98
        1998                                      10,125             Sq Ft             100%              4/30/98
        1962                                          28             Units             100%              9/30/98
        1998                                      10,125             Sq Ft             100%               5/5/98
        1998                                      10,125             Sq Ft             100%              6/10/98
------------------------------------------------------------------------------------------------------------------------------
        1974                                          30             Units             100%              8/31/98
        1968                 1993                 27,049             Sq Ft             100%              9/10/98
        1972                 1998                    149             Rooms              50%              6/30/98
        1993                                          34             Rooms              58%              12/31/97
        1970                                     123,045             Sq Ft              87%              9/28/98
------------------------------------------------------------------------------------------------------------------------------
        1998                                      10,125             Sq Ft             100%              4/17/98
        1973                 1988                 56,562             Sq Ft              95%              10/9/98
        1974                                          96             Units              94%               6/9/98
        1930                                          54             Units              98%              8/19/98
        1928                 1997                  7,311             Sq Ft             100%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
        1938                                          50             Units              98%              8/19/98
        1962                                          26             Units              96%              8/31/98
        1974                                          43             Units             100%               9/1/98
        1998                                      10,125             Sq Ft             100%              7/17/98
        1998                                      10,125             Sq Ft             100%              5/27/98
------------------------------------------------------------------------------------------------------------------------------
        1929                                          63             Units              98%               8/5/98
        1989                                          57             Rooms              84%              12/31/97
        1990                 1994                 25,441             Sq Ft             100%               6/1/98
        1998                                      10,125             Sq Ft             100%              4/26/98
        1940                                          65             Units              98%              8/19/98
------------------------------------------------------------------------------------------------------------------------------
        1938                                          49             Units              94%              9/23/98
        1983                                          51             Rooms              76%              2/28/98
        1998                                      10,125             Sq Ft             100%              5/26/98
        1985                                      41,607             Sq Ft              94%              9/30/98
        1998                                      11,180             Sq Ft             100%              8/24/98
------------------------------------------------------------------------------------------------------------------------------
        1974                 1996                 88,243             Sq Ft             100%              3/11/98
        1933                                          55             Units              98%              8/19/98
        1928                                          55             Units              98%              8/19/98
        1927                                          58             Units              98%              8/19/98
        1938                 1995                  9,250             Sq Ft             100%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
        1998                                      10,125             Sq Ft             100%               8/7/98
        1962                                          21             Units             100%              8/31/98
        1998                                      10,125             Sq Ft             100%              8/21/98
        1890                                      19,526             Sq Ft             100%              8/21/98
        1964                                          19             Units             100%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
        1993                                          58             Rooms              66%              6/24/98
        1996                                      10,880             Sq Ft             100%              5/13/98
        1980                 1992                 44,487             Sq Ft             100%              5/28/98
        1974                                          20             Units             100%              9/18/98
        1929                                          42             Units              98%              8/19/98
------------------------------------------------------------------------------------------------------------------------------
        1976                                          52             Units              94%               7/1/98
        1905                 1988                 14,580             Sq Ft             100%               8/7/98
        1983                                      33,364             Sq Ft              98%              9/25/98
        1996                                          33             Units              96%              5/13/98
        1972                                          18             Units             100%              8/31/98
------------------------------------------------------------------------------------------------------------------------------
        1998                                      14,450             Sq Ft             100%              10/1/98
        1960                 1997                     38             Units              95%              5/20/98
        1997                                       7,640             Sq Ft             100%               9/4/98
        1973                 1997                     48             Units              98%              9/28/98
        1963                 1997                     48             Units              92%               8/1/98
------------------------------------------------------------------------------------------------------------------------------
        1926                 1998                 28,500             Sq Ft             100%              9/28/98
        1929                                          32             Units             100%              8/19/98
        1929                                          26             Units             100%              10/7/98
        1974                                          22             Units             100%               9/1/98
        1929                                          21             Units             100%              8/19/98
------------------------------------------------------------------------------------------------------------------------------
        1974                                          10             Units             100%               9/4/98
        1940                                          30             Units             100%              8/19/98
        1895                                          17             Units             100%               1/1/98
        1990                 1998                  5,770             Sq Ft             100%               9/1/98

                           ACTUAL ONGOING                                                                 LEASE
              U/W          CAPITAL ITEMS                                                        % OF    EXPIRATION
           OCCUPANCY          DEPOSITS               TENANT 1                                 TOTAL SF    DATE 1
----------------------------------------------------------------------------------------------------------------------------
                                0.20
              93%                                    Staten Island University Hosp               11      7/31/99
              86%
              95%                                    SONY USA                                   100      5/31/04
              90%                                    National City Processing                    16      7/29/08
----------------------------------------------------------------------------------------------------------------------------
              95%                                    Valu Discount, Inc.                         25      11/30/00
              90%                                    Galen of KY, Inc                            14      6/30/02
              90%                                    Electronic Systems                          45      5/31/01
              86%
              90%                                    Lodgistix                                   40      1/31/98
----------------------------------------------------------------------------------------------------------------------------
              90%                                    Southwestern Bell Yellow Pages              27      9/30/99
             100%               0.25                 The City of New York                       100       7/7/18
                                0.18
              94%                                    Bohdan Associates                           35      7/31/99
              95%                                    Miles & Stockbridge                         18      12/31/04
----------------------------------------------------------------------------------------------------------------------------
              94%
              94%                                    GE Capital Information Tech.                34      2/28/00
              95%                                    United States Postal Service                22      8/31/10
              95%                                    Kimmel-Butera Master Lease                  63      7/31/00
              95%                                    American Records Management                 47      7/31/06
----------------------------------------------------------------------------------------------------------------------------
              93%                                    County Commissioners of Carrol              26      8/31/05
              95%                                    Montgomery Cty Auto Parts Napa              28      7/31/12
              87%                                    Social Security Administration              22      2/28/08
              93%                                    Science Applications Int'l                  66      12/31/11
              95%                                    Jones Communications of MD                  49      10/31/01
----------------------------------------------------------------------------------------------------------------------------
              93%                                    Microlog Corporation                       100      12/31/99
              94%                                    Thomas AAA Moving & Storage                100      9/30/09
                                5%
              77%               5%
              69%               5%
----------------------------------------------------------------------------------------------------------------------------
                               (1)
              94%                                    General Service Administration              54      6/30/01
              75%
              82%               0.20
              96%               0.20                 Manatt Phelps                               37      11/30/13
----------------------------------------------------------------------------------------------------------------------------
                              250
              80%
              84%
              78%
              94%
----------------------------------------------------------------------------------------------------------------------------
              92%
              90%
              90%
              94%
              82%
----------------------------------------------------------------------------------------------------------------------------
              83%
              91%               0.22                 Merial                                      23      9/30/01
                              250
              82%
              91%
----------------------------------------------------------------------------------------------------------------------------
              94%
              88%
              90%
              86%
              95%
----------------------------------------------------------------------------------------------------------------------------
              73%
              82%
              77%
              83%
              91%
----------------------------------------------------------------------------------------------------------------------------
              80%              (2)                   Wal-Mart Stores (Sam's Club)                43      7/18/13
              95%               0.20                 Winthrop, Stimson, Putnam & R               31       1/1/04
                              250
              84%
              89%
----------------------------------------------------------------------------------------------------------------------------
                                0.19
              93%                                    Wilson Bro.                                 25      2/28/10
              94%                                    Fibertek                                    24      7/30/01
              92%                                    REICO Distributors                         100      12/31/04
              95%                                    Standard Corporation                       100      12/31/99
----------------------------------------------------------------------------------------------------------------------------
                                0.17
              92%                                    Best Buy                                    18      7/31/13
              97%                                    Wicke's Furniture                           26      1/31/03
              94%                                    Southwest Airpro                            19      4/13/01

----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
             100%
              94%               0.20                 L. Flynt Ltd.                               41      7/31/10
              95%             251

             100%
----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
             100%
             100%
              95%             250
----------------------------------------------------------------------------------------------------------------------------
                                0.14
              95%                                    K-Mart                                      62      11/30/03
              95%                                    Jerry's 1 GA                                79      3/31/07
              95%                                    K-Mart                                      91      11/30/05
              99%                                    K-Mart                                      65      11/1/12
----------------------------------------------------------------------------------------------------------------------------
             100%                                    K-Mart                                      87      3/31/10
              95%                                    K-Mart                                     100      11/30/10
              98%                                    K-Mart                                      54      6/30/04
              95%                                    K-Mart                                     100      6/30/12
              95%                                    Heilig-Meyers Furniture                     28      2/28/06
----------------------------------------------------------------------------------------------------------------------------
              96%                                    K-Mart                                     100      11/30/10
                                0.20
              95%                                    Grand Union - Valatie                      100       6/8/25
              81%                                    Grand Union Morristown                     100       6/6/25
              68%                                    Grand Union - Tannerville                  100       6/6/25
----------------------------------------------------------------------------------------------------------------------------

             100%
             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
                                0.27
              95%                                    New Jersey Convention Center                69      12/31/01
              94%                                    Excerpta Medica Inc.                        50      2/29/00
              95%                                    Insurance Auto Auctions                     86      2/28/07
              95%                                    Crest Foam Corporation                     100      6/30/02
----------------------------------------------------------------------------------------------------------------------------
              95%                                    Delaware Valley Wholesale Flor              35      5/31/00

             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------

             100%
             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
             100%
              94%             250
              95%             250

             100%
----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
              96%               0.15                 K-Mart Corporation                          55      4/30/03

             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
              96%               0.18                 K-Mart                                      31      9/30/06

             100%
----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
              95%             330
              94%             250
              96%               0.15                 Shaw Supermarket                            72      6/30/18
----------------------------------------------------------------------------------------------------------------------------
              93%               0.15                 PD Boutiques Hawaii, Inc.                  100      12/31/05
              97%               0.15                 Wal-Mart                                    55      6/18/11
             100%
              89%               0.22                 Burger King                                 14       8/1/03
              60%               4%
----------------------------------------------------------------------------------------------------------------------------
              95%             250
              95%               0.21                 LG Group                                   100       5/1/08
              95%               0.23                 Kmart Corporation                           44      9/30/99
              66%               7%
              99%               0.25                 K-Mart #7613                                41      4/30/12
----------------------------------------------------------------------------------------------------------------------------
              95%               0.15                 Wal-Mart                                    50      4/22/08
             100%               0.15                 Stop & Shop                                100       1/7/14
             100%
              95%               0.20

----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
             100%
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
                              271
              93%
              90%
              91%
              90%
----------------------------------------------------------------------------------------------------------------------------
              95%
              90%
              93%
              93%
              93%
----------------------------------------------------------------------------------------------------------------------------
              93%
              90%
              93%
              93%
              95%
----------------------------------------------------------------------------------------------------------------------------
                              250
              93%
              95%
              95%
              93%
----------------------------------------------------------------------------------------------------------------------------

              95%                                    Best Buy Co., Inc., #286                   100      2/26/18
              95%                                    Best Buy Co., Inc. #294                    100      2/26/18
              98%               0.17                 Wal-Mart                                    65      1/31/10
                                0.18
----------------------------------------------------------------------------------------------------------------------------
             100%                                    United States Postal Service               100       6/5/17
             100%                                    United States Postal Service               100      2/20/17
             100%                                    United States Postal Service               100      2/18/17
             100%                                    United States Postal Service               100      8/29/15
             100%                                    United States Postal Service               100       2/1/16
----------------------------------------------------------------------------------------------------------------------------
             100%                                    United States Postal Service               100      3/29/17
             100%                                    United States Postal Service               100      8/16/15
             100%                                    United States Postal Service               100       9/1/10
             100%                                    United States Postal Service               100      10/31/15
             100%                                    United States Postal Service               100      10/20/10
----------------------------------------------------------------------------------------------------------------------------
             100%                                    United States Postal Service               100      4/14/14
             100%                                    United States Postal Service               100       8/1/15
             100%                                    United States Postal Service               100       9/1/10
              95%             269
              92%               0.15                 K-Mart                                      35      5/31/03
----------------------------------------------------------------------------------------------------------------------------
              95%              50
              95%               0.20                 State Farm Insurance Company               100      5/31/03
             100%               0.10                 Time Warner Entertainment Inc               83      12/31/05
              97%               0.17                 Winn-Dixie Stores, Inc.                     35      2/26/12
              95%               0.10                 Best Buy                                    52      7/31/09
----------------------------------------------------------------------------------------------------------------------------
              88%             250
              95%               0.15                 Poverello Center                            22      11/30/01

              75%
              60%
----------------------------------------------------------------------------------------------------------------------------
              93%               0.31
              93%               0.25
              94%             200
              95%               0.20                 Chuck E. Cheese (Retail)                    14      7/31/02
              96%               2.64
----------------------------------------------------------------------------------------------------------------------------
              95%             300
                              250
              97%
              97%
              97%
----------------------------------------------------------------------------------------------------------------------------
              97%
              95%               0.20                 Alameda Medical Group, Inc.                 35      3/31/09
                                0.20
              95%                                    American Radio Systems                      26      11/1/98
              88%                                    Mattress World                              23      6/30/03
----------------------------------------------------------------------------------------------------------------------------
                              295
              93%
              90%
              93%
              93%
----------------------------------------------------------------------------------------------------------------------------
              93%
              93%
                              381
              95%
              95%
----------------------------------------------------------------------------------------------------------------------------
              74%
              95%              50
              72%
              93%               0.19                 America's Food Basket                       46      8/31/07
              95%               0.20                 LG Group                                   100       8/1/08
----------------------------------------------------------------------------------------------------------------------------
              95%             250
                              326
              90%
              90%                                    Irwin Schneidmill,CPA                       25      10/31/98
              89%
----------------------------------------------------------------------------------------------------------------------------
              95%
              81%
              81%                                    State Farm Insurance                        16      5/31/99
              77%               0.14                 FoodMax Supermarket                         16      7/31/01
              95%              75
----------------------------------------------------------------------------------------------------------------------------
              96%              50
              90%               0.16                 Woolworth's (sub/Amer Thrift)               49      1/31/01
              93%               0.20                 The Economic Press                         100      8/30/10
              95%               0.20
              95%             314
----------------------------------------------------------------------------------------------------------------------------
              88%             250
              95%               0.20                 Crain Communications                        25      2/28/01
              95%               0.20                 Brook Warehousing Corporation               97      10/31/01
              75%               4%
              95%               0.20
----------------------------------------------------------------------------------------------------------------------------
              95%             221
             100%
              92%                                    AMP Incorporated                           100      12/31/02
              75%               3%
              73%               0.20                 ARCO                                        68       1/1/08
----------------------------------------------------------------------------------------------------------------------------
              55%               4%
              89%               0.17                 Carter Green Furniture, Inc.                29      12/31/04
              56%               5%
              95%             276
              80%               6%
----------------------------------------------------------------------------------------------------------------------------
              75%               5%
              95%             185
              95%             235
              90%               0.20                 Zahorick                                    21      9/30/99
              58%               0.15                 Thrifty Drug Store (Rite-Aid)               23      5/31/04
----------------------------------------------------------------------------------------------------------------------------
              95%                                    Novick Edelstein                            30      9/30/03
              95%             257
             100%
              91%               0.25                 Renee Portier                               14       1/1/02
              96%             303
----------------------------------------------------------------------------------------------------------------------------
              95%             239
              96%             266
              96%             261
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
              95%               0.24                 Westmark Group Holdings (off)              100      5/30/08
              57%
             100%
              95%             294
             100%
----------------------------------------------------------------------------------------------------------------------------
              96%             295
              93%               0.15                 Autozone                                    51      12/31/08
              95%             287
             100%
              95%             224
----------------------------------------------------------------------------------------------------------------------------
              96%             288
             100%
              95%             250
              95%               0.25                 Third Ave Ret Hldg (Freddie's)              34      12/31/13
             100%
----------------------------------------------------------------------------------------------------------------------------
              96%             303
              96%             287
              95%             306
              94%               0.24                 Lady of America Fitness                     12      12/31/01
              91%             250
----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
              80%               0.26
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
              95%              50
              64%
             100%
              93%               0.20
              95%             258
----------------------------------------------------------------------------------------------------------------------------
             100%
             100%
              95%             249
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
              95%             233
              98%               0.15                 Walgreen's                                  54      6/30/12
              48%               5%
              65%
              88%               0.20                 Jefferson Smurfit Corp.                     33      9/30/99
----------------------------------------------------------------------------------------------------------------------------
             100%
              95%               0.24                 Sav-A-Lot (Moran Foods, Inc.)               28      1/31/00
              95%             300
              96%             272
              95%                                    Duane Reade                                100      9/30/12
----------------------------------------------------------------------------------------------------------------------------
              96%             287
              95%             236
              95%             259
             100%
             100%
----------------------------------------------------------------------------------------------------------------------------
              95%             370
              75%               7%
              95%                                    Elmwood Corporation/Lease Mana              30      4/30/10
             100%
              96%             302
----------------------------------------------------------------------------------------------------------------------------
              96%             307
              75%               7%
             100%
              90%                                    Royal Furniture                             22      9/30/99
             100%
----------------------------------------------------------------------------------------------------------------------------
              93%               0.20                 U. S. Postal Service                        60      10/7/01
              96%             251
              96%             277
              96%             418
              95%                                    Dress Barn, Inc.                            32      12/31/02
----------------------------------------------------------------------------------------------------------------------------
             100%
              95%             231
             100%
              93%               0.33                 Dollar Store                                53      6/30/06
              95%             256
----------------------------------------------------------------------------------------------------------------------------
              66%               5%
             100%
              95%               0.15                 Texas Dept. of Human Services               37      12/31/02
              95%             243
              96%             315
----------------------------------------------------------------------------------------------------------------------------
              92%             250
              91%                                    West Coast Video                            49      8/31/02
              92%                                    Core Knowledge Institute                    44      6/30/99
              95%             250
              95%             244
----------------------------------------------------------------------------------------------------------------------------
              95%                                    MAACO Auto Painting & Bodywork              55      9/30/13
              95%             250
              95%                                    Amerimed (PL-East Realty Corp)              50      1/31/08
              95%
              92%             250
----------------------------------------------------------------------------------------------------------------------------
              91%                                    AeroPanel Corporation                       44      10/31/08
              96%             261
              96%             427
              95%             250
              96%             314
----------------------------------------------------------------------------------------------------------------------------
              95%             486
              96%             350
              95%              (3)                   McAdams Liquor Inc.                         21      6/30/08
              95%                                    SpinCycle Inc                              100      8/27/08

                                              LEASE                                                              LEASE
                                     % OF   EXPIRATION                                                 % OF    EXPIRATION
TENANT 2                           TOTAL SF   DATE 2         TENANT 3                                TOTAL SF    DATE 3
------------------------------------------------------------------------------------------------------------------------------



Merrill Lynch                           11   1/31/02         Stored Value Systems                      10     12/31/02
------------------------------------------------------------------------------------------------------------------------------
Yucatan of Louisville, Ltd. 1/          14   7/31/03         Walgreens                                 11      5/31/10
NHL Health Services                     13   9/30/01
The Future Now (XL Con)                 16   8/31/00         AIG - New Hampshire Ins.                  18     10/31/00


------------------------------------------------------------------------------------------------------------------------------
Office of Hearing and Appeals           13   1/18/06


Hekimian Laboratories, Inc.             27   8/31/03
Merrill Lynch                           12   7/30/07
------------------------------------------------------------------------------------------------------------------------------

New Wave Technologies, Inc.             12   4/30/03
Richfoods, Inc. (Food 4 Less)           22   9/30/03         Schewel Furniture                         17      4/30/06
Capricorn Pharma, Inc.                  25   6/30/08         Eagle Design & Management, Inc            11      6/30/03
Transtech                               35   7/31/05
------------------------------------------------------------------------------------------------------------------------------
Carroll County Library                  17   6/30/03         State of MD Dept of Econ/Empl             11      1/31/99
E & B, Inc. T/A Barts Inner S           11   3/31/05
Battelle                                17  10/31/02         Center for Neuro Rehab.                   11      8/31/00

Washington Data Systems, Inc.           20   5/31/99
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------




Mitchell, Silbert                       36  11/30/13         Security First                            23     11/30/13
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------

NCR Corporation                         12   9/30/02



------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
Signature Theatres                      12   4/30/17
Filene's Basement, Inc.                 18   1/31/09



------------------------------------------------------------------------------------------------------------------------------

DIA-General Service Admin               14   9/9/99
Oracle                                  19   4/30/02         Hyundai                                   18     10/20/01


------------------------------------------------------------------------------------------------------------------------------

Ross                                    12   2/15/08         Mardel Christian Bookstore                12      7/31/08
Best Buy Co.                            19   3/31/08         Cinemark                                  15      2/23/00
National Foam                           10   8/31/99

------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------

Uptons, Inc.                            30  11/30/03
Dollar General Store                    11  10/31/02

Churchill Super Market, Inc.            21   7/31/99
------------------------------------------------------------------------------------------------------------------------------


Sterk's Super Foods                     35   5/30/06

Mississippi Baptist Medical             25   5/31/00         Sunflower Supermarket                     25      4/30/00
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------

SuperCom, Inc.                          30   1/31/03
Gynetics                                19  12/15/02


------------------------------------------------------------------------------------------------------------------------------
Gerrard and Company, Inc.               35   6/30/00         American Playgrounds, Inc.                15      4/30/99




------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
Lucky Stores, Inc.                      15   3/31/02




------------------------------------------------------------------------------------------------------------------------------


Kroger                                  12   2/28/01         Ira A. Watson's Co.                       11      3/31/01


------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------

Delchamps Supermarket                   20   1/31/06



------------------------------------------------------------------------------------------------------------------------------


Pathmark [Supermarket General]          25  10/31/06

Publix Supermarkets                     26   4/29/07         Beall's #063                              17      4/30/11
------------------------------------------------------------------------------------------------------------------------------
SPS Payment                             24   7/31/07




------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------



Associated Wholesale grocers            17  11/30/10

------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------




Delchamps                               23   8/31/02         Rite Aid                                  13      9/30/02
------------------------------------------------------------------------------------------------------------------------------


Art-Tech Decorating Inc                 17   1/31/99
Walgreen Corp. Store #2488              11   8/31/42
T.J. Maxx                               21   1/31/03
------------------------------------------------------------------------------------------------------------------------------

Social Security Offices                 21   4/30/08         Better Bodies of Ft. Lauder               15     10/31/02



------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------



Javelin                                 15   6/1/03          Telecomp Inc.                             10      12/3/01
Bill's Carpet Center                    15   5/31/01         Goodwill Fashions                         11     12/31/02
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------



CVS Pharmacy                            20   1/31/05

------------------------------------------------------------------------------------------------------------------------------



Galitsis & Bovino MTM                   16                   Robert McGuirl                            14      7/31/99

------------------------------------------------------------------------------------------------------------------------------



CVS Drug Store                          12   8/31/15

------------------------------------------------------------------------------------------------------------------------------

Delchamps (sub/Cowboy Mahoney)          23   3/31/01         Rite-Aid                                  12      3/31/01



------------------------------------------------------------------------------------------------------------------------------

Brockman, Coats Gedelian                16  11/30/99         Westco Group                              14      6/30/00



------------------------------------------------------------------------------------------------------------------------------




Alaska Computer Essentials              13   3/31/03
------------------------------------------------------------------------------------------------------------------------------

Ashley Home Center                      18  12/31/03         Social Security Administration            17      3/31/04



------------------------------------------------------------------------------------------------------------------------------



Pacer/Infotec                           21   9/30/03         Infotec                                   19      9/30/03
16 Movies West                          17  12/20/99
------------------------------------------------------------------------------------------------------------------------------
Smith Buss & Jacobs                     15  11/30/07


Formal Fabrics                          12   1/1/02

------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
Westmark Group Holdings (WH)            19   5/31/08




------------------------------------------------------------------------------------------------------------------------------

Eckerd Drug Store                       22   7/31/01



------------------------------------------------------------------------------------------------------------------------------



Jesse B. Munoz, M.D.                    33   7/31/99

------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------

Digital Direct T.V., Inc.               30  12/31/01


Med-X Incorporated                      25   5/31/99         Jefferson Smurfit                         17      9/30/99
------------------------------------------------------------------------------------------------------------------------------

Rexall Drugs                            18   6/30/06         Movie Gallery                             11      8/31/01



------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------


Fidelity Mortgage                       17   3/31/99         Ohio Bar Title Company                    10      2/28/00


------------------------------------------------------------------------------------------------------------------------------



Fortune Cookie Restaurant               18   4/30/03         Schoolocker Teacher Supply                16     12/31/01

------------------------------------------------------------------------------------------------------------------------------
ACI Glass                               23   9/20/99



Kentucky Fried Chicken                  20  12/31/01         Design 4 U, Inc.                          14      7/31/02
------------------------------------------------------------------------------------------------------------------------------



Mannings                                17   4/30/00

------------------------------------------------------------------------------------------------------------------------------


Popular Mattress Company                27   12/1/12         Justin Boot Company                       20      12/1/99


------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
Interglobe Communications               45   5/31/00

Allhealth (PL-East Realty)              50   7/31/08


------------------------------------------------------------------------------------------------------------------------------
Instrument Specialties Co.Inc.          32  10/31/08         M&S Computer Products, Inc.               24     12/31/05




------------------------------------------------------------------------------------------------------------------------------

Annex B
Credit Lease Loan Characteristics

                         CSFB
LOAN #    CONTROL #    CONTROL #       PROPERTY NAME/LOCATION                                TENANT/LEASE GUARANTOR
-----------------------------------------------------------------------------------------------------------------------------------
  16         16            19          Accor - Texas Portfolio                               Accor, S.A.
  16        016A          019E         Accor Motel 6 #1122 - San Antonio, TX                 Accor, S.A.
  16        016B          019D         Accor Motel 6 #1121 - Plano,TX                        Accor, S.A.
  16        016C          019B         Accor Motel 6 #298 - Lubbock, TX                      Accor, S.A.
  16        016D          019F         Accor Motel 6 #1208 - San Antonio, TX                 Accor, S.A.
-----------------------------------------------------------------------------------------------------------------------------------
  16        016E          019C         Accor Motel 6 #362 - College Station, TX              Accor, S.A.
  16        016F          019A         Accor Motel 6 #229 - San Angelo, TX                   Accor, S.A.
  23         23            25          Accor - Florida Portfolio                             Accor, S.A.
  23        023A          025A         Accor Motel 6 #436 - Kissimmee, FL                    Accor, S.A.
  23        023B          025B         Accor Motel 6 #483 - Tampa, FL                        Accor, S.A.
-----------------------------------------------------------------------------------------------------------------------------------
  23        023C          025C         Accor Motel 6 #677 - Lakeland, FL                     Accor, S.A.
  23        023D          025D         Accor Motel 6 #1191 - Tallahassee, FL                 Accor, S.A.
  26         26            29          Accor - Midwest Portfolio                             Accor, S.A.
  26        026A          029B         Accor - Motel 6 #1153 - Council Bluffs, IA            Accor, S.A.
  26        026B          029A         Accor - Motel 6 #1195 - Topeka, KS                    Accor, S.A.
-----------------------------------------------------------------------------------------------------------------------------------
  26        026C          029C         Accor - Motel 6 #1077 - Salina, KS                    Accor, S.A.
  26        026D          029D         Accor Motel 6 #1173 - Madison, WI                     Accor, S.A.
  26        026E          029E         Accor Motel 6 #1236 - Shawnee, OK                     Accor, S.A.
  29         29            32          Accor - East Portfolio                                Accor, S.A.
  29        029A          032A         Accor Motel 6 #1063 - Niantic, CT                     Accor, S.A.
-----------------------------------------------------------------------------------------------------------------------------------
  29        029B          032C         Accor Motel 6 #1062 - Nashua, NH                      Accor, S.A.
  29        029C          032D         Accor Motel 6 #1219 - Newport, RI                     Accor, S.A.
  29        029D          032B         Accor Motel 6 #403 - New Castle, DE                   Accor, S.A.
  29        029E          032E         Accor Motel 6 #1058 - Brattleboro, VT                 Accor, S.A.
  32         32            36          Accor - Southeast Portfolio                           Accor, S.A.
-----------------------------------------------------------------------------------------------------------------------------------
  32        032A          036A         Accor Motel 6 #1068 - Greensboro, NC                  Accor, S.A.
  32        032B          036D         Accor Motel 6 #459 - Memphis, TN                      Accor, S.A.
  32        032C          036C         Accor Motel 6 #496 - Florence, KY                     Accor, S.A.
  32        032D          036B         Accor Motel 6 #1234 - Aberdeen, NC                    Accor, S.A.
  35         35            39          Accor - West Portfolio                                Accor, S.A.
-----------------------------------------------------------------------------------------------------------------------------------
  35        035A          039A         Accor Motel 6 #1185 - Phoenix, AZ                     Accor, S.A.
  35        035B          039C         Accor Motel 6 #1043 - Sacramento, CA                  Accor, S.A.
  35        035C          039B         Accor Motel 6 #675 - Santa Maria, CA                  Accor, S.A.
  25         25            28          American Restaurant Group, Inc. Summary               American Restaurant Group, Inc
  25        025A          028G         American Restaurant Group - Thousand Oaks, CA         American Restaurant Group, Inc
-----------------------------------------------------------------------------------------------------------------------------------
  25        025B          028F         American Restaurant Group - San Jose, CA              American Restaurant Group, Inc
  25        025C          028D         American Restaurant Group - Alhambra, CA              American Restaurant Group, Inc
  25        025D          028C         American Restaurant Group - Sacramento, CA            American Restaurant Group, Inc
  25        025E          028H         American Restaurant Group - US 31, Indianapolis, IN   American Restaurant Group, Inc
  25        025F          028E         American Restaurant Group - Indianapolis, IN          American Restaurant Group, Inc
-----------------------------------------------------------------------------------------------------------------------------------
  25        025G          028A         American Restaurant Group - Phoenix, AZ               American Restaurant Group, Inc
  25        025H          028B         American Restaurant Group - Littleton, CO             American Restaurant Group, Inc
  30         30            33          Cinemark - Austin, TX                                 Cinemark USA, Inc.
 122         122           149         CVS - Forest Hill, VA (6)                             CVS Corporation
 126         126           156         CVS - Auburn, ME  (6)                                 CVS Corporation
-----------------------------------------------------------------------------------------------------------------------------------
 128         128           159         CVS - Montgomery, AL (6)                              CVS Corporation
 132         132           164         CVS - Cranston, RI (6)                                CVS Corporation
 135         135           166         CVS - Bessemer, AL (6)                                CVS Corporation
 138         138           169         CVS - Middlefield, OH (6)                             CVS Corporation
 144         144           172         CVS - Colonial Heights, VA (6)                        CVS Corporation
-----------------------------------------------------------------------------------------------------------------------------------
 145         145           175         CVS - Augusta, GA (6)                                 CVS Corporation
 147         147           177         CVS - New Haven, IN (6)                               CVS Corporation
 148         148           178         CVS - Huntersville, NC (6)                            CVS Corporation
 151         151           180         CVS - Ringgold, GA (6)                                CVS Corporation
 154         154           184         CVS - Cleveland, OH (6)                               CVS Corporation
-----------------------------------------------------------------------------------------------------------------------------------
 155         155           186         CVS - Madison, NC (6)                                 CVS Corporation
 157         157           188         CVS - Painesville, OH (6)                             CVS Corporation
 158         158           189         CVS - Pelzer, SC (6)                                  CVS Corporation
 164         164           197         CVS - Smyrna, TN (6)                                  CVS Corporation
 172         172           204         CVS - Owensboro, KY (6)                               CVS Corporation
-----------------------------------------------------------------------------------------------------------------------------------
 173         173           205         CVS - Barnwell, SC (6)                                CVS Corporation
 177         177           209         CVS - Marysville, OH (6)                              CVS Corporation
 181         181           217         CVS - Bedford, OH (6)                                 CVS Corporation
 189         189           227         CVS - Cairo, NY (6)                                   CVS Corporation
 191         191           228         CVS - Hopewell, PA (6)                                CVS Corporation
-----------------------------------------------------------------------------------------------------------------------------------
 116         116           144         Eckerd (Fay's) - Berwick, PA                          Eckerd Corporation
  41         41            47          Garden Ridge - Hilliard, OH                           Garden Ridge Corporation
  51         51            58          Hoyts Cinemas - Bellingham, MA                        Hoyts Cinemas Limited
 123         123           160         Office Depot - Dallas, TX                             Office Depot, Inc.
  53         53            999         Pamida Summary                                        Pamida, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
  53        053A           215         Pamida #296 - Libby, MO                               Pamida, Inc.
  53        053B           216         Pamida #113 - Ogallala, NE                            Pamida, Inc.
  53        053C           223         Pamida #155 - Superior, NE                            Pamida, Inc.
  53        053D           224         Pamida #291 - Newcastle, WY                           Pamida, Inc.
  53        053E           235         Pamida #157 - Clay Center, KS                         Pamida, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
  33         33            37          Regal Cinemas - Palm Beach, FL                        Regal Cinemas, Inc.
 100         100           122         Rite Aid - Burton, MI                                 Rite Aid Corporation
 183         183           221         Rite Aid - Detroit, MI                                Rite Aid Corporation
 195         195           237         Rite Aid - Dearborn, MI                               Rite Aid Corporation
  19         19            273         United Artists - 5 Theater Portfolio (5)              United Artists Theatre Circuit, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
  19        019A          273B         UA Snowden Square - Columbia, MD                      United Artists Theatre Circuit, Inc.
  19        019B          273C         UA Commerce Crossing - Commerce Township, MI          United Artists Theatre Circuit, Inc.
  19        019C          273D         UA Cinemas 8 at Southlake - Morrow, GA                United Artists Theatre Circuit, Inc.
  19        019D          273E         UA Shannon 8 - Union City, GA                         United Artists Theatre Circuit, Inc.
  19        019E          273A         UA Cinema 7 - Berkeley, CA                            United Artists Theatre Circuit, Inc.
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                     CUT OFF
                                                                                       DATE
                                                                                    PRINCIPAL         LEASED            LEASED
PROPERTY TYPE                   MOODY'S (1)        S&P (1)       LEASE TYPE          BALANCE        VALUE (2)            LTV
----------------------------------------------------------------------------------------------------------------------------------
Lodging                                              BBB       Bondable Lease       30,176,866       30,550,000           99
Lodging                                              BBB       Bondable Lease        7,754,121        7,850,000           99
Lodging                                              BBB       Bondable Lease        5,778,549        5,850,000           99
Lodging                                              BBB       Bondable Lease        5,531,602        5,600,000           99
Lodging                                              BBB       Bondable Lease        4,494,427        4,550,000           99
----------------------------------------------------------------------------------------------------------------------------------
Lodging                                              BBB       Bondable Lease        3,704,198        3,750,000           99
Lodging                                              BBB       Bondable Lease        2,913,969        2,950,000           99
Lodging                                              BBB       Bondable Lease       19,143,664       19,300,000           99
Lodging                                              BBB       Bondable Lease        6,149,778        6,200,000           99
Lodging                                              BBB       Bondable Lease        5,257,068        5,300,000           99
----------------------------------------------------------------------------------------------------------------------------------
Lodging                                              BBB       Bondable Lease        4,513,144        4,550,000           99
Lodging                                              BBB       Bondable Lease        3,223,674        3,250,000           99
Lodging                                              BBB       Bondable Lease       15,623,817       15,760,000           99
Lodging                                              BBB       Bondable Lease        3,915,868        3,950,000           99
Lodging                                              BBB       Bondable Lease        3,767,164        3,800,000           99
----------------------------------------------------------------------------------------------------------------------------------
Lodging                                              BBB       Bondable Lease        2,805,546        2,830,000           99
Lodging                                              BBB       Bondable Lease        2,706,410        2,730,000           99
Lodging                                              BBB       Bondable Lease        2,428,829        2,450,000           99
Lodging                                              BBB       Bondable Lease       14,443,020       14,450,000           100
Lodging                                              BBB       Bondable Lease        4,397,875        4,400,000           100
----------------------------------------------------------------------------------------------------------------------------------
Lodging                                              BBB       Bondable Lease        3,298,406        3,300,000           100
Lodging                                              BBB       Bondable Lease        2,548,768        2,550,000           100
Lodging                                              BBB       Bondable Lease        2,348,865        2,350,000           100
Lodging                                              BBB       Bondable Lease        1,849,106        1,850,000           100
Lodging                                              BBB       Bondable Lease       13,763,265       13,820,000           100
----------------------------------------------------------------------------------------------------------------------------------
Lodging                                              BBB       Bondable Lease        4,879,884        4,900,000           100
Lodging                                              BBB       Bondable Lease        3,784,400        3,800,000           100
Lodging                                              BBB       Bondable Lease        2,659,039        2,670,000           100
Lodging                                              BBB       Bondable Lease        2,439,942        2,450,000           100
Lodging                                              BBB       Bondable Lease       13,112,290       14,050,000           93
----------------------------------------------------------------------------------------------------------------------------------
Lodging                                              BBB       Bondable Lease        6,252,836        6,700,000           93
Lodging                                              BBB       Bondable Lease        3,733,036        4,000,000           93
Lodging                                              BBB       Bondable Lease        3,126,418        3,350,000           93
Food Service                      B3*                B*        Bondable Lease       17,787,585       18,450,000           96
Food Service                      B3*                B*        Bondable Lease        3,085,110        3,200,000           96
----------------------------------------------------------------------------------------------------------------------------------
Food Service                      B3*                B*        Bondable Lease        2,680,189        2,780,000           96
Food Service                      B3*                B*        Bondable Lease        2,651,266        2,750,000           96
Food Service                      B3*                B*        Bondable Lease        2,265,627        2,350,000           96
Food Service                      B3*                B*        Bondable Lease        1,937,834        2,010,000           96
Food Service                      B3*                B*        Bondable Lease        1,846,245        1,915,000           96
----------------------------------------------------------------------------------------------------------------------------------
Food Service                      B3*                B*        Bondable Lease        1,730,554        1,795,000           96
Food Service                      B3*                B*        Bondable Lease        1,590,760        1,650,000           96
Entertainment                     Ba3                BB-       Bondable Lease       14,388,230       15,000,000           96
Drug                              A3                 A-        Bondable Lease        2,671,964        2,810,000           95
Drug                              A3                 A-        Bondable Lease        2,485,162        2,480,000           100
----------------------------------------------------------------------------------------------------------------------------------
Drug                              A3                 A-        Bondable Lease        2,427,442        2,410,000           101
Drug                              A3                 A-        Bondable Lease        2,373,332        2,790,000           85
Drug                              A3                 A-        Bondable Lease        2,299,743        2,330,000           99
Drug                              A3                 A-        Bondable Lease        2,251,091        2,260,000           100
Drug                              A3                 A-        Bondable Lease        2,213,198        2,240,000           99
----------------------------------------------------------------------------------------------------------------------------------
Drug                              A3                 A-        Bondable Lease        2,196,408        2,215,000           99
Drug                              A3                 A-        Bondable Lease        2,173,888        2,190,000           99
Drug                              A3                 A-        Bondable Lease        2,172,174        2,200,000           99
Drug                              A3                 A-        Bondable Lease        2,116,349        2,140,000           99
Drug                              A3                 A-        Bondable Lease        2,090,866        2,100,000           100
----------------------------------------------------------------------------------------------------------------------------------
Drug                              A3                 A-        Bondable Lease        2,077,611        2,250,000           92
Drug                              A3                 A-        Bondable Lease        2,015,924        2,030,000           99
Drug                              A3                 A-        Bondable Lease        2,012,127        2,090,000           96
Drug                              A3                 A-        Bondable Lease        1,971,569        1,980,000           100
Drug                              A3                 A-        Bondable Lease        1,814,530        1,840,000           99
----------------------------------------------------------------------------------------------------------------------------------
Drug                              A3                 A-        Bondable Lease        1,805,561        1,840,000           98
Drug                              A3                 A-        Bondable Lease        1,785,062        1,810,000           99
Drug                              A3                 A-        Bondable Lease        1,623,093        1,630,000           100
Drug                              A3                 A-        Bondable Lease        1,444,114        1,620,000           89
Drug                              A3                 A-        Bondable Lease        1,402,926        1,410,000           99
----------------------------------------------------------------------------------------------------------------------------------
Drug                                                  A        Double Net Lease      2,781,678        2,900,000           96
Consumer Products                                              Triple Net Lease     10,627,254       13,100,000           81
Entertainment                                        BB        Triple Net Lease      7,943,633        7,600,000           105
Office Products                                     BBB-       Triple Net Lease      2,524,380        2,600,000           97
Discount Merchandise Store                                     NAP                   7,662,521        7,700,000           100
----------------------------------------------------------------------------------------------------------------------------------
Discount Merchandise Store                                     Triple Net Lease      1,669,441        1,700,000           100
Discount Merchandise Store                                     Triple Net Lease      1,630,467        1,700,000           100
Discount Merchandise Store                                     Triple Net Lease      1,525,168        1,500,000           100
Discount Merchandise Store                                     Triple Net Lease      1,497,770        1,500,000           100
Discount Merchandise Store                                     Triple Net Lease      1,339,674        1,300,000           100
----------------------------------------------------------------------------------------------------------------------------------
Entertainment                    Ba3*                BB-       Triple Net Lease     13,473,026       13,500,000           100
Drug                             Baa1               BBB+       Double Net Lease      3,560,238        3,600,000           99
Drug                             Baa1               BBB+       Triple Net Lease      1,598,697        1,700,000           94
Drug                             Baa1               BBB+       Double Net Lease      1,321,705        1,600,000           83
Entertainment                     B1*                B+        Bondable Lease       23,302,898       26,800,000           87
----------------------------------------------------------------------------------------------------------------------------------
Entertainment                     B1*                B+        Bondable Lease        7,390,845        8,500,000           87
Entertainment                     B1*                B+        Bondable Lease        7,390,845        8,500,000           87
Entertainment                     B1*                B+        Bondable Lease        2,956,338        3,400,000           87
Entertainment                     B1*                B+        Bondable Lease        2,782,436        3,200,000           87
Entertainment                     B1*                B+        Bondable Lease        2,782,436        3,200,000           87
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        CUT-OFF
                                                       STATED            EXPIRATION OF         CUT-OFF DATE               DATE
       DARK        DARK          BALLOON              MATURITY           PRIMARY LEASE         ANNUAL DEBT               ANNUAL
    VALUE (3)      LTV            AMOUNT                DATE                  TERM               SERVICE                NET RENT
----------------------------------------------------------------------------------------------------------------------------------
   24,900,000       121          9,261,900             3/11/19               3/31/19             2,526,553              2,526,553
    6,300,000       121
    4,300,000       121
    4,700,000       121
    3,900,000       121
----------------------------------------------------------------------------------------------------------------------------------
    3,200,000       121
    2,500,000       121
   15,600,000       123          6,432,900             3/11/19               3/31/19             1,590,894              1,590,894
    5,000,000       123
    4,400,000       123
----------------------------------------------------------------------------------------------------------------------------------
    3,600,000       123
    2,600,000       123
   13,150,000       119          5,067,600             3/11/19               3/31/19             1,302,275              1,302,275
    3,400,000       119
    3,040,000       119
----------------------------------------------------------------------------------------------------------------------------------
    2,290,000       119
    2,220,000       119
    2,200,000       119
   13,000,000       111          5,252,100             3/11/19               3/31/19             1,191,737              1,191,737
    3,300,000       111
----------------------------------------------------------------------------------------------------------------------------------
    3,100,000       111
    2,400,000       111
    2,700,000       111
    1,500,000       111
   11,760,000       117          4,723,200             3/11/19               3/31/19             1,141,661              1,141,661
----------------------------------------------------------------------------------------------------------------------------------
    3,970,000       117
    3,340,000       117
    2,500,000       117
    1,950,000       117
   11,990,000       109          4,760,100             3/11/19               3/31/19             1,082,109              1,160,039
----------------------------------------------------------------------------------------------------------------------------------
    5,400,000       109
    3,260,000       109
    3,330,000       109
   15,290,000       116                                5/11/23               6/1/23              1,787,973              1,866,330
    2,900,000       116
----------------------------------------------------------------------------------------------------------------------------------
    2,360,000       116
    2,470,000       116
    1,960,000       116
    1,500,000       116
    1,475,000       116
----------------------------------------------------------------------------------------------------------------------------------
    1,475,000       116
    1,150,000       116
   13,000,000       111                               10/11/18              10/11/18             1,431,119              1,431,119
    2,000,000       134                                1/6/19                1/31/19               179,426                179,426
    1,900,000       131                               12/6/18                1/31/19               163,999                163,999
----------------------------------------------------------------------------------------------------------------------------------
    1,960,000       124                                3/6/19                1/31/20               170,265                170,265
    2,240,000       106                                2/6/19                1/31/19               159,134                159,134
    1,850,000       124                                1/6/19                1/31/19               154,651                154,651
    1,800,000       125                               12/6/18                1/31/19               153,824                153,824
    1,930,000       115                                1/6/19                1/31/19               147,614                147,614
----------------------------------------------------------------------------------------------------------------------------------
    1,800,000       122                                1/6/19                1/31/19               148,044                148,044
    1,750,000       124                                2/6/19                1/31/20               146,245                146,245
    1,840,000       118                                1/6/19                1/31/19               145,071                145,071
    1,700,000       124                                1/6/19                1/31/19               140,210                140,210
    1,750,000       119                                1/6/19                1/31/19               138,235                138,235
----------------------------------------------------------------------------------------------------------------------------------
    1,740,000       119                               12/6/18                1/31/19               142,293                142,293
    1,750,000       115                               12/6/18                1/31/19               135,196                135,196
    1,630,000       123                                1/6/19                1/31/19               135,890                135,890
    1,650,000       119                               12/6/18                1/31/19               130,605                130,605
    1,600,000       113                                1/6/19                1/31/19               122,419                122,419
----------------------------------------------------------------------------------------------------------------------------------
    1,540,000       117                                1/6/19                1/31/19               119,308                119,308
    1,440,000       124                               12/6/18                1/31/19               120,344                120,344
    1,390,000       117                                1/6/19                1/31/19               107,048                107,048
    1,530,000       94                                 2/6/19                1/31/19                97,095                 97,095
    1,120,000       125                                2/6/19                1/1/20                 92,801                 92,801
----------------------------------------------------------------------------------------------------------------------------------
    2,300,000       121            505,000             5/11/18               5/31/18               229,576                235,198
    8,900,000       119                                8/11/18               8/31/20             1,050,059              1,050,059
    6,100,000       130                                2/11/18               2/28/18               799,348                799,348
    2,000,000       126                                6/11/16               6/29/16               219,000                220,000
    5,900,000       130
----------------------------------------------------------------------------------------------------------------------------------
    1,300,000       130                                6/11/23               6/30/23               158,950                162,000
    1,400,000       130                                6/11/23               6/30/23               155,240                158,218
    1,100,000       130                                6/11/23               6/30/23               145,214                148,000
    1,100,000       130                                6/11/23               6/30/23               142,605                145,341
    1,000,000       130                                6/11/23               6/30/23               127,553                130,000
----------------------------------------------------------------------------------------------------------------------------------
   10,700,000       126                                4/11/18               4/30/18             1,284,742              1,284,742
    2,800,000       127                                4/11/23               4/30/23               292,594                299,235
    1,400,000       114                                9/11/17              10/12/17               147,500                147,500
    1,300,000       102                                3/11/16               3/24/16               118,363                125,000
   24,200,000       96                                 7/1/16                8/7/17              2,333,784              2,699,742
----------------------------------------------------------------------------------------------------------------------------------
    8,300,000       96
    9,600,000       96
    2,100,000       96
    2,600,000       96
    1,600,000       96
----------------------------------------------------------------------------------------------------------------------------------

                           FIRST STEP                            FIRST STEP
                          DATE ANNUAL        FIRST STEP         DATE ANNUAL             FIRST
            DSCR          DEBT SERVICE      DEBT SERVICE          NET RENT            STEP DSCR
-------------------------------------------------------------------------------------------------
            1.00




-------------------------------------------------------------------------------------------------


            1.00


-------------------------------------------------------------------------------------------------


            1.00


-------------------------------------------------------------------------------------------------



            1.00

-------------------------------------------------------------------------------------------------




            1.00
-------------------------------------------------------------------------------------------------




            1.07
-------------------------------------------------------------------------------------------------



            1.04

-------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------


            1.00
            1.00             2/6/99           223,656             223,656               1.00
            1.00             1/6/99           206,013             206,004               1.00
-------------------------------------------------------------------------------------------------
            1.00             4/6/99           208,299             208,299               1.00
            1.00             3/6/99           198,462             221,952               1.12
            1.00             2/6/99           192,655             192,655               1.00
            1.00            12/6/98           189,628             189,629               1.00
            1.00             1/6/99           183,864             183,864               1.00
-------------------------------------------------------------------------------------------------
            1.00             1/6/99           183,562             183,562               1.00
            1.00             3/6/99           182,138             182,138               1.00
            1.00             2/6/99           181,136             181,136               1.00
            1.00             1/6/99           175,155             175,155               1.00
            1.00             2/6/99           173,369             173,369               1.00
-------------------------------------------------------------------------------------------------
            1.00            12/6/98           175,244             175,244               1.00
            1.00            12/6/98           168,011             168,011               1.00
            1.00             2/6/99           168,969             168,969               1.00
            1.00            12/6/98           163,176             163,177               1.00
            1.00             3/6/99           152,493             152,494               1.00
-------------------------------------------------------------------------------------------------
            1.00             1/6/99           149,214             149,214               1.00
            1.00            12/6/98           149,214             149,215               1.00
            1.00             1/6/99           133,992             133,992               1.00
            1.00             3/6/99           120,956             120,956               1.00
            1.00             3/6/99           116,425             116,426               1.00
-------------------------------------------------------------------------------------------------
            1.02             6/11/03          236,604             242,226               1.02
            1.00
            1.00
            1.00             7/11/02          252,000             253,000               1.00

-------------------------------------------------------------------------------------------------
            1.02             7/11/03          162,129             165,240               1.02
            1.02             7/11/03          158,344             161,382               1.02
            1.02             7/11/03          148,118             150,960               1.02
            1.02             7/11/03          145,457             148,248               1.02
            1.02             7/11/03          130,104             132,600               1.02
-------------------------------------------------------------------------------------------------
            1.00             5/11/03        1,303,917           1,303,917               1.00
            1.02
            1.00            11/11/02          152,500             152,500               1.00
            1.06             4/11/01          126,523             133,160               1.05
            1.16             1/1/02         2,433,435           2,834,582               1.16
-------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------

  SECOND STEP              SECOND STEP       SECOND STEP                            THIRD STEP         THIRD STEP
    DATE OF                ANNUAL DEBT        ANNUAL NET        SECOND STEP          DATE OF          ANNUAL DEBT
  DEBT SEVICE                SERVICE             RENT             DSCR (4)         DEBT SERVICE         SERVICE
-----------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------



     2/6/04                  237,076            237,076             1.00               2/6/09            251,300
     1/6/04                  218,374            218,374             1.00               1/6/09            231,477
-----------------------------------------------------------------------------------------------------------------
     4/6/04                  220,797            220,797             1.00               4/6/09            234,045
     3/6/04                  210,370            233,860             1.11               3/6/09            222,992
     2/6/04                  204,214            204,214             1.00               2/6/09            216,467
    11/6/03                  201,006            201,006             1.00              11/6/08            213,067
    12/6/03                  194,896            194,896             1.00              12/6/08            206,590
-----------------------------------------------------------------------------------------------------------------
    12/6/03                  194,576            194,576             1.00              12/6/08            206,250
     3/6/04                  193,067            193,067             1.00               3/6/09            204,651
     1/6/04                  192,004            192,004             1.00               1/6/09            203,524
    12/6/03                  185,665            185,665             1.00              12/6/08            196,805
     1/6/04                  183,771            183,771             1.00               1/6/09            194,797
-----------------------------------------------------------------------------------------------------------------
    11/6/03                  185,758            185,758             1.00              11/6/08            196,904
    11/6/03                  178,091            178,091             1.00              11/6/08            188,777
     2/6/04                  179,107            179,107             1.00               2/6/09            189,854
    11/6/03                  172,967            172,967             1.00              11/6/08            183,345
     2/6/04                  161,643            161,643             1.00               2/6/09            171,342
-----------------------------------------------------------------------------------------------------------------
    12/6/03                  158,167            158,167             1.00              12/6/08            167,657
    11/6/03                  158,167            158,167             1.00              11/6/08            167,657
    12/6/03                  142,032            142,032             1.00              12/6/08            150,554
     3/6/04                  128,213            128,213             1.00               3/6/09            135,906
     3/6/04                  123,411            123,411             1.00               3/6/09            130,816
-----------------------------------------------------------------------------------------------------------------
     6/11/08                 243,631            249,253             1.02               6/11/13           250,659


     7/11/07                 289,950            290,950             1.00               7/11/12           333,592

-----------------------------------------------------------------------------------------------------------------
     7/11/08                 165,372            168,545             1.02               7/11/13           168,679
     7/11/08                 161,511            164,610             1.02               7/11/13           164,742
     7/11/08                 151,080            153,979             1.02               7/11/13           154,102
     7/11/08                 148,367            151,213             1.02               7/11/13           151,334
     7/11/08                 132,706            135,252             1.02               7/11/13           135,360
-----------------------------------------------------------------------------------------------------------------
     5/11/08               1,399,793          1,399,793             1.00               5/11/13         1,480,329

    11/11/07                 157,500            157,500             1.00              11/11/12           162,500
     4/11/06                 134,683            141,320             1.05               4/11/11           142,843
     1/1/07                2,571,545          2,976,554             1.16               1/1/12          2,711,095
-----------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------

  THIRD STEP                                   FOURTH STEP           FOURTH STEP         FOURTH STEP
  ANNUAL NET                THIRD STEP           DATE OF             ANNUAL DEBT          ANNUAL NET           FOURTH STEP
     RENT                    DSCR (4)          DEBT SERVICE            SERVICE               RENT             DATE DSCR (4)
--------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------



   251,300                     1.00                2/6/14                266,378             266,378              1.00
   231,477                     1.00                1/6/14                245,365             245,365              1.00
--------------------------------------------------------------------------------------------------------------------------------
   234,045                     1.00                4/6/14                248,088             248,088              1.00
   247,495                     1.11                3/6/14                236,371             261,887              1.11
   216,467                     1.00                2/6/14                229,455             229,455              1.00
   213,067                     1.00               11/6/13                225,851             225,851              1.00
   206,590                     1.00               12/6/13                218,985             218,986              1.00
--------------------------------------------------------------------------------------------------------------------------------
   206,250                     1.00               12/6/13                218,625             218,625              1.00
   204,651                     1.00                3/6/14                216,930             216,930              1.00
   203,524                     1.00                1/6/14                215,736             215,736              1.00
   196,805                     1.00               12/6/13                208,613             208,613              1.00
   194,798                     1.00                1/6/14                206,485             206,486              1.00
--------------------------------------------------------------------------------------------------------------------------------
   196,904                     1.00               11/6/13                208,718             208,718              1.00
   188,777                     1.00               11/6/13                200,104             200,104              1.00
   189,854                     1.00                2/6/14                201,245             201,245              1.00
   183,345                     1.00               11/6/13                194,346             194,346              1.00
   171,342                     1.00                2/6/14                181,622             181,622              1.00
--------------------------------------------------------------------------------------------------------------------------------
   167,657                     1.00               12/6/13                177,717             177,717              1.00
   167,658                     1.00               11/6/13                177,717             177,717              1.00
   150,554                     1.00               12/6/13                159,587             159,587              1.00
   135,906                     1.00                3/6/14                144,060             144,060              1.00
   130,816                     1.00                3/6/14                138,665             138,665              1.00
--------------------------------------------------------------------------------------------------------------------------------
   256,281                     1.02


   334,592                     1.00                6/11/16               322,439             323,439              1.00

--------------------------------------------------------------------------------------------------------------------------------
   171,916                     1.02                7/11/18               172,053             175,354              1.02
   167,902                     1.02                7/11/18               168,036             171,260              1.02
   157,059                     1.02                7/11/18               157,184             160,200              1.02
   154,237                     1.02                7/11/18               154,361             157,322              1.02
   137,957                     1.02                7/11/18               138,067             140,716              1.02
--------------------------------------------------------------------------------------------------------------------------------
 1,480,329                     1.00

   162,500                     1.00
   149,480                     1.05                3/11/16               110,588             149,480              1.35
 3,125,108                     1.15
--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------

(1) Tenant/ Lease Guarantor Ratings are senior unsecured rating or issuer rating unless otherwise noted.

(2) Leased Value represents the Value of the Mortgaged Property as encumbered by the related Credit Lease.

(3) Dark Value represents the Value of the Mortgaged Property assuming the Mortgaged Property is vacant and not encumbered by the related Credit Lease.

(4) The DSCR shown is the DSCR taking into account the increase in the Annual Net Rent and Annual Debt Service on the related Step Date of Debt Service.

(5) United Artists' Rent and the Debt Service under the related loan are paid semiannually.

(6) Cut-Off Date Annual Net Rent for the CVS loans represent a funded reserve, equal to the Cut-Off Date Annual Debt Service, to be used for interest payments during construction.

* Credit Rating is Senior Secured Rating.

ANNEX C
CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED PROPERTIES

 LOAN     CONTROL    LOAN                                                 CUT-OFF DATE
   #      NUMBER      ID                   PROPERTY NAME                    BALANCE        PROPERTY COUNTY
-------- ---------- ------- --------------------------------------------- ------------- ----------------------
      8  008        002     Thurman Multifamily Portfolio Summary          $55,745,250  Various Counties
      8  008A       002J    The Parks at Maryland Apartments                            Clark
      8  008B       002F    Villas at Vickery                                           Dallas
      8  008C       002B    Park Hill Apartments                                        Dade
      8  008D       002D    The Woodlands of Plano Apartments                           Collin
--------------------------------------------------------------------------------------------------------------
      8  008E       002H    Desert Sands Apartments                                     Tarrant
      8  008F       002E    Willows on Hunnicut Apartments                              Dallas
      8  008G       002C    The Encore Apartments                                       Harris
      8  008H       002A    Oakwood Gardens Apartments                                  Harris
      8  008I       002G    Turtle Creek Apartments                                     Tarrant
--------------------------------------------------------------------------------------------------------------
      8  008J       002I    Woodlawn Park Apartments                                    Hillsborough
     10  010        003     Pinstripe Multifamily Portfolio Summary        $52,709,690  Various Counties
     10  010A       003B    Covington Walk Apartments                                   Decatur
     10  010B       003C    Oak Tree Apartments                                         Dallas
     10  010C       003L    Sunridge Apartments                                         Dallas
--------------------------------------------------------------------------------------------------------------
     10  010D       003J    Stradford Oaks Apartments                                   Harris
     10  010E       003K    Shadowtree Apartments                                       Harris
     10  010F       003I    Briarwood Apartments                                        Sacramento
     10  010G       003R    Wexford Townhomes                                           Dallas
     10  010H       003H    Mediterranean Gardens Apartments                            Bernalillo
--------------------------------------------------------------------------------------------------------------
     10  010I       003A    Azalea Apartments                                           Henrico
     10  010J       003E    Canyon Point Apartments                                     Bernalillo
     10  010K       003D    Canyon Ridge Apartments                                     Bernalillo
     10  010L       003Q    Toscana On Skillman Apartments                              Dallas
     13  013        004     Garden Variety Apartments Portfolio Summary    $44,088,900  Various Counties
--------------------------------------------------------------------------------------------------------------
     13  013A       004E    Harbor Island Apartments                                    Alameda
     13  013B       004A    Ski Lodge I Apartments                                      Jefferson
     18  018        021     Courthouse Square Apartments                   $23,564,880  Baltimore
     20  020        022     Ramblewood Village Apartments                  $22,220,441  Burlington
     27  027        030     Ventana Canyon Apartments                      $15,316,465  Clark
--------------------------------------------------------------------------------------------------------------
     28  028        031     English Village Apartments                     $15,222,781  New Castle County
     37  037        042     Tamarus I and II Apartments                    $12,657,153  Clark
     44  044        079     Whispering Palms-Viscaya Apart                  $9,920,464  Duvall
     54  054        061     Bloomfield Multi Summary                        $7,438,145  Los Angeles
     54  054A       061L    13815-25 Victory Blvd.                                      Los Angeles
--------------------------------------------------------------------------------------------------------------
     54  054B       061G    14023-27 Oxnard Street                                      Los Angeles
     54  054C       061I    14706 Dickens Street                                        Los Angeles
     54  054D       061M    15405 Vanowen Street                                        Los Angeles
     54  054E       061K    4437-39 Vista Del Monte                                     Los Angeles
     54  054F       061C    11564-11604 Sylvan Street                                   Los Angeles
--------------------------------------------------------------------------------------------------------------
     54  054G       061B    10745 Hortense Avenue                                       Los Angeles
     54  054H       061E    250 S. Reno Street                                          Los Angeles
     54  054I       061F    256 S. Rampart Street                                       Los Angeles
     54  054J       061J    5722-28 Elmer Ave                                           Los Angeles
     54  054K       061H    7340 Variel Avenue                                          Los Angeles
--------------------------------------------------------------------------------------------------------------
     54  054L       061D    1132 N. Cahuenga                                            Los Angeles
     54  054M       061A    5714-18 Elmer                                               Los Angeles
     55  055        065     Wendell Terrace                                 $7,000,000  Nassau
     56  056        067     Washington HUD Summary                          $6,798,452  Various Counties
     56  056A       067B    McKinley Terrace                                            Pierce County
--------------------------------------------------------------------------------------------------------------
     56  056B       067A    Meadow Park Garden Court                                    Pierce
     56  056C       067N    Chehalis Manor Apartments                                   Lewis
     56  056D       067D    Kennewick Garden Court Apartments                           Benton County
     60  060        071     East 138th Street                               $6,300,581  Bronx
     62  062        075     PFI - Ignacio Gardens                           $6,228,111  Marin
--------------------------------------------------------------------------------------------------------------
     67  067        270     Sherwood Forest dba Grand Oaks                  $5,600,000  Hillsborough
     72  072        268     Warrington Apartments                           $5,197,109  San Francisco County
     75  075        093     Century Square Apartments                       $4,793,647  Travis
     76  076        095     East-West 4 LLC Summary                         $4,738,569  New York
     76  076A       095A    312 East 93rd Street                                        New York
--------------------------------------------------------------------------------------------------------------
     76  076B       095D    237 West 18th Street                                        New York
     76  076C       095B    349 East 51st Street                                        New York
     76  076D       095C    450 West 50th Street                                        New York
     79  079        080     Bloomfield - Lex Summary                        $4,555,639  Los Angeles
     79  079A       080E    20615 Vanowen Street                                        Los Angeles
--------------------------------------------------------------------------------------------------------------
     79  079B       080C    7410 Woodman Street                                         Los Angeles
     79  079C       080F    11422-26 & 11442 Tiara Street                               Los Angeles
     79  079D       080D    248 S. Occidental Blvd.                                     Los Angeles
     79  079E       080B    15202-222 Victory Blvd.                                     Los Angeles
     79  079F       080A    5611 Fulcher Avenue                                         Los Angeles
--------------------------------------------------------------------------------------------------------------
     85  085        104     Homestead Gardens Apartments                    $4,274,070  Monmouth
     86  086        105     Westwood Portfolio Summary                      $4,201,726  Bergen
     86  086A       105E    Hampton West Apartments                                     Bergen
     86  086C       105D    Sutton Place West Apartments                                Bergen
     86  086D       105C    Linda Court Apartments                                      Bergen
--------------------------------------------------------------------------------------------------------------
     86  086E       105A    James Court Apartments                                      Bergen
     86  086F       105F    Stratford Apartments                                        Bergen
     88  088        110     PFI - Lincoln Villa                             $4,063,115  Marin
     93  093        111     PFI - Northgate                                 $3,862,209  Marin
     94  094        112     Derrer Field Estates Apartments                 $3,854,487  Franklin
--------------------------------------------------------------------------------------------------------------
     99  099        267     Burke-Lewis Apartments                          $3,642,973  San Francisco
    107  107        131     1270 Gerard Avenue                              $3,195,383  Bronx


    110  110        135     PFI - Creekside                                 $3,039,590  Marin
    111  111        132     PFI - Fairway                                   $3,013,602  Marin
    115  115        142     Bari Manor                                      $2,883,445  Westchester
--------------------------------------------------------------------------------------------------------------
    118  118        143     690 Gerard Avenue                               $2,740,000  Bronx
    119  119        147     Lake Pointe Apartments                          $2,736,597  Marathon
    120  120        148     230 East 167th Street                           $2,720,000  Bronx
    121  121        146     2300 Grand Concourse                            $2,720,000  Bronx
    127  127        158     PFI - Ignacio Pines                             $2,478,850  Marin
--------------------------------------------------------------------------------------------------------------
    129  129        157     984 Sheridan Avenue                             $2,400,000  Bronx
    131  131        163     111 East 167th Street                           $2,396,503  Bronx
    133  133        152     PFI - Oak Hill Apartments                       $2,301,932  Marin
    134  134        168     176 East 176th Street                           $2,300,000  Bronx
    136  136        167     2585-93 Grand Concourse                         $2,296,681  Bronx
--------------------------------------------------------------------------------------------------------------
    139  139        161     1210 Sherman Avenue                             $2,250,000  Bronx
    140  140        153     215 Mount Hope Place                            $2,250,000  Bronx
    141  141        165     Hudson View Estates                             $2,238,792  Westchester
    143  143        171     Chateau Thierry Apartments                      $2,215,063  Orleans Parrish
    153  153        183     2544 Valentine Avenue                           $2,096,970  Bronx
--------------------------------------------------------------------------------------------------------------
    156  156        185     PFI - Westview                                  $2,036,056  Marin
    159  159        211     PFI - Ignacio Hills III                         $2,006,070  Marin
    166  166        200     Cane Village/Indian Summer Apartments           $1,915,683  Natchitoches Parish
    167  167        198     2908-10 Valentine Avenue                        $1,860,000  Bronx
    169  169        196     2 Minerva Place                                 $1,840,000  Bronx
--------------------------------------------------------------------------------------------------------------
    170  170        201     PFI - Northern Apartments                       $1,829,152  Marin
    171  171        203     Sparta Green Townhouses                         $1,823,017  Westchester
    174  174        207     48 Hill Street                                  $1,799,102  Essex
    178  178        182     1791 Grand Concourse                            $1,777,000  Bronx
    179  179        187     2505 Olinville Avenue                           $1,735,000  Bronx
--------------------------------------------------------------------------------------------------------------
    185  185        218     3041 Holland Avenue                             $1,580,000  Bronx
    186  186        214     3031 Holland Avenue                             $1,548,000  Bronx
    187  187        219     1240 Sherman Avenue                             $1,525,000  Bronx
    190  190        229     PFI - Strawberry                                $1,430,337  Marin
    193  193        236     PFI - Via Casitas                               $1,338,379  Marin
--------------------------------------------------------------------------------------------------------------
    197  197        246     PFI - Ignacio Hills I                           $1,284,404  Marin
    198  198        230     1945 Loring Place South                         $1,280,000  Bronx
    199  199        240     Three Pines Apartments                          $1,255,595  Lucas
    203  203        244     PFI - Country Club                              $1,120,480  Marin
    205  205        249     Stonegate Apartments                            $1,047,473  Los Angeles
--------------------------------------------------------------------------------------------------------------
    207  207        251     Villa Serena                                      $999,068  Adams
    208  208        271     Lake Village Apartments                           $898,267  Monroe
    210  210        253     344 East 209th Street                             $855,000  Bronx
    211  211        254     2935 Holland Avenue                               $825,000  Bronx
    212  212        258     Sherwood Townhouses                               $696,624  Westchester
--------------------------------------------------------------------------------------------------------------
    213  213        256     2885 Briggs Avenue                                $680,000  Bronx
    214  214        260     PFI - Ignacio Hills IV                            $582,730  Marin
    215  215        259     116 Henwood Place                                 $560,000  Bronx
    216  216        261     398 Third Avenue                                  $498,504  New York

                                             STUDIOS          1 BEDROOMS      2 BEDROOMS       3 BEDROOMS      4 BEDROOMS
                                          ---------------  ---------------- ---------------- --------------- ----------------
                                                     WTD             WTD              WTD             WTD               WTD
                                                     AVG             AVG              AVG             AVG               AVG
 UTILITIES                        TOTAL             RENT/            RENT/            RENT/           RENT/             RENT/
TENANT PAYS        ELEVATORS      UNITS     UNITS   MONTH   UNITS    MONTH    UNITS   MONTH    UNITS  MONTH    UNITS    MONTH
------------------------------- --------- ---------------- ---------------- ---------------- --------------- ----------------
                                   3,015
Electricity Only       No            380       -        -      84      495     248      572      48     695       -        -
Electricity Only       No            708       -        -     601      381      95      579       8     647       2      850
Electricity Only       No            264       -        -     100      598     164      699       -       -       -        -
Electricity/Gas        No            232       -        -      40      495     132      588      60     690       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No            346     114      295     228      346       4      510       -       -       -        -
Electricity Only       No            208       -        -      68      400     140      500       -       -       -        -
Electricity Only       No            308       -        -     228      359      48      440      32     595       -        -
Electricity Only       No            200       -        -      36      409     150      520      14     659       -        -
No Utilities           No            193      48      364      62      418      75      579       8     685       -        -
-----------------------------------------------------------------------------------------------------------------------------
No Utilities           No            176       -        -      44      400     132      470       -       -       -        -
                                   2,596
Electricity Only       No            216       -        -       -        -     106      675     110     700       -        -
Electricity Only       No            206       -        -      60      469      90      641      56     766       -        -
Electricity Only       No            332       -        -     184      360     148      432       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No            392       -        -     104      340     240      439      48     595       -        -
Electricity Only       No            428       -        -     328      335     100      485       -       -       -        -
Electricity/Gas        No            160       -        -      50      490     110      550       -       -       -        -
Electricity Only       No            122       -        -      22      605     100      681       -       -       -        -
Electricity Only       No            180       -        -     108      485      72      603       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No            156       -        -      26      460      86      570      44     720       -        -
Electricity Only       No            136       -        -      40      435      56      530      40     640       -        -
Electricity Only       No            124       -        -      28      448      76      515      20     615       -        -
Electricity Only       No            144       -        -      52      420      84      528       8     630       -        -
                                   1,259
-----------------------------------------------------------------------------------------------------------------------------
Electricity/Gas        Yes           615       6    1,299      22      721     487      994     100   1,855       -        -
All Utilities          No            644      41      225     340      389     263      543       -       -       -        -
Electricity Only       No            526       -        -     177      691     298      795      51     871       -        -
Electricity Only       No            504       -        -     319      748     129      870      28   1,023      28    1,077
Electricity/Gas        No            248       -        -      56      680     168      805      24     975       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No            414       -        -     126      585     284      650       3     810       1    1,110
Electricity/Gas        No            305      44      475     140      560     121      663       -       -       -        -
No Utilities           No            448       -        -     226      393     206      516      16     630       -        -
                                     215
Electricity/Gas        No             11       -        -       -        -       -        -       3   1,082       8    1,189
-----------------------------------------------------------------------------------------------------------------------------
No Utilities           No             40       -        -      40      419       -        -       -       -       -        -
Electricity/Gas        No             11       -        -       4      710       7      904       -       -       -        -
Electricity/Gas        No             30       -        -      28      454       2      650       -       -       -        -
Electricity/Gas        No              9       -        -       6      750       3    1,050       -       -       -        -
Electricity/Gas        No             18       -        -       5      495      11      572       2     763       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity/Gas        No             14       -        -       7      527       6      676       1     800       -        -
Electricity/Gas        No             22       -        -      19      481       3      567       -       -       -        -
Electricity/Gas        Yes            16       -        -       -        -      16      628       -       -       -        -
Electricity/Gas        No             10       -        -       2      475       8      600       -       -       -        -
Electricity/Gas        No             11       -        -       9      484       2      650       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
No Utilities           No             15       -        -      15      345       -        -       -       -       -        -
Electricity/Gas        No              8       -        -       8      481       -        -       -       -       -        -
No Utilities           Yes           239       -        -       -        -       -        -       -       -       -        -
                                     233
No Utilities           Yes           107       -        -     107      649       -        -       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
No Utilities           No             66       -        -       -        -      51      692      15     778       -        -
No Utilities           No             33      16      636      17      636       -        -       -       -       -        -
No Utilities           No             27       -        -      27      686       -        -       -       -       -        -
Electricity/Gas        No            148       -        -      99      631      25      739      24     835       -        -
Electricity/Gas        No             96       -        -       -        -      96    1,079       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
All Utilities          No            202      24      417     127      510      51      625       -       -       -        -
Electricity/Gas        Yes            90      26      512      30    1,250      30    1,700       4   1,775       -        -
No Utilities           No            139      35      470     100      615       4      845       -       -       -        -
                                      81
No Utilities           No             29      11      706       -        -      16      865       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
No Utilities           No             21       1    2,300      20      911       -        -       -       -       -        -
No Utilities           No             21       -        -      20      897       -        -       -       -       -        -
No Utilities           No             10       -        -       -        -      10    1,007       -       -       -        -
                                     158       -        -       -        -       -        -       -       -       -        -
Electricity/Gas        Yes            25       -        -      12      622      13      805       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
Water/Electricity      Yes            43      22      369      15      468       6      542       -       -       -        -
Electricity/Gas        No             30       -        -      17      423      13      521       -       -       -        -
Electricity/Gas        Yes            21       -        -      19      529       1      750       1   1,075       -        -
Electricity/Gas        No             20       -        -      20      480       -        -       -       -       -        -
Electricity/Gas        No             19       -        -      17      448       2      538       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No             96       -        -      80      868      16      935       -       -       -        -
                                  11,738
All Utilities          No             20       -        -      19      852       -        -       -       -       -        -
All Utilities          No             17       -        -      17      844       -        -       -       -       -        -
Electricity Only       No              9       -        -       9      914       -        -       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
All Utilities          No              7       -        -       7      750       -        -       -       -       -        -
Electricity/Gas        No              5       -        -       4      615       -        -       -       -       -        -
Electricity Only       Yes            64       4      735      51      975       9    1,295       -       -       -        -
Electricity Only       No             49       -        -      19      950      23    1,150       7   1,358       -        -
Water/Electricity      No            151       -        -      48      417     103      476       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
Water/Electricity      Yes            61      50      970      11    1,330       -        -       -       -       -        -
All Utilities          Yes           109       7      500      76      575      14      650      12     750       -        -


No Utilities           No             48       1        -      20        -      27        -       -       -       -        -
Electricity/Gas        No             54       -        -      33      881      21    1,035       -       -       -        -
Electricity/Gas        No             82       -        -      43      630      38      750       1     765       -        -
-----------------------------------------------------------------------------------------------------------------------------
No Utilities           Yes            77       2      500      34      600      29      675      12     775       -        -
Electricity/Gas        Yes            72       -        -      24      534      48      624       -       -       -        -
Electricity/Gas        Yes            78      11      932      42      575      25      825       -       -       -        -
Electricity/Gas        Yes            77       8    1,433      12      513      28      582      29     690       -        -
Electricity/Gas        Yes            39       -        -       3      870      36      963       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity/Gas        Yes            77       6      467      37      559      28      663       6     761       -        -
All Utilities          Yes            68      12      450      39      600      17      775       -       -       -        -
Electricity Only       Yes            35       -        -      11      911      24    1,057       -       -       -        -
Electricity/Gas        Yes            61       1      550      11      586      36      681      12     798       -        -
Electricity/Gas        No             73       1      500       2      519      35      663      17     611      18      706
-----------------------------------------------------------------------------------------------------------------------------
Electricity/Gas        Yes            56       8      500      22      600      17      675       -       -       1      815
Electricity/Gas        Yes            72       2      425      29      558      41      722       -       -       -        -
Electricity Only       No             71       -        -      46      673      22      779       3     787       -        -
All Utilities          No            132       -        -      48      365      84      435       -       -       -        -
Electricity/Gas        No             72       7      500      30      575      24      650      10     750       1      800
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No             28       -        -      10      901      15    1,102       3   1,309       -        -
Electricity Only       No             30       -        -      10      891      20      994       -       -       -        -
Electricity Only       No             96       -        -      32      395      64      475       -       -       -        -
No Utilities           No             54       -        -      25      585      29      657       -       -       -        -
No Utilities           Yes            50       6      550      14      625      14      675      16     800       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No             26       -        -      12      913      14    1,203       -       -       -        -
Electricity Only       No             43       -        -      15      769      28      983       -       -       -        -
Electricity Only       Yes            63       1        -      62      562       -        -       -       -       -        -
Electricity/Gas        Yes            65      11      500      47      625       6      675       1     775       -        -
Electricity/Gas        Yes            49       -        -      31      620      13      753       5     714       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity/Gas        No             55       1      575      44      650      10      700       -       -       -        -
All Utilities          Yes            55       2      575      43      587      10      636       -       -       -        -
Electricity Only       Yes            58       5      434      27      552      15      612      11     715       -        -
Electricity Only       No             21       -        -      10      966      11    1,181       -       -       -        -
Electricity/Gas        Yes            19       -        -      14    1,028       4    1,284       1   1,950       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity Only       No             20       -        -      10      860      10      994       -       -       -        -
Electricity/Gas        Yes            42       1      550      23      570      12      657       6     777       -        -
Electricity Only       No             52       -        -      28      431      24      493       -       -       -        -
Electricity Only       No             18       -        -       6      868      12    1,087       -       -       -        -
All Utilities          No             38       -        -      33      525       5      650       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
All Utilities          No             48       -        -      24      395      24      495       -       -       -        -
Electricity Only       No             48       -        -      32      472      16      620       -       -       -        -
Electricity/Gas        No             32       5      550      20      625       7      675       -       -       -        -
Electricity/Gas        Yes            26       5      492      17      618       4      738       -       -       -        -
Electricity Only       No             22       -        -      12      786      10      995       -       -       -        -
-----------------------------------------------------------------------------------------------------------------------------
Electricity/Gas        No             21       1    1,750      11      562       5      785       4     825       -        -
Electricity Only       No             10       -        -      10      873       -        -       -       -       -        -
Electricity/Gas        Yes            30      14      500      16      625       -        -       -       -       -        -
No Utilities           No             17       5      499      12      730       -        -       -       -       -        -

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      ANNEX D

                          Credit Suisse First Boston
         Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                     COMPARATIVE FINANCIAL STATUS REPORT
                                    as of _______

                                                                                                    2ND PRECEDING
                                                               ORIGINAL UNDERWRITING              ANNUAL OPERATING
                                                        ----------------------------------  --------------------------------
                                                                     INFORMATION                    INFORMATION
                                                        ----------------------------------  --------------------------------
                                                         BASIS YEAR                             AS OF           NORMALIZED
                                                        ----------------------------------  --------------------------------

                        LAST
                      PROPERTY             PAID ANNUAL   FINANCIAL                           FINANCIAL
PROSPECTUS            INSPECT   SCHEDULED  THRU  DEBT   INFO AS OF   %   TOTAL   $    (1)  INFO AS OF    %    TOTAL   $   (1)
     ID    CITY STATE  DATE   LOAN BALANCE DATE SERVICE    DATE     OCC REVENUE NOI   DSCR    DATE      OCC  REVENUE NOI DSCR
---------- ---- ----- ------- ------------ ---- ------- ----------  --- ------- ---- ----- ----------- ----  ------- --- ----
                        yy/mm                            yy/mm                              yy/mm
List all properties currently in deal with or without information largest to smallest loan

Total:                               $           $                  WA  $       $     WA               WA    $       $    WA


                                                                       RECEIVED                                    REQUIRED
                                                                   ----------------                            -------------------
FINANCIAL INFORMATION:                                             LOANS               BALANCE          LOANS             BALANCE
                                                                   -----             -----------       -------           ---------

                                                                       #        %     $       %        #     %             $     %
Current Full Year:
Current Full Yr. received with DSC(less than)1:
Prior Full Year:
Prior Full Yr. received with DSC(less than)1:


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                    PRECEDING ANNUAL OPERATING        TRAILING FINANCIAL OR YTD            NET CHANGE
            --------------------------------------  ---------------------------------    ---------------
                           INFORMATION                     INFORMATION
            --------------------------------------  ---------------------------------
                  AS OF                NORMALIZED       MONTH REPORTED ACTUAL          PRECEDING & BASIS
            --------------------------------------  ---------------------------------  ------------------
             FINANCIAL                                                                        %
PROSPECTUS  INFO AS OF    %    TOTAL    $   (1)  FS START FS END   TOTAL    $     %     %   TOTAL   (1)
     ID        DATE      OCC  REVENUE  NOI DSCR    DATE    DATE   REVENUE  NOI   DSC   OCC REVENUE  DSCR
----------  ---------- -----  ------- ---  ---- --------  ------ -------  ---  ------ ---  ------- ----
            yy/mm                                yy/mm   yy/mm

Total:                    WA     $      $   WA              WA      $       $     WA    WA    $     WA


------------
(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2)    Net change should compare the latest year to the underwriting year.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                        DELINQUENT LOAN STATUS REPORT
                                 as of _______

     S4         S55        S61     S57   S58                  P74       P75
----------  ----------- --------  ---- -----  ----------- ---------  --------- -------------  ----------
                                              (f)=P38/P81                      (g)=(.92*f)-e  (h)=(g/e)
                                              ----------- ---------  --------- -------------  ----------
                                                                     APPRAISAL
             SHORT NAME                       VALUE USING              BPO OR    LOSS USING
PROSPECTUS     (WHEN     PROPERTY              NOI & CAP   VALUATION  INTERNAL  90% APPR. OR  ESTIMATED
     ID     APPROPRIATE)   TYPE   CITY  STATE     RATE       DATE     VALUE**     BPO (f)     RECOVERY %
----------  ----------- --------  ---- -----  ----------- ---------  --------- -------------  ----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               P35       P77        P79        P42       P82      P76
----------  --------- --------  ---------- ---------  -------- --------

              TOTAL
            APPRAISAL                                 EXPECTED
PROSPECTUS  REDUCTION  TRANSFER RESOLUTION  FCL START FCL SALE  WORKOUT
     ID      REALIZED    DATE      DATE       DATE      DATE    STRATEGY COMMENTS
----------  --------- --------  ---------- ---------  -------- --------  --------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD
      - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                        DELINQUENT LOAN STATUS REPORT
                                as of ______


     S4         S55        S61     S57   S58  S62 OR S63     P8         P7         P37          P39
----------  ----------- --------  ---- -----  ---------- ---------  --------- -----------  -----------
                                                                       (a)         (b)          (c)
                                                                    --------- -----------  -----------
             SHORT NAME                                             SCHEDULED   TOTAL P&I      TOTAL
PROSPECTUS     (WHEN     PROPERTY              SQ FT OR   PAID THRU    LOAN    ADVANCES TO  EXPENSES TO
     ID     APPROPRIATE)   TYPE   CITY  STATE    UNITS      DATE     BALANCE      DATE         DATE
----------  ----------- --------  ---- -----  ---------- ---------  --------- -----------  -----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               P38                  P25           P10         P11      P58     P54      P55         P81
----------  -------- ---------  ----------- -------------  -------- -------  ------- --------  -----------
               (d)  (e)=a+b+c+d
            -------- ---------
              OTHER
            ADVANCES
PROSPECTUS  (TAXES &    TOTAL     CURRENT       CURRENT    MATURITY  LTM NOI                    ***CAP RATE
     ID      ESCROW)  EXPOSURE  MONTHLY P&I  INTEREST RATE   DATE     DATE   LTM NOI  LTM DSCR   ASSIGNED
----------  -------- ---------  ----------- -------------  -------- -------  ------- --------  -----------
90+ DAYS DELINQUENT



60 DAYS DELINQUENT



30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


------------

FCL - Foreclosure

LTM - Latest 12 Months either Last Annual or Trailing 12 months

* Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD
       - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...)
       It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**     App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

                          Credit Suisse First Boston
        Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                     HISTORICAL LOAN MODIFICATION REPORT
                                as of _______

                                                BALANCE
                               MOD/            WHEN SENT    BALANCE AT THE              # MTHS
                             EXTENSION EFFECT  TO SPECIAL EFFECTIVE DATE OF            FOR RATE
PROSPECTUS ID  CITY  STATE    FLAG     DATE    SERVICER    REHABILITATION   OLD RATE   CHANGE
-------------  ----  -----   --------- ------  ---------- ----------------- --------   --------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.



TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                       # of Loans     $ Balance
MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                                                                                  (2) EST.
                                                                                   FUTURE
                                                             TOTAL #     (1)    INTEREST LOSS
                                                            MTHS FOR   REALIZED  TO TRUST $
                NEW                       OLD       NEW     CHANGE OF  LOSS TO     (RATE
PROSPECTUS ID  RATE    OLD P&I NEW P&I  MATURITY MATURITY      MOD     TRUST $   REDUCTION)   COMMENT
------------- -------  ------- -------  -------- --------- ----------- -------   ----------   -------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.



TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:

MODIFICATIONS:
MATURITY DATE EXTENSIONS:
TOTAL:


------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
(1)    Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                          Credit Suisse First Boston
                Commercial Mortgage Pass-Through Certificates
                                Series 1998-C2
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD OR DISCOUNTED PAYOFF)
                               as of ___________

     S4         S55        S61     S57   S58    P45/P7       P75                               P45        P7
----------  ----------- --------  ---- -----  --------- ------------  ------- -----------  ---------  ---------
                                               (c)=b/a       (a)                   (b)         (d)       (e)
                                              --------- ------------  ------- -----------  ---------  ---------
                                                            LATEST
             SHORT NAME                           %      APPRAISAL OR  EFFECT                NET AMT
PROSPECTUS     (WHEN     PROPERTY              RECEIVED    BROKERS    DATE OF               RECEIVED  SCHEDULED
     ID     APPROPRIATE)   TYPE   CITY  STATE FROM SALE    OPINION      SALE   SALES PRICE  FROM SALE  BALANCE
----------  ----------- --------  ---- -----  --------- ------------  ------- -----------  ---------  ---------
THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:


CURRENT MONTH ONLY:



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               P37    P39+P38
---------- --------- --------
               (f)      (g)         (h)     (i)=d-(f+g+h)    (k)=i-e                  (m)                 (n)=k+m      (o)=n/e
           --------- -------- ------------- ------------ ------------- --------- ------------ ------ --------------- ---------
                                                                                               MINOR
                                                                        DATE LOSS               ADJ        TOTAL      LOSS % OF
PROSPECTUS  TOTAL P&I  TOTAL   SERVICING FEES    NET      ACTUAL LOSSES  PASSED   MINOR ADJ TO PASSED    LOSS WITH    SCHEDULED
     ID     ADVANCED  EXPENSES    EXPENSE      PROCEEDS    PASSED THRU    THRU       TRUST      THRU    ADJUSTMENT     BALANCE
---------- --------- --------  ------------- ------------ ------------- --------- ------------ ------ --------------- ---------
THIS REPORT IS HISTORICAL
All Information is from the liquidation date and does not need to be updated.

TOTAL ALL LOANS:

CURRENT MONTH ONLY:



              Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                              REO STATUS REPORT
                                as of ________

                                                 S63            (a)       (b)       (c)
                                              -------- ----  --------- ---------  --------
             SHORT NAME                                 PAID SCHEDULED TOTAL P&I   TOTAL
PROSPECTUS     (WHEN     PROPERTY             SQ FT OR  THRU   LOAN    ADVANCES   EXPENSES
     ID     APPROPRIATE)   TYPE   CITY  STATE   UNITS   DATE  BALANCE   TO DATE   TO DATE
----------  ----------- --------  ---- -----  -------- ----  --------- ---------  --------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               (d)    (e)=a+b+c+d                    (k)  (j)
            --------- -----------  ------- --------  ---- ----
              OTHER
             ADVANCES              CURRENT           LTM  LTM   CAP RATE
PROSPECTUS   (TAXES &    TOTAL     MONTHLY MATURITY  NOI  NOI/   ASSIGN   VALUATION
     ID      ESCROW)    EXPOSURE     P&I     DATE    DATE DSC     ***       DATE
----------  --------- -----------  ------- --------  ---- ----  --------  ---------


------------
(1)    Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int
       - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                              REO STATUS REPORT
                                 as of ______

                                              (f)=(k/j)     (g)    (h)=(.92*g)
                                              --------- ---------  ----------
                                                VALUE    APPRAISAL
             SHORT NAME                       USING NOI   BPO OR   LOSS USING
PROSPECTUS     (WHEN     PROPERTY               & CAP    INTERNAL   92% APPR.
     ID     APPROPRIATE)   TYPE   CITY  STATE    RATE     VALUE**  OR BPO (f)
----------  ----------- --------  ---- -----  --------- ---------  ----------


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

             (i)=(g/e)
            ----------
                          TOTAL
                        APPRAISAL               REO      PENDING
PROSPECTUS   ESTIMATED  REDUCTION TRANSFER  ACQUISITION  RESOLU-
     ID     RECOVERY %  REALIZED    DATE       DATE     TION DATE  COMMENTS
----------  ---------- ---------  -------- -----------  --------- --------


------------
(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and servicers - to be provided by a third party.

             Credit Suisse First Boston Mortgage Securities Corp.
        Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                             SERVICER WATCH LIST
                                 as of _______

                   SHORT NAME                                  SCHEDULED    PAID
   PROSPECTUS        (WHEN       PROPERTY                        LOAN       THRU     MATURITY     LTM*   COMMENT/REASON ON
       ID         APPROPRIATE)     TYPE     CITY      STATE     BALANCE     DATE       DATE       DSCR       WATCH LIST
--------------  --------------- --------  -------- ---------  -------------------  ------------ ------  -------------------
List all loans on watch list and reason sorted in descending balance order.











Total:                                                        $
--------------  --------------- --------  -------- ---------  -------------------  ------------ ------  -------------------

------------
*      LTM - Last 12 months either trailing or last annual

                           Credit Suisse First Boston
         Commercial Mortgage Pass-Through Certificates, Series 1998-C2
                  FORM OF OPERATING STATEMENT ANALYSIS REPORT
                              as of ______________

PROPERTY OVERVIEW
                                ----------------
 Prospectus Number              |              |
                                ------------------------------
 Scheduled Balance/Paid to Date |                            |
                                -------------------------------------------------------------------------------------------------
 Property Name                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Type                  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Property Address, City, State  |                                                                                               |
                                -------------------------------------------------------------------------------------------------
 Net Rentable Square Feet       |              |
                                ------------------------------
 Year Built/Year Renovated      |                            |
                                -------------------------------------------------------------------------
 Year of Operations             | UNDERWRITING |     1996    |     1997    |    1998    |    TRAILING   |
                                -------------------------------------------------------------------------
 Occupancy Rate*                |              |             |             |            |               |
                                -------------------------------------------------------------------------
 Average Rental Rate            |              |             |             |            |               |
                                -------------------------------------------------------------------------
                                * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                                  STATEMENT FOR THE PERIOD.


                                                                                          NO. OF MOS.
                                                                                         -------------
INCOME:                                                       PRIOR YEAR    CURRENT YR.  |           |
 Number of Mos.                 -------------------------------------------------------------------------------------------------
 Period Ended                   | UNDERWRITING |    1996     |   1997      |   1998     |  98 TRAILING**| 1998-BASE | 1998-1997 |
 Statement Classification       |  BASE LINE   |  NORMALIZED | NORMALIZED  | NORMALIZED |  AS OF / /98  |  VARIANCE |  VARIANCE |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 1)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 2)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Rental Income (Category 3)     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Pass Through/Escalations       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Income                   |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
GROSS INCOME                    |     $0.00    |    $0.00    |    $0.00    |    $0.00   |     $0.00     |      %    |      %    |
                                -------------------------------------------------------------------------------------------------
                                Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer

                                ** Servicer will not be expected to "Normalize" these YTD numbers.
OPERATING EXPENSES:
                                -------------------------------------------------------------------------------------------------
 Real Estate Taxes              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Property Insurance             |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Utilities                      |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 General & Administration       |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Repairs and Maintenance        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Management Fees                |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Payroll & Benefits Expense     |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Advertising & Marketing        |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Professional Fees              |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Other Expenses                 |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Ground Rent                    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES        |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |         % |         % |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO         |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
NET OPERATING INCOME            |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 Leasing Commissions            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------------
 Tenant Improvements            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
 Replacement Reserve            |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------
Total Capital Items             |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |   $0.00   |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
N.O.I. After Capital Items      |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
Debt Service (Per Servicer)     |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------
Cash flow after debt service    |    $0.00     |    $0.00    |    $0.00    |    $0.00   |     $0.00     |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)    |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
DSCR: (after reserves/Cap exp.) |              |             |             |            |               |           |           |
                                -------------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------------
 Source of Financial Data:      |                                                                                               |
                                -------------------------------------------------------------------------------------------------

Notes and Assumptions:
-------------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1996 is the current year financials: 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cash flow
Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expenses: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                        ANNEX E


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1998-C2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex E have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depository, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Certificate Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Certificate Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Certificate Owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Certificate Owners that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
           Commercial/Multifamily Mortgage Pass-Through Certificates

                             (Issuable in Series)

Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time will offer Commercial/Multifamily Mortgage Pass-Through Certificates (the "Certificates") in "Series" by means of this Prospectus and a separate Prospectus Supplement for each Series. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be established by the Depositor. The Certificates of a Series may be divided into two or more "Classes" which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.


Each Trust Fund will consist of a pool (the "Mortgage Pool") of one or more mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, and related property and interests, conveyed to such Trust Fund by the Depositor, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other enhancement described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Pool may also include participation interests in such types of mortgage loans, installment contracts for the sale of such types of properties and/or mortgage pass-through certificates. Such mortgage loans, participation interests, mortgage pass-through certificates and installment contracts are hereinafter referred to as the "Mortgage Loans." The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the obligors thereunder. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans will be serviced by a Master Servicer identified in the related Prospectus Supplement.
                                  ----------
The Certificates do not represent an obligation of or an interest in the Depositor or any affiliate thereof. Unless so specified in the related Prospectus Supplement, neither the Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person or entity.

The Depositor, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the collateral securing any Series of Certificates as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Certificates is issued as a REMIC. If such election is made, each Class of Certificates of a Series will be either Regular Interest Certificates or Residual Interest Certificates (each, as defined herein), as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, will be classified as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences."
                                  ----------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                  ----------
PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "INCORPORATION OF CERTAIN
                                INFORMATION BY
                               REFERENCE" HEREIN.
                                  ----------
     Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

     This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.


                          CREDIT SUISSE FIRST BOSTON
                      Prospectus dated November 10, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class within such Series; (ii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining it) and the authorized denominations of each Class of Certificates of such Series; (iii) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the date of issue of such Series of Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (iv) the circumstances, if any, under which the Certificates of such Series are subject to redemption prior to maturity; (v) the final scheduled distribution date of each Class of Certificates of such Series; (vi) the method used to calculate the aggregate amount of principal available and required to be applied to the Certificates of such Series on each Distribution Date; (vii) the order of the application of principal and interest payments to each Class of Certificates of such Series and the allocation of principal to be so applied; (viii) the extent of subordination of any Subordinate Certificates;
(ix) the principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (x) the Distribution Dates for each Class of Certificates of such Series; (xi) relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series, if applicable; (xii) information with respect to the terms of the Subordinate Certificates or Residual Interest Certificates, if any, of such Series; (xiii) additional information with respect to the Enhancement (as defined herein) relating to such Series; (xiv) additional information with respect to the plan of distribution of such Series; and (xv) whether the Certificates of such Series will be registered in the name of the nominee of The Depository Trust Company or another depository.


                            ADDITIONAL INFORMATION


     This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including Credit Suisse First Boston Mortgage Securities Corp., that file electronically with the Commission. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of Certificates offered hereby. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

                                 RISK FACTORS

     INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.


LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement.


LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Loans will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Loans may have been made and/or assigned in connection with transfers of such Mortgage Loans prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Loans and any form of Enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Collection Account and the REO Account and any accounts maintained as Enhancement, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates that includes one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Funds have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Loans in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Loans in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgaged Properties in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates of such Series may be more sensitive to prepayments on Mortgage Loans. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Certificates (the "Accrual Certificates") and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate.


LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Certificates of the related Series are entitled that is not covered by the applicable rating.

     The amount, type and nature of any Enhancement established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Loans in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Enhancement, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.


RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan.

     The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of a mortgagor's default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Loans in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Loans in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.


RISKS ASSOCIATED WITH MORTGAGE LOANS AND LEASES

     If so described in the related Prospectus Supplement, each mortgagor under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Mortgaged Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Mortgaged Property is liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.


BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain multifamily properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.


JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans.


OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.


MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.


ENHANCEMENT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Enhancement in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. The use of Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Enhancement may not cover all potential losses or risks. For example, Enhancement may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A Series of Certificates may include one or more classes of Subordinate Certificates, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Enhancement may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Funds may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Enhancement covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Enhancement supporting one or more classes of Certificates, including the subordination of one or more classes of other Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels.

     Regardless of the form of Enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the Enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Enhancement provider, or as a result of losses on the related Mortgage Loans substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Enhancement, or to take any other action to maintain any rating of any Series of Certificates.


ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in such Trust Fund and the yield on the Certificates of such Series.

ERISA CONSIDERATIONS


     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Certificates of any Series.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST CERTIFICATES


     Holders of Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." Accordingly, under certain circumstances, holders of Certificates that constitute Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A Residual Interest Certificate acquired after January 3, 1995 cannot be marked-to-market.


CONTROL


     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances.


BOOK-ENTRY REGISTRATION


     If so provided in the related Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the beneficial owners of such Certificates or their nominees. Because of this, unless and until definitive certificates are issued, such beneficial owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, such beneficial owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on December 31, 1985, and is a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation ("CSFBMC"). CSFBMC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "PLAN OF DISTRIBUTION" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

     The assets of the Trust Funds will be acquired by the Depositor directly or through one or more affiliates.


                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans relating to such Series, to repay indebtedness which has been incurred to obtain funds to acquire Mortgage Loans, to establish the Reserve Funds, if any, for the Series, to obtain other Enhancement, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Mortgage Loans.


                       DESCRIPTION OF THE CERTIFICATES*

     * Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement") to be entered into among the Depositor, the Master Servicer and the Trustee for that Series and any other parties described in the applicable Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully the Certificates and the provisions of the related Agreement, which may be different from the summaries set forth below.

     At the time of issuance, the Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization. Each of such rating organizations specified in the applicable Prospectus Supplement as rating the Certificates of the related Series is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.


GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the trust fund (the "Trust Fund") created pursuant to the Agreement for such Series. The Trust Fund for each Series will comprise, to the extent provided in the Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include private mortgage pass-through certificates, certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") or the Governmental National Mortgage Association ("GNMA") or mortgage pass-through certificates previously created by the Depositor, as well as various forms of Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Certificates. See "ENHANCEMENT." Such other assets will be described more fully in the related Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, Certificates of a given Series may be issued in several Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans. Alternatively, or in addition, Classes may be "time-tranched" and, therefore, structured to receive principal payments in sequence. Each Class in a group of "time-tranched" Classes would be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments. A Class of Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement. Each Class of Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including Classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of Classes, (ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement, provided, however, that certain Classes of Certificates may be subject to transfer restrictions described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Certificates may be transferable only on the books of The Depository Trust Company or another depository identified in such Prospectus Supplement.


DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will distribute to the Certificateholders the amounts described in the related Prospectus Supplement that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement: (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans;
(2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property; and (9) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Trustee and the Depositor for certain expenses and provide indemnification to the Depositor and the Master Servicer as described in the Agreement.

     The amount at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date (the "Master Servicer Remittance Date"). The income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of each such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged

Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to the REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments (as defined herein) that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

     Unless otherwise specified in the applicable Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

     (i) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

     (ii) direct obligations of, or guarantees as to timely payment of principal and interest by, the FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

     (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

     (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

     (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing therefor; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account or the Distribution Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account and the Distribution Account;

     (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

     (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

       (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.


AMENDMENT

     The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, to maintain the rating or ratings assigned to the Certificates by a Rating Agency or to make other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel acceptable to the Depositor and the Trustee, adversely affect in any material respect the interests of any Certificateholder.

     Each Agreement will also provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than a percentage specified in the related Agreement of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the REMIC Pool as a REMIC at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.


     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.


TERMINATION; REPURCHASE OF MORTGAGE LOANS


     The obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the applicable Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the applicable Prospectus Supplement) will forward to each Certificateholder a statement setting forth such information relating to such distribution as is specified in the Agreement and described in the applicable Prospectus Supplement.


THE TRUSTEE


     The Depositor will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified, and its obligations under that Agreement will be described, in the applicable Prospectus Supplement.

                              THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property") located, unless otherwise specified in the related Prospectus Supplement, in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. A Mortgage Pool may also include any or all of the participation interests in such types of mortgage loans, private mortgage pass-through certificates, certificates issued or guaranteed by FHLMC, FNMA or GNMA and mortgage pass-through certificates previously created by the Depositor. Each such mortgage loan, Installment Contract, participation interest or certificate is herein referred to as a "Mortgage Loan."

     All Mortgage Loans will be of one or more of the following types:

       1. mortgage loans with fixed interest rates;

       2. mortgage loans with adjustable interest rates;

       3. mortgage loans whose principal balances fully amortize over their remaining terms to maturity;

       4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

       5. mortgage loans that provide for recourse against only the Mortgaged Properties;

       6. mortgage loans that provide for recourse against the other assets of the related Borrowers (as defined below); and

       7. any other types of mortgage loans described in the applicable Prospectus Supplement.

     Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

     A Trust Fund may consist of a single Mortgage Loan or a number of Mortgage Loans with a single obligor or related obligors thereunder, or multiple Mortgage Loans with multiple unrelated obligors thereunder, as specified in the related Prospectus Supplement. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

     The Prospectus Supplement relating to each Series will specify the originator or originators relating to the Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, and the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from Series to Series. The Prospectus Supplement relating to each Series also will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans; (iv) the origination dates and the original and, with respect to seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans; (v) the loan-to-value ratios at origination and, with respect to seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans; (vi) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (vii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (viii) the debt service coverage ratios relating to the Mortgage Loans; and (ix) payment delinquencies, if any, relating to the Mortgage Loans. The applicable Prospectus Supplement will also specify any inadequate, incomplete or obsolete documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each Series. If specified in the applicable Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

     The Depositor will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

     In addition, except to the extent otherwise specified in the applicable Prospectus Supplement, the Depositor will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of an Installment Contract), together with its endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; and (vi) such other documents as may be described in the Agreement (such documents collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Depositor's interest in Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording.

     The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Depositor and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Master Servicer or other entity cannot cure such defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.


MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

     The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

     Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures (to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral). Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.

     If so specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily residential properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Depositor to pay principal of and interest on the Certificates may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.


REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement, the seller (the "Unaffiliated Seller") of a Mortgage Loan to the Depositor or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller (or the Master Servicer) to the Depositor or its affiliates. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's opinion of title) and any required hazard insurance was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions), unless otherwise specified in the related Prospectus Supplement;
(iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; and (v) that each Mortgage Loan was current as to all required payments (unless otherwise specified in the related Prospectus Supplement).

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of the initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation of the Unaffiliated Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Unaffiliated Seller to the Depositor or its affiliates, the relevant event occurs that would have given rise to such an obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-Off Date. If so specified in the related Prospectus Supplement, the Depositor will make certain representations and warranties for the benefit of Holders of Certificates of a Series in respect of a Mortgage Loan that relate to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates.

     Unless otherwise set forth or specified in the related Prospectus Supplement, upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or, if so specified in the related Prospectus Supplement, the Master Servicer will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the Pass-Through Rate for the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Unaffiliated Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Unaffiliated Seller or the Master Servicer to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by an Unaffiliated Seller.


     Any obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an Unaffiliated Seller will carry out its repurchase obligation with respect to the Mortgage Loans.


     The Depositor will make representations and warranties with respect to the Mortgage Loans in a Mortgage Pool, as specified in the related Prospectus Supplement. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interests of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the related Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor to deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.


     The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.


     Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer or the Unaffiliated Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a per annum interest rate (the "Mortgage Interest Rate") not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Prospectus Supplement related to a Series will identify the master servicer, or if there is only one servicer of the Mortgage Loans, the servicer thereof (as applicable, the "Master Servicer") and will set forth certain information concerning the Master Servicer. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers and may subcontract the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such sub-servicers and the Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.


COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, following such collection procedures as it deems necessary or desirable. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment or assumption charge or penalty interests in connection with late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or, to the extent such amounts are insufficient, in the manner set forth in the Prospectus Supplement and Agreement for the related Series.


INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. If a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will also maintain or require the related Borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgage Loan. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the greater of (i) an amount not less than the amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest blanket, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.


     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit;

provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

     Unless otherwise specified in the applicable Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the applicable Prospectus Supplement, the Agreement for each Series will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount and calculation of such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.


     In addition, the Agreement for a Series may provide that the Master Servicer be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the Special Servicer Fee will be established in the Prospectus Supplement and Agreement for the related Series.

     In addition to the compensation described above, the Master Servicer (or any other party specified in the applicable Prospectus Supplement) may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable Prospectus Supplement.


ADVANCES

     The applicable Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and Property Protection Expenses or otherwise. Any such advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer or the Special Servicer, if any, may have the discretion, subject to certain conditions set forth herein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer or the Special Servicer, if any, may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

     The Special Servicer, if any, may, with respect to any Specially Serviced Mortgage Loan, subject to the terms and conditions set forth in the Agreement, modify, waive or amend the terms of such Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement.

     Unless otherwise provided in the applicable Prospectus Supplement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans.

EVIDENCE OF COMPLIANCE

     The Agreement for each Series will provide that the Master Servicer, at its expense, will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance by the Master Servicer with the Agreement.

     In addition, the Agreement will provide that the Master Servicer will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     The Agreement for each Series will also provide that neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of representations or warranties made by the Master Servicer in the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.


     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.


     The Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the applicable Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.


EVENTS OF DEFAULT


     Events of default (each, an "Event of Default") with respect to the Master Servicer under the Agreement for each Series will, unless otherwise provided in the applicable Prospectus Supplement, include: (i) any failure by the Master Servicer to remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement at least one business day prior to the related Distribution Date; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer; (iii) the entering against the Master Servicer of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or for the winding-up or liquidation of its affairs; provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Master Servicer to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; and (v) the admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.


     As long as an Event of Default remains unremedied, the Trustee may, and
(a) at the written direction of the Holders of Certificates (other than Residual Interest Certificates) entitled to at least 25% of the aggregate Voting Rights of the Certificates of any Class in the case of an Event of Default described in clause (i) above, (b) at the written direction of Holders of Certificates holding at least 25% of all of the Voting Rights, or (c) in all cases of an Event of Default described in clauses (ii) through (v) above, shall terminate all of the rights and obligations of the Master Servicer whereupon the Trustee or another successor Master Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                                  ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Enhancement"). Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, cross collateralization provisions in the Mortgage Loans, certificate guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, or the related Mortgage Loans, the applicable Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the applicable Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement.


SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A Series may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series may also include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund. If cash flows otherwise distributable to Holders of Subordinate Certificates secured by a Mortgage Loan Group will be used as credit support for Holders of Senior Certificates secured by another Mortgage Loan Group within the Trust Fund, the applicable Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


LETTER OF CREDIT

     If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.


CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds may also be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Depositor, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In the event that the Trust Fund for a given Series includes Mortgage Loans having characteristics other than as described below, the applicable Prospectus Supplement will set forth additional legal aspects relating thereto.


MORTGAGES AND DEEDS OF TRUST GENERALLY

     The Mortgage Loans (other than Installment Contracts) included in the Mortgage Pool for a Series will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "-- Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.


INSTALLMENT CONTRACTS

     The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those


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

of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary, to sell the property at public sale upon any default by the trustor under the terms of the note or deed of trust. A number of states may also require that a beneficiary provide notice of acceleration of a note to the trustor. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the trustor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a beneficiary. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Statutory Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company, other decisions that have followed the reasoning of Durrett and the codification of the Durrett reasoning in the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code"). Under the reasoning of Durrett, even a non-collusive, regularly conducted foreclosure sale may be a fraudulent transfer, regardless of the parties' intent, and, therefore, may be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale is held while the debtor is insolvent and not more than one year prior to the filing of the bankruptcy petition (or if applicable state fraudulent conveyance law also allows the avoidance of such a foreclosure sale, the applicable state statute of limitations if the bankruptcy trustee elects to proceed under state fraudulent conveyance law), and (ii) the price paid for the foreclosed property does not represent "fair consideration." In May 1994 the Supreme Court held in BFP v. RTC that in the absence of actual intent to defraud a non-collusive, regularly conducted foreclosure sale cannot be rescinded as a fraudulent transfer under federal bankruptcy law. However, BFP does not address state law, and the impact of BFP on potential buyers' willingness to purchase property at a foreclosure sale cannot yet be assessed. Prior to BFP, a common practice was for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, some states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Under the REMIC provisions of the Code and under the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. See "SERVICING OF THE MORTGAGE LOANS -- Collections and Other Servicing Procedures."


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the


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

secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances". The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Party underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous substances for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible environmental conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.


STATUTORY RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.


ANTI-DEFICIENCY LEGISLATION

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.


BANKRUPTCY LAWS

     Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.


ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "-- Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees generally may not deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may


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

at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


 Acceleration on Default

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


 Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

     Under the Agreement, a representation and warranty will be made to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. If this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

     The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.


ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


LEASES AND RENTS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases (each, a "Lease") and rents of one or more lessees (each, a "Lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the Borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT


     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.


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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary is based are subject to change, and such change could apply retroactively.

     As used herein, a "U.S. Person" means a beneficial owner of a Certificate that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or a partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Certain trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Certificates are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of Certificates.


TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is made with respect to a Series of Certificates, then the arrangement by which the Certificates of that Series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Certificates will be designated as "Regular Interests" or "Residual Interests" in the REMICs, as specified in the related Prospectus Supplement. The opinion of special counsel may in certain cases be based on representations of the Depositor or other persons.

     If a REMIC election is made with respect to a Series of Certificates, (i) Certificates held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C) (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify)); and (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and income with respect to the Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Certificate will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

     It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.


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

TAXATION OF REGULAR INTERESTS

     Interest and Acquisition Discount. Certificates representing Regular Interests in a REMIC ("Regular Interest Certificates") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Certificateholder's normal accounting method. Reports will be made annually to the Internal Revenue Service (the "IRS") and to Holders of Regular Interest Certificates that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Certificates.

     Certificates on which interest is not paid currently ("Compound Interest Certificates") will, and certain of the other Certificates constituting Regular Interests may, be issued with original issue discount ("OID") within the meaning of Code Section 1273. Rules governing OID are set forth in Sections 1271-1275 of the Code (the "OID Regulations"). The discussion herein is based in part on the OID Regulations. Moreover, although the Code contains specific provisions governing the calculation of OID on securities, such as the Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations interpreting those provisions have not yet been issued.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Certificate and its issue price. A Holder of a Regular Interest Certificate must include such OID in gross income as ordinary income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Regular Interest Certificate of a Class will generally be the initial offering price at which a substantial amount of the Certificates in the Class is sold to the public, and will be treated by the Depositor as including, in addition, the amount paid by the Certificateholder for accrued interest that relates to a period prior to the issue date of such Regular Interest Certificate. Under the Final Regulations, the stated redemption price at maturity is the sum of all payments on the Certificate other than any "qualified stated interest" payments. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (a) a single fixed rate that appropriately takes into account the length of the interval between payments or (b) the current values of (i) a single "qualified floating rate" or (ii) a single "objective rate" (each a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A qualified floating rate is a rate the variations in which reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Regular Interest Certificate is denominated (e.g., LIBOR). The rules for determining the qualified stated interest payable with respect to certain variable rate Regular Interest Certificates not bearing interest at a Single Variable Rate are discussed below under "-- Variable Rate Regular Interests." In the case of the Compound Interest Certificates, Interest Weighted Certificates, and certain of the other Regular Interest Certificates, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity. Further, because Certificateholders are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest might not be considered to be "unconditionally payable." In that case, none of the Regular Interest Certificates will have qualified stated interest.

     The Holder of a Regular Interest Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Certificate, the sum of the "daily portions" of such OID. Under Code Section 1272(a)(6), the amount of OID to be included in income by a Holder of a debt instrument, such as a Regular Interest Certificate, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro-rata portion of the OID that accrued during the relevant accrual period. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess(if any) of the sum of (a) the present value of all payments remaining to be made on the Regular Interest Certificate as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Certificate, over the "adjusted issue price" of the Regular Interest Certificate at the beginning of the accrual period. The adjusted issue price of a Regular Interest Certificate is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Certificate in all prior periods, other than qualified stated interest payments. Code Section 1272(a)(6) requires the present value of the remaining payments to be determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method would be to increase the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Certificateholder taking into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     Certain classes of Certificates may represent more than one class of REMIC Regular Interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Certificates as if, solely for the purposes of computing OID, the separate Regular Interests were a single debt instrument.

     A subsequent Holder of a Regular Interest Certificate will also be required to include OID in gross income, but such a Holder who purchases such Regular Interest Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Interest Weighted Certificates. It is not clear how income should be accrued with respect to Regular Interest Certificates the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Interest Weighted Certificate"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Certificate should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Certificate as a Compound Interest Certificate. However, the IRS could assert that income derived from an Interest Weighted Certificate should be calculated as if the Interest Weighted Certificate were a Certificate purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Certificate over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that the Interest Weighted Certificate should be taxable under the contingent debt rules governing certain bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Certificate were treated as a Compound Interest Certificate.

     Variable Rate Regular Interests. Regular Interest Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors, and similar restrictions such as are described above).

     Purchasers of Regular Interest Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code Section 1272(a)(6), and the OID Regulations to such Certificates. In the absence of other authority, the Depositor intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to the IRS and Certificateholders. In that regard, in determining OID with respect to Regular Interest Certificates bearing interest at a Single Variable Rate, (a) all stated interest with respect to a Regular Interest Certificate is treated as qualified stated interest and (b) the amount and accrual of OID, if any, is determined under the OID rules applicable to fixed rate debt instruments discussed above by assuming that the Single Variable Rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the issue date value of the rate, or (ii) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Regular Interest Certificate. Interest and OID attributable to Regular Interest Certificates bearing interest at a Multiple Variable Rate similarly will be taken into account under a methodology that converts the Certificate into an equivalent fixed rate debt instrument. However, in determining the amount and accrual of OID, the assumed fixed rates are (a) for each qualified floating rate, the value of each such rate as of the issue date (with appropriate adjustment for any differences in intervals between interest adjustment dates),
(b) for a qualified inverse floating rate, the value of the rate as of the issue date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Certificate provides for a qualified inverse floating rate). The qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Regular Interest Certificate as of its issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or the qualified inverse floating rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Regular Interest Certificate is then converted into an equivalent fixed rate debt instrument in the manner described above. If the interest paid or accrued with respect to a Single Variable Rate or Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or OID, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

     Purchasers of Certificates bearing a variable rate of interest should be aware that the provisions of the OID Regulations governing variable rate debt instruments are limited in scope and may not apply to some Regular Interest Certificates having variable rates. If such a Certificate is not subject to the provisions of the OID Regulations governing variable rate debt instruments, it may be subject to the Contingent Regulations described below.

     In June 1996, the Internal Revenue Service (the "IRS") issued OID Regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. In general, the Contingent Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current United States Federal income tax law. Specifically, the Contingent Regulations generally require a U.S. Person that is a holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the Contingent Regulations, any gain recognized by a U.S. Person on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The Contingent Regulations apply to debt instruments issued on or after August 13, 1996. Prospective purchasers of variable rate Regular Interest Certificates should consult their tax advisers concerning the appropriate tax treatment of such Certificates.

     The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     Market Discount and Premium. A purchaser of a Regular Interest Certificate may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Certificate, or upon sale or exchange of the Regular Interest Certificate. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of OID (or, if there is no OID, in proportion to accruals of stated interest). A Holder of a Regular Interest Certificate having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Certificate. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     A Holder who purchases a Regular Interest Certificate (other than an Interest Weighted Certificate, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Certificate at a premium, which it may elect to amortize as an offset to interest income on such Certificate (and not as a separate deduction item) on a constant yield method. The legislative history of the Tax Reform Act of 1986 (the "1986 Act") indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Certificate will be calculated using the prepayment assumption used in pricing such Regular Interest Certificate. If a Holder makes an election to amortize premium on a Certificate, such election will apply to all taxable debt instruments (including all REMIC Regular Interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for Regular Interest Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Regular Interest Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Interest Election. Under the OID Regulations, holders of Regular Interest Certificates generally may elect to include all accrued interest on a Regular Interest Certificate in gross income using the constant yield to maturity method. For purposes of this election, interest includes stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any premium. If a holder of a Regular Interest Certificate makes such an election and (i) the Regular Interest Certificate has amortizable bond premium, the holder is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires, or (ii) the Regular Interest Certificate has market discount, the holder is deemed to have made an election to include market discount in income currently for all debt instruments having market discount acquired during the year of the election or thereafter. See "-- Market Discount and Premium" above. A holder of a Regular Interest Certificate should consult its tax adviser before making this election.

     Treatment of Subordinate Certificates. As described above under "ENHANCEMENT -- Subordinate Certificates," certain Series of Certificates may contain one or more Classes of Subordinate Certificates. Holders of Subordinate Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such Holder in that period.

     Although not entirely clear, it appears that a corporate Holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinate Certificate. Although similarly unclear, a noncorporate Holder generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinate Certificate. A noncorporate Holder alternatively may be allowed such a loss deduction as the principal balance of a Subordinate Certificate is reduced by reason of realized losses resulting from liquidated Mortgage Loans; however, the IRS could contend that a noncorporate Holder should be allowed such losses only after all Mortgage Loans in the Trust Fund have been liquidated or the Subordinate Certificates otherwise have been retired. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinate Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinate Certificates.


REMIC EXPENSES

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Certificates. In the case of a "single-class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Certificates and the Holders of the Residual Interest Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of a Regular Interest Certificateholder who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Certificateholder, exceed 2% of such Certificateholder's adjusted gross income. In addition, itemized deductions are further restricted by other Sections of the Code. The disallowance of some or all of these deductions may have a significant impact on the yield of the Regular Interest Certificate to such a Holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single-class REMIC rules.


SALE OR EXCHANGE OF REMIC REGULAR INTEREST CERTIFICATES

     A Regular Interest Certificateholder's tax basis in its Regular Interest Certificate is the price such Holder pays for a Certificate, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Certificate, measured by the difference between the amount realized and the Regular Interest Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Certificate is held as a capital asset. If, however, a Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Certificate had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Certificate.


TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level taxation. Rather, except in the case of a "single-class REMIC," the taxable income or net loss of a REMIC is taken into account by the Holders of Residual Interests. The Regular Interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on Regular Interest Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Certificate that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that such expenses, when aggregated with the Residual Interest Certificateholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the Regular Interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID or market discount income on such loans will be equivalent to the method under which Holders of Regular Interest Certificates accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Certificates in the same manner that the Holders of the Certificates include such discount in income, but without regard to the de minimis rules. See "-- Taxation of Regular Interests" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.



TAXATION OF HOLDERS OF RESIDUAL INTEREST CERTIFICATES

     The Holder of a Certificate representing a residual interest (a "Residual Interest Certificate") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Certificates in proportion to their respective holdings on such day.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The Holders of Residual Interest Certificates will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro-rata to all outstanding Classes of Certificates of such REMIC.

     The Holder of a Residual Interest Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMICs in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in the earlier years of certain REMICs as a result of the fact that interest expense deductions, as a percentage of outstanding principal of REMIC Regular Interest Certificates, will typically increase over time as lower yielding Certificates are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a Residual Interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificate may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Certificate will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of Residual Interest Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Certificate (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Certificate. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Certificate, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Certificate) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Certificate will recognize gain or loss on the sale or exchange of a Residual Interest Certificate equal to the difference, if any, between the amount realized and such Certificateholder's adjusted basis in the Residual Interest Certificate at the time of such sale or exchange. Any such loss may be a capital loss subject to limitation; gain which might otherwise be capital may be treated as ordinary income under certain circumstances. See "-- Sale or Exchange of REMIC Regular Interest Certificates" above. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition or a Residual Interest Certificate will be disallowed if the selling Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSIONS

     The portion of a Residual Interest Certificateholder's REMIC taxable income consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Certificateholder's federal income tax return. If the Holder of a Residual Interest Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Interest Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Certificateholder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Certificate, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which rate may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Certificate, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Certificate at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a Residual Interest Certificateholder. First, alternative minimum taxable income for such Residual Interest Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a Residual Interest Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a Residual Interest Certificateholder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Under the "REMIC Regulations," in certain circumstances, transfers of Residual Certificates may be disregarded. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Restrictions on Ownership and Transfer of Residual Interest Certificates" and "-- Tax Treatment of Foreign Investors."


RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST CERTIFICATES

     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest Certificate by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Certificate. In addition, no transfer of a Residual Interest Certificate will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Certificate is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest

Certificate at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Interest Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     Under the REMIC Regulations, if a Residual Interest Certificate is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Certificate to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Certificate is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon the taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of Foreign Investors."


ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.


TAX STATUS AS A GRANTOR TRUST

     General. In the opinion of Brown & Wood LLP, Cadwalader, Wickersham & Taft or Orrick, Herrington & Sutcliffe LLP (as specified in the related Prospectus Supplement), special counsel to the Depositor, if a REMIC election is not made with respect to a Series of Certificates, the Trust Fund will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

     Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Trustee/Master Servicer Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Trustee/Master Servicer Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Trustee/Master Servicer Fees under Section 162 or
Section 212 of the Code to the extent that such Trustee/Master Servicer Fees represent "reasonable" compensation for the services rendered by the Trustee and the Master Servicer. In the case of a noncorporate holder, however, Trustee/Master Servicer Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. Further, other Sections of the Code limit the amount of itemized deductions otherwise allowable.

     Discount or Premium on Pass-Through Certificates. The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, since the Mortgage Loans, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Mortgage Loan with OID in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. OID with respect to a Mortgage Loan could arise, for example, by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of OID includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Loan and the previously accrued OID, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, any OID should be reduced or eliminated.

     Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period, or (b) in the case of Mortgage Loans originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

     A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

     Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, Final Regulations, Proposed Regulations (as defined herein), and judicial decisions provide little direct guidance as to how the OID rules are to apply to Stripped Certificates, although regulations indicate that in determining whether the portion of the interest on a Mortgage Loan payable to a particular Class of Certificates is "qualified stated interest," all principal and interest payments payable to that Class from that Mortgage Loan are taken into account. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribes the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. For tax years beginning after August 5, 1997, the Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to the Stripped Certificates and other Pass-Through Certificates because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Stripped Certificates, the Trustee will treat all payments to be received with respect to a Class of Certificates as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each Mortgage Loan underlying a Class of Certificates.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower that the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     In the case of a Stripped Certificate the payments on which consist solely or primarily of a specified portion of the interest payments on the Mortgage Loans ("Interest Weighted Stripped Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Contingent Regulations. The Contingent Regulations do not, however, apply to debt instruments subject to Section 1272(a)(6).

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each Stripped Certificate other than an Interest Weighted Stripped Certificate is composed of an unstripped, undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the Stripped Certificates other than the Interest Weighted Stripped Certificates are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

     Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (except that if the underlying Mortgage Loans are not residential Mortgage Loans, the Certificates will not so qualify): interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualification of Certificates.

     Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. Gain attributable to a Certificate held as part of a conversion transaction or subject to an election under Code Section 163(d)(4) may also be treated in whole or part as ordinary income. See "-- Sale or Exchange of REMIC Regular Interest Certificates" above. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. A Certificateholder, other than a Residual Interest Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Certificates. This withholding generally applies if the Holder of a Certificate (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct TIN and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Certificates should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding on income paid to U.S. persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Certificateholders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

     The Trustee will report to the Certificateholders and to the Master Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Certificates.


TAX TREATMENT OF FOREIGN INVESTORS

     Under the Code, unless interest (including OID) paid on a Certificate (other than a Residual Interest Certificate) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer or (ii) the recipient is a controlled foreign corporation as to which the issuer is a related person) and will be exempt from Federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodical income paid to Nonresidents. Holders of Pass-Through Certificates and Stripped Certificates, including Ratio Certificates, however, may be subject to withholding to the extent that the Mortgage Loans were originated on or before July 18, 1984. In addition, prospective Certificateholders who are Nonresidents are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "-- Miscellaneous Tax Aspects -- Backup Withholding" above.

     Interest and OID of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

     Payments to Holders of Residual Interest Certificates who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Certificate will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Certificate is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Certificates that do not have significant value. Under the Regulations, if a Residual Interest Certificate has tax avoidance potential, a transfer of a Residual Interest Certificate to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee Residual Interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Certificate for purposes of the withholding tax provisions of the Code. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Excess Inclusions."


                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined in ERISA) ("parties in interest") with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) (hereafter, also "parties in interest") with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

     Based on the holding of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the assets of Plan may include assets held in the general account of an insurance company. Before investing in a Certificate, an insurance company should consider the effects of such holding on an investment of its general accounts and the potential applicability of ERISA and Section 4975 of the Code.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, any Special Servicer or the Trustee or certain affiliates thereof may be considered or may become parties in interest with respect to an investing Plan. If so, the acquisition or holding of Certificates by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Section 4975 of Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before "plan assets" of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, any Special Servicer or the Trustee or an affiliate thereof either (a) has investment discretion with respect to the investment of such assets, or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," a Plan's investment in the Certificates may be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code. Neither ERISA nor Section 4975 of the Code defines the term "plan assets."

     The United States Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund), for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of such Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by or with "plan assets" of a Plan may result in a prohibited transaction and the imposition of civil penalties or excise taxes.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any Series or Class by a Plan, for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager"; 95-60, which exempts certain transactions with insurance company general accounts; PTCE 91-38 (formerly PTCE 80-51), which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1 (formerly PTCE 78-19), which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager." Also, the Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and Section 4975 of the Code to most underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     Any fiduciary or other Plan investor (which could include an insurance company investing general accounts assets) who proposes to invest "plan assets" of a Plan in Certificates of any Series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of any such acquisition and ownership of such Certificates.


UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Holders of Residual Interest Certificates" and "-- Restrictions on Ownership and Transfer of Residual Interest Certificates."

     Due to the complexity of these rules and the penalties imposed upon Persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to Plans consult with their counsel regarding the consequences under ERISA and/or Section 4975 of the Code of their acquisitions and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that such investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.


                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series will identify those Classes of Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act").

     Such Classes will constitute "mortgage related securities" for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a trust fund consisting of loans originated by certain types of originators as specified in the Enhancement Act (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by such legislation when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of any such bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R.
Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of the Enhancement Act, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgaged-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
Section 703.5(f) through (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Certificates, as SMMEA Certificates may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of the Enhancement Act).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Investors should consult with their own legal advisers in determining whether, and to what extent, SMMEA Certificates constitute legal investments for such investors.

     Other Classes of Certificates will not constitute "mortgage related securities" under the Enhancement Act (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisers to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under the Enhancement Act, the Depositor will make no representation as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.


                             PLAN OF DISTRIBUTION

     Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series of Certificates, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.


     Unless otherwise specified in the related Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the related Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If specified in the applicable Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Depositor may also sell the Certificates offered hereby by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.


     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.


                                 LEGAL MATTERS


     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Brown & Wood LLP, One World Trade Center, New York, New York 10048; Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038; or Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001, as specified in the related Prospectus Supplement.

                             INDEX OF DEFINED TERMS



1986 Act ...............................          47
A
Accrual Certificates ...................           5
Act ....................................           2
ADA ....................................          42
Agreement ..............................          11
Asset Conservation Act .................          34
B
Balloon Mortgage Loans .................           7
Bankruptcy Code ........................          33
Borrower ...............................          17
C
Cash Flow Bond Method ..................          54
CERCLA .................................       9, 34
Certificateholders .....................      10, 12
Certificates ...........................   Cover, 11
Classes ................................       Cover
Closing Date ...........................          18
Code ...................................          15
Code Plans .............................          57
Collection Account .....................          13
Commission .............................           2
Compound Interest Certificates .........          44
Contingent Regulations .................          46
Covered Trust ..........................           8
CSFBMC .................................          11
Cut-Off Date ...........................          13
D
Debt Service Reduction .................          37
Deficient Valuation ....................          37
Deleted Mortgage Loans .................          21
Department .............................          58
Depositor ..............................       Cover
Disqualified Organization ..............      51, 59
Distribution Account ...................          13
Distribution Date ......................          12
DTC ....................................          10
E
Enhancement ............................          27
Enhancement Act ........................          59
ERISA ..................................          57
ERISA Plans ............................          57
Escrow Account .........................          22
Event of Default .......................          26
F
FHA ....................................          19
FHLMC ..................................          12
FNMA ...................................          12
Form 8-K ...............................          18

G
Garn-St Germain Act ............................          38
GNMA ...........................................          12
H
Holders ........................................          12
HUD ............................................          19
I
Installment Contracts ..........................          17
Insurance Proceeds .............................          13
Interest Weighted Certificate ..................          45
Interest Weighted Stripped Certificate .........          55
IRS ............................................      44, 46
L
L/C Bank .......................................          28
L/C Percentage .................................          28
Lease ..........................................          40
Lessee .........................................          40
Liquidation Proceeds ...........................          13
M
Master Servicer ................................          22
Master Servicer Remittance Date ................          13
Mortgage Interest Rate .........................          21
Mortgage Loan ..................................          17
Mortgage Loan File .............................          18
Mortgage Loan Groups ...........................          18
Mortgage Loan Schedule .........................          18
Mortgage Loans .................................       Cover
Mortgage Pool ..................................   Cover, 11
Mortgaged Property .............................          17
Mortgages ......................................          17
Multiple Variable Rate .........................          45
N
NCUA ...........................................          40
New Withholding Regulations ....................          56
Nonresidents ...................................          56
Non-SMMEA Certificates .........................          61
Note ...........................................          17
O
OCC ............................................          60
OID ............................................          44
OID Regulations ................................          44
Outstanding Balance ............................          37
P
Pass-Through Certificates ......................          52
Pass-Through Rate ..............................           2
Permitted Investments ..........................          14
Plans ..........................................          57
Policy Statement ...............................          60
Prepayment Assumption ..........................          44
Prepayment Premium .............................          13
Property Protection Expenses ...................          13

PTCE ......................................          58
R
Rating Agency .............................          11
Ratio Strip Certificates ..................          54
RCRA ......................................          35
Registration Statement ....................           2
Regular Interest Certificates .............          44
Regular Interests .........................          43
Regulations ...............................          58
Relief Act ................................          39
REMIC .....................................       Cover
REMIC Regulations .........................          51
REO Account ...............................          13
REO Property ..............................          13
Reserve Fund ..............................          28
Residual Interest Certificate .............          49
Residual Interests ........................          43
S
Senior Certificates .......................          27
Series ....................................       Cover
Servicing Fee .............................          24
Simple Interest Loans .....................          17
Single Variable Rate ......................          44
SMMEA Certificates ........................          59
Special Servicer ..........................          22
Specially Serviced Mortgage Loans .........          22
Stripped Certificates .....................          52
Subordinate Certificates ..................          27
Substitute Mortgage Loans .................          21
T
TIN .......................................          56
Title VIII ................................          40
Trust Fund ................................   Cover, 11
Trustee ...................................          16
Trustee/Master Servicer Fee ...............          52
U
Unaffiliated Seller .......................          20
Underwriters ..............................          61
Underwriter's Exemption ...................          59
U.S. Person ...............................          43
V
Voting Rights .............................      10, 26

     This diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. The file "CS98C2F.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, a worksheet consisting of certain loan level information shown in ANNEX A and ANNEX B of the Prospectus Supplement, a worksheet consisting of the table "Mortgage Notes" in the Prospectus Supplement and ANNEX C thereto.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A and ANNEX B data in the Microsoft Excel file, open the worksheet labeled "Annex A" or "Annex B", respectively. To view the "Mortgage Notes" data, open the worksheet labeled "Mortgage Notes." To view the Annex C data, open the worksheet labeled "Annex C".


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.